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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                                ---------------

                            SCHEDULE 14A INFORMATION


                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                             ---------------------


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement    / /  Confidential, for Use of the
         Commission Only
                                             (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                               HEXCEL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   Payment of Filing Fee (Check the appropriate box):

/ /  $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. /X/ Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

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
          [LOGO]
                               HEXCEL CORPORATION
                        5794 WEST LAS POSITAS BOULEVARD
                          PLEASANTON, CALIFORNIA 94588


                                                                January 22, 1996


Dear Stockholder:


    You are cordially invited to attend the Annual Meeting of Stockholders of Hexcel Corporation, to be held at the offices of Chemical Bank, 11th Floor (Room
A), 270 Park Avenue, New York, New York, on February 21, 1996 at 11:00 a.m., local time.


    As explained in greater detail in the accompanying Proxy Statement, Hexcel has entered into agreements with Ciba-Geigy Limited and Ciba-Geigy Corporation which provide for Hexcel to acquire Ciba's Composites Business, which includes Ciba's composites, structures and interiors, fabrics, laminates, prepregs, adhesive films, honeycomb core, sandwich panels and fabricated components businesses. In exchange for the Ciba Composites Business, Hexcel will (i) issue to Ciba new shares of Hexcel common stock (currently estimated at approximately 18,019,133 shares based on the 18,091,354 shares of Hexcel common stock outstanding as of December 27, 1995) such that Ciba would own 49.9% of the Hexcel common stock outstanding after the issuance of such shares, (ii) pay to Ciba $25 million in cash and (iii) issue to Ciba an amount of senior subordinated debt due 2003 (callable, in whole or in part, at the option of Hexcel at any time without penalty), bearing interest at a rate of 9% per annum for the first year, increasing by 0.50% per annum thereafter, in an aggregate principal amount of approximately $43 million, subject to adjustment to reflect relative changes prior to the closing in certain liabilities of Hexcel and Ciba's Composites Business, the working capital of Hexcel and Ciba's Composites Business and certain other valuation factors.

    The agreements also contemplate the execution at closing of an agreement that will contain certain standstill and governance provisions designed to restrict Ciba's ability to control Hexcel and to protect Hexcel's public stockholders. Pursuant to those provisions, immediately after closing, Hexcel's Board of Directors will consist of 10 directors, including four directors designated by Ciba, John J. Lee (Hexcel's current Chief Executive Officer, who will also become Chairman of the Board), Juergen Habermeier (the current
President of Ciba's Composites Business and a Vice President of Ciba-Geigy Corporation, who will resign from such positions and become President and Chief Operating Officer of Hexcel) and four additional directors who are independent of Ciba. The provisions also (i) require the approval of at least one non-Ciba director and, so long as Ciba retains a 40% voting interest in Hexcel, at least one Ciba director for the taking of any action by the Board of Directors, (ii) impose certain limitations on Ciba's ability to acquire or dispose of additional shares of Hexcel common stock and (iii) provide certain protections to Hexcel's public stockholders in connection with any future acquisition of Hexcel.

    The closing of the transaction with Ciba is conditioned upon, among other things, the approval by Hexcel's stockholders of (i) the issuance to Ciba of approximately 18,019,133 new shares of Hexcel common stock such that Ciba would own 49.9% of the outstanding Hexcel common stock after the issuance of such shares and (ii) an amendment to Hexcel's certificate of incorporation increasing the authorized number of shares of Hexcel common stock from 40 million to 100 million. You will be asked to approve these actions at the Annual Meeting.

    YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY (WITH ONE DIRECTOR ABSENT) APPROVED THE CIBA TRANSACTION AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS TO ISSUE THE SHARES OF HEXCEL COMMON STOCK TO CIBA AND TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF HEXCEL COMMON STOCK. Your Board of Directors believes that the strategic rationale for this combination is compelling, both in terms of geographic reach and product line fit, and will position Hexcel as a major global presence in the structural materials industry.

    At the Annual Meeting, stockholders will also be asked to consider and vote upon the election of nine directors to the Board of Directors of Hexcel. As explained in greater detail in the accompanying Proxy Statement, four of the director nominees have agreed that, if the acquisition of Ciba's Composites Business is consummated, they will resign from the Board of Directors effective immediately upon consummation of such transaction. After those resignations, the number of Hexcel directors will be increased from nine to ten, and four designees of Ciba, together with Dr. Habermeier, will be appointed to the Board of Directors of Hexcel. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

    In addition, at the Annual Meeting you will be asked to approve Hexcel's Amended and Restated Incentive Stock Plan and ratify the appointment of Deloitte & Touche LLP as Hexcel's independent auditors for the fiscal year ended December 31, 1995. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THESE PROPOSALS.

    Details of the Ciba transaction and other important information concerning Ciba's Composites Business, Hexcel and the other items of business scheduled for the Annual Meeting, are provided in the accompanying Proxy Statement. Please give this material your careful attention.

    Your vote is important regardless of the number of shares you own. In view of the importance of the matters to be considered at the Annual Meeting, we urge you to read the enclosed Proxy Statement and other materials carefully and then to complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid return envelope, whether or not you plan to attend the meeting. Your prompt cooperation and continued support of Hexcel are greatly appreciated.

                                          Sincerely,


                                          /s/ JOHN J. LEE


                                          John J. Lee
                                          CHIEF EXECUTIVE OFFICER

                               HEXCEL CORPORATION
                        5794 WEST LAS POSITAS BOULEVARD
                          PLEASANTON, CALIFORNIA 94588
                             ---------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 21, 1996

                             ---------------------


    An Annual Meeting of Stockholders of Hexcel Corporation, a Delaware corporation ("Hexcel"), will be held at the offices of Chemical Bank, 11th Floor (Room A), 270 Park Avenue, New York, New York, on February 21, 1996 at 11:00 a.m., local time, for the following purposes:


        1.   To  approve the  issuance of  a number  of new  shares (the "Hexcel
    Shares") of Hexcel's common stock, par value $.01 per share ("Hexcel Common") (currently estimated at approximately 18,019,133 shares based on the 18,091,354 shares of Hexcel's common stock outstanding as of December 27, 1995), representing 49.9% of the issued and outstanding shares of Hexcel Common after giving effect to the issuance of the Hexcel Shares, to be issued in connection with the proposed acquisition (the "Acquisition") by Hexcel of the global composites, structures and interiors, fabrics, laminates, prepregs, adhesive films, honeycomb core, sandwich panels and fabricated components businesses of Ciba-Geigy Limited, a Swiss corporation ("Ciba"), and Ciba-Geigy Corporation, a New York corporation and wholly owned subsidiary of Ciba ("CGC"), pursuant to the Strategic Alliance Agreement, dated as of September 29, 1995, among Ciba, CGC and Hexcel;

        2. To approve an amendment to Hexcel's certificate of incorporation (the "Common Stock Amendment") increasing the number of authorized shares of Hexcel Common from 40,000,000 to 100,000,000;

        3.  To elect nine directors to Hexcel's Board of Directors;

        4.  To approve Hexcel's Amended and Restated Incentive Stock Plan;

        5. To ratify the appointment of Deloitte & Touche LLP as Hexcel's independent auditors for the fiscal year ended December 31, 1995; and

        6. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    In the event that the issuance of the Hexcel Shares and the Common Stock Amendment are not approved, the Acquisition will not be consummated. The Acquisition and other important matters relating to the business to be conducted at the Annual Meeting are described in the attached Proxy Statement, which you are urged to read carefully.

    Hexcel's Board of Directors has fixed the close of business on December 27, 1995 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Hexcel Common at the close of business on the Record Date shall be entitled to vote at the Annual Meeting, either by proxy or in person. A list of such stockholders will be available for inspection at the offices of Hexcel's counsel, Skadden, Arps, Slate, Meagher & Flom, located at 919 Third Avenue, New York, New York 10022, at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

    Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly using the enclosed pre-addressed, postage-paid return envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention is appreciated.

                                          By order of the Board of Directors


                                          /s/ RODNEY P. JENKS, JR.
                                          Rodney P. Jenks, Jr.

                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

January 22, 1996


           YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
                  PRE-ADDRESSED, POSTAGE-PAID RETURN ENVELOPE.

                               HEXCEL CORPORATION
                        5794 WEST LAS POSITAS BOULEVARD
                          PLEASANTON, CALIFORNIA 94588
                             ---------------------

                                PROXY STATEMENT
                             ---------------------


    This Proxy Statement is being furnished to the stockholders of Hexcel Corporation, a Delaware corporation ("Hexcel"), in connection with the solicitation of proxies by Hexcel's Board of Directors (the "Board of Directors") for use at the Annual Meeting of Stockholders of Hexcel to be held at the offices of Chemical Bank, 11th Floor (Room A), 270 Park Avenue, New York, New York, on February 21, 1996 at 11:00 a.m., local time. At the Annual Meeting, stockholders will be asked to consider and vote on (i) the approval of the issuance of a number of new shares (the "Hexcel Shares") of Hexcel's common stock, par value $.01 per share ("Hexcel Common") (currently estimated at approximately 18,019,133 shares based on the 18,091,354 shares of Hexcel's common stock outstanding as of December 27, 1995), representing 49.9% of the issued and outstanding shares of Hexcel Common after giving effect to the issuance of the Hexcel Shares, to be issued in connection with the proposed acquisition (the "Acquisition") by Hexcel of the composites, structures and interiors, fabrics, laminates, prepregs, adhesive films, honeycomb core, sandwich panels and fabricated components businesses (collectively, the "Ciba Composites Business") of Ciba-Geigy Limited, a Swiss corporation ("Ciba"), and Ciba-Geigy Corporation, a New York corporation and wholly owned subsidiary of Ciba ("CGC"), pursuant to the Strategic Alliance Agreement, dated as of September 29, 1995, among Ciba, CGC and Hexcel (the "Strategic Alliance Agreement"); (ii) the approval of an amendment to Hexcel's certificate of incorporation (the "Common Stock Amendment") increasing the number of authorized shares of Hexcel Common from 40,000,000 to 100,000,000; (iii) the election of nine directors to Hexcel's Board of Directors; (iv) the approval of Hexcel's Amended and Restated Incentive Stock Plan (the "Incentive Stock Plan"); (v) the ratification of the appointment of Deloitte & Touche LLP as Hexcel's independent auditors for the fiscal year ended December 31, 1995; and (vi) such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.


    Upon the terms and subject to the conditions of the Strategic Alliance Agreement, Hexcel will acquire the Ciba Composites Business in exchange for (i) the Hexcel Shares, (ii) $25 million in cash (the "Cash Price") and (iii) increasing rate senior subordinated notes due 2003 (callable, in whole or in part, at the option of Hexcel at any time without penalty), bearing interest at a rate of 9% per annum for the first year, increasing by 0.50% per annum thereafter, in an initial aggregate principal amount of approximately $43 million, subject to adjustment to reflect relative changes prior to the closing of the Acquisition (the "Closing") in certain liabilities of Hexcel and the Ciba Composites Business, the working capital of Hexcel and the Ciba Composites Business and certain other items affecting the relative equity values of Hexcel and the Ciba Composites Business (the "Senior Subordinated Notes"). See "THE ACQUISITION -- The Strategic Alliance Agreement -- Principal Amount of the Senior Subordinated Notes."

    All information contained in this Proxy Statement relating to Hexcel and its subsidiaries has been supplied by Hexcel, and all information relating to Ciba, its subsidiaries and the Ciba Composites Business has been supplied by Ciba.


    This Proxy Statement and the accompanying form of proxy card are first being mailed to stockholders of Hexcel on or about January 22, 1996. The date of this Proxy Statement is January 22, 1996.


    No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with the solicitation of proxies made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by Hexcel or any other person. The delivery of this Proxy Statement shall not under any circumstances create an implication that there has been no change in the affairs of Hexcel since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ---
AVAILABLE INFORMATION.....................................................    5
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................    5
SUMMARY...................................................................    6
  General.................................................................    6
  The Acquisition.........................................................    7
  Recommendations of the Board of Directors...............................    9
  Opinion of Hexcel's Financial Advisor...................................    9
  Absence of Appraisal Rights.............................................    9
  Certain Regulatory Matters..............................................    9
  Certain Federal Income Tax Consequences of the Acquisition..............    9
  Accounting Treatment....................................................    9
  Interests of Certain Persons in the Acquisition.........................   10
  The Annual Meeting......................................................   10
  Summary Historical and Pro Forma Financial Information..................   12
  Market Price Data and Dividends.........................................   16
THE MEETING...............................................................   17
  General.................................................................   17
  Matters to Be Considered at the Meeting.................................   17
  Record Date; Voting at the Meeting......................................   17
  Absence of Appraisal Rights.............................................   18
  Proxies.................................................................   18
  Recommendations of the Board of Directors...............................   18
THE ACQUISITION...........................................................   19
  General.................................................................   19
  Background of the Acquisition...........................................   20
  Recommendations of the Board of Directors; Hexcel's Reasons for the
   Acquisition............................................................   25
  Opinion of Hexcel's Financial Advisor...................................   27
  Interests of Certain Persons in the Acquisition.........................   33
  Certain Regulatory Matters..............................................   34
  Certain Federal Income Tax Consequences of the Acquisition..............   35
  Stock Exchange Listing..................................................   35
  Accounting Treatment....................................................   35
  The Strategic Alliance Agreement........................................   35
  The Governance Agreement................................................   44
  The Senior Subordinated Notes...........................................   49
  Agreement Governing United States Employment Matters....................   52
  Other Agreements........................................................   53
  New Revolving Credit Facility...........................................   54
  Certain Business Combinations...........................................   56
UNAUDITED PRO FORMA FINANCIAL INFORMATION.................................   56

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ---
CIBA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF THE CIBA COMPOSITES BUSINESS.....................   70
  Results of Operations...................................................   70
  Net Sales and Gross Profit..............................................   71
  Impact of Foreign Exchange Fluctuations.................................   73
  Selling, General and Administrative Expenses............................   73
  Research and Development................................................   74
  Amortization and Write Down of Purchased Intangibles....................   74
  Restructuring Expenses..................................................   74
  Interest................................................................   74
  Income Taxes............................................................   75
  Minority Interest in Danutec............................................   75
  Financial Resources and Liquidity.......................................   75
  Effect of Inflation.....................................................   77
BUSINESS INFORMATION CONCERNING HEXCEL....................................   77
BUSINESS INFORMATION CONCERNING THE CIBA COMPOSITES BUSINESS..............   78
  Marketing and Sales.....................................................   79
  Products................................................................   80
  Services & Support......................................................   80
  Research and Development................................................   81
  Manufacturing...........................................................   81
  Competition.............................................................   82
  Patents, Trademarks, and Licenses.......................................   82
  Employees...............................................................   83
  Properties..............................................................   83
  Capital Stock...........................................................   83
  Environmental Matters...................................................   83
  Legal Proceedings.......................................................   83
AMENDMENT TO THE CERTIFICATE OF INCORPORATION.............................   84
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............   86
  Principal Stockholders..................................................   86
  Stock Beneficially Owned by Directors and Officers......................   87
NOMINEES FOR ELECTION AS DIRECTORS OF HEXCEL..............................   88
MEETINGS AND STANDING COMMITTEES OF THE BOARD OF DIRECTORS................   89
DIRECTORS AND EXECUTIVE OFFICERS OF HEXCEL................................   90
EXECUTIVE COMPENSATION....................................................   93
  Summary Compensation Table..............................................   93
  Options.................................................................   94
  Deferred Compensation...................................................   95
  Employment and Other Agreements.........................................   95
  Compensation Committee Report on Executive Compensation.................   97
  Compensation Committee Interlocks and Insider Participation.............   99
  Compensation of Directors...............................................   99
  Compensation of Senior Executives Following the Acquisition.............   99
  Performance Graph.......................................................  101

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
                                                                            ---
THE INCENTIVE STOCK PLAN..................................................  102
  General.................................................................  102
  Description of the Principal Features of the Plan.......................  102
  Certain Federal Income Tax Consequences.................................  103
  Plan Benefits...........................................................  105
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................  105
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934......  106
RATIFICATION OF APPOINTMENT OF HEXCEL'S INDEPENDENT AUDITORS..............  106
OTHER MATTERS.............................................................  106
STOCKHOLDER PROPOSALS.....................................................  106
INDEX TO FINANCIAL STATEMENTS.............................................  F-1
ANNEX A -- OPINION OF BEAR, STEARNS & CO. INC.............................  A-1
ANNEX B -- STRATEGIC ALLIANCE AGREEMENT, INCLUDING SELECTED EXHIBITS AND
 AMENDMENTS...............................................................  B-1
ANNEX C -- FORM OF GOVERNANCE AGREEMENT...................................  C-1
ANNEX D -- FORM OF AMENDED AND RESTATED INCENTIVE STOCK PLAN..............  D-1

                             AVAILABLE INFORMATION

    Hexcel is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy statements and other information concerning Hexcel may be inspected at the offices of the New York Stock Exchange ("NYSE"), 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange ("PSE"), 115 Sansome Street, San Francisco, California 94104.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, which have been filed with the Commission by Hexcel (Commission File No. 1-8472) pursuant to the Exchange Act, are incorporated by reference in this Proxy Statement:

    (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

    (2) Quarterly Reports on Form 10-Q for the fiscal quarters ended April 2, 1995, July 2, 1995 and October 1, 1995.

    (3) Current Reports on Form 8-K dated January 12, 1995, January 23, 1995, February 9, 1995, July 14, 1995 and October 13, 1995.

    (4) All documents subsequently filed by Hexcel pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the Annual Meeting or any adjournment or postponement thereof.

    Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

    THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO HEXCEL WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF HEXCEL COMMON TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO RODNEY P. JENKS, JR., VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, HEXCEL CORPORATION, 5794 WEST LAS POSITAS BOULEVARD, PLEASANTON, CALIFORNIA 94588, TELEPHONE NUMBER (510) 847-9500.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT, THE ANNEXES HERETO AND THE MATERIALS INCORPORATED BY REFERENCE HEREIN. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS PROXY STATEMENT. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO HEXCEL AND CIBA SHALL INCLUDE THEIR RESPECTIVE SUBSIDIARIES, REFERENCES TO CIBA SHALL INCLUDE THE CIBA COMPOSITES BUSINESS AND REFERENCES TO MANAGEMENT SHALL BE REFERENCES TO THE MANAGEMENT OF HEXCEL. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT AND THE ANNEXES HERETO IN THEIR ENTIRETY.

GENERAL

    Hexcel has entered into agreements with Ciba and CGC which provide for Hexcel to acquire the Ciba Composites Business in exchange for (i) the Hexcel Shares, (ii) the Cash Price and (iii) the Senior Subordinated Notes.

HEXCEL

    Hexcel is an international developer and manufacturer of honeycomb, advanced composites and reinforcement fabrics. Hexcel's products are used in commercial aerospace, space and defense, recreation, general industrial and other markets. Hexcel was incorporated under the laws of the State of California in 1948 and, in 1983, was re-incorporated in the State of Delaware. Its principal executive offices are located at 5794 West Las Positas Boulevard, Pleasanton, California 94588. The telephone number at such address is (510) 847-9500. On December 6, 1993, Hexcel filed a voluntary petition for relief under Chapter 11 of the federal Bankruptcy Code and operated thereafter as a debtor in possession. On January 10, 1995, the First Amended Plan of Reorganization proposed by the debtor in possession and the Official Committee of Equity Security Holders, dated as of November 7, 1994 (the "Plan of Reorganization"), was confirmed by the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court"). The Plan of Reorganization designated 10 classes of claims and two classes of equity interests, taking into account the differing natures and priorities of such claims and interests under the Bankruptcy Code, and set forth the treatment of each such class of claims and equity interests. Following the satisfaction of the conditions contained in the Plan of Reorganization, on February 9, 1995 (the "Effective Date"), the Plan of Reorganization became effective in accordance with the terms of the Bankruptcy Court's January 10, 1995 order. From and after the Effective Date, Hexcel has operated its business and used, acquired and disposed of its property free of any restrictions of the federal Bankruptcy Code. Further, as of the Effective Date, all property of the estate in bankruptcy was revested in Hexcel free and clear of all claims and interests of holders of claims and equity interests, except as provided in the Plan of Reorganization.

THE CIBA COMPOSITES BUSINESS

    The Ciba Composites Business is an operating division of Ciba that consists of Ciba's global composites, structures and interiors, fabrics, laminates, prepregs, adhesive films, honeycomb core, sandwich panels and fabricated components businesses. The Ciba Composites Business supplies lightweight, high-strength materials and structures for use in the aircraft manufacturing and airplane industries, sports and leisure applications, wind energy and railway, shipping and other surface transportation industries. The principal executive offices of the Ciba Composites Business are located at 5115 East La Palma Avenue, Anaheim, California 92807. The telephone number at such address is (714) 779-9000.

ADDITIONAL INFORMATION

    For additional information regarding the business of Hexcel and the Ciba Composites Business, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," "BUSINESS INFORMATION CONCERNING HEXCEL" and "BUSINESS INFORMATION CONCERNING THE CIBA COMPOSITES BUSINESS."

THE ACQUISITION

EFFECTS OF THE ACQUISITION

    Hexcel will, upon the terms and subject to the conditions of the Strategic Alliance Agreement, acquire the Ciba Composites Business. In exchange, Hexcel will pay or issue to Ciba or a subsidiary thereof (i) the Hexcel Shares, (ii) the Cash Price and (iii) the Senior Subordinated Notes. Upon consummation of the Acquisition and after giving effect to the issuance of the Hexcel Shares, Ciba will own 49.9% of the issued and outstanding shares of Hexcel Common. As more fully described under "THE ACQUISITION -- The Strategic Alliance Agreement," the Strategic Alliance Agreement also contemplates certain post-closing transactions that may result in the payment and/or receipt of additional amounts by Hexcel.

CONDITIONS TO THE ACQUISITION

    The Strategic Alliance Agreement provides that the obligations of the parties to consummate the Acquisition are subject to certain conditions including, among others, the receipt of certain regulatory approvals, approval by the requisite vote of Hexcel's stockholders of the issuance of the Hexcel Shares and the Common Stock Amendment, the listing of the Hexcel Shares on the NYSE, the sale by Hexcel of its United States resins business (which was completed on October 30, 1995), the absence of any material adverse change in the business, assets or financial condition of the Ciba Composites Business or Hexcel, as the case may be, and Hexcel's obtaining adequate financing on commercially reasonable terms to pay the Cash Price, to provide for the operation of the combined business after the Closing and for certain other specified purposes. See "THE ACQUISITION -- The Strategic Alliance Agreement -- Conditions."

THE GOVERNANCE AGREEMENT

    Pursuant to the Strategic Alliance Agreement, Hexcel and Ciba will enter into a governance agreement (the "Governance Agreement") at the Closing. The Governance Agreement will contain certain standstill and governance provisions designed to restrict Ciba's ability to control Hexcel and to protect Hexcel's public stockholders. Pursuant to such provisions, upon consummation of the Acquisition, the number of directors on Hexcel's Board of Directors will be increased to 10, initially including four directors designated by Ciba (the "Ciba Directors"), John J. Lee (Hexcel's current Chief Executive Officer, who will also become Chairman of the Board), Juergen Habermeier (the current President of the Ciba Composites Business and a current Vice President of CGC, who will resign from such positions and become President and Chief Operating Officer of Hexcel) and four additional directors who are currently directors of Hexcel and are independent of Ciba (such directors, together with any other directors who are also independent of Ciba, being "Independent Directors"). Accordingly, for purposes of the Governance Agreement, Mr. Lee will be deemed an Independent Director, and Dr. Habermeier, based on his current relationship with Ciba and his employment by Hexcel following the Acquisition, will be deemed to be neither an Independent Director nor a Ciba Director. The Governance Agreement also (i) requires the approval of at least one Independent Director for the taking of any action by the Board of Directors, (ii) imposes certain limitations on Ciba's ability to acquire or dispose of additional shares of Hexcel Common and any other securities of Hexcel or any subsidiary of Hexcel entitled to vote generally in the election of directors of Hexcel or such subsidiary of Hexcel (collectively, "Hexcel Voting Securities") and (iii) provides certain protections to Hexcel's public stockholders in connection with any future acquisition of Hexcel. In addition, the Governance Agreement provides that (i) so long as Ciba beneficially owns Hexcel Voting Securities representing at least 40% of the total voting power of Hexcel, the approval of at least one Ciba Director is required for the Board of Directors to take any action and (ii) so long as Ciba beneficially owns Hexcel Voting Securities representing at least 33% of the total voting power of Hexcel, the approval of a majority of the Ciba Directors is required for the taking of certain significant actions, including certain significant (a) mergers, consolidations or other business combinations involving Hexcel, (b) sales, transfers, leases or other dispositions of assets, businesses or operations of Hexcel, (c) issuances of equity securities or securities convertible into or exchangeable for equity securities (other than pursuant to customary employee or director stock option or incentive compensation or similar plans and other than transactions solely among Hexcel and its subsidiaries) and (d) capital expenditures and capital expenditure programs. The Governance Agreement also provides Ciba with certain contractual preemptive rights in connection with certain issuances of Hexcel Voting Securities. See "THE ACQUISITION -- The Governance Agreement." In making its determination to approve the Acquisition and recommend that stockholders approve the issuance of the Hexcel Shares and the Common Stock Amendment, the Board of Directors considered the degree of control that Ciba would have over the combined company in light of its 49.9% voting interest, as limited by the numerous provisions of the Governance Agreement restricting Ciba's ability to exercise such control and providing significant protections to Hexcel's public stockholders. See "THE ACQUISITION -- Recommendations of the Board of Directors; Hexcel's Reasons for the Acquisition."

POTENTIAL BENEFITS AND SYNERGIES EXPECTED TO RESULT FROM THE ACQUISITION

    - Hexcel's historic strength in North America and Ciba's historic strength in Europe would give the combined company geographic diversity and a more geographically balanced customer base, with an equally strong presence in North America and Europe. Hexcel would, therefore, be better positioned to participate in the aircraft industry and non-aerospace markets in both geographic regions.

    - As a result of the Acquisition, the greater financial and operational capabilities of the combined company in Asia would enhance Hexcel's ability to build a presence in the rapidly growing Asian aerospace market.

    - The Ciba Composites Business' Heath Tecna business unit, which fabricates aircraft components, would provide Hexcel with the opportunity to participate in the trend of airframe manufacturers to outsource component fabrication, creating new business opportunities while securing a continuing demand for materials manufactured by the combined company and used in the fabrication of such components.

    - The Acquisition would present the potential for capacity elimination. In this regard, both Hexcel and Ciba invested in capacity expansion during the 1980s boom in the military and commercial aerospace markets. With the decline in military expenditures following the end of the Cold War and the downturn in commercial aerospace demand due to a decline in airline profitability and constraints on market growth, both companies have been left with excess manufacturing capacity. Given the similarity of the two businesses and the fact that certain of Hexcel's facilities are located in the same geographic areas as facilities which are to be acquired from Ciba, the combined business would be able to eliminate excess capacity and overhead that could not be eliminated by either company on a stand-alone basis, thereby obtaining better utilization of plants and improved profitability.

    - The Acquisition would provide Hexcel access to the research and development capabilities of the Ciba Composites Business, some of which are currently not possessed by Hexcel. This would assist Hexcel in developing new markets and applications for its products.

    - The Acquisition may enhance the technological capabilities of the combined company, in that both Hexcel and the Ciba Composites Business have developed product and process technologies that can enhance each other's activities, potentially reducing product cost and offering new applications to existing customers.

    - The significant increase in the size and scope of Hexcel's business would provide certain benefits, such as increased purchasing power with suppliers and a more important supply position with customers (through the ability to offer new products and product line extensions).

    - The benefits of a strong relationship with Ciba, including the opportunity for Hexcel to obtain more attractive financing and insurance terms than would be available to Hexcel absent Ciba's significant stake in Hexcel.

    - The combined management, manufacturing, research and development, marketing and other capabilities of Hexcel and the Ciba Composites Business, which would equip Hexcel to better serve the needs of its customers as those customers face changes in their own markets and products.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

    Your Board of Directors believes that the Acquisition is fair to and in the best interests of Hexcel and its stockholders. At a September 29, 1995 meeting, the Board of Directors unanimously (with one director absent) approved the Acquisition and the Board of Directors unanimously recommends that stockholders of Hexcel vote for the approval of the issuance of the Hexcel Shares and the Common Stock Amendment, each of which is a condition to the consummation of the Acquisition. Your Board of Directors considered many factors, including the opinion of Hexcel's financial advisor, Bear, Stearns & Co. Inc. ("Bear Stearns"), in reaching its conclusion to approve the Acquisition and to recommend that stockholders vote for approval of the issuance of the Hexcel Shares and the Common Stock Amendment. See "THE ACQUISITION -- Recommendations of the Board of Directors; Hexcel's Reasons for the Acquisition."

OPINION OF HEXCEL'S FINANCIAL ADVISOR

    Bear Stearns, Hexcel's financial advisor in connection with the Acquisition, has rendered its written opinions dated September 29, 1995 and the date of this Proxy Statement, each to the effect that, as of the dates of such opinions and subject to certain matters set forth therein, the Acquisition is fair, from a financial point of view, to the stockholders of Hexcel. The full text of Bear Stearns' opinion dated the date of this Proxy Statement is attached as Annex A to this Proxy Statement. Stockholders are urged to read Bear Stearns' opinion in its entirety. See "THE ACQUISITION -- Opinion of Hexcel's Financial Advisor."

ABSENCE OF APPRAISAL RIGHTS

    The provisions of the General Corporation Law of the State of Delaware (the "GCL") regarding appraisal rights are not applicable in connection with the Acquisition.

CERTAIN REGULATORY MATTERS

    Certain U.S. federal and foreign regulatory requirements must be complied with before the Acquisition is consummated in order to permit Hexcel to conduct the Ciba Composites Business as currently conducted by Ciba and to permit Ciba to own 49.9% of the Hexcel Common. Accordingly, Hexcel and Ciba are currently seeking approval to retain certain security clearances and continue to conduct certain defense related businesses from the United States Department of Defense and the Departement de Securite in France. Hexcel and Ciba are also seeking antitrust approvals in certain European countries. The waiting period with respect to the Acquisition and the issuance of the Hexcel Shares under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), has expired. In addition, requisite approvals have been received from the applicable antitrust authorities in Belgium and Italy, and Hexcel has received a favorable determination from the Committee on Foreign Investment in the United States ("CFIUS") regarding certain United States national security related matters. See "THE ACQUISITION -- Certain Regulatory Matters" and "THE ACQUISITION -- The Strategic Alliance Agreement -- Conditions."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION

    Neither Hexcel's stockholders nor Hexcel will recognize any gain or loss from the Acquisition for United States federal income tax purposes. Hexcel and its subsidiaries will have an aggregate cost basis in the acquired assets and the stock of the acquired subsidiaries that together comprise the Ciba Composites Business equal to the aggregate fair market value of the consideration paid therefor.

ACCOUNTING TREATMENT

    The Acquisition will be accounted for by the purchase method in accordance with Accounting Principles Board Opinion No. 16 -- "Business Combinations" ("APB Opinion No. 16"). The consideration, including the Cash Price, the fair market value of the Senior Subordinated Notes and the fair market value of the Hexcel Shares, plus any transaction costs to be capitalized, will be compared to the current fair value of the identifiable net assets acquired, and the difference will be allocated to goodwill and amortized on a straight-line basis over such periods as are permitted by United States generally accepted accounting principles ("U.S. GAAP" or "GAAP"). See "UNAUDITED PRO FORMA FINANCIAL INFORMATION."

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

    In considering the recommendations of the Board of Directors, stockholders should be aware that certain members of the Board of Directors have interests in the Acquisition that are in addition to the interests of Hexcel's stockholders generally. See "THE ACQUISITION -- Interests of Certain Persons in the Acquisition."


    If the Incentive Stock Plan is approved by Hexcel's stockholders, each director will receive a nonqualified stock option to purchase 40,000 shares of Hexcel Common with an exercise price of $4.75 per underlying share (the fair market value of Hexcel Common on April 4, 1995, based on the closing price per share of Hexcel Common on the NYSE Composite Tape on such date). Consummation of the Acquisition will constitute a "change of control" for purposes of such options, thereby triggering the immediate vesting and exercisability of all such options. See "THE INCENTIVE STOCK PLAN." As of January 18, 1996, the closing price per share of Hexcel Common on the NYSE Composite Tape was $11.


    In addition, Mr. John J. Lee, Hexcel's current Chief Executive Officer, will serve as Chairman of the Board and Chief Executive Officer of Hexcel following the Closing pursuant to a yet to be negotiated employment agreement. It is expected that such agreement will provide for Mr. Lee to receive compensation and benefits including salary, bonus and long-term incentive compensation such as stock options. Such employment agreement is also expected to provide for the preservation of the economic benefits to Mr. Lee of certain compensatory arrangements provided for in the Plan of Reorganization and in Mr. Lee's Interim Employment Agreement. See "EXECUTIVE COMPENSATION -- Compensation of Senior Executives Following the Acquisition."

    Pursuant to the terms of the Strategic Alliance Agreement, the certificate of incorporation and bylaws of Hexcel will, for a period of six years following the Closing, continue to contain provisions with respect to indemnification of Hexcel's directors and officers contained therein as of the date of the Strategic Alliance Agreement. In addition, Hexcel will be required, for a period of six years after the Closing, to provide liability insurance for certain directors and officers for acts or omissions occurring at or prior to the Closing. See "THE ACQUISITION -- The Strategic Alliance Agreement -- Indemnification."

THE ANNUAL MEETING

TIME, DATE AND PLACE


    The Annual Meeting will be held on February 21, 1996 at 11:00 a.m., local time, at the offices of Chemical Bank, 11th Floor (Room A), 270 Park Avenue, New York, New York.


RECORD DATE; SHARES ENTITLED TO VOTE

    Hexcel stockholders of record at the close of business on December 27, 1995 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING


    At the Annual Meeting, stockholders will consider and vote upon (i) the issuance of the Hexcel Shares, (ii) the Common Stock Amendment, (iii) the election of nine directors to Hexcel's Board of Directors, (iv) the approval of Hexcel's Incentive Stock Plan, (v) ratification of the appointment of Deloitte & Touche LLP as Hexcel's independent auditors for the fiscal year ended December 31, 1995 and (vi) such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. See "THE MEETING."

VOTING RIGHTS

    On the Record Date, there were 18,091,354 shares of Hexcel Common issued and outstanding. Each share of Hexcel Common is entitled to one vote on all matters presented at the Annual Meeting. On the Record Date, there were 2,294 holders of record of Hexcel Common.

    Approval of each of the issuance of the Hexcel Shares and the Incentive Stock Plan requires the affirmative vote of a majority of the votes cast on each such proposal, provided that the total number of votes cast on each such proposal represents more than 50% of the shares of Hexcel Common entitled to vote thereon. The affirmative vote of a majority of the outstanding shares of Hexcel Common is required for approval of the Common Stock Amendment. The election of directors requires a plurality of the votes cast at the Annual Meeting. Ratification of the appointment of Deloitte & Touche LLP as Hexcel's independent auditors requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

HEXCEL -- HISTORICAL

    The summary historical financial information of Hexcel set forth below has been derived from the audited consolidated financial statements of Hexcel for the fiscal years ended December 31, 1990, 1991, 1992, 1993 and 1994 and from the unaudited consolidated financial statements of Hexcel for the nine fiscal months ended October 2, 1994 and October 1, 1995, respectively. The summary historical financial information for the nine fiscal months ended October 2, 1994 and October 1, 1995 is derived from unaudited financial statements which, in the opinion of Hexcel's management, include all adjustments necessary for the fair presentation of such information. Results for interim periods are not necessarily indicative of results for the full year. The following summary information is qualified in its entirety by, and should be read in conjunction with, Hexcel's consolidated financial statements and the related notes thereto for the applicable periods.

                                           NINE FISCAL MONTHS ENDED
                                           ------------------------             FISCAL YEAR ENDED DECEMBER 31,
                                           OCTOBER 1,   OCTOBER 2,   -----------------------------------------------------
                                              1995         1994        1994       1993       1992       1991       1990
                                           -----------  -----------  ---------  ---------  ---------  ---------  ---------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
SUMMARY STATEMENT OF OPERATIONS DATA:
Net sales................................   $ 257,544    $ 237,080   $ 313,795  $ 310,635  $ 352,987  $ 355,601  $ 350,493
Cost of sales............................    (208,806)    (199,631)   (265,367)  (263,090)  (285,088)  (284,875)  (284,346)
                                           -----------  -----------  ---------  ---------  ---------  ---------  ---------
Gross margin.............................      48,738       37,449      48,428     47,545     67,899     70,726     66,147
Marketing, general & administrative
 expenses................................     (35,630)     (34,441)    (45,785)   (52,510)   (62,053)   (54,797)   (55,444)
Restructuring expenses...................      --           --          --        (46,600)   (23,000)    --         --
Other income (expenses)..................         600       (8,146)      4,861    (12,780)     2,992     --          2,317
                                           -----------  -----------  ---------  ---------  ---------  ---------  ---------
Operating income (loss)..................      13,708       (5,138)      7,504    (64,345)   (14,162)    15,929     13,020
Interest expenses........................      (6,702)      (7,086)    (11,846)    (8,862)    (8,196)   (10,870)    (9,779)
Bankruptcy reorganization expenses.......      (3,361)     (11,945)    (20,152)      (641)    --         --         --
Benefit (provision) for income taxes.....      (2,503)      (1,369)     (3,586)    (6,024)     6,375         54     (1,321)
                                           -----------  -----------  ---------  ---------  ---------  ---------  ---------
Income (loss) from continuing
 operations..............................   $   1,142    $ (25,538)  $ (28,080) $ (79,872) $ (15,983) $   5,113  $   1,920
                                           -----------  -----------  ---------  ---------  ---------  ---------  ---------
                                           -----------  -----------  ---------  ---------  ---------  ---------  ---------
Income (loss) per share from continuing
 operations..............................   $    0.08    $   (3.50)  $   (3.84) $  (10.89) $   (2.20) $    0.72  $    0.27
                                           -----------  -----------  ---------  ---------  ---------  ---------  ---------
                                           -----------  -----------  ---------  ---------  ---------  ---------  ---------
Cash dividends per share.................      --           --          --         --      $    0.44  $    0.44  $    0.44
                                           -----------  -----------  ---------  ---------  ---------  ---------  ---------
                                           -----------  -----------  ---------  ---------  ---------  ---------  ---------
Weighted average shares outstanding......      14,958        7,310       7,310      7,330      7,272      7,146      7,010
                                           -----------  -----------  ---------  ---------  ---------  ---------  ---------
                                           -----------  -----------  ---------  ---------  ---------  ---------  ---------

                                                         AS OF                      AS OF DECEMBER 31,
                                                      OCTOBER 1,   -----------------------------------------------------
                                                         1995        1994       1993       1992       1991       1990
                                                      -----------  ---------  ---------  ---------  ---------  ---------
                                                                                (IN THOUSANDS)
SUMMARY BALANCE SHEET DATA:
Current assets......................................   $ 126,071   $ 148,352  $ 134,710  $ 160,001  $ 213,699  $ 209,519
Non-current assets..................................      98,988      95,105    128,532    150,659    146,275    142,745
                                                      -----------  ---------  ---------  ---------  ---------  ---------
Total assets........................................   $ 225,059   $ 243,457  $ 263,242  $ 310,660  $ 359,974  $ 352,264
                                                      -----------  ---------  ---------  ---------  ---------  ---------
                                                      -----------  ---------  ---------  ---------  ---------  ---------
Current liabilities.................................   $ 110,174   $ 171,307  $  72,965  $  79,305  $  78,545  $  80,632
Long-term liabilities...............................      68,226      78,035    169,524    125,206    137,106    128,454
Shareholders' equity (deficit)......................      46,659      (5,885)    20,753    106,149    144,323    143,178
                                                      -----------  ---------  ---------  ---------  ---------  ---------
Total liabilities and shareholders' equity
 (deficit)..........................................   $ 225,059   $ 243,457  $ 263,242  $ 310,660  $ 359,974  $ 352,264
                                                      -----------  ---------  ---------  ---------  ---------  ---------
                                                      -----------  ---------  ---------  ---------  ---------  ---------

THE CIBA COMPOSITES BUSINESS -- HISTORICAL

    The summary historical financial information of the Ciba Composites Business set forth below has been derived from the audited combined financial statements of the Ciba Composites Business for each of the two years ended December 31, 1993 and 1994, and from the unaudited combined financial statements of the Ciba Composites Business for the nine months ended September 30, 1994 and 1995, respectively. The summary historical financial information for the nine months ended September 30, 1994 and 1995 is derived from unaudited financial statements which, in the opinion of the management of the Ciba Composites Business, include all adjustments necessary for the fair presentation of such information. Results for interim periods are not necessarily indicative of results for the full year. The following summary information is qualified in its entirety by, and should be read in conjunction with, the Ciba Composites Business' combined financial statements and the related notes thereto for the applicable periods.

    Historical financial information of the Ciba Composites Business is not available for periods prior to 1993 due to significant variances in the accounting records maintained by Ciba with respect to the Ciba Composites Business from the International Accounting Standards which were adopted by Ciba in 1993. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE CIBA COMPOSITES BUSINESS."

                                                                      NINE MONTHS ENDED    YEAR ENDED DECEMBER
                                                                        SEPTEMBER 30,              31,
                                                                     --------------------  --------------------
                                                                       1995       1994       1994       1993
                                                                     ---------  ---------  ---------  ---------
                                                                                   (IN THOUSANDS)
SUMMARY STATEMENT OF OPERATIONS DATA:
Net sales..........................................................  $ 252,310  $ 209,927  $ 292,611  $ 271,258
Cost of sales......................................................   (207,767)  (179,570)  (249,717)  (244,247)
                                                                     ---------  ---------  ---------  ---------
Gross profit.......................................................     44,543     30,357     42,894     27,011
Selling, general and administrative and research and development
 expenses..........................................................    (41,365)   (38,333)   (53,417)   (53,713)
Amortization and writedowns of purchased intangibles...............     (3,090)    (3,842)   (10,219)    (5,734)
Restructuring expenses.............................................     (2,300)    --         (1,600)    (7,722)
Other income (expenses)............................................       (936)      (364)     2,979       (241)
                                                                     ---------  ---------  ---------  ---------
Operating loss.....................................................     (3,148)   (12,182)   (19,363)   (40,399)
Interest expenses..................................................       (740)      (961)    (1,193)    (2,236)
Minority interest..................................................     (1,220)      (808)      (891)      (245)
Benefit (provision) for income taxes...............................     (3,898)    (2,134)    (2,843)       962
                                                                     ---------  ---------  ---------  ---------
Loss from continuing operations....................................  $  (9,006) $ (16,085) $ (24,290) $ (41,918)
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------

                                                                                   AS OF       AS OF DECEMBER 31,
                                                                               SEPTEMBER 30,  --------------------
                                                                                   1995         1994       1993
                                                                               -------------  ---------  ---------
                                                                                         (IN THOUSANDS)
SUMMARY BALANCE SHEET DATA:
Current assets...............................................................    $ 148,358    $ 137,013  $ 121,252
Non-current assets...........................................................      206,516      215,407    241,032
                                                                               -------------  ---------  ---------
Total assets.................................................................    $ 354,874    $ 352,420  $ 362,284
                                                                               -------------  ---------  ---------
                                                                               -------------  ---------  ---------
Current liabilities..........................................................    $  67,941    $  63,166  $  63,011
Long-term liabilities........................................................       29,704       58,070     54,506
Minority interest............................................................        7,585        5,048      3,676
Owner's equity...............................................................      249,644      226,136    241,091
                                                                               -------------  ---------  ---------
Total liabilities and owner's equity.........................................    $ 354,874    $ 352,420  $ 362,284
                                                                               -------------  ---------  ---------
                                                                               -------------  ---------  ---------

    The Ciba Composites Business was a combination of wholly owned divisions and subsidiaries of Ciba during all of the periods for which summary historical financial information is presented. Consequently, per share data is not applicable and has not been presented.

UNAUDITED PRO FORMA FINANCIAL INFORMATION AND COMPARATIVE UNAUDITED PER SHARE
DATA

    The summary unaudited pro forma financial information and comparative unaudited per share data set forth below has been derived from, and should be read in conjunction with, the historical financial information of Hexcel and the Ciba Composites Business and the unaudited pro forma financial information contained elsewhere or incorporated by reference in this Proxy Statement. The summary unaudited pro forma financial information presents (a) combined operating statement data of Hexcel and the Ciba Composites Business, giving effect to the Acquisition as if it had occurred on January 1, 1994, and (b) combined balance sheet data of Hexcel and the Ciba Composites Business, giving effect to the Acquisition as if it had occurred on October 1, 1995. The pro forma adjustments, which are described in the notes to the unaudited pro forma financial information included elsewhere in this Proxy Statement, account for the Acquisition as a purchase of the Ciba Composites Business by Hexcel. The Ciba Composites Business was a combination of wholly owned divisions and subsidiaries of Ciba during all of the periods for which comparative unaudited per share data is presented. Consequently, per share data is not applicable for the Ciba Composites Business and has not been presented below.

    The summary unaudited pro forma financial information and the comparative unaudited per share data is not necessarily indicative of the financial position or operating results that would have occurred had the Acquisition been consummated on the dates indicated, nor is it necessarily indicative of future operating results or financial position. Management expects that significant costs will be incurred in connection with combining the operations of Hexcel and the Ciba Composites Business, including costs of eliminating excess manufacturing capacity and redundant administrative and research and development activities, as well as the various costs of consolidating the information systems and other business activities of the two companies. Some of the costs associated with combining the two businesses, including certain costs to eliminate redundant administrative and research and development activities, will be incurred during the first year following the Closing. The anticipated resulting benefits are expected to be realized shortly thereafter. However, other costs, including many of the costs to eliminate excess manufacturing capacity, are expected to be incurred over a period of as much as three years following the Closing. This is attributable, in part, to aerospace industry requirements to "qualify" specific equipment and manufacturing facilities for the manufacture of certain products. Based on Hexcel's experience with previous plant consolidations, these qualification requirements necessitate an approach to the consolidation of manufacturing facilities that will require two to three years to complete. Accordingly, the costs and anticipated future benefits of eliminating excess manufacturing capacity are long-term in nature.

    Although management has completed a preliminary plan for combining the two businesses, the nature, timing and extent of certain long-term consolidation activities is dependent on factors which are not within the control of management and which are not reliably estimable at the present time. These factors include, among others: (i) the requirement that the Board of Directors and management of the combined company review and approve consolidation activities, which cannot occur until after the Acquisition is consummated; (ii) future conditions in the aerospace and defense markets, including the number of commercial aircraft built each year (the "Build Rate") and the level of component fabrication outsourcing by airframe manufacturers, as well as the extent of growth in Asian and other aerospace markets; (iii) potential regulatory requirements and constraints, particularly in Europe; (iv) the combined company's ability to develop and market commercially attractive product enhancements and applications; and (v) the production capabilities and marketing strategies of the combined company's competitors, as well as the possible consolidation or expansion of competing businesses. Management currently estimates that the cash costs of combining the two businesses, net of expected proceeds from asset sales, could range from $25 million to $45 million. Management notes, however, that such costs could vary significantly from current estimates due to the uncertainty associated with the factors discussed above, as well as other factors, including that certain activities such as the consolidation of manufacturing facilities will require two or three years to complete, thereby resulting in the potential for significant modifications in the nature, timing and extent of certain long-term consolidation efforts.

    The cash expenditures necessary to combine the two businesses are expected to occur over a period of as much as three years following the Closing. The amount and timing of these expenditures will be determined, in part, by the factors described above and management's resulting evaluation of the probable economic and competitive benefits to be gained from specific consolidation activities. Although management anticipates that the benefits to be realized from planned consolidation activities should be appropriate in relation to the level of associated costs, there can be no assurance that any such benefits will actually be realized.

    In light of the foregoing, no effect has been given to the costs of combining the two businesses, or to the operating, financial and other benefits that may be realized from the combination, in the accompanying pro forma financial information.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

                                                                                      NINE FISCAL    FISCAL YEAR
                                                                                      MONTHS ENDED      ENDED
                                                                                       OCTOBER 1,    DECEMBER 31,
                                                                                          1995           1994
                                                                                     --------------  ------------
                                                                                        (IN THOUSANDS, EXCEPT
                                                                                           PER SHARE DATA)
SUMMARY STATEMENT OF OPERATIONS DATA:
Net sales..........................................................................   $    507,256    $  602,734
Operating income (loss)............................................................   $     14,529    $     (470)
Loss from continuing operations....................................................   $     (5,017)   $  (43,625)
Loss per share from continuing operations..........................................   $      (0.15)   $    (1.72)
Weighted average shares outstanding................................................         32,980        25,332

                                                                                     AS OF OCTOBER
                                                                                        1, 1995
                                                                                     --------------
                                                                                     (IN THOUSANDS)
SUMMARY BALANCE SHEET DATA:
Current assets.....................................................................   $    258,674
Non-current assets.................................................................        256,418
                                                                                     --------------
Total assets.......................................................................   $    515,092
                                                                                     --------------
                                                                                     --------------
Current liabilities................................................................   $    124,747
Long-term liabilities..............................................................        203,319
Shareholders' equity...............................................................        187,026
                                                                                     --------------
                                                                                     --------------
Total liabilities and shareholders' equity.........................................   $    515,092
                                                                                     --------------
                                                                                     --------------

COMPARATIVE UNAUDITED PER SHARE DATA

                                                                    NINE FISCAL MONTHS ENDED     FISCAL YEAR ENDED
                                                                        OCTOBER 1, 1995          DECEMBER 31, 1994
                                                                    ------------------------  ------------------------
                                                                    HISTORICAL    PRO FORMA   HISTORICAL    PRO FORMA
                                                                      HEXCEL      COMBINED      HEXCEL      COMBINED
                                                                    -----------  -----------  -----------  -----------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Income (loss) per share from continuing operations................   $    0.08    $   (0.15)   $   (3.84)   $   (1.72)
                                                                    -----------  -----------  -----------  -----------
                                                                    -----------  -----------  -----------  -----------
Cash dividends per share..........................................      --           --           --           --
                                                                    -----------  -----------  -----------  -----------
                                                                    -----------  -----------  -----------  -----------
Weighted average shares outstanding...............................      14,958       32,980        7,310       25,332
                                                                    -----------  -----------  -----------  -----------
                                                                    -----------  -----------  -----------  -----------

                                                                     AS OF OCTOBER 1, 1995
                                                                    ------------------------
                                                                    HISTORICAL    PRO FORMA
                                                                      HEXCEL      COMBINED
                                                                    -----------  -----------
Book value per share..............................................   $    2.58    $    5.18
                                                                    -----------  -----------
                                                                    -----------  -----------
Shares outstanding................................................      18,094       36,116
                                                                    -----------  -----------
                                                                    -----------  -----------

    Between February 9, 1995 and April 6, 1995, Hexcel issued an additional 10,800 shares of Hexcel Common in connection with a subscription rights offering and standby purchase agreement pursuant to the Plan of Reorganization. As a result of this increase in the number of outstanding shares, the weighted average shares used in computing Hexcel's historical net income (loss) per share increased from 7,310 for the fiscal year ended December 31, 1994, to 14,958 for the nine fiscal months ended October 1, 1995. Accordingly, the weighted average number of shares used in computing pro forma net loss per share increased from 25,332 for the fiscal year ended December 31, 1994, to 32,980 for the nine fiscal months ended October 1, 1995.

MARKET PRICE DATA AND DIVIDENDS

    Hexcel Common is listed and traded on the NYSE and PSE under the symbol "HXL." The following table sets forth the high and low sales prices of Hexcel Common on the NYSE Composite Tape for the quarters indicated. No dividends on Hexcel Common were declared or paid during such periods. From December 6, 1993 to February 9, 1995, Hexcel operated as a debtor in possession under the protection of Chapter 11 of the federal Bankruptcy Code.


                                                                                           HEXCEL COMMON
                                                                                        --------------------
                                                                                          HIGH        LOW
                                                                                        ---------  ---------
Fiscal year ended December 31, 1993:
  First Quarter.......................................................................  $    9 3/4  $   7 3/4
  Second Quarter......................................................................      11 1/4      9 1/4
  Third Quarter.......................................................................      10 3/4      5 1/2
  Fourth Quarter......................................................................       8 1/4      2 1/8
Fiscal year ended December 31, 1994:
  First Quarter.......................................................................       4 1/4      2 3/4
  Second Quarter......................................................................         4          3
  Third Quarter.......................................................................         6          3
  Fourth Quarter......................................................................       5 3/4        4
Fiscal year ended December 31, 1995:
  First Quarter.......................................................................       6 5/8      4 1/4
  Second Quarter......................................................................       7 1/4      4 1/2
  Third Quarter.......................................................................      12 1/4      7 1/4
  Fourth Quarter......................................................................      11 1/4      8 1/4
Fiscal year ending December 31, 1996:
  First Quarter (through January 18, 1996)............................................      11 1/8     10 1/2


    On July 11, 1995, the last full trading day prior to the public announcement of the execution of a non-binding letter of intent between Ciba and Hexcel relating to the Acquisition (the "Letter of Intent"), the closing price per share of Hexcel Common on the NYSE Composite Tape was $7 7/8.

    On September 29, 1995, the last full trading day prior to the public announcement of the execution of the Strategic Alliance Agreement, the closing price per share of Hexcel Common on the NYSE Composite Tape was $10 5/8.


    On January 18, 1996, the most recent practicable date prior to the printing of this Proxy Statement, the closing price per share of Hexcel Common on the NYSE Composite Tape was $11.


    Hexcel last paid a quarterly dividend of 11 cents per share in the fourth quarter of 1992. The Board of Directors stopped declaring dividends in the first quarter of 1993, and the payment of dividends is currently prohibited by Hexcel's existing U.S. revolving credit agreement.

                                  THE MEETING

GENERAL


    This Proxy Statement is being furnished to holders of Hexcel Common in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting to be held at the offices of Chemical Bank, 11th Floor (Room
A), 270 Park Avenue, New York, New York, on February 21, 1996 at 11:00 a.m., local time, and at any adjournment or postponement thereof. Each copy of this Proxy Statement is accompanied by a form of proxy for use at the Annual Meeting.


MATTERS TO BE CONSIDERED AT THE MEETING


    At the Annual Meeting, holders of Hexcel Common will vote upon (i) the issuance of the Hexcel Shares to Ciba; (ii) the Common Stock Amendment; (iii) the election of nine directors to Hexcel's Board of Directors; (iv) approval of the Incentive Stock Plan; (v) ratification of the appointment of Deloitte & Touche LLP as Hexcel's independent auditors for the fiscal year ended December 31, 1995; and (vi) such other matters as may properly be brought before the Annual Meeting and any adjournment or postponement thereof.


RECORD DATE; VOTING AT THE MEETING


    The Board of Directors has fixed the close of business on December 27, 1995 as the Record Date. This Proxy Statement and the enclosed proxy card are being mailed on or about January 22, 1996 to holders of record of Hexcel Common as of the close of business on the Record Date. On the Record Date, there were 18,091,354 shares of Hexcel Common issued and outstanding held by 2,294 stockholders of record.


    The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of the Hexcel Common entitled to vote at the Annual Meeting will constitute a quorum for purposes of the Annual Meeting.

    Approval of each of the issuance of the Hexcel Shares and the Incentive Stock Plan requires the affirmative vote of a majority of the votes cast on each such proposal, provided that the total vote cast on each such proposal represents more than 50% of the shares of Hexcel Common entitled to vote thereon. The affirmative vote of a majority of the outstanding shares of Hexcel Common is required for approval of the Common Stock Amendment. The election of directors requires a plurality of the votes cast at the Annual Meeting. Ratification of the appointment of Deloitte & Touche LLP as Hexcel's independent auditors requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting.

    Under the rules of the NYSE, brokers who hold shares in "street name" have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Brokers that do not receive such instructions are entitled to vote on the election of directors and the ratification of the appointment of Deloitte & Touche LLP as Hexcel's independent auditors for the fiscal year ending December 31, 1995. Under applicable Delaware law, in determining whether the proposal to elect directors has received the requisite vote, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote. In determining whether the proposal to ratify the appointment of independent auditors has received the requisite vote, abstentions and broker non-votes will be counted and have the same effect as a vote against the proposal. With respect to the proposals to approve the issuance of the Hexcel Shares, the Common Stock Amendment and the Incentive Stock Plan, brokers may not vote shares held for customers without specific instructions from such customers. In determining whether the proposals to approve the issuance of the Hexcel Shares and the Incentive Stock Plan have been approved, abstentions will be counted and will have the same effect as a vote against the proposals and broker non-votes will be disregarded and will have no effect on the outcome of the votes. In determining whether the proposal to approve the Common Stock Amendment has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as votes against the proposal.

ABSENCE OF APPRAISAL RIGHTS

    Provisions of the GCL with respect to appraisal rights are not applicable in connection with the Acquisition.

PROXIES

    All shares of Hexcel Common which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and which have not been revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted as follows:

    FOR approval of the issuance of the Hexcel Shares, FOR approval of the Common Stock Amendment,
    FOR the election of each of the nominees to Hexcel's Board of Directors, FOR approval of the Incentive Stock Plan and FOR ratification of the appointment of Deloitte & Touche LLP as Hexcel's independent auditors for the fiscal year ended December 31, 1995.

    If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Hexcel, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Hexcel before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person. Notice of revocation or subsequent proxy should be sent so as to be delivered to Hexcel Corporation, 5794 West Las Positas Boulevard, Pleasanton, California 94588, Attention: Secretary, or hand delivered to the Secretary of Hexcel, at or before the taking of the vote at the Annual Meeting.

    The costs of soliciting proxies will be paid by Hexcel. Hexcel has retained Georgeson & Company, Inc. ("Georgeson") to aid in the solicitation of proxies at a fee of $5,000 plus expenses. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Hexcel and representatives of Georgeson in person or by telephone, telegram or other means of communication. Such directors, officers and employees of Hexcel will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Hexcel will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS


    The Board of Directors unanimously recommends a vote FOR the issuance of the Hexcel Shares, a vote FOR the Common Stock Amendment, a vote FOR the election of each of the nominees to Hexcel's Board of Directors, a vote FOR the Incentive Stock Plan and a vote FOR the ratification of the appointment of Deloitte & Touche LLP as Hexcel's independent auditors for the fiscal year ended December 31, 1995. See "THE ACQUISITION," "AMENDMENT TO THE CERTIFICATE OF INCORPORATION," "NOMINEES FOR ELECTION AS DIRECTORS OF HEXCEL," "THE INCENTIVE STOCK PLAN" and "RATIFICATION OF APPOINTMENT OF HEXCEL'S INDEPENDENT AUDITORS."

                                THE ACQUISITION

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS OF THE ACQUISITION. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE STRATEGIC ALLIANCE AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX B, THE FORM OF THE GOVERNANCE AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX C, THE FORM OF DISTRIBUTION AGREEMENT (THE "DISTRIBUTION AGREEMENT") AND THE AGREEMENT GOVERNING UNITED STATES EMPLOYMENT MATTERS (THE "EMPLOYMENT MATTERS AGREEMENT"), COPIES OF WHICH ARE INCLUDED IN ANNEX B AS EXHIBITS TO THE STRATEGIC ALLIANCE AGREEMENT, AND THE OTHER INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO READ SUCH AGREEMENTS AND INFORMATION IN THEIR ENTIRETY.

GENERAL

    The Acquisition is to be effected pursuant to the terms and conditions of the Strategic Alliance Agreement, the Employment Matters Agreement, the Governance Agreement, the Distribution Agreement, an indenture governing the Senior Subordinated Notes (the "Indenture") and the other ancillary agreements (collectively with the Employment Matters Agreement, the Governance Agreement, the Distribution Agreement and the Indenture, the "Ancillary Agreements") to be entered into pursuant to the Strategic Alliance Agreement. The Strategic Alliance Agreement provides that Hexcel will acquire the assets and assume the liabilities of, and acquire the stock of subsidiaries comprising a part of, the Ciba Composites Business, other than certain excluded assets and liabilities, in exchange for which Hexcel will pay or issue to Ciba or a subsidiary thereof (i) the Hexcel Shares, (ii) the Cash Price and (iii) the Senior Subordinated Notes. The Senior Subordinated Notes will be due in 2003 (callable, in whole or in part, at the option of Hexcel at any time without penalty) and will bear interest at the rate of 9% per annum for the first year, increasing by 0.50% per annum thereafter. See "-- The Strategic Alliance Agreement -- Principal Amount of the Senior Subordinated Notes."

    The Acquisition is conditioned upon, among other things, approval by Hexcel's stockholders of each of the issuance of the Hexcel Shares and the Common Stock Amendment. The Closing will take place on the second business day following the satisfaction or waiver of all conditions to the Acquisition set forth in the Strategic Alliance Agreement or as otherwise agreed by the parties. See "-- The Strategic Alliance Agreement -- Conditions."

    If   the  Acquisition  is  consummated,  the  Board  of  Directors  will  be reconstituted to consist of ten directors, initially including four Ciba Directors, the Chairman of the Board and Chief Executive Officer of Hexcel, the President and Chief Operating Officer of Hexcel and four additional Independent Directors. The parties have agreed that John J. Lee (the current Chief Executive Officer of Hexcel) will be appointed Chairman of the Board and Chief Executive Officer of Hexcel and Dr. Habermeier (the current President of the Ciba Composites Business and a current Vice President of CGC) will resign from such positions and be appointed President and Chief Operating Officer of Hexcel upon consummation of the Acquisition. For purposes of the Governance Agreement, Mr. Lee will be deemed an Independent Director and Dr. Habermeier, based on his current relationship with Ciba and his employment by Hexcel following the Acquisition, will be deemed to be neither an Independent Director nor a Ciba Director. In order to permit the appointment of the four Ciba Directors and Dr. Habermeier, Messrs. Franklin S. Wimer, Joseph L. Harrosh, Robert L. Witt and Peter D. Wolfson, current directors of Hexcel and nominees for election to the Board of Directors, will resign from the Board of Directors and the size of the Board of Directors will be increased by one upon consummation of the Acquisition. Thus, the Board of Directors immediately following consummation of the Acquisition will initially consist of (i) four Ciba Directors, including John M.D. Cheesmond, Stanley Sherman, Joseph T. Sullivan and Hermann Vodicka,
(ii) the Chairman of the Board and Chief Executive Officer of Hexcel, John J. Lee, (iii) the new President and Chief Operating Officer of Hexcel, Juergen Habermeier, and (iv) four additional Independent Directors, Marshall S. Geller, Peter A. Langerman, George S. Springer and Frederick W. Stanske, all of whom are current directors of Hexcel and nominees for election to the Board of Directors. Pursuant to the Governance Agreement, the number of Ciba Directors will decrease, and the number of Independent Directors will correspondingly increase, if the percentage of the total voting power of Hexcel beneficially owned by Ciba decreases below certain threshold levels. See "-- The Governance Agreement."

BACKGROUND OF THE ACQUISITION

    Beginning in the fourth quarter of 1992 and continuing through 1993, there was a general deterioration of the global aerospace and defense markets and a deep economic recession in Europe, which adversely affected Hexcel, depleted its sources of cash and left it without adequate financing to fund its operations and restructuring program. In May 1993, John J. Lee was elected as an independent director of Hexcel, and in July 1993, he was appointed Co-Chief Executive Officer and Chairman of the Board of Hexcel and was asked to accomplish, if possible, a consensual reorganization of Hexcel. During the fall of 1993, management focused its efforts on (i) obtaining alternative sources of financing from banks and equity investors and/or (ii) pursuing a transaction with an industry participant as a means to resolve Hexcel's liquidity crisis. In this regard, Mr. Lee and Stephen C. Forsyth, then General Manager of Hexcel's Resins Business and Export Marketing, made contacts with all of the major participants in the structural materials industry, including Ciba, during the fall of 1993. Having been unable to secure additional financing or arrange a satisfactory transaction with an industry participant that would have resolved Hexcel's liquidity crisis, management and the Board of Directors concluded that a consensual reorganization was not a viable alternative to a reorganization under the protection of the federal Bankruptcy Code. This conclusion was reached after considering the impact of a bankruptcy reorganization on Hexcel's customers, suppliers, employees and stockholders, and in recognition of the disruption that bankruptcy proceedings would have on Hexcel's operations. At the time, however, Hexcel was operating at critically low levels of cash, without any remaining credit availability, having extended payments to trade vendors, and needing additional financing to meet operating requirements and fund Hexcel's then ongoing restructuring programs. Consequently, on December 6, 1993, Hexcel filed a voluntary petition for relief under Chapter 11 of the federal Bankruptcy Code.

    The downturn in 1992 and 1993 of the global aerospace and defense markets and the overall economic recession also adversely affected the Ciba Composites Business and the composites industry in general. As a result, beginning in 1993 and continuing in 1994, Dr. Habermeier and other members of the senior management of the Ciba Composites Business and Ciba internally evaluated the needs of the Ciba Composites Business and the possibility of strategic product line acquisitions and other strategic combinations that would strengthen the Ciba Composites Business. As a result, in August 1994, Ciba successfully negotiated the acquisition of substantially all of the advanced materials business of BP Chemicals, Inc. ("BP Chemicals") in the United States. Thereafter, in December 1994, Heini Lippuner, the Chairman of the Executive Committee of Ciba, contacted representatives of CS First Boston Corporation ("CS First Boston"), Ciba's financial advisor in connection with the Acquisition, to assist Ciba in evaluating from publicly available information other potential strategic transactions to strengthen the Ciba Composites Business. At various times from January through March 1995, John M.D. Cheesmond of Ciba, Stanley Sherman of CGC and Juergen Habermeier and Richard Klug of the Ciba Composites Business met with representatives of CS First Boston to evaluate the possibility of various strategic transactions for the Ciba Composites Business.

    At the time of the Hexcel bankruptcy filing, Hexcel's business primarily consisted of honeycomb, advanced composites, reinforcement fabrics and resins. Following a strategic review of its products and markets which was completed in 1994, Hexcel concluded that there was little interrelationship between its resins business and its core businesses of honeycomb, advanced composites and reinforcement fabrics. During the spring of 1994, Mr. Forsyth and Franklin S. Wimer (then a Hexcel consultant) visited Ciba in Basle, Switzerland to discuss the divestiture of Hexcel's European and United States resins businesses. During the meeting, Messrs. Forsyth and Wimer also inquired if Ciba would be interested in a broader transaction as part of Hexcel's emergence from federal bankruptcy protection. Ciba declined to pursue a transaction with Hexcel at that time. On December 29, 1994, Hexcel sold its European resins business to Axson S.A., a French corporation. The sale of Hexcel's U.S. resins business, which was a condition to the Closing, was subsequently completed with an unaffiliated third party on October 30, 1995.

    On February 9, 1995, Hexcel's Plan of Reorganization became effective. With the emergence of Hexcel from federal bankruptcy protection, Ciba determined that it was appropriate to consider a transaction with Hexcel in its analysis of possible strategic transactions involving the Ciba Composites Business.

    In April 1995, Dr. Habermeier and Mr. Lee spoke by phone regarding a possible transaction, and Dr. Habermeier advised Mr. Lee that he was going to propose to Ciba's Executive Committee that Ciba enter into discussions with Hexcel concerning a possible strategic combination of Hexcel with the Ciba Composites Business. On April 24, 1995, Ciba's Executive Committee agreed to authorize Dr. Habermeier and the management of the Ciba Composites Business to pursue discussions concerning the possibility and formulation of a proposal for a strategic combination with Hexcel, although any such proposal would be subject to further review and approval by Ciba. On April 26, 1995, Dr. Habermeier wrote to Mr. Lee to advise him of such authorization.

    In anticipation of discussions regarding, among other things, the possible structure of a business combination and related legal issues, Hexcel and Ciba negotiated and executed a Confidentiality Agreement, dated as of May 1, 1995
(the "Confidentiality Agreement"), relating to, among other things, the information to be provided by each party to the other in the course of their discussions about a possible transaction.

    Thereafter, various telephone discussions, preliminary negotiations and initial exchanges of information between representatives and advisors of Ciba and Hexcel took place, culminating on May 5, 1995, when Messrs. Geller, Langerman, Lee and Forsyth, representatives of Hexcel, met with Dr. Habermeier and Messrs. Cheesmond, Sherman and Klug, representatives of Ciba and the Ciba Composites Business, regarding the possible combination of the Ciba Composites Business with Hexcel. At this meeting, the Ciba representatives presented Ciba's views of the strategic alternatives for the Ciba Composites Business, the potential for a strategic alliance with Hexcel and the possible structure of such a transaction. Ciba's proposal included the acquisition by Hexcel of the assets of the Ciba Composites Business in exchange for shares of Hexcel Common, with representation of Ciba on the Board of Directors commensurate with Ciba's percentage ownership of Hexcel Common. Ciba also expressed its view that the aggregate consideration to be received by Ciba should be based on the relative equity values of the two businesses. Hexcel's representatives concluded that Ciba should make the same presentation to the Board of Directors as soon as possible.

    At a meeting of the Board of Directors held on May 8, 1995, Messrs. Geller, Langerman and Lee recommended to the Board of Directors that it consider a proposal to negotiate a possible combination of Hexcel with the Ciba Composites Business. Messrs. Cheesmond and Sherman, who were invited to address the Board of Directors at such meeting and present the proposal discussed at their May 5, 1995 meeting with Messrs. Geller, Langerman, Lee and Forsyth, then described the Ciba Composites Business and the complementary strengths of the Ciba Composites Business and Hexcel's business, pointing to potential growth opportunities and synergies. Mr. Cheesmond also noted Ciba's desire promptly to pursue a strategic transaction in the structural materials industry. Representatives of Bear Stearns were also present and discussed with the Board of Directors the process by which the relative values of the two businesses and an efficient structure for the proposed transaction could be determined. The Board of Directors then discussed (i) the terms of the Ciba proposal, (ii) possible alternatives to a transaction with Ciba (including a combination with one or more other industry participants or, instead, growing internally without engaging in any strategic transaction) and the possible implications of such alternatives and (iii) the potential impact on Hexcel of the consolidation of other companies in the structural materials industry resulting from industry-wide over capacity, as well as potential consolidation opportunities and trends in the foreseeable future. Following such discussion, the Board of Directors concluded, in light of its prior discussions on the likely strategic direction of the business and its initial deliberations concerning Ciba's proposal, and subject to confirmatory due diligence and the negotiation of satisfactory terms with Ciba, that alternatives to the proposed transaction with Ciba were inferior to the Acquisition for the following reasons, among others, (i) the transaction with Ciba offered Hexcel the ability to strengthen all of its existing product lines (I.E., honeycomb, prepregs and fabrics), while other possible transactions only offered the potential to strengthen one product line; (ii) other possible transactions would only strengthen Hexcel's market position in the United States, whereas the proposed transaction with Ciba would permit Hexcel to address its relatively weaker market position in Europe and enhance Hexcel's ability to build a presence in the rapidly growing Asian aerospace market; (iii) the proposed Ciba transaction would enhance Hexcel's ability to capitalize on opportunities created by market changes resulting from the increasing trend of commercial aircraft builders subcontracting to others the manufacture of aircraft components that contain materials produced by Hexcel and the Ciba Composites Business; and (iv) given the compelling economic and strategic rationale for the proposed transaction with Ciba, pursuing such transaction was preferable to not engaging in any strategic transaction at all. The Board of Directors then authorized management to proceed with a preliminary review of the relative values of the two businesses and a preliminary due diligence review of the Ciba Composites Business. The Board also authorized the engagement of Bear Stearns to act as Hexcel's financial advisor in connection with the Acquisition.

    On May 16, 1995, Messrs. Klauser and Klug of Ciba, Messrs. Lee and Forsyth of Hexcel, and representatives of Bear Stearns and CS First Boston met to consider how Ciba and Hexcel should analyze and determine the relative values of Hexcel and the Ciba Composites Business.

    On June 2, 1995, Messrs. Cheesmond, Sherman and Klug of Ciba, Messrs. Lee, Forsyth, Meehan and Pensky of Hexcel, and representatives of Bear Stearns and CS First Boston met to discuss Hexcel's and Ciba's preliminary thoughts on relative valuation, having had the opportunity to review then available financial information. Based on this meeting, the preliminary due diligence that had been completed at the time and further discussions, Hexcel and Ciba preliminarily concluded that the two businesses were of similar size, sold approximately the same products, operated in the same markets and were likely to have roughly the same long-term enterprise values. The parties also agreed that, subject to the confirmation of their respective preliminary financial reviews during the due diligence process, the valuation discussions should include a review of valuation differences such as the differences between the debt and certain non-operating liabilities of Hexcel as an independent company compared with that of the Ciba Composites Business as an operating division of Ciba. Ciba also requested that its percentage ownership of Hexcel Common resulting from the Acquisition approximate 49.9% to reflect the parties' expectation that the long-term enterprise value of the Ciba Composites Business would be roughly the same as that of Hexcel and the desire of both parties that Ciba's equity interest be less than 50% even if the Ciba Composites Business had a greater relative equity value than Hexcel. The parties also preliminarily agreed that any adjustments necessary to account for relative balance sheet differences (such as debt and certain non-operating liabilities) between the two businesses should be made through the payment of other consideration such as cash, preferred stock or debt and not through a change in the number of Hexcel Shares.

    A telephonic meeting of the Board of Directors was held on June 7, 1995 to discuss, in addition to a variety of matters unrelated to the Acquisition, the status of discussions between the parties concerning the Acquisition and related due diligence. Bear Stearns participated in this telephonic meeting by briefly discussing certain valuation matters, including a preliminary analysis using valuation techniques substantially identical to those described under "-- Opinion of Hexcel's Financial Advisor." Such analysis was, however, (i) preliminary in nature, (ii) based on unverified information, (iii) prepared prior to the completion of Bear Stearns' and Hexcel's due diligence and (iv) superseded in its entirety by the analyses described in detail under "-- Opinion of Hexcel's Financial Advisor." Accordingly, the Board of Directors considered Bear Stearns' preliminary analysis only for purposes of deciding to proceed with Hexcel's negotiations with Ciba and not for purposes of approving the Acquisition and making its recommendations to stockholders.

    On June 9, 1995, Messrs. Cheesmond, Sherman, Habermeier and Klug of Ciba, Messrs. Lee and Forsyth of Hexcel, and representatives of Bear Stearns and CS First Boston met to review the various valuation differences discussed at prior meetings. After discussion, it was concluded that, based upon the then available historical financial information of the two businesses, additional consideration would be paid by Hexcel to Ciba in respect of these valuation differences. The amount of such additional consideration was estimated at that time to be approximately $80 million, plus an amount (of as much as approximately $17 million) to be determined relating to Hexcel's unfunded pension obligation and unfunded post-retirement benefits. Finally, the parties agreed that, in light of the progress made, full due diligence activities and negotiations should commence as soon as possible.

    During a meeting of the Board of Directors on June 19, 1995, certain members of senior management made a preliminary presentation to the Board of Directors regarding the structure and status of the proposed transaction with Ciba. Representatives of Bear Stearns also made a preliminary presentation to the Board of Directors, which included analyses employing valuation techniques and methodologies substantially identical to those described in detail under "-- Opinion of Hexcel's Financial Advisor." As with Bear Stearns' June 7, 1995 analysis, the June 19, 1995 analyses were based on information known at that time and prior to the completion of Bear Stearns' and Hexcel's due diligence, were superseded in their entirety by the analyses described in detail under "-- Opinion of Hexcel's Financial Advisor" and were not relied upon by the Board of Directors in approving the Acquisition and making its recommendation to stockholders. The Board of Directors then discussed and reviewed a wide range of issues including, among others, (i) the strategic rationale and synergies which could result from the Acquisition, including those discussed at the May 8, 1995 Board of Directors meeting; (ii) a preliminary relative valuation analysis of Hexcel and the Ciba Composites Business prepared by Bear Stearns; and (iii) the various alternatives available to Hexcel to finance the Acquisition (including a possible high-yield debt financing). For many of the reasons discussed at or prior to the May 8, 1995 Board of Directors meeting, the directors determined that the various alternatives to the Ciba proposal were inferior. Accordingly, following such presentations and discussion, the Board of Directors authorized management to continue to pursue the proposed transaction with Ciba. In addition, the Board of Directors authorized management to attempt to negotiate a mutual "no-shop" agreement with Ciba for the period prior to the signing of definitive agreements for the Acquisition. The Board of Directors determined that such a "no-shop" agreement would be advisable (i) in order to ensure that Ciba would not negotiate another transaction with a third party and thereby cause Hexcel to incur needless expense; (ii) because Ciba had indicated that its willingness to proceed would be conditioned on such an agreement; and (iii) because of the positive impact the Board of Directors expected from consummation of the proposed transaction with Ciba.

    In July 1995, Hexcel and Ciba decided, in light of the need to involve a substantial number of people in the due diligence process, to negotiate, execute and publicly announce the Letter of Intent. On July 11, 1995, Hexcel and Ciba entered into the Letter of Intent, which set forth the principal terms and conditions of the Acquisition, including, among other things, the consideration to be paid by Hexcel in the Acquisition, the composition of the Board of Directors following the consummation of the Acquisition, certain standstill provisions applicable to Ciba's ownership of Hexcel Common, restrictions on Ciba's rights in connection with third-party offers to acquire Hexcel, the granting of certain registration rights to Ciba and the principal conditions to the Acquisition. In addition, the Letter of Intent contained a "no-shop" provision which prohibited, until August 14, 1995, Hexcel and Ciba and their respective affiliates and agents from soliciting, initiating or encouraging the submission of, or discussing, negotiating or accepting any proposal from any other person relating to any transaction inconsistent with the Acquisition. On July 12, 1995, Hexcel and Ciba issued a press release announcing the execution of the Letter of Intent. On August 16, 1995, in light of unanticipated delays in completing definitive documentation, the "no-shop" provision contained in the Letter of Intent was extended to September 22, 1995.

    From July to September 1995, representatives of Hexcel and Ciba and their respective legal and financial advisors continued to conduct business, financial, accounting and legal due diligence, to discuss legal and valuation issues and to negotiate the terms of the Strategic Alliance Agreement and the Ancillary Agreements.

    During subsequent negotiations between the parties in late September, the final terms of the Acquisition were discussed and agreed upon. As part of the final negotiations, the parties reviewed the recent financial performance and projections of Hexcel and the Ciba Composites Business. Based on this review it was determined that the expectations regarding the near-term financial performance of the Ciba Composites Business had declined relative to Hexcel. In light of this relative decline and Ciba's desire to maintain its equity ownership at 49.9%, the parties agreed that the appropriate adjustment for this development would be to reduce the initial aggregate principal amount of the Senior Subordinated Notes by $10 million from the amount previously contemplated and to reflect such reduction in the Strategic Alliance Agreement.

    A meeting of the Board of Directors was then held on September 29, 1995 to consider the Acquisition. At such meeting, Hexcel's legal advisors made detailed presentations concerning the material terms of the Acquisition (see "-- General," "-- Certain Regulatory Matters," "-- The Strategic Alliance Agreement," "-- The Governance Agreement," "-- The Senior Subordinated Notes," "-- Agreement Governing United States Employment Matters" and "-- Other Agreements"). In addition, Bear Stearns made a presentation to the Board of Directors which included: (i) a summary of the principal terms of the Acquisition; (ii) a summary of the material operational and financial benefits resulting from the Acquisition (see "-- Recommendations of the Board of Directors; Hexcel's Reasons for the Acquisition"); (iii) summaries of the business, operating performance and financial condition of each of the Ciba Composites Business and Hexcel (see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "BUSINESS INFORMATION CONCERNING HEXCEL," "BUSINESS INFORMATION CONCERNING THE CIBA COMPOSITES BUSINESS" and "INDEX TO FINANCIAL STATEMENTS"); and (iv) the analyses prepared by Bear Stearns in connection with the Acquisition (see "-- Opinion of Hexcel's Financial Advisor"). Representatives of Bear Stearns also reviewed various aspects of the proposed transaction with Hexcel's directors, including the implied relative enterprise and equity values of the Ciba Composites Business and Hexcel. Bear Stearns then delivered to the Board of Directors its written opinion to the effect that, based on the matters set forth therein, the Acquisition was fair, from a financial point of view, to the stockholders of Hexcel. See "-- Opinion of Hexcel's Financial Advisor."

    Following a discussion of the Acquisition and the presentations made to the Board of Directors at the September 29, 1995 meeting, the Board of Directors unanimously (with one director absent) approved the Acquisition, the issuance of the Hexcel Shares and the Common Stock Amendment. Following the meeting, the parties executed the Strategic Alliance Agreement and the Employment Matters Agreement, and issued a press release announcing the execution of such agreements.

    In November 1995, Hexcel and the Ciba Composites Business exchanged updated financial information, including third quarter operating results, relating to their respective businesses. In light of a decline in recent earnings and near-term earnings estimates of the Ciba Composites Business relative to Hexcel as reflected in such updated financial information, Hexcel and Ciba agreed on December 12, 1995 to a reduction in the aggregate consideration to be paid by Hexcel in the Acquisition. Such reduction has been reflected in an amendment to the Strategic Alliance Agreement, dated as of December 12, 1995, providing for a $5 million reduction in the initial aggregate principal amount of the Senior Subordinated Notes from approximately $48 million to approximately $43 million, subject to adjustment in accordance with the original terms of the Strategic Alliance Agreement. Except for the adjustments currently contemplated by the Strategic Alliance Agreement, the parties do not expect to make further changes in the initial aggregate principal amount of the Senior Subordinated Notes. See "-- The Strategic Alliance Agreement -- Principal Amount of the Subordinated Notes."


    A telephonic meeting of the Board of Directors was held on January 19, 1996 for purposes of approving the form and content of this Proxy Statement, authorizing the mailing of this Proxy Statement to Hexcel's stockholders and setting the time, date and place for the Annual Meeting. Bear Stearns was present at the meeting to confirm its analyses as described in detail under "-- Opinion of

Hexcel's Financial Advisor" and to inform the Board of Directors that it would issue its written opinion dated the date of this Proxy Statement to the effect that the Acquisition is fair, from a financial point of view, to the stockholders of Hexcel. A copy of such opinion is included as Annex A to this Proxy Statement.

    See "-- Opinion of Hexcel's Financial Advisor" for additional information concerning relative valuation, valuation differences and related matters.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS; HEXCEL'S REASONS FOR THE ACQUISITION
    The Board of Directors has determined that the terms of the Acquisition are fair to and in the best interests of Hexcel and its stockholders. Based on its consideration of the various factors discussed below, the Board of Directors believes that the businesses of Hexcel and the Ciba Composites Business are complementary and that the combined company will have the technology, product breadth and geographic reach to meet customer needs on a worldwide basis. Accordingly, the Board of Directors unanimously (with one director absent) approved the Acquisition and the issuance of the Hexcel Shares in connection therewith. The Board of Directors unanimously recommends approval of the issuance of the Hexcel Shares and the Common Stock Amendment by Hexcel's stockholders.

    In reaching this determination and making its recommendations, the Board of Directors considered the factors and information set forth below.

       (a) Information concerning Hexcel's and the Ciba Composites Business' respective businesses, financial condition, results of operations, cash flows, competitive positions, managements and prospects before and after giving effect to the Acquisition.

       (b) The terms and conditions of the Strategic Alliance Agreement, the Governance Agreement and the other Ancillary Agreements.

       (c) The degree of control that Ciba would have over the combined company in light of its 49.9% voting interest, as limited by the numerous provisions of the Governance Agreement restricting Ciba's ability to exercise such control and providing significant protections to Hexcel's public stockholders. See "-- The Governance Agreement."

       (d) The financial analyses and opinions presented to the Board of Directors by Bear Stearns, including the fact that Bear Stearns had rendered its written opinions to the Board of Directors, each to the effect that, as of the dates of such opinions and based upon the matters stated therein, the Acquisition is fair, from a financial point of view, to Hexcel's stockholders. See "-- Opinion of Hexcel's Financial Advisor."

       (e) The regulatory approvals required for the Acquisition, and that such approvals are not expected to interfere with the business or operations of the combined company and are likely to be obtained without undue delay.

       (f) Certain potential benefits and synergies expected to result from the Acquisition, such as:
           - Hexcel's historic strength in North America and Ciba's historic strength in Europe would give the combined company geographic diversity and a more geographically balanced customer base, with an equally strong presence in North America and Europe. Hexcel would, therefore, be better positioned to participate in the aircraft industry and non-aerospace markets in both geographic regions.
           - As a result of the Acquisition, the greater financial and operational capabilities of the combined company in Asia would enhance Hexcel's ability to build a presence in the rapidly growing Asian aerospace market.
           - The Ciba Composites Business' Heath Tecna business unit, which fabricates aircraft components, would provide Hexcel with the opportunity to participate in the trend of airframe manufacturers to outsource component fabrication, creating new business opportunities while securing a continuing demand for materials manufactured by the combined company and used in the fabrication of such components.
           - The Acquisition would present the potential for capacity elimination. In this regard, both Hexcel and Ciba invested in capacity expansion during the 1980s boom in the military and commercial aerospace markets. With the decline in military expenditures following the ending of the Cold War and the downturn in commercial aerospace demand due to a decline in airline profitability and constraints on market growth, both companies have been left with excess manufacturing capacity. Given the similarity of the two businesses and the fact that certain of Hexcel's facilities are located in the same geographic areas as facilities which are to be acquired from Ciba, the combined business would be able to eliminate excess capacity and overhead that could not be eliminated by either company on a stand-alone basis, thereby obtaining better utilization of plants and improved profitability.
           - The Acquisition would provide Hexcel access to the research and development capabilities of the Ciba Composites Business, some of which are currently not possessed by Hexcel. This would assist
             Hexcel in developing new markets and applications for its products.
           - The Acquisition may enhance  the technological capabilities of  the combined  company,  in that  both  Hexcel and  the  Ciba Composites
             Business have developed product and process technologies that can enhance each other's activities, potentially reducing product cost and offering new applications to existing customers.
           - The benefits of a strong relationship with Ciba, including the opportunity for Hexcel to obtain more attractive financing and insurance terms than would be available to Hexcel absent Ciba's significant stake in Hexcel.
           - The combined management, manufacturing, research and development, marketing and other capabilities of Hexcel and the Ciba Composites Business, which would equip Hexcel to better serve the needs of its customers as those customers face changes in their own markets and products.

       (g) Certain risks and costs typically associated with business combinations like the Acquisition, including risks associated with combining different corporate cultures and management information systems, risks associated with rationalizing the two businesses and the ordinary course of business risks of the Ciba Composites Business to which Hexcel would become subject as a result of the Acquisition.

       (h) The fact that, regardless of the proposed transaction with Ciba, a strategic transaction with an industry participant would likely be an important factor in the long-term success of Hexcel, given trends in industry consolidation, the need to eliminate excess capacity within the industry and the need to achieve critical mass to compete effectively on a global basis.

    In addition, the Board of Directors considered the fact that the principal amount of the Senior Subordinated Notes, and therefore the amount of consideration to be paid to Ciba in the Acquisition, will be based, in part, on the price (the "Danutec Price") that Ciba is able to negotiate with PCD Polymere Gesellschaft m.b.H. ("PCD") for PCD's 49% equity interest (the "PCD Equity") in Danutec Werkstoff Gesellschaft m.b.H., an Austrian corporation and 51% owned subsidiary of Ciba ("Danutec"). Pursuant to the Strategic Alliance Agreement, 100% of the equity interest in Danutec (the "Danutec Equity") will be delivered to Hexcel either at the Closing or within one year of the Closing if Ciba is successful in its efforts to purchase the PCD Equity from PCD. In making its determination, the Board of Directors considered that: (i) due to the nature and extent of Ciba's continuing interest in Hexcel, Ciba would be motivated to negotiate the best possible Danutec Price; (ii) the amount payable by Hexcel in respect of the Danutec Price would be capped at $9 million; (iii) due to the fact that Ciba and Hexcel would share equally that portion of the Danutec Price between $7 million and $11 million, Ciba would be further motivated to negotiate the best possible Danutec Price; and (iv) Ciba was unlikely to be successful in negotiating a Danutec Price of less than $7 million. Ciba currently anticipates purchasing the PCD Equity from PCD for approximately $12.5 million in late January 1996, pursuant to a definitive purchase agreement, the terms of which are subject to approval by the boards of PCD and its parent entity, entered into with PCD on December 20, 1995. Because there can be no assurance that Ciba will actually purchase the PCD Equity, the Board of Directors also considered the potential impact of Ciba's inability to acquire the PCD Equity and deliver the Danutec Equity to Hexcel. See "-- The Strategic Alliance Agreement -- General -- Danutec" and "-- The Strategic Alliance Agreement -- Principal Amount of the Senior Subordinated Notes."

    The Board of Directors also recognized that following the Acquisition, Hexcel's working capital needs would increase substantially and that, as a result, Hexcel would need to increase its borrowing capacity. In this regard, the Board of Directors considered Hexcel's need to refinance certain of its existing debt and expand its borrowing capacity with a new global revolving credit facility. See "-- New Revolving Credit Facility."

    After carefully considering each of the foregoing factors, the Board of Directors concluded that, on balance, such factors overwhelmingly support the Board of Directors' approval of the Acquisition and its decision to recommend that Hexcel's stockholders approve the issuance of the Hexcel Shares and the Common Stock Amendment. In view of the wide variety of factors considered in its evaluation of the Acquisition, the Board of Directors did not find it practicable to, and did not, assign any relative or specific weights to the various factors considered. Moreover, individual directors may have given differing weights to different factors.

OPINION OF HEXCEL'S FINANCIAL ADVISOR
    The Board of Directors selected Bear Stearns to act as its financial advisor in connection with the Acquisition and to analyze the terms of the Acquisition (including the consideration to be paid to Ciba) as negotiated by Hexcel and Ciba for purposes of rendering an opinion as to the fairness, from a financial point of view, of the Acquisition to the stockholders of Hexcel.

    Bear Stearns has rendered its opinions to the effect that, based on the matters set forth therein, the Acquisition is fair, from a financial point of view, to the stockholders of Hexcel. Bear Stearns' written opinion dated the date of this Proxy Statement is included as Annex A to this Proxy Statement. No limitations were imposed on Bear Stearns by the Board of Directors with respect to the investigations made or the procedures followed by Bear Stearns in rendering its opinions. The description of opinions, as set forth below, is qualified by reference to the full text of the opinion of Bear Stearns included as Annex A to this Proxy Statement. Hexcel stockholders are urged to read carefully the full text of Bear Stearns' opinion for a description of the assumptions made, factors considered and limitations on the review undertaken by Bear Stearns. Bear Stearns' opinion addresses only the fairness of the Acquisition from a financial point of view to the stockholders of Hexcel and does not constitute a recommendation to any stockholder of Hexcel as to how such stockholder should vote at the Annual Meeting.

    INFORMATION AND MATERIALS CONSIDERED
    In the course of advising the Board of Directors and rendering its opinions, Bear Stearns has, among other things: (i) reviewed this Proxy Statement; (ii) reviewed Hexcel's Annual Reports to Stockholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1992 through December 31, 1994, and its Quarterly Reports on Form 10-Q for the periods ended April 2, 1995, July 2, 1995 and October 1, 1995; (iii) reviewed certain operating and financial information, including projections, provided to Bear Stearns by Hexcel's management relating to Hexcel's business and prospects; (iv) met with certain members of Hexcel's senior management to discuss its operations, historical financial statements and future prospects, the relative quality of Hexcel's and the Ciba Composites Business' plant and equipment and research and development pipeline and the benefits anticipated by Hexcel's management to be realized by Hexcel as a result of the Acquisition; (v) visited Hexcel's facilities in Casa Grande, Arizona; Lyon, France; Pleasanton, California; and Welkenraedt, Belgium; (vi) reviewed the Ciba Composites Business' audited financial statements for the fiscal years ended December 31, 1993 and December 31, 1994, and its unaudited financial statements for the six month period ended June 30, 1995 and the three and nine month periods ended September 30, 1995; (vii) reviewed certain operating and financial information, including projections, provided to Bear Stearns by the Ciba Composites Business' management relating to the Ciba Composites Business' business and prospects; (viii) met with certain members of the Ciba Composites Business' senior management to discuss its operations, historical financial statements and future prospects; (ix) visited the Ciba Composites Business' facilities in Anaheim, California; Duxford, England; and Decines, France; (x) reviewed the historical prices and trading volume of Hexcel Common; (xi) reviewed publicly available financial data and stock market performance data of companies which Bear Stearns deemed generally comparable to Hexcel and the Ciba Composites Business; (xii) reviewed certain mergers and acquisitions data within the aerospace and specialty chemicals industries; and (xiii) conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

    In the course of its review, Bear Stearns has relied upon and assumed the accuracy and completeness of the financial and other information provided to it by Hexcel and the Ciba Composites Business. With respect to Hexcel's and the Ciba Composites Business' projected financial results and potential synergies that could be achieved upon consummation of the Acquisition, Bear Stearns has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Hexcel and the Ciba Composites Business as to such matters. Bear Stearns has not assumed any responsibility for the information or projections provided to it and has further relied on the assurances of the managements of Hexcel and the Ciba Composites Business that they are unaware of any facts that would make the information provided to Bear Stearns incomplete or misleading. In arriving at its opinions, Bear Stearns has not performed or obtained any independent appraisal of the assets of Hexcel or the Ciba Composites Business. Bear Stearns' opinions are necessarily based upon the economic, market and other conditions as in effect on, and the information made available to it as of, the dates of its opinions. Bear Stearns further assumed that the Acquisition would be accounted for in accordance with the purchase method of accounting under the requirements of APB Opinion No. 16.

    LIMITATIONS OF ANALYSES

    The following summarizes the material analyses performed by Bear Stearns for purposes of rendering its opinions to the Board of Directors. This summary does not purport to be a complete description of the analyses performed or the matters considered by Bear Stearns in arriving at its opinions. The preparation of a fairness opinion involves various determinations as to the most relevant methods of financial analysis and the application of those methods to the particular circumstances of a transaction and, therefore, is not necessarily susceptible to partial analysis. Bear Stearns believes that its analyses must be considered as a whole and that selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Bear Stearns' opinions. In performing its analyses, Bear Stearns made numerous estimates and assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Hexcel, Ciba and the Ciba Composites Business. Since such estimates are inherently subject to uncertainty, none of Hexcel, Ciba, the Ciba Composites Business, Bear Stearns or any other person assumes any responsibility for their accuracy. The analyses were prepared solely for purposes of providing Bear Stearns' opinions as to the fairness of the Acquisition to Hexcel's stockholders and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. In arriving at its opinions, Bear Stearns considered the results of all its analyses as well as several important qualitative factors, including those described below.

    SUMMARY OF ANALYSES

    In rendering its opinions, Bear Stearns considered, among other things, the historical and projected future financial performances of the Ciba Composites Business and Hexcel, as well as the cost and capital synergies expected to result from the Acquisition. In addition, Bear Stearns considered a variety of qualitative factors related to the Acquisition, including: (i) the opportunity for Hexcel to increase its customer, market and geographic diversification; (ii) the ability of Hexcel to participate in certain markets and with certain products not currently available to Hexcel; (iii) the opportunity to improve the overall quality of Hexcel's plant and equipment and research and development pipeline; (iv) the advantages to Hexcel associated with increased business size and scope in its dealings with customers, suppliers and sources of capital; and
(v) the benefits to Hexcel associated with a strong affiliation with Ciba.

    The estimates  of  future financial  performance  for Hexcel  and  the  Ciba
Composites Business were provided by their respective managements. Such estimates were based on numerous assumptions involving the markets in which the businesses compete, general business and economic conditions and other matters which are beyond the control of the Ciba Composites Business and Hexcel. With respect to the Ciba Composites Business, such assumptions included forecasted trends in the aerospace industry and commercial aircraft build rates, stable energy prices, a modest level of general price inflation, a constant dollar to Swiss franc exchange rate, growth in the use of composite products, pressure to lower prices by original equipment manufacturers ("OEMs"), growth in new markets for wind energy and transportation applications and the relatively higher margins provided by such applications relative to other honeycomb products. With respect to Hexcel, such assumptions included anticipated commercial aircraft build rates and related product shipments, recent trends in product sales to particular markets, expected trends in market demand, the impact of identified process improvements and material yield opportunities, the level of marketing, general and administrative support activities, estimated investments in research and development efforts, the utilization of net operating loss carryforwards for income tax purposes and modest changes in overall price levels.

    Because the aerospace industry is the largest market for both Hexcel and the Ciba Composites Business, Build Rates will have a significant impact on future financial performance. Both Hexcel and the Ciba Composites Business separately track the forecasted Build Rates of major commercial aircraft manufacturers as a basis for estimating future financial performance. In developing the estimates of future financial performance provided to Bear Stearns, Hexcel and the Ciba Composites Business discussed their respective assumptions concerning the future annual Build Rates to be used for purposes of providing such estimates. These Build Rate assumptions reflected anticipated growth in estimated commercial aircraft Build Rates after the sharp decline seen from 1992 to 1995. Such growth is anticipated to be driven by, among other things, the successful introduction of the new Boeing 777 aircraft, the new version of the Boeing 737 aircraft expected to be introduced into service in late 1997 and the continued success of the Airbus A-330 and A-340 aircraft. Because Hexcel and the Ciba Composites Business generally deliver materials and components used in the manufacture of commercial aircraft up to 15 months in advance of the time that a finished aircraft is delivered by the aircraft manufacturer, the Build Rates forecasted by commercial aircraft manufacturers are adjusted by Hexcel and the Ciba Composites Business to reflect, among other things, their anticipated component manufacturing rates for a given year.

    Although Hexcel and the Ciba Composites Business estimated that there will be growth in demand for commerical aircraft based on expected Build Rates for the aircraft programs identified above, Hexcel and the Ciba Composite Business do not anticipate, and the estimates of future financial performance provided to Bear Stearns did not reflect, any resurgence in the military aerospace market. With regard to the commercial industrial and recreational markets in which Hexcel and the Ciba Composites Business operate, no significant changes in recent market trends are anticipated and, as a result, no such changes were reflected in the estimates of future financial performance provided to Bear Stearns.

    Because the assumptions made by Hexcel and the Ciba Composites Business in connection with providing estimates of future financial performance to Bear Stearns are based on Build Rate estimates provided by independent third parties and involve a number of factors that are outside the control of Hexcel and the Ciba Composites Business, there can be no assurance that such assumptions will prove to be accurate or that actual trends will not differ materially from those assumed.

    Bear Stearns used several standard valuation methodologies to derive consolidated relative enterprise values for the Ciba Composites Business and Hexcel. In determining the appropriate multiples of operating cash flow and, as a result, the consolidated enterprise values of each company, Bear Stearns considered several quantitative and qualitative factors related to the Ciba Composites Business and Hexcel. In this regard, Bear Stearns considered Hexcel's management's assessment of the level of technology, the extent of the research and development pipeline, the quality of plant and equipment, the strength of customer relationships, the position within a particular market and the depth of management possessed by each company.

    After considering such factors, Bear Stearns conducted financial analyses which included (i) an operating cash flow multiple analysis and (ii) a discounted cash flow analysis to determine the relative enterprise values of the Ciba Composites Business and Hexcel. Bear Stearns also conducted searches for mergers and acquisitions data within the aerospace and specialty chemicals industries to determine if there were similar transactions involving comparable businesses. Bear Stearns was unable to identify any transactions that were comparable for valuation purposes to the Acquisition. Accordingly, Bear Stearns determined that an analysis of comparable merger and acquisition transactions did not provide sufficient information to derive any meaningful conclusions. Bear Stearns also performed a pro forma merger analysis to analyze the expected impact of the Acquisition on Hexcel. After determining relative enterprise values for Hexcel and the Ciba Composites Business, Bear Stearns considered the debt and certain non-operating liabilities of each business as well as other valuation differences in order to arrive at the relative equity values for the two companies.

    QUANTITATIVE ANALYSES

    DETERMINATION OF RELATIVE ENTERPRISE VALUES

    OPERATING CASH FLOW MULTIPLE ANALYSIS. Bear Stearns performed an analysis of the relative enterprise values of the Ciba Composites Business and Hexcel using multiples of estimated 1995 and 1996 operating cash flows. Bear Stearns determined that appropriate 1995 multiples were 6.5x earnings before interest, taxes, depreciation and amortization ("EBITDA") for the Ciba Composites Business and 5.5x EBITDA for Hexcel. Appropriate operating cash flow multiples for 1996 estimated earnings were determined by Bear Stearns to be 6.0x EBITDA for the Ciba Composites Business and 5.0x EBITDA for Hexcel.

    Bear Stearns ascribed different operating cash flow multiples to the earnings of the Ciba Composites Business and Hexcel as a result of its analysis of certain quantitative and qualitative factors related to the Ciba Composites Business and Hexcel. See "-- Summary of Analyses" and "-- Qualitative Analysis." In determining the appropriate multiples, Bear Stearns also considered public trading multiples for comparable companies as well as operational and business issues specific to the Ciba Composites Business and Hexcel. Based on its operating cash flow multiple analysis, Bear Stearns determined implied relative enterprise values of approximately 54% for Hexcel and 46% for the Ciba Composites Business based on both 1995 and 1996 estimated EBITDA. The EBITDA estimates for 1995 and 1996 were developed based on managements' projections, as adjusted in connection with the due diligence process.

    DISCOUNTED CASH FLOW ANALYSIS. Bear Stearns performed a discounted cash flow analysis of the projected unleveraged free cash flow of Hexcel and the Ciba Composites Business for the fiscal years ending December 31, 1996 through December 31, 2000. Such analysis was based upon certain operating and financial assumptions, forecasts and other information provided by the respective managements of Hexcel and the Ciba Composites Business, as adjusted in connection with the due diligence process. In conducting its discounted cash flow analysis, Bear Stearns assumed a discount rate of 13.0% and terminal multiples of 5.5x and 6.0x EBITDA for Hexcel and the Ciba Composites Business, respectively. The different terminal multiples were the result of Bear Stearns' analysis of certain quantitative and qualitative factors related to the Ciba Composites Business and Hexcel. See "-- Summary of Analyses" and "-- Qualitative Analysis." The reduced difference in the multiples ascribed to the two businesses (0.5x versus 1.0x in the case of the operating cash flow multiples analysis discussed above) reflects Bear Stearns' assessment that the difference between the various qualitative and quantitative factors considered by Bear Stearns in connection with determining respective multiples will lessen over time. The discounted cash flow analysis resulted in approximately equal implied relative enterprise values for Hexcel and the Ciba Composites Business over a five-year valuation horizon.

    Based on the results of the operating cash flow multiple analysis and the discounted cash flow analysis, Bear Stearns determined that the implied relative enterprise value of Hexcel was greater than that of the Ciba Composites Business.

    As a result of the relative decline in the expectations regarding the near-term financial performance of the Ciba Composites Business and Ciba's request that it hold 49.9% of the Hexcel Common outstanding after the issuance of the Hexcel Shares, Hexcel and Ciba included a $10 million enterprise valuation adjustment in the original terms of the Strategic Alliance Agreement to compensate Hexcel for the relatively lower enterprise value of the Ciba Composites Business at the time the Strategic Alliance Agreement was entered into. As discussed under "Background of the Acquisition," Hexcel and Ciba agreed on December 12, 1995 to amend the Strategic Alliance Agreement to include an additional $5 million enterprise valuation adjustment to take into account the decline in recent earnings and near-term earnings estimates of the Ciba Composites Business relative to Hexcel as reflected in the updated financial information exchanged in November 1995. The $10 million and $5 million valuation adjustments are reflected in the provisions of the Strategic Alliance Agreement that determine the principal amount of the Senior Subordinated Notes to be issued to Ciba in respect of the relative equity valuation differences discussed below under "Determination of Relative Equity Values."

    After analyzing the impact of the aggregate $15 million in valuation adjustments discussed above and after reflecting such adjustments as an increase in the enterprise value of the Ciba Composites Business, Bear Stearns determined that the adjusted implied relative enterprise values were approximately 51% for Hexcel and 49% for the Ciba Composites Business.

    DETERMINATION OF RELATIVE EQUITY VALUES

    Given the roughly equal adjusted enterprise values of the two businesses after giving effect to the foregoing adjustments, equivalent relative equity values were arrived at by compensating Ciba for the excess of debt and certain non-operating liabilities of Hexcel over those of the Ciba Composites Business. In this regard, Bear Stearns analyzed the relative equity valuation differences between the two companies and determined the amount of such excess debt and non-operating liabilities to be $94.8 million. This determination was made by reference to the July 2, 1995 balance sheet of Hexcel and the June 30, 1995 balance sheet of the Ciba Composites Business, before certain other adjustments for additional valuation differences identified and agreed to by the parties during the negotiation and due diligence process. Such other adjustments totalled $11.8 million and served to reduce the $94.8 million figure referred to above, and consequently the amount of additional consideration to be paid to Ciba in the Acquisition, to $83 million (subject to further adjustment in accordance with the terms of the Strategic Alliance Agreement). The $11.8 million of other adjustments included (i) $5.6 million related to the present value of certain incremental tax net operating loss carryforwards of Hexcel;
(ii) $4.9 million related to the amount of the discount from face value of Hexcel's publicly traded convertible subordinated debt as determined by the market price of such debt in September 1995; and (iii) $1.3 million related to an expected future tax refund due to Hexcel. Accordingly, Bear Stearns determined, after giving effect to the $15 million in valuation adjustments discussed above, that the equity value of the Ciba Composites Business exceeded that of Hexcel by approximately $68 million, corresponding to the negotiated $25 million Cash Price and approximately $43 million (subject to adjustment in accordance with the Strategic Alliance Agreement) of Senior Subordinated Notes to be paid to Ciba in the Acquisition.

    PRO FORMA MERGER ANALYSIS

    Bear Stearns' analysis of the pro forma financial effects of the Acquisition, including the impact of the Acquisition on Hexcel's forecasted earnings per share and book and market capitalization, was based upon financial forecasts provided to Bear Stearns by senior management of Hexcel and the Ciba Composites Business as adjusted by Bear Stearns to reflect information gained during the due diligence process. Bear Stearns' pro forma financial analysis assumed, among other things, that the Acquisition: (i) will provide Ciba, in the aggregate, consideration in the form of the Hexcel Shares and additional consideration in the form of the Cash Price and Senior Subordinated Notes, of approximately $68 million determined as discussed under "Determination of Relative Equity Values" and subject to adjustment in accordance with the terms of the Strategic Alliance Agreement, (ii) will be accounted for under the purchase method of accounting and (iii) will result in the realization of

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
certain strategic, operational and financial benefits anticipated by Hexcel and the Ciba Composites Business senior management. The adjustments to the approximately $68 million of additional consideration to be paid to Ciba that are provided for in the Strategic Alliance Agreement are intended to reflect changes in the relative equity values of Hexcel and the Ciba Composites Business between the signing of the Strategic Alliance Agreement and the date of the Closing (the "Closing Date") and are not expected to affect Bear Stearns' analyses or opinions. See "-- Adjustments to the Principal Amount of the Senior Subordinated Notes."

    As a result of the Acquisition, total debt as compared to capitalization will decrease from approximately 65% to approximately 50% and total debt as compared to equity will decrease from approximately 200% to approximately 110%. The results of the pro forma merger analysis suggest that the Acquisition will be dilutive to Hexcel's 1996 earnings per share; however, the estimated cost savings combined with a projected increase in the Ciba Composites Business' earnings relative to those of Hexcel, suggest that the Acquisition will be accretive to Hexcel's earnings per share in fiscal 1997 and 1998. Although Bear Stearns' pro forma merger analysis is dependent upon the ability of both Hexcel and the Ciba Composites Business to realize certain projected operating performance assumptions as well as many of the strategic, operating and financial benefits, including cost savings, anticipated from the Acquisition by the senior managements of Hexcel and the Ciba Composites Business, there can be no assurance that such operating performance, benefits or cost savings will actually be realized. As discussed under "UNAUDITED PRO FORMA FINANCIAL INFORMATION," estimates of potential synergies and related costs are preliminary and subject to significant change. Accordingly, there can be no assurance that the Acquisition will actually be accretive to earnings per share in fiscal 1997 and 1998, if ever.

    QUALITATIVE ANALYSIS

    Bear Stearns also considered several important qualitative factors related to the Acquisition. The most significant of these factors were:

    - The increases in the geographic diversification of Hexcel's business as well as a more diversified customer base, particularly with respect to certain large European aerospace manufacturers, including Airbus Industries with whom Hexcel does not have a substantial market position.

    - The ability of Hexcel to participate in certain markets and with certain products not currently available to it. The most significant relates to the Ciba Composites Business' Health Tecna business unit which produces finished aircraft interiors for commercial aircraft manufacturers. Given the high cost structure of many of the commercial aircraft manufacturers, combined with their strategic shift toward system integration, the outsourcing of aircraft interior construction is expected to increase.

    - The significant improvement in the overall quality of Hexcel's plant and equipment and research and development pipeline.

    - The significant increase in the size and scope of Hexcel's business also provides benefits to Hexcel. Such benefits include increased purchasing power with suppliers and becoming a more important supplier to Hexcel's customers (through the ability to offer new products and product line extensions).

    - The opportunities associated with becoming a larger and better capitalized company, with greater access to capital markets, thereby providing increased operating and financial flexibility in an industry undergoing continued consolidation.

    - The benefits associated with a strong affiliation with Ciba, which include
      the   ability  to  access  existing  Ciba  relationships  to  obtain  more attractive financing and insurance terms.

    RENDERING OF FAIRNESS OPINION

    Based on Bear Stearns' evaluation of the various information and materials it considered and on the quantitative and qualitative analyses it performed, taken as a whole, and subject to the limitations and qualifications set forth herein, Bear Stearns concluded, and rendered its written opinions to the

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
Board of Directors to the effect, that the Acquisition is fair, from a financial point of view, to the stockholders of Hexcel. Bear Stearns' written opinion dated the date of this Proxy Statement is included as Annex A to this Proxy Statement.

    ADJUSTMENTS TO THE PRINCIPAL AMOUNT OF THE SENIOR SUBORDINATED NOTES

    The Strategic Alliance Agreement provides for certain adjustments to the negotiated $43 million initial aggregate principal amount of the Senior Subordinated Notes. These adjustments are intended to take into account relative changes in the balance sheets of Hexcel and the Ciba Composites Business and other valuation differences between the signing of the Strategic Alliance Agreement and the Closing Date, and to adjust for such changes on a dollar-for-dollar basis. See "-- The Strategic Alliance Agreement -- Principal Amount of the Senior Subordinated Notes." Because such adjustments are intended to reflect changes in the relative equity values of Hexcel and the Ciba Composites Business, they are not expected to affect Bear Stearns' analyses or opinions.

    SELECTION OF AND FEES PAYABLE TO BEAR STEARNS

    The Board of Directors selected Bear Stearns based upon the experience, expertise and reputation of its members as investment bankers and professionals in the securities industry, as well as its experience in transactions similar to the Acquisition. Bear Stearns is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes. In the ordinary course of its trading and brokerage activities, Bear Stearns may trade the stock of Hexcel for its own account and for the accounts of customers and Bear Stearns may, at any time, hold a long or short position in such stock.

    Pursuant to a letter agreement, dated as of June 28, 1995, as amended, Hexcel has agreed to pay Bear Stearns (i) an initial fee of $100,000, (ii) a fee of $350,000 upon delivery of Bear Stearns' opinion in connection with the Acquisition and (iii) upon consummation of the Acquisition, an additional fee of $950,000. Hexcel has also agreed to reimburse Bear Stearns, upon request from time to time, for reasonable out-of-pocket expenses up to an aggregate of $50,000 incurred by Bear Stearns in connection with the Acquisition, including the reasonable fees and disbursements of counsel and of other consultants and advisors retained by Bear Stearns, and to indemnify Bear Stearns and certain related persons against certain liabilities in connection with the engagement of Bear Stearns, including certain liabilities under the federal securities laws related to or arising from such engagement.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

    In considering the recommendations of the Board of Directors with respect to the Acquisition, stockholders should be aware that certain members of the Board of Directors have interests that are in addition to the interests of stockholders of Hexcel generally. The Board of Directors was aware of these interests and considered them, among other factors, in approving the Acquisition.


    Upon stockholder approval of the Incentive Stock Plan, nonqualified stock options to purchase 40,000 shares of Hexcel Common granted to each director as of April 4, 1995, with an exercise price of $4.75 per underlying share (the fair market value of Hexcel Common on April 4, 1995, based on the closing price of Hexcel Common on the NYSE Composite Tape on such date) will become effective. Such options will be exercisable as to one-third of the shares subject thereto upon such stockholder approval and an additional one-third of the shares on each of April 4, 1996 and April 4, 1997. However, consummation of the Acquisition will constitute a "change of control" for purposes of such options, thereby triggering the immediate vesting and exercisability of all such options as of the Closing Date. See "THE INCENTIVE STOCK PLAN." As of January 18, 1996, the closing price per share of Hexcel Common on the NYSE Composite Tape was $11.


    In addition, Mr. Lee will serve as Chairman of the Board and Chief Executive Officer of Hexcel following the Closing pursuant to a yet to be negotiated employment agreement. It is expected that such agreement will provide for Mr. Lee to receive compensation and benefits including salary, bonus

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
and long-term incentive compensation such as stock options. Such agreement is also expected to provide for the preservation of the economic benefits to Mr. Lee of certain compensatory arrangements provided for in the Plan of Reorganization and Mr. Lee's Interim Employment Agreement. See "EXECUTIVE COMPENSATION -- Compensation of Senior Executives Following the Acquisition" for a description of certain terms of the employment agreement expected to be entered into with Mr. Lee upon consummation of the Acquisition.

    Pursuant to the terms of the Strategic Alliance Agreement, the certificate of incorporation and bylaws of Hexcel will continue, for a period of six years following the Closing, to contain provisions with respect to indemnification of Hexcel's directors and officers contained therein as of the date of the Strategic Alliance Agreement. In addition, Hexcel will be required, for a period of six years after the Closing, to provide liability insurance for certain directors and officers covering acts or omissions occurring at or prior to the Closing. See "THE ACQUISITION -- The Strategic Alliance Agreement -- Indemnification."

CERTAIN REGULATORY MATTERS

    Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Acquisition may not be consummated unless certain information has been furnished to the FTC and the Department of Justice (the "DOJ") and specified waiting period requirements have been satisfied. On July 24, 1995, the notification and report forms required pursuant to the HSR Act were filed by each of Ciba and Hexcel with the DOJ and the FTC for review in connection with the Acquisition. A request for additional information was made by the DOJ on August 23, 1995. On September 25, 1995, prior to any submission of additional information by Hexcel or Ciba, the DOJ withdrew its request for additional information and the HSR Act waiting period expired. There are no further federal governmental antitrust approvals required in the United States. At any time before or after the Closing, however, the FTC or the DOJ could take action under the antitrust laws with respect to the Acquisition, including seeking to enjoin the consummation of the Acquisition or seeking the divestiture by Hexcel of all or any part of the assets of the Ciba Composites Business. The obligations of Ciba and Hexcel to consummate the Acquisition are conditioned upon, among other things, there being no temporary restraining order, preliminary or permanent injunction or other order by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition. Each party has agreed to use all commercially reasonable efforts to have any such injunction or order lifted.

    In addition, Hexcel and Ciba conduct operations or have sales in a number of foreign countries where regulatory filings or approvals may be required or recommended in connection with the consummation of the Acquisition. Such approvals have been received from the applicable antitrust authorities in Belgium and Italy. Certain other of these filings or approvals may not be completed and certain of such filings or approvals may not be made or obtained for a substantial period of time. Based on available information, neither Hexcel nor Ciba believes that any delay in consummating the Acquisition will result from the laws of any foreign jurisdiction because, as a matter of practice, such filings and approvals often are not made or obtained prior to effectiveness of a transaction occurring outside the foreign country. Based on available information, Hexcel and Ciba also believe that the Acquisition can be effected in compliance with all applicable foreign laws. However, no assurances can be given that a foreign jurisdiction will not attempt to impose conditions (including the divestiture of assets) on the operations of Hexcel or the Ciba Composites Business or that might otherwise have a material effect on Hexcel or the Ciba Composites Business.

    The Acquisition was submitted for review to CFIUS pursuant to the Defense Production Act of 1950, as amended, in order to obtain from CFIUS a determination that the Acquisition presents no issues of national security sufficient to prevent the consummation of the Acquisition. Hexcel has obtained such determination from CFIUS. Discussions are currently ongoing with the United States Defense Investigative Service to obtain clearances for Hexcel to continue to perform certain classified work following the Acquisition. See "-- The Strategic Alliance Agreement -- Conditions."

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

    The transfer to Hexcel at Closing of the shares of stock of Brochier, S.A., a French corporation and wholly owned subsidiary of Ciba ("Brochier"), pursuant to the terms of the Strategic Alliance Agreement, requires the prior approval of the Direction du Tresor in France, which includes the consent of the Departement de Securite of the Ministry of National Defense of the French government. Ciba is in the process of seeking such approval. Such approval is also a condition to the Closing. See "-- The Strategic Alliance Agreement -- Conditions."


CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION

    Neither Hexcel's stockholders nor Hexcel will recognize any gain or loss from the Acquisition for United States federal income tax purposes. Hexcel and its subsidiaries will have an aggregate cost basis in the acquired assets and stock of the acquired subsidiaries that together comprise the Ciba Composites Business equal to the aggregate fair market value of the consideration paid therefor.

STOCK EXCHANGE LISTING

    Hexcel has agreed in the Strategic Alliance Agreement to use all commercially reasonable efforts to cause the Hexcel Shares to be approved for listing on the NYSE at the time of Closing. Such approval for listing on the NYSE is a condition to Ciba's obligation to consummate the Acquisition. Hexcel also intends to use its reasonable efforts to cause the Hexcel Shares to be approved for listing on the PSE at the time of Closing. The Hexcel Shares have not yet been approved for listing on the NYSE or the PSE.

ACCOUNTING TREATMENT

    The Acquisition will be accounted for by the purchase method in accordance with APB Opinion No. 16. The purchase price, including the Cash Price, the fair market value of the Senior Subordinated Notes and the fair market value of the Hexcel Shares, plus any transaction costs to be capitalized, will be compared to the current fair value of the identifiable net assets acquired, and the difference will be allocated to goodwill and amortized on a straight-line basis over such periods as are permitted by GAAP. See "UNAUDITED PRO FORMA FINANCIAL INFORMATION."

THE STRATEGIC ALLIANCE AGREEMENT

    THE FOLLOWING SUMMARY OF THE STRATEGIC ALLIANCE AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COPY OF THE STRATEGIC ALLIANCE AGREEMENT INCLUDED IN THIS PROXY STATEMENT AS ANNEX B. STOCKHOLDERS ARE URGED TO READ THE STRATEGIC ALLIANCE AGREEMENT IN ITS ENTIRETY.

    GENERAL

    THE ACQUIRED ASSETS. The Strategic Alliance Agreement provides, among other things, that Ciba will sell, assign and transfer to Hexcel (i) all right, title and interest of Ciba and its subsidiaries in and to assets that relate exclusively or primarily to the Ciba Composites Business (with certain exclusions) and (ii) good, valid and marketable title in and to all capital stock or other equity interests (the "Contributed Shares") in Composite Materials Limited, a United Kingdom company and wholly owned subsidiary of Ciba ("CML"), Brochier, Salver S.r.l., an Italian corporation and wholly owned subsidiary of Ciba ("Salver"), Danutec (subject to the prior occurrence of the Danutec Closing (as defined below)) and Confection et Diffusion de Stores et Rideaux, a French corporation and indirect wholly owned subsidiary of Ciba ("CDSR" and together with CML, Brochier, Salver and, subject to the prior occurrence of the Danutec Closing, Danutec, the "Divested Subsidiaries"), each of which is engaged predominantly in the Ciba Composites Business ((i) and (ii) being collectively, the "Acquired Assets"). In exchange for the Acquired Assets, Hexcel will (i) assume the liabilities that relate exclusively or primarily to the Ciba Composites Business (with certain exclusions) (the "Assumed Liabilities") and (ii) pay or deliver to Ciba or a subsidiary thereof (a) the Cash Price, (b) the Senior Subordinated Notes and (c) the Hexcel Shares.

    DANUTEC. In the event that Ciba does not acquire the PCD Equity by the Closing Date, the Contributed Shares will not include the Danutec Equity unless and until the Danutec Closing occurs. If Ciba acquires the PCD Equity prior to the Closing Date or within one year after the Closing Date, the closing of the sale and transfer of the Danutec Equity to Hexcel (the "Danutec Closing") will take

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
place on the Closing Date or on the fifth business day following (i) the consummation of an agreement between Ciba and PCD (a "Danutec Agreement") relating to the sale to Ciba of the PCD Equity if no pre-merger notification is filed under the Austrian Cartel Act, (ii) receipt of a confirmation from the Austrian Cartel Court resulting in a clearance of the transactions contemplated by the Danutec Agreement if a pre-merger notification is filed under the Austrian Cartel Act or (iii) at such other time as shall be agreed among the parties. The consideration to be paid by Hexcel to Ciba for the PCD Equity will be based upon the Danutec Price and will be paid in an additional principal amount of up to $9 million (corresponding to a Danutec Price of $11 million or more) of Senior Subordinated Notes. See "-- Principal Amount of the Senior Subordinated Notes." The Danutec Price will be determined by arm's-length negotiations between Ciba and PCD for the PCD Equity. Ciba currently anticipates purchasing the PCD Equity from PCD for approximately $12.5 million in late January 1996, pursuant to a definitive purchase agreement, the terms of which are subject to approval by the boards of PCD and its parent entity, entered into with PCD on December 20, 1995. If, however, Ciba does not acquire the PCD Equity by the first anniversary of the Closing Date, Ciba will retain the Danutec Equity and the assets and liabilities of Danutec and will, on the first anniversary of the Closing Date, pay to Hexcel $11 million in cash plus interest from the Closing Date at the rate in effect from time to time under the Senior Subordinated Notes. There can be no assurance that Ciba will actually purchase the PCD Equity and subsequently transfer the Danutec Equity to Hexcel.

    THE DEFERRED ASSETS. Pursuant to the Distribution Agreement, certain assets that relate to the Ciba Composites Business, but which are located in the Excluded Jurisdictions (as defined in the Strategic Alliance Agreement) (the "Deferred Assets") will not be acquired by Hexcel on the Closing Date, but will be acquired by Hexcel at various times subsequent to the Closing Date. The Deferred Assets primarily consist of inventory and certain fixed assets, which are not in the aggregate expected to be material to the financial position of the combined company. As described under "-- Principal Amount of the Senior Subordinated Notes," the initial principal amount of the Senior Subordinated Notes will be reduced by the net book value of the Deferred Assets that are current assets plus $457,500 related to a facility in South Africa. Upon the earlier of (i) the first anniversary of the Closing Date or (ii) the date of the final sale and transfer of the Deferred Assets to Hexcel under the Distribution Agreement, Hexcel will pay to Ciba an additional principal amount of Senior Subordinated Notes (the "Deferred Consideration") equal to the aggregate value of the Deferred Assets sold to Hexcel pursuant to the Distribution Agreement after the Closing Date (which is currently expected to be approximately $7 million to $10 million, determined based on currently available information and in accordance with the terms of the Distribution Agreement). See "-- The Distribution Agreement."

    PRINCIPAL AMOUNT OF THE SENIOR SUBORDINATED NOTES

    The Strategic Alliance Agreement sets forth the negotiated $48,029,000 initial aggregate principal amount of the Senior Subordinated Notes to be issued to Ciba, which will bear interest from the date of the Closing, and provides for such initial aggregate principal amount to be adjusted as follows: (i) increased by (a) the Danutec Price if such price is $7 million or less, (b) $7 million plus 50% of the amount by which the Danutec Price exceeds $7 million if the Danutec Price does not exceed $11 million or (c) $9 million if the Danutec Price exceeds $11 million; (ii) decreased or increased, as the case may be, by the amount by which Hexcel's working capital immediately prior to the Closing exceeds or is less than, as the case may be, Hexcel's working capital at July 2, 1995; (iii) increased or decreased, as the case may be, by the amount by which the Ciba Composites Business' working capital immediately prior to the Closing exceeds or is less than, as the case may be, the Ciba Composites Business' working capital at June 30, 1995; (iv) decreased by the net book value as of the Closing Date of the Deferred Assets that are current assets plus $457,500; (v) to the extent certain prepaid taxes are not included as current assets of the Ciba Composites Business in the calculation of the Ciba Composites Business' working capital, increased by an amount equal to such prepaid taxes; (vi) to the extent that certain transfer taxes paid by Hexcel are not included as current assets of Hexcel in the calculation of Hexcel's working capital, decreased by an amount equal to such transfer taxes; and (vii) increased by the amount, if any, by which the result obtained by subtracting (a) the total of certain individually

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
scheduled Ciba Composites Business items as well as certain reserves for non-operating liabilities that would represent future cash expenses of the Ciba Composites Business from (b) the total of certain individually scheduled Hexcel items as well as certain reserves for non-operating liabilities that would represent future cash expenses of Hexcel, exceeds $83,029,000 or decreased by the amount, if any, by which $83,029,000 exceeds such result. The purpose of the foregoing adjustments to the principal amount of the Senior Subordinated Notes is to take into account relative changes in (i) certain balance sheet items of Hexcel and the Ciba Composites Business and (ii) other valuation differences between the date of the signing of the Strategic Alliance Agreement and the Closing Date, and to adjust for such changes on a dollar-for-dollar basis.

    As discussed under "-- Background of the Acquisition," (i) the negotiated $48,029,000 initial aggregate principal amount of the Senior Subordinated Notes reflects a $10 million valuation adjustment agreed to by Hexcel and Ciba during the final negotiations of the original terms of the Strategic Alliance Agreement and (ii) Hexcel and Ciba further agreed on December 12, 1995 to amend the Strategic Alliance Agreement to reflect an additional $5 million reduction in the initial aggregate principal amount of the Senior Subordinated Notes from $48,029,000 to $43,029,000. These adjustments were agreed to in light of the decline in recent earnings and near-term earnings estimates of the Ciba Composites Business relative to Hexcel.

    As discussed under "-- The Strategic Alliance Agreement -- General -- Danutec," Ciba currently anticipates purchasing the PCD Equity for $12.5 million, which would correspond to a $9 million adjustment in the aggregate principal amount of the Senior Subordinated Notes.

    Based on third quarter 1995 balance sheet information for Hexcel and the Ciba Composites Business and after taking into account the $15 million in initial aggregate principal amount adjustments discussed above, the initial aggregate principal amount of the Senior Subordinated Notes would have been approximately $42.4 million at October 1, 1995. See "UNAUDITED PRO FORMA FINANCIAL INFORMATION." Hexcel anticipates that any differences from such amount will result primarily from relative changes in the working capital of Hexcel and the Ciba Composites Business.

    REPRESENTATIONS AND WARRANTIES

    The Strategic Alliance Agreement contains various customary representations and warranties of each of Hexcel, Ciba and CGC, relating to, among other things:
(i) due organization and similar corporate matters; (ii) due authorization, execution, delivery and the enforceability of the Strategic Alliance Agreement and the Ancillary Agreements (subject, in the case of Hexcel, to the approval by the requisite vote of the holders of Hexcel Common entitled to vote for the issuance of the Hexcel Shares and the Common Stock Amendment); (iii) the absence of certain conflicts, violations, breaches, defaults, termination events, liens or consent, approval or filing requirements as a result of the execution and delivery of the Strategic Alliance Agreement and the Ancillary Agreements; (iv) absence of undisclosed liabilities; (v) compliance with applicable laws, regulations, rules and orders, permits and authorizations; (vi) the absence of litigation which, (x) if adversely determined, would be reasonably likely to result in a material adverse effect, (y) seeks to enjoin, prevent, alter or materially delay the Acquisition, or (z) alleges criminal action or inaction with respect to Hexcel or the Ciba Composites Business; (vii) the insured status of the material properties and businesses of Hexcel and the Ciba Composites Business; (viii) validity and enforceability of and absence of default or breach under material contracts; (ix) the conduct of each of Hexcel and the Ciba Composites Business in the ordinary course of business and the absence of changes and events that would reasonably be expected to have a material adverse effect since June 30, 1995 (in the case of the Ciba Composites Business) or July 2, 1995 (in the case of Hexcel); (x) the timely filing of tax returns and the payment of taxes relating to the Ciba Composites Business (including the Divested Subsidiaries) and Hexcel and the absence of deficiencies asserted by taxing authorities with respect to income taxes or other material taxes; (xi) compliance with environmental laws and related matters; (xii) compliance with cost accounting standards, federal acquisition regulations and federal acquisition supplemental regulations applicable to contracts with governmental entities related to the United States federal government;

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
(xiii) the useable and saleable condition of inventory and the methods used for valuing of such inventory; (xiv) possession of and compliance with permits necessary to manufacture products; (xv) the absence of material products liability claims or proceedings; (xvi) certain matters related to foreign employee benefit plans; (xvii) the validity and absence of infringement of intellectual property; (xviii) brokers, finders, consultants or other intermediaries employed in connection with the Acquisition; (xix) certain matters related to accounts receivable; and (xx) certain matters related to collective bargaining agreements and other labor relations matters.

    The Strategic Alliance Agreement contains certain additional representations and warranties of Hexcel relating to the following: (i) capital structure prior to and after the Acquisition; (ii) interests held by Hexcel; (iii) certain filings with the Commission; (iv) investment intent of Hexcel with respect to the Contributed Shares; and (v) good and marketable title to or valid leasehold interests in the assets of Hexcel and its subsidiaries and compliance with material leases.

    The Strategic Alliance Agreement contains certain additional representations and warranties of Ciba and CGC, respectively, relating to the following; (i) the financial statements of the Ciba Composites Business; (ii) due authorization, valid issuance and ownership of good and marketable title in and to the Contributed Shares by Ciba, free and clear of any liens and all other limitations or restrictions; (iii) good and marketable title to or valid leasehold interests in the Acquired Assets and the Deferred Assets; (iv) good and marketable title to the real and personal properties required for the conduct of the Ciba Composites Business and compliance with all material leases relating exclusively or primarily to the Ciba Composites Business; (v) the condition of the Acquired Assets and Deferred Assets and the sufficiency of the Acquired Assets and Deferred Assets to carry on the Ciba Composites Business; and (vi) Ciba's and CGC's investment intent with respect to the Hexcel Shares.

    None of the representations and warranties contained in the Strategic Alliance Agreement, the Ancillary Agreements or any instrument delivered pursuant to the Strategic Alliance Agreement will survive the Closing and no indemnification will be provided by Hexcel or Ciba and CGC, as the case may be, in respect of any breach of such representations and warranties.

    CERTAIN COVENANTS

    CONDUCT OF BUSINESS. Hexcel has agreed that, until the Closing Date, except as expressly provided in the Strategic Alliance Agreement or as Ciba may otherwise reasonably agree, Hexcel will and will cause each of its subsidiaries to (i) conduct its business in the ordinary course of business consistent in all material respects with past practice, (ii) use all commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its current employees and
(iii) not sell or otherwise dispose of any of its assets except pursuant to existing contracts and commitments or in the ordinary course of business consistent in all material respects with past practice. Hexcel has further agreed that, until the Closing, neither Hexcel nor its subsidiaries will, without the prior written consent of Ciba: (i) issue (other than upon exercise of outstanding stock options, upon conversion of outstanding convertible debt or pursuant to Hexcel's Plan of Reorganization), authorize for issuance (except for the Common Stock Amendment), sell or purchase any capital stock or other securities of Hexcel or its subsidiaries or grant any options (other than employee or director stock options, the grant of which was authorized prior to September 29, 1995 and disclosed to Ciba or that are granted to newly hired employees in the ordinary course of business); (ii) declare any dividends on its capital stock; (iii) split, reclassify, issue or authorize for issuance any other securities in respect of its capital stock; (iv) subject to certain exceptions, incur or guarantee any indebtedness for borrowed money or make any loans to or investment in any other person other than Hexcel or any direct or indirect wholly owned subsidiary of Hexcel, other than pursuant to existing contracts and non-material loans, advances or extensions of credit to employees, customers or suppliers in the ordinary course of business consistent with past practice; (v) take any action that would result in any representation or warranty made by Hexcel in the Strategic Alliance Agreement or any Ancillary Agreement becoming untrue or any of the conditions to the Closing not being satisfied; (vi) acquire or agree to acquire any business or any corporation or other business

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
entity or any assets that are material to Hexcel and its subsidiaries, taken as a whole, except for purchases of inventory in the ordinary course of business;
(vii) mortgage or otherwise encumber or sell, lease or otherwise dispose of any of its properties or assets except in the ordinary course of business consistent with past practice; (viii) enter into, modify, amend or terminate any material contract; (ix) make any new capital expenditure which is individually in excess of $100,000 or which when taken together with all other new capital expenditures is in excess of $500,000; (x) make any material tax election or settle or compromise any material liability for taxes not accrued or reserved for; (xi) pay, discharge or satisfy certain claims, liabilities and obligations; (xii) amend its certificate of incorporation (except for the Common Stock Amendment) or bylaws; (xiii) with respect to employees outside the United States, adopt or amend in any material respect or terminate any employee benefit plan, except as required by law; (xiv) with respect to employees outside the United States, make any material change in the compensation or benefits paid to any employee or enter into any new employment agreement except in the ordinary course of business consistent with past practice; (xv) make any change in any accounting method other than those required by GAAP; (xvi) enter into an agreement to settle any material lawsuit; or (xvii) authorize, commit to or agree to take any of the foregoing actions.

    Ciba and  CGC have  agreed  that, until  the  Closing, except  as  expressly provided in the Strategic Alliance Agreement or as Hexcel may otherwise reasonably agree, Ciba and CGC will and Ciba will cause each of its subsidiaries to (i) conduct the Ciba Composites Business in the ordinary course of business consistent in all material respects with past practice, (ii) use all commercially reasonable efforts to preserve intact the business organizations and relationships with third parties of the Ciba Composites Business and to keep available the services of the current employees of the Ciba Composites Business,
(iii) not sell or otherwise dispose of any of any Acquired Assets or Deferred Assets or any parts thereof except pursuant to existing contracts and commitments or in the ordinary course of business consistent in all material respects with past practice and (iv) notify Hexcel as to any event of condemnation or casualty affecting any of the Acquired Assets or Deferred Assets promptly. Ciba and CGC have further agreed that, until the Closing, that neither Ciba nor CGC will, without the prior written consent of Hexcel (in each case to the extent related to the Ciba Composites Business): (i) issue, authorize for issuance, sell or purchase any capital stock or other securities of Ciba; (ii) declare any dividends on its capital stock (other than dividends of cash and marketable securities); (iii) split, reclassify, issue or authorize for issuance any other securities in respect of its capital stock; (iv) subject to certain exceptions, incur or guarantee any indebtedness for borrowed money or make any loans to or investment in any other person other than any Divested Subsidiary, pursuant to existing contracts and non-material loans, advances or extensions of credit to employees, customers or suppliers in the ordinary course of business consistent with past practice; (v) take any action that would result in any representation or warranty made by Ciba or CGC in the Strategic Alliance Agreement or any Ancillary Agreement becoming untrue or any of the conditions to the Closing not being satisfied; (vi) acquire or agree to acquire any business or any corporation or other business entity or any assets that are material to the Ciba Composites Business taken as a whole, except for purchases of inventory in the ordinary course of business consistent with past practice and the purchase of the minority interest in Danutec; (vii) mortgage or otherwise encumber or sell, lease or otherwise dispose of any of the Acquired Assets or the Deferred Assets or, in the case of a Divested Subsidiary, any of its properties or assets; (viii) enter into, modify, amend or terminate any material Acquired Contract (as defined in the Strategic Alliance Agreement); (ix) make any new capital expenditure relating to the Ciba Composites Business which is individually in excess of $100,000 or which when taken together with all other new capital expenditures is in excess of $500,000; (x) make any material tax election or settle or compromise any material liability for taxes not accrued or reserved for; (xi) pay, discharge or satisfy certain claims, liabilities and obligations that are Assumed Liabilities; (xii) amend the certificate of incorporation or bylaws of any Divested Subsidiary; (xiii) with respect to employees outside the United States, adopt or amend in any material respect or terminate any pension or benefit plan relating to employees of the Ciba Composites Business outside the United States except as required by law; (xiv) with respect to employees outside the United States, make any material change in the compensation or benefits paid to any employee or enter into any new employment agreement except in the ordinary course of business consistent with past practice; (xv) make any change in any method of accounting other than those required by GAAP; (xvi) enter into an agreement to settle any material lawsuit; or (xvii) authorize, commit to or agree to take any of the foregoing actions.

    INTELLECTUAL PROPERTY LICENSES. The Strategic Alliance Agreement contains certain covenants providing for the cross-licensing of certain intellectual property (primarily patents) of Ciba that will either be transferred to Hexcel at Closing or be retained by Ciba following the Closing. Such covenants provide for Hexcel or Ciba, as the case may be, to grant to the other certain royalty-free and royalty-bearing licenses generally designed to allow (i) Hexcel to conduct the Ciba Composites Business in substantially the same manner as conducted by Ciba prior to the Closing and (ii) Ciba to conduct its non-composites businesses in substantially the same manner after the Closing as conducted prior to the Closing, in each case, recognizing that the licensed intellectual property has application in both the Ciba Composites Business and in Ciba's non-composites businesses.

    OTHER COVENANTS. Each of Hexcel, Ciba and CGC has agreed that (i) they will negotiate in good faith and agree upon mutually acceptable terms of the Ancillary Agreements and, at the Closing, execute and deliver the Ancillary
Agreements  and  (ii)  if,  prior   to  Closing,  a  major  original   equipment
manufacturer enters into a contract with CGC that constitutes part of the Acquired Assets and relates to certain interiors programs and/or the manufacturing of secondary composites for such manufacturer in the People's Republic of China (a "Special OEM Contract"), Hexcel, Ciba and CGC will promptly negotiate in good faith the terms of a royalty agreement providing for the payment to Ciba or CGC of a royalty with respect to sales under such contract. Such royalty agreement will be mutually agreed upon in good faith by the parties based upon certain factors, including the anticipated level of profitability and estimated capital expenditures associated with such Special OEM Contract.

    In addition, each of Hexcel, Ciba and CGC has agreed to certain customary covenants, including, among others, covenants relating to access to information, taking of actions to comply with legal requirements and obtain requisite approvals/consents, post-closing cooperation, further assurances and supplemental disclosure.

    CONDITIONS

    The obligations of Hexcel and Ciba to consummate the transactions contemplated to occur at the Closing are subject to the satisfaction or waiver of the following conditions, among others: (i) the receipt of all necessary consents and approvals of, or expiration of applicable waiting periods imposed by, any governmental entity, including those relating to antitrust and security clearance or similar matters; (ii) no statute, rule, regulation, executive order, court order or other order issued by a governmental entity, preventing the consummation of the transactions contemplated by the Strategic Alliance Agreement or any Ancillary Agreement; (iii) approval by the requisite vote of Hexcel's stockholders of issuance of the Hexcel Shares and the Common Stock Amendment; (iv) approval of the Hexcel Shares for listing on the New York Stock Exchange; and (v) Hexcel's receipt of adequate financing on commercially reasonable terms in order to (a) deliver the Cash Price at the Closing, (b) support the operations of Hexcel and its subsidiaries assuming the Acquisition is consummated, and (c) to the extent desired by Hexcel, repay certain currently outstanding indebtedness of Hexcel and its subsidiaries.

    The obligation of Hexcel to consummate the transactions contemplated to occur at the Closing are subject to the following additional conditions: (i) the accuracy as of the Closing Date of Ciba's and CGC's representations and warranties; (ii) no pending suit, action or proceeding by any governmental entity (x) challenging or seeking to restrain or prohibit the transactions contemplated by the Strategic Alliance Agreement or any Ancillary Agreement or seeking to obtain any damages in connection with the transactions contemplated by the Strategic Alliance Agreement or any Ancillary Agreement that would reasonably be expected to have a material adverse effect on Hexcel or the Ciba Composites

Business, (y) seeking to prohibit or limit the ownership or operation by Hexcel, Ciba or both of them of a material portion of the business or assets of Hexcel or the Ciba Composites Business, or (z) seeking to prohibit Hexcel from exercising its rights under the Governance Agreement; (iii) the performance and compliance by Ciba, CGC and each of Ciba's other subsidiaries of their obligations and covenants; (iv) the receipt by Hexcel of certain customary opinions of counsel; (v) the receipt by Hexcel of reasonably satisfactory bills of sale and other conveyancing documents; (vi) the execution and delivery by Ciba and CGC of all Ancillary Agreements; and (vii) the receipt of such other documents as Hexcel or its counsel may reasonably request.

    The obligations of Ciba, CGC and the Divested Subsidiaries to consummate the transactions contemplated to occur at the Closing are subject to the following additional conditions: (i) the accuracy as of the Closing Date of Hexcel's representations and warranties; (ii) no pending suit, action or proceeding by any governmental entity (w) challenging or seeking to restrain or prohibit the transactions contemplated by the Strategic Alliance Agreement or any Ancillary Agreement or seeking to obtain any damages in connection with the transactions contemplated by the Strategic Alliance Agreement or any Ancillary Agreement that would reasonably be expected to have a material adverse effect on the Ciba Composites Business or Hexcel, (x) seeking to prohibit or limit the ownership or operation by Hexcel, Ciba or both of them of a material portion of the business or assets of Hexcel or the Ciba Composites Business, (y) seeking to impose limitations on the ability of Ciba to acquire or hold the Hexcel Shares, or (z) seeking to prohibit Ciba or any subsidiary thereof that holds Hexcel Common from exercising its rights under the Governance Agreement; (iii) the performance and compliance by Hexcel of its obligations and covenants; (iv) the sale by Hexcel of its United States resins business (which was completed with an unaffiliated third party on October 30, 1995); (v) the receipt by Ciba of certain customary opinions of counsel; (vi) the execution and delivery by Hexcel of all Ancillary Agreements; and (vii) the receipt of such other documents as Ciba or its counsel may reasonably request.

    NO SOLICITATION OF ALTERNATIVE TRANSACTIONS

    The Strategic Alliance Agreement provides that neither Ciba nor Hexcel will, nor will they permit any of their respective subsidiaries to, nor will they permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of either of them or their respective subsidiaries to, (i) solicit or initiate or facilitate or endorse or encourage the submission of any proposal that constitutes, or may reasonably be expected to lead to, any transaction other than those contemplated by the Strategic Alliance Agreement and the Ancillary Agreements which would or could reasonably be expected to impede, interfere with, prevent or materially delay, or dilute the benefits to Ciba or Hexcel, of such transactions (an "Interfering Transaction"), or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to expedite any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Interfering Transaction; provided, however, that, prior to the receipt of the approval of the stockholders of Hexcel of the issuance of the Hexcel Shares and the Common Stock Amendment, if in the opinion of the Board of Directors of Hexcel or Ciba, as the case may be, based on the advice of counsel, failure to so act would be inconsistent with the fiduciary duties of Hexcel or Ciba or their respective boards of directors, as the case may be, to stockholders under applicable law, Hexcel or Ciba, as the case may be, may, in response to an unsolicited proposal relating to an Interfering Transaction, furnish information to any person pursuant to a confidentiality agreement.

    In addition, the Strategic Alliance Agreement provides that the Board of Directors will not (i) withdraw or modify, or propose to withdraw or modify, in a manner that would prevent the stockholders from voting on, and approving if the requisite vote is obtained, the issuance of the Hexcel Shares or the Common Stock Amendment, its approval or recommendation of the transactions contemplated by the Strategic Alliance Agreement and the Ancillary Agreements, (ii) approve or recommend, or propose to approve or recommend, an Interfering Transaction or
(iii) negotiate or approve or authorize entering into any preliminary or definitive agreement or understanding with respect to an Interfering Transaction. The Strategic Alliance Agreement also provides that the boards of directors of Ciba and CGC will not (i) withdraw or modify, or propose to withdraw or modify, the approval or recommendation by such boards of directors of the transactions contemplated by the Strategic Alliance Agreement or the Ancillary Agreements, (ii) approve or recommend, or propose to approve or recommend, any Interfering Transaction or (iii) negotiate or approve or authorize entering into any preliminary or definitive agreement or understanding with respect to any Interfering Transaction.

    EXPENSE REIMBURSEMENT; ALTERNATIVE TRANSACTION FEE

    The Strategic Alliance Agreement provides that expenses incurred in connection with the Strategic Alliance Agreement and the transactions contemplated thereby will generally be borne by the party incurring such expense. If, however, the stockholders of Hexcel fail to approve the issuance of the Hexcel Shares and the Common Stock Amendment or if the Strategic Alliance Agreement is terminated (other than due to the fault of Ciba or its subsidiaries) prior to the stockholder meeting taking place and if, prior to such vote or termination, Hexcel received a proposal for or became aware of an Interfering Transaction (a "Trigger Event"), Hexcel will reimburse Ciba for its out-of pocket expenses incurred in connection with the Strategic Alliance Agreement and the Ancillary Agreements up to a maximum of $1,000,000. If during the 12 months following a Trigger Event, Hexcel consummates, becomes a party to, or enters into an agreement relating to, a transaction that is or would have been an Interfering Transaction, then promptly after Hexcel consummates such transaction, Hexcel will pay Ciba an alternative transaction fee of $1,000,000.

    TERMINATION

    The Strategic Alliance Agreement may be terminated and the transactions contemplated thereby abandoned (i) by mutual written consent, (ii) by Hexcel or Ciba, as the case may be, if the conditions to such party's obligation become incapable of fulfillment and have not been waived or (iii) by Hexcel or Ciba if the Closing has not occurred by April 1, 1996.

    AMENDMENTS AND WAIVERS

    The Strategic Alliance Agreement may be amended at any time by an instrument in writing signed on behalf of each of the parties. The parties may waive compliance by any other party with any term or provision that may legally be waived by an instrument in writing signed on behalf of the waiving party.

    INDEMNIFICATION

    RELATING TO THE ACQUISITION. Ciba has agreed to indemnify and hold harmless Hexcel, its subsidiaries and their affiliates and their respective officers, directors, employees, stockholders, agents and representatives against any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) as incurred, for or on account of or arising from or in connection with or otherwise with respect to (i) any assets of Ciba other than Acquired Assets or liabilities of Ciba other than Assumed Liabilities; or (ii) any breach of any covenant of Ciba or CGC contained in the Strategic Alliance Agreement or in any Ancillary Agreement to be performed after the Closing. Hexcel has agreed to indemnify and hold harmless Ciba, CGC, their affiliates and their respective officers, directors, employees, stockholders, agents and representatives against any loss, liability, claim, damage or expense (including reasonable legal fees and expenses), as incurred, for or on account of or arising from or in connection with or otherwise with respect to (i) any Acquired Assets or Assumed Liabilities or (ii) any breach of any covenant of Hexcel contained in the Strategic Alliance Agreement or in any Ancillary Agreement to be performed after the Closing.

    DIRECTORS AND OFFICERS. The Strategic Alliance Agreement provides that the certificate of incorporation and bylaws of Hexcel will continue to contain the provisions with respect to indemnification of directors, officers, employees and other agents of Hexcel contained therein as of the date of the Strategic Alliance Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years following the Closing in any manner that would adversely affect the rights of individuals who at any time prior to the Closing were directors or officers of Hexcel in respect of actions or omissions occurring at or prior to the Closing, except for such modifications as are required by applicable law. From and after the Closing, Hexcel is generally required to indemnify, to the fullest extent permitted by Delaware law, the officers and directors of Hexcel as of the date of the Strategic Alliance Agreement and their respective heirs and personal and legal representatives (collectively, the "Indemnified Individuals") against all losses (including reasonable fees and expenses of counsel) arising out of any claim based in whole or in part on the fact that such person was a director or officer at Hexcel at or prior to the Closing. For six years after the Closing, Hexcel is generally required to provide directors' and officers' liability insurance ("D&O Insurance") for the Indemnified Individuals (i) in an amount no less than that currently in effect or such greater amount as is hereafter maintained, (ii) with other terms no less favorable than those currently in effect and (iii) with an insurance carrier of comparable or better financial condition than Hexcel's current D&O Insurance carrier.

    NON-COMPETITION AND NON-SOLICITATION; CONFIDENTIALITY

    The Strategic Alliance Agreement provides that, for a period of five years following the Closing Date, Ciba and its subsidiaries may not engage in activities or businesses that compete with the development, manufacture, marketing, distribution or sale on a worldwide basis of composites, including structures and interiors, fabrics, panels, laminates, prepregs, adhesive films, honeycomb core, sandwich panels and fabricated components, in each case as conducted on the Closing Date (the "Composites Field"). Ciba may, however, develop, manufacture, market, distribute and/or sell adhesive films, resins systems, additives and pigments for use in the Composites Field, except that such adhesive films and resins systems may not include any specific adhesive films or prepreg formulations (or derivations thereof) used by the Ciba Composites Business on or prior to the Closing Date, unless such adhesive films or resins systems have been sold by Ciba and its subsidiaries to third parties prior to the Closing Date. Notwithstanding the above, Ciba or its subsidiaries may (x) own less than an aggregate of 5% of any class of stock or 10% in value of any instrument of indebtedness of a person engaged in the Composites Field or
(y) acquire a person which engages in the Composites Field if such activities account for less than 10% of such person's consolidated annual revenues, provided that Hexcel is promptly offered the opportunity to purchase the business of such person in the Composites Field on commercially reasonable terms. In addition, the Strategic Alliance Agreement provides that, without the prior written consent of Hexcel, Ciba will not (x) solicit or recruit any employees of Hexcel who were employees of the Ciba Composites Business on the Closing Date, or (y) solicit or encourage any employees of Hexcel who were employees of the Ciba Composites Business on the Closing Date to leave the employment of Hexcel other than those released or terminated by Hexcel or any of its affiliates or voluntarily terminated prior to such solicitation or recruitment.

    The Strategic Alliance Agreement also provides that, for a period of five years from the Closing Date, Hexcel and its subsidiaries may not engage in activities or businesses that compete with the research, development, manufacture, marketing, distribution or sale on a worldwide basis of syntactics and liquid and/or paste adhesives as conducted on the Closing Date (the "Polymers Field") except (x) in the research, development and manufacture of products in the Polymers Field for internal use in the products that Hexcel researches, develops, manufactures, markets, distributes and sells; (y) to continue the development, manufacture, marketing, distribution and sale of existing products in the Polymers Field manufactured at Hexcel's Casa Grande, Arizona, Livermore, California and Welkenraedt, Belgium facilities (or such facilities, if any, as to which the manufacture of such products may be relocated) solely for the use or sale of such products as auxiliaries to, or in combination with, Hexcel's products in the Composites Field; and (z) to incorporate products in the Polymers Field as intermediate products into prepregs, panels, parts and honeycomb. The Strategic Alliance Agreement further provides that, for a period of five years from the Closing Date, Hexcel and its subsidiaries will not, without the prior written consent of Ciba or any of its affiliates (other than Hexcel or its subsidiaries) (x) solicit or recruit any employees of Ciba or its subsidiaries who are employees of Ciba's worldwide Polymers Division or (y) solicit or encourage any employees of Ciba's worldwide Polymers Division to leave the employment of Ciba or any of its subsidiaries other than such employees who are

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
released or terminated by Ciba or any of its subsidiaries or voluntary terminated prior to such solicitation or recruitment. Notwithstanding the above, Hexcel may (x) own less than an aggregate of 5% of any class of stock or less than 10% in value of any instrument of indebtedness of a person engaged in the Polymers Field or (y) acquire a person which engages in the Polymers Field if such activities account for less than 10% of such person's consolidated annual revenues, provided that Ciba is promptly offered the opportunity to purchase the business of such person in the Polymers Field on commercially reasonable terms.

    For a period of ten years following the Closing Date, Hexcel and Ciba agree to hold confidential and proprietary information and technology disclosed as a result of the Acquisition in strict confidence and to make no use of such information and technology, except that (i) Hexcel may make use of such information (x) in the Composites Field and (y) (A) in the research, development and manufacture of products in the Polymers Field for internal use in the products that it researches, develops, manufactures, markets, distributes and sells; (B) to continue the development, manufacture, marketing, distribution and sale of existing products in the Polymers Field manufactured at Hexcel's Casa Grande, Arizona, Livermore, California and Welkenraedt, Belgium facilities (or such facilities, if any, as to which the manufacture of such products may be relocated) solely for the use or sale of such products as auxiliaries to, or in combination with, Hexcel's products in the Composites Field; and (C) to incorporate products in the Polymers Field as intermediate products into prepregs, panels, parts and honeycomb, and (ii) Ciba may make use of such information (x) outside the Composite Field and (y) to develop, manufacture, market, distribute and/or sell adhesive films, resins systems, additives and pigments for use in the Composites Field, except that such adhesive films and resins systems may not include any specific adhesive films or prepreg formulations (or derivations thereof) used by the Ciba Composites Business on or prior to the Closing Date, unless such adhesive films or prepreg formulations have been sold by Ciba and its subsidiaries to third parties prior to the Closing Date.

    Notwithstanding the foregoing, the Strategic Alliance Agreement further provides that nothing contained therein shall prevent (i) the worldwide Polymers, Additives or Pigments Divisions of Ciba from conducting their respective businesses in all respects as conducted immediately prior to the Closing or (ii) Hexcel from conducting the respective businesses of the Ciba Composites Business and Hexcel in all respects as conducted immediately prior to the Closing.

THE GOVERNANCE AGREEMENT

    THE FOLLOWING SUMMARY OF THE GOVERNANCE AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COPY OF THE GOVERNANCE AGREEMENT INCLUDED IN THIS PROXY STATEMENT AS ANNEX C. STOCKHOLDERS ARE URGED TO READ THE GOVERNANCE AGREEMENT IN ITS ENTIRETY.

    GENERAL

    The Strategic Alliance Agreement provides that Hexcel and Ciba will enter into the Governance Agreement at the Closing. The Governance Agreement contains certain standstill and governance provisions designed to restrict Ciba's ability to control Hexcel and to protect Hexcel's public stockholders. Pursuant to such provisions, upon consummation of the Acquisition, the number of directors on Hexcel's Board of Directors will be increased to 10, initially including four Ciba Directors, John J. Lee (Hexcel's current Chief Executive Officer, who will also become Chairman of the Board), Juergen Habermeier (the current President of the Ciba Composites Business, who will resign from such position and become the President and Chief Operating Officer of Hexcel) and four additional Independent Directors. For purposes of the Governance Agreement, Mr. Lee will be deemed an Independent Director and Dr. Habermeier, based on his current relationship with Ciba and his employment by Hexcel, will be deemed not to be either an Independent Director or a Ciba Director. The Governance Agreement also (i) requires the approval of at least one Independent Director for the taking of any action by the Board of Directors, (ii) imposes certain limitations on Ciba's ability to acquire or dispose of additional Hexcel Voting Securities and (iii) provides certain protections to Hexcel's public stockholders in connection with any future acquisition of Hexcel. The Governance Agreement also provides that, so long as Ciba beneficially owns certain specified percentages of the total voting power of

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
Hexcel, (i) the approval of at least one Ciba Director is required for the Board of Directors to take any action and (ii) the approval of a majority of the Ciba Directors is required for the taking of certain significant actions. The Governance Agreement further provides Ciba with certain contractual preemptive rights upon certain issuances of Hexcel Voting Securities.

    CORPORATE GOVERNANCE

    Pursuant to the terms of the Governance Agreement, upon consummation of the Acquisition, four current directors of Hexcel will resign in order to permit the appointment of the four Ciba Directors to fill the vacancies thereby created. The initial Ciba Directors are expected to be John M.D. Cheesmond, Stanley Sherman, Joseph T. Sullivan and Hermann Vodicka. The increase in the number of directors from nine to ten creates an additional vacancy, which will be filled by the appointment of Juergen Habermeier, who will serve as Hexcel's President and Chief Operating Officer following the Closing. The remaining Directors will be Marshall S. Geller, Peter A. Langerman, George S. Springer and Frederick W. Stanske, all of whom are current directors of Hexcel. Thereafter, the composition of the slate of nominees presented to the stockholders of Hexcel for election to the Board of Directors (the "Slate") will be determined as follows:
(i) if Ciba beneficially owns Hexcel Voting Securities representing 30% or more of the total voting power of Hexcel (as defined in the Governance Agreement), the Slate will consist of such nominees that, if elected, would result in the Board of Directors consisting of four Ciba Directors, the Chairman and Chief Executive Officer of Hexcel (the "Chairman"), the President and Chief Operating Officer of Hexcel (the "President") and four additional Independent Directors;
(ii) if Ciba beneficially owns Hexcel Voting Securities representing less than 30% but at least 20% of the total voting power of Hexcel, the Slate will consist of such nominees that, if elected, would result in the Board of Directors consisting of three Ciba Directors, the Chairman, the President and five additional Independent Directors; (iii) if Ciba beneficially owns Hexcel Voting Securities representing less than 20% but at least 15% of the total voting power of Hexcel, the Slate will consist of such nominees that, if elected, would result in the Board consisting of two Ciba Directors, the Chairman, the
President and six additional Independent Directors; and (iv) if Ciba beneficially owns Hexcel Voting Securities representing less than 15% but at least 10% of the total voting power of Hexcel, the Slate will consist of such nominees that, if elected, would result in the Board of Directors consisting of one Ciba Director, the Chairman, the President and seven additional Independent Directors. Independent Director nominees will be designated by majority vote of the then incumbent Independent Directors (including the Chairman or the President, if he or she is an Independent Director).

    In addition, Hexcel has agreed that so long as Ciba beneficially owns Hexcel Voting Securities representing 40% or more of the total voting power of Hexcel, each committee of the Board of Directors of Hexcel will consist of the same number of Ciba Directors as Independent Directors. At all other times, Ciba's representation on such committees will be at least proportionate to its representation on the Board of Directors, unless the committee is comprised of three members or less, in which case at least one Ciba Director will serve on such committee.

    So long as Ciba beneficially owns Hexcel Voting Securities representing 40% or more of the total voting power of Hexcel, neither the Board of Directors nor any committee of the Board of Directors will take any action, including the approval of any action or inaction by officers, agents or employees of Hexcel, without the affirmative vote of at least one Ciba Director and one Independent Director. So long as Ciba beneficially owns Hexcel Voting Securities representing 33% or more of the total voting power of Hexcel, the Board of Directors will not authorize, approve or ratify any of the following actions without the approval of a majority of the Ciba Directors: (i) any merger, consolidation, acquisition or other business combination involving Hexcel or any subsidiary if the value of the consideration paid or received by Hexcel in such individual transaction or the aggregate consideration paid or received by Hexcel in transactions approved by the Board of Directors during the prior 12 months exceeds the greater of (x) $75 million or (y) 11% of Hexcel's total consolidated assets; (ii) any sale, transfer, lease or other disposition of any assets, business or operations of Hexcel or any of its subsidiaries, if the value of the assets, business or operations so disposed exceeds the greater of (x) $75

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
million or (y) 11% of Hexcel's total consolidated assets; (iii) any issuance by Hexcel or any significant subsidiary of Hexcel of equity securities (other than pursuant to customary employee or director stock option or incentive compensation or similar plans and other than transactions solely among Hexcel and its subsidiaries) or any other securities convertible into, exchangeable for or exercisable for equity securities if the aggregate net proceeds to Hexcel of such issuance or of such issuance when added to the aggregate net proceeds of all such issuances approved by the Board of Directors during the prior 12 months exceeds the greater of (x) $75 million or (y) 11% of Hexcel's total consolidated assets; and (iv) any new capital expenditure program or any capital expenditure that is not part of a capital expenditure program previously approved by the Board of Directors, if the amount or anticipated amount of such program or expenditure or of such program or expenditure when added to the aggregate amount of capital expenditures not so approved by the Board of Directors during the prior 12 months exceeds the greater of (x) $50 million or (y) 7% of Hexcel's consolidated assets.

    Under the terms of the Governance Agreement, Ciba has agreed that, until the percentage of the total voting power of Hexcel beneficially owned by Ciba falls below either (i) 15% if and so long as there is on file with the Commission any statement showing beneficial ownership by any person other than Ciba of 10% or more of the total voting power of Hexcel, or (ii) 10% in all other cases, in any election of directors or any meeting of stockholders of Hexcel called expressly for the removal of directors, so long as the Board of Directors includes (and will include after any such removal) the Ciba Directors, each of Ciba and any subsidiary of Ciba that holds Hexcel Voting Securities (each, a "Ciba Entity") will be present for purposes of establishing a quorum and will vote all of its Hexcel Voting Securities (x) in favor of any nominee or director selected or removed in accordance with the terms of the Governance Agreement and (y) otherwise against the removal of any director designated in accordance with the terms of the Governance Agreement. In any other matter submitted to the vote of the stockholders of Hexcel, Ciba and each Ciba Entity will be present for purposes of establishing a quorum and will vote all of its Hexcel Voting Securities either, at the discretion of Ciba, (i) as recommended by the Board of Directors or (ii) in proportion to the votes cast with respect to the Hexcel Voting Securities not beneficially owned by Ciba or the Ciba Entities, except that Ciba and each Ciba Entity will be free to vote all of its Hexcel Voting Securities entitled to vote in its sole discretion on the following matters submitted to stockholders so long as such matters were not submitted to stockholders at the request of Ciba or any of its affiliates (other than Hexcel): (A) any amendment to the certificate of incorporation of Hexcel;
(B) any merger, consolidation, acquisition or other business combination involving Hexcel or any of its subsidiaries; (C) any sale, lease, transfer or other disposition of the business operations or assets of Hexcel; (D) any recapitalization, restructuring or similar transaction or series of transactions involving Hexcel or any significant subsidiary of Hexcel; (E) any dissolution or complete or partial liquidation or similar arrangement of Hexcel; (F) certain issuances of equity securities or securities convertible into, exchangeable for or exercisable for equity securities; and (G) entering into any material joint venture, collaboration or partnership by Hexcel or any of its subsidiaries.

    The Governance Agreement provides that the bylaws of Hexcel shall be amended to reflect certain provisions of the Governance Agreement. Such bylaw provisions may not be amended during the term of the Governance Agreement without Ciba's written consent. In addition, Hexcel will not be permitted to adopt or implement any takeover defense measures applicable to Ciba or any of its affiliates. Except as required by applicable law, rule or regulation, the Governance Agreement provides that Hexcel will not approve or recommend to its stockholders certain transactions or take certain other actions (other than those expressly contemplated by the Governance Agreement or those that affect Ciba, each non-Ciba stockholder and each director at the same time in the same manner) that would (i) impose limitations on the legal rights of Ciba or its affiliates as a stockholder of Hexcel, (ii) deny any benefit to Ciba or its affiliates other than proportionately as a holder of any Hexcel Voting Securities, (iii) otherwise materially adversely affect or discriminate against Ciba or its affiliates as stockholders of Hexcel or (iv) restrict the right of any Ciba Director to vote on any matter as such director believes appropriate in light of his or her duties as a director or in the manner in which a Ciba Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board of Directors or any committee thereof, except with respect to (i) entering into contractual or other business relationships with Ciba or any of its affiliates (other than in their capacity as stockholders of Hexcel), (ii) disputes with Ciba or any of its affiliates (including disputes under the Governance Agreement), (iii) interpretation or enforcement of the Governance Agreement or any other agreement with Ciba or any of its affiliates or (iv) any other matter involving an actual or potential conflict of interest due to such director's relationship with Ciba or any of its affiliates.

    STANDSTILL

    Under the terms of the Governance Agreement, Ciba has agreed that, except as provided in the Governance Agreement, it will not, directly or indirectly, (i) purchase or otherwise acquire any beneficial ownership of Hexcel Voting Securities; (ii) enter into, propose to enter into, solicit or support any merger or business combination or similar transaction involving Hexcel or any of its subsidiaries or purchase, acquire, propose to purchase or acquire or support the purchase or acquisition of any portion of the business or assets of Hexcel (except in the ordinary course of business or in nonmaterial amounts); (iii) initiate or propose any security holder proposal without the approval of the Board of Directors or make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Commission) or seek to advise or influence any person or entity with respect to the voting of any Hexcel Voting Securities or request or take any action to obtain any list of securityholders for such purposes with respect to any matter other than those with respect to which Ciba may vote in its sole discretion under the Governance Agreement (or, as to such matters, solicit any person in a manner that would require the filing of a proxy statement under Regulation 14A of the Exchange
Act); (iv) form, join or otherwise participate in a group formed for the purpose of acquiring, holding, voting, disposing of or taking any action with respect to Hexcel Voting Securities which would be required under Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the Commission; (v) deposit any Hexcel Voting Securities in a voting trust or enter into any voting agreement with respect thereto; (vi) seek representation on the Board of Directors, remove a director or seek a change in the size or composition of the Board of Directors; (vii) make any request to amend or waive the provisions of the Governance Agreement referred to in this paragraph which would require public disclosure; (viii) disclose any intent, purpose, plan, arrangement or proposal inconsistent with the foregoing (including any such intent, purpose, plan, arrangement or proposal that is conditioned on or would require the waiver, amendment, nullification or invalidation of any of the foregoing) or take any action that would require public disclosure of any such intent, purpose, plan, arrangement or proposal; (ix) take any action challenging the validity or enforceability of the foregoing; or (x) assist, advise, encourage or negotiate with respect to or seek to do any of the foregoing.

    The Governance Agreement permits Ciba to purchase or otherwise acquire beneficial ownership of Hexcel Voting Securities in open market purchases so long as after giving effect to such purchases or acquisitions the percentage of the total voting power of Hexcel beneficially owned by Ciba does not exceed the greater of (A) 49.9% until the third anniversary of the Closing or 57.5% thereafter, and (B) the highest percentage of the total voting power of Hexcel beneficially owned by Ciba immediately following any action by Hexcel that increases the percentage of the total voting power of Hexcel beneficially owned by Ciba due to a reduction in the amount of Hexcel Voting Securities outstanding as a result of such action.

    BUYOUT TRANSACTION

    The Governance Agreement provides that, notwithstanding the standstill provisions described above, at any time after the fifth anniversary of the Closing, Ciba may propose, participate in, support or cause the consummation of a tender offer, merger, sale of substantially all of Hexcel's assets or similar transaction (a "Buyout Transaction"), including a Buyout Transaction with Ciba or any of its affiliates, if each non-Ciba stockholder is entitled to receive upon consummation of such Buyout Transaction consideration that is (i) approved by (x) a majority of the Independent Directors acting solely in the interest of the non-Ciba stockholders after the receipt of an opinion of a independent nationally recognized investment banking firm retained by them or (y) a majority in interest of the

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
non-Ciba stockholders by means of a stockholder vote solicited pursuant to a proxy statement containing the information required by Schedule 14A under the Exchange Act (it being understood that the Independent Directors will, consistent with their fiduciary duties, be free to include in such proxy statement, if applicable, the reasons underlying any failure by them to approve a Buyout Transaction by the requisite vote, including whether a fairness opinion was sought by the Independent Directors and any opinions or recommendations expressed in connection therewith) and (ii) is fair from a financial point of view to the non-Ciba stockholders in the opinion of an independent nationally recognized investment banking firm (including such a firm retained by Ciba).

    ISSUANCE OF ADDITIONAL SECURITIES

    If, at any time after the Closing for so long as Ciba is entitled to designate one or more nominees for election to the Board of Directors, Hexcel issues any additional Hexcel Voting Securities for cash (other than issuances of Hexcel Voting Securities in connection with employee or director stock option or incentive compensation or similar plans), Ciba will, pursuant to the Governance Agreement, have the option to purchase an amount of such Hexcel Voting Securities that would allow Ciba to beneficially own the same percentage of the total voting power of Hexcel as Ciba beneficially owned immediately prior to such issuance for the same consideration and otherwise on the same terms as were applicable to such issuance by Hexcel.

    THIRD PARTY OFFERS

    In the event that Hexcel becomes the subject of a bona fide offer to enter into a Buyout Transaction by a person other than Ciba or any of its affiliates or any other person acting on behalf of Ciba or any of its affiliates (a "Third Party Offer") that is made after the third anniversary of the Closing and that is approved by two-thirds of the Independent Directors, Ciba will, within 10 days after receipt of notice of such event, either (i) offer to acquire the Hexcel Voting Securities not beneficially owned by Ciba (the "Other Shares") on terms at least as favorable to the holders of the Other Shares (the "Other Holders") as those contemplated by such Third Party Offer or (ii) support such Third Party Offer (or an alternative Third Party Offer providing greater value to the Other Holders) by voting and causing each Ciba Entity to vote all its Hexcel Voting Securities eligible to vote thereon in favor of such Third Party Offer or, if applicable, tendering or selling and causing each Ciba Entity to tender or sell all its Hexcel Voting Securities to the person making such Third Party Offer. In the event that Hexcel becomes the subject of a Third Party Offer, Ciba may not support or vote in favor of such Third Party Offer or tender or sell its Hexcel Voting Securities to the person making such Third Party Offer unless such Third Party Offer is approved by (x) a majority of the Independent Directors acting solely in the interest of the Other Holders or (y) a majority in interest of the Other Holders in a stockholder vote solicited pursuant to a proxy statement containing the information required by Schedule 14A under the Exchange Act (it being understood that the Independent Directors will, consistent with their fiduciary duties, be free to include in such proxy statement, if applicable, the reasons underlying any failure by them to approve a Buyout Transaction by the requisite vote, including whether a fairness opinion was sought by the Independent Directors and any opinions or recommendations expressed in connection therewith).

    TRANSFER RESTRICTIONS

    Except in connection with a Third Party Offer that has been approved by the Independent Directors or the Other Holders in accordance with the Governance Agreement, Ciba will not, and will not permit any Ciba Entity to, sell, transfer or otherwise dispose of any Hexcel Voting Securities except (i) transfers solely among Ciba and its wholly owned subsidiaries, (ii) in accordance with the volume and manner-of-sale limitations of Rule 144 under the Securities Act and otherwise subject to compliance with the Securities Act or (iii) in a registered public offering or a non-registered offering subject to an applicable exemption from the registration requirements of the Securities Act, and in the case of clauses (ii) and (iii), in a manner calculated to achieve a Broad Distribution (as defined in the Governance Agreement).

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
    In addition, the Governance Agreement provides that Ciba will not (i) permit any subsidiary of Ciba that is not wholly owned to become a Ciba Entity or (ii) dispose of any of the capital stock of any Ciba Entity except to another direct or indirect wholly owned subsidiary of Ciba. This provision does not, however, prohibit Ciba from effecting (i) a pro rata distribution of the capital stock of a Ciba Entity to Ciba's stockholders or (ii) a sale in a manner calculated to achieve a Broad Distribution of up to 20%, of the equity securities of a Ciba Entity if (x) such distribution or sale has a bona fide business purpose (other than the sale or distribution of such Hexcel Voting Securities), (y) the Hexcel Voting Securities beneficially owned by such Ciba Entity do not constitute a material portion of the total assets of such Ciba Entity and (z) in the case of a pro rata distribution to Ciba's stockholders, such Ciba Entity agrees in writing to be bound by the terms and provisions of the Governance Agreement to the same extent that Ciba would be if it beneficially owned the Hexcel Voting Securities beneficially owned by such Ciba Entity.

    TERMINATION; EXTENSION

    On the tenth anniversary of the Closing Date, or at the end of any subsequent renewal period, if the percentage of the total voting power of Hexcel beneficially owned by Ciba is greater than 10% but less than 100%, Ciba will have the option to (i) extend the Governance Agreement for an additional two-year period, in which case so long as Ciba beneficially owns Hexcel Voting Securities representing 25% or more of the total voting power of Hexcel, on one occasion during such two-year period Ciba may require Hexcel to solicit in good faith a Buyout Transaction in which Ciba, the Ciba Entities and the Other Holders receive the same consideration per Hexcel Voting Security or (ii) undertake to sell a sufficient number of Hexcel Voting Securities so that the percentage of total voting power of Hexcel beneficially owned by Ciba falls below 10% during the subsequent 18 months pursuant to one or more registered or non-registered offerings calculated to achieve a broad distribution. If Ciba has exercised its option to require Hexcel to solicit a Buyout Transaction as described above, Ciba and the Ciba Entities may vote in favor of or tender or sell their Hexcel Voting Securities pursuant to any Third Party Offer made as a result of or during such solicitation so long as the Third Party Offer offers the same consideration to all Hexcel stockholders. Unless Hexcel has accepted another Third Party Offer providing at least equivalent value to all Hexcel stockholders, Hexcel will not take any action to interfere with Ciba's right to vote in favor of or tender into such a Third Party Offer, provided, however, that Hexcel will remain free to pursue alternative Third Party Offers that provide for at least equivalent currently realizable value to Hexcel stockholders (including Ciba and the Ciba Entities) as such previously proposed Third Party Offer.

    The Governance Agreement will automatically terminate at any time that Ciba beneficially owns Hexcel Voting Securities representing either 100% or less than 10% of the total voting power of Hexcel.

THE SENIOR SUBORDINATED NOTES

    GENERAL

    The Senior  Subordinated Notes  will be  issued under  the Indenture  to  be entered into between Hexcel and a trustee (the "Trustee"). The Senior Subordinated Notes will be issued to Ciba and/or certain subsidiaries of Ciba after the Closing and the Deferred Closings pursuant to the Strategic Alliance Agreement.

    The principal terms of the Indenture are the subject of a substantive agreement between Ciba and Hexcel. As noted elsewhere herein, Hexcel is currently negotiating a new revolving credit facility. See "-- New Revolving Credit Facility." Notwithstanding the agreement between Ciba and Hexcel concerning the principal terms of the Indenture, it is possible that the prospective lenders under the new revolving credit facility will require certain changes to the terms of the Indenture as a condition to entering into such facility. Accordingly, although it is expected that the Indenture will contain terms substantively as described below, the final terms of the Indenture may differ from those described below.

    TERMS OF THE SENIOR SUBORDINATED NOTES
    The Senior Subordinated Notes will be general unsecured obligations of Hexcel, in an aggregate principal amount to be determined in accordance with the Strategic Alliance Agreement. See "-- The Strategic Alliance Agreement --
Principal Amount of the Senior Subordinated Notes." The Senior Subordinated Notes will bear interest initially at a rate of 9% per annum, payable semiannually, from the Closing Date. On each anniversary of the Closing Date, the rate of interest will increase by 0.50%. Interest on the Senior Subordinated Notes will be computed on the basis of a 360-day year of twelve 30-day months. Hexcel will pay interest on overdue principal at the rate then borne by the Senior Subordinated Notes and will pay interest on overdue installments at the same rate to the extent lawful. The Senior Subordinated Notes will mature in 2003, but are callable, in whole or in part, at the option of Hexcel at any time without penalty (see "-- Optional Redemption" below).

    SUBORDINATION
    The payment of the principal of and interest on the Senior Subordinated Notes will be subordinated in right of payment, to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of Hexcel. The Indenture also will provide that, under certain circumstances, Hexcel will be prohibited from making any payment in respect of the Senior Subordinated Notes if Hexcel is in default on any Senior Indebtedness.

    OPTIONAL REDEMPTION
    Hexcel may redeem the Senior Subordinated Notes in whole or in part from time to time at a redemption price equal to 100% of the principal amount of the Senior Subordinated Notes to be redeemed, plus accrued interest to the date fixed for redemption. Hexcel is not required to make mandatory redemption or sinking fund payments. The terms of the new revolving credit facility expected to be entered into in connection with the Acquisition are expected to include certain restrictions on the redemption of the Senior Subordinated Notes. See "-- New Revolving Credit Facility."

    CHANGE OF CONTROL
    Under certain circumstances, upon a "change of control" of Hexcel (as defined in the Indenture), any holder of the Senior Subordinated Notes (except, under certain circumstances, Ciba) will have the right to cause Hexcel to repurchase all or any part (in integral multiples of $1,000) of the Senior Subordinated Notes of such holder at a repurchase price equal to 101% of the principal amount of the Senior Subordinated Notes to be repurchased plus accrued interest to the date of repurchase. Because the timing of a change of control, if one ever occurs, is unpredictable, it is not possible at this time to assess Hexcel's ability to pay the repurchase price of the Senior Subordinated Notes if a change of control were to occur. Moreover, the terms of the new revolving credit facility expected to be entered into in connection with the Acquisition are expected to prohibit such payments to holders of Senior Subordinated Notes. See "-- New Revolving Credit Facility."

    For purposes of the Indenture, a change of control will occur if: (i) (a) any person other than (x) Ciba or its affiliates or (y) an underwriter engaged in a firm commitment underwriting in connection with a public offering of Hexcel Voting Securities, is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total voting power of Hexcel and (b) Ciba and its affiliates beneficially own, directly or indirectly, in the aggregate, a lesser percentage of the total voting power of Hexcel than such other person beneficially owns and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of Hexcel was approved pursuant to the Governance Agreement or by a vote of 66 2/3% of the directors of Hexcel then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or
(iii) Hexcel sells, conveys, leases or otherwise transfers all or substantially all its assets to any person pursuant to a transaction in which any holder of Hexcel Voting Securities immediately prior to such transaction beneficially owns, directly or indirectly, a lesser amount of the voting stock of the person that acquired such assets immediately after such transaction.

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
    CERTAIN COVENANTS

    The Indenture contains covenants which, among other things, restrict Hexcel's ability to undertake certain actions, including Hexcel's ability to (i) incur indebtedness to the extent that Hexcel's Consolidated Coverage Ratio (as defined in the Indenture) does not exceed 2.0 to 1.0, subject to certain exceptions set forth in the Indenture; (ii) pay dividends, redeem its capital stock, retire its subordinated obligations and make investments (collectively, "Restricted Payments"), unless (x) a Default (as defined in the Indenture) is not pending and would not result therefrom, (y) Hexcel could incur indebtedness under the Consolidated Coverage Ratio test and (z) the aggregate amount of Restricted Payments do not exceed $15,000,000 plus 50% of Consolidated Net Income (as defined in the Indenture) (minus 100% of any deficit), plus net cash proceeds from the sale of stock plus the amount by which Hexcel and its subsidiaries reduce their indebtedness; (iii) permit its subsidiaries to enter agreements that restrict their ability to declare dividends, subject to customary exceptions; (iv) sell assets and stock of its subsidiaries in excess of $1,000,000 except for certain permitted sales, provided that Hexcel may under certain circumstances be obligated to reduce indebtedness or offer to purchase Senior Subordinated Notes with the proceeds of such permitted sales; (v) enter into certain transactions with Affiliates (as defined in the Indenture) in excess of $100,000, subject to certain exceptions; (vi) issue stock of its subsidiaries and sell the stock of its subsidiaries accounting for 5% or more of Hexcel's Consolidated Net Income unless all such shares are sold; and (vii) enter into certain consolidation or merger transactions with or into or transfer all or substantially all of its assets into another person, provided that as long as Ciba or its affiliates own at least 33% of the Hexcel Common and any Senior Subordinated Notes, the provisions of this covenant shall not apply.

    EVENTS OF DEFAULT

    "Events of Default" under the Indenture include, among other things: (i) the failure to pay interest when due and the continuation of such failure for a period of 30 days; (ii) the failure to pay principal when due or to redeem or purchase when required pursuant to the Indenture; (iii) the failure to comply with the limitations contained in the Indenture on mergers and transfers of assets; (iv) the breach of certain covenants, if such breach continues for 30 days after receipt of a notice of default in the case of a default under certain circumstances or 60 days after receipt of a notice of default in the case of a default under certain other circumstances; (v) the failure to pay indebtedness of Hexcel or a subsidiary of Hexcel within any applicable grace period after final maturity or upon acceleration, if such indebtedness is in excess of $10,000,000, (vi) the bankruptcy of Hexcel or any Significant Subsidiary (as defined in the Indenture); and (vii) the entry by a court of competent jurisdiction of a judgment that is in excess of $10,000,000 in excess of applicable insurance coverage and is not discharged, waived or stayed within 60 days following the entry of such judgment.

    Hexcel is currently negotiating the terms of a new revolving credit facility, which is expected to include default provisions that would be triggered by a change of control or other event causing a default or requiring the repurchase of Senior Subordinated Notes under the Indenture. It is not possible at this time to assess Hexcel's ability to repay amounts outstanding under such credit facility and/or repurchase the Senior Subordinated Notes if such an event were to occur. Accordingly, such an event could have a material adverse effect on Hexcel.

    In light of certain expected provisions of the new revolving credit facility discussed under "-- New Revolving Credit Facility," Ciba has agreed to hold all of the Senior Subordinated Notes for the entire three-year term of such facility.

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
AGREEMENT GOVERNING UNITED STATES EMPLOYMENT MATTERS

    THE FOLLOWING SUMMARY OF THE EMPLOYMENT MATTERS AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COPY OF THE EMPLOYMENT MATTERS AGREEMENT WHICH IS INCLUDED AS AN EXHIBIT TO ANNEX B OF THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO READ THE EMPLOYMENT MATTERS AGREEMENT IN ITS ENTIRETY.

    GENERAL

    On September 29, 1995, Hexcel entered into the Employment Matters Agreement. The Employment Matters Agreement provides that Hexcel shall offer employment to those individuals employed by CGC exclusively or principally in connection with the Ciba Composites Business as conducted in the U.S. as of the Closing Date. All such employees hired by Hexcel (the "Composites Employees") shall become employees of Hexcel immediately following the Closing Date. In addition, under the terms of the Employment Matters Agreement, Hexcel must include the Composites Employees (except for certain employees of Heath Tecna Aerospace Division of CGC ("Heath Tecna")) in its employee benefit plans, policies and compensation arrangements immediately following the Closing Date, at a level that is substantially comparable to that provided for similarly situated employees of Hexcel.

    Pursuant to the terms of the Employment Matters Agreement, except as otherwise agreed to by Hexcel and CGC, Hexcel will assume and become bound by the collective bargaining agreement between Heath Tecna and the IAM District Lodge Number 160, Local Lodge 1103 (the "Heath Tecna CBA"), including any obligation thereunder to contribute to any multi-employer pension or welfare benefit plan. In addition, Hexcel has agreed to assume sponsorship of certain of CGC's pension plans as listed in the Employment Matters Agreement (collectively, the "Assumed Plans"). Hexcel has agreed to indemnify, defend and hold harmless CGC and its subsidiaries from any loss, liability, claim, damage or expense arising from or in connection with any claim asserted after the Closing Date made by the collective bargaining unit or any representative thereof relating to any act on or after the Closing Date.

    On November 28, 1995, Hexcel and CGC agreed to amend the Employment Matters Agreement to eliminate the requirement that Hexcel assume and become bound by the Heath Tecna CBA. Hexcel does not currently intend to assume or become bound by the Heath Tecna CBA.

    REPRESENTATIONS AND WARRANTIES

    The Employment Matters Agreement contains certain representations and warranties of CGC relating to its employment matters, including, among other things, that each of CGC's "employee pension benefit plans" (as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Pension Plans"), "employee welfare benefit plans" (as defined in ERISA) ("Welfare Plans") and each other plan, arrangement or policy relating to stock options, stock purchases, deferred compensation, severance, fringe benefits or other employee benefits has been administered in accordance with its terms and applicable law and that no conditions exist or events have occurred (unless otherwise disclosed) that may cause a material liability to Hexcel. In addition, the Employment Matters Agreement contains similar representations and warranties of Hexcel in respect of its employee benefit plans and arrangements.

    COVENANTS

    CGC has agreed that until the Closing Date, it will not, without the prior written consent of Hexcel, (i) adopt or amend in any material respect or terminate any Assumed Plan (except as required by law) or change any actuarial or other assumption used to calculate funding obligations with respect to any such Assumed Plan (except to the extent that failure to make such change would result in noncompliance with GAAP, ERISA or the Internal Revenue Code of 1986, as amended (the "Code")); (ii) grant to any employee of the Ciba Composites Business as conducted in the U.S. any stock option or material increase in compensation; or (iii) take any action that would result in any representation or warranty contained in the Employment Matters Agreement becoming untrue. In addition, Hexcel has agreed that, until the Closing Date, it will not, without the prior written consent of CGC, (i) adopt or amend in any material respect or terminate any Hexcel benefit plan (except as required by law) or change any actuarial or other assumption used to calculate funding obligations with respect to any

Hexcel benefit plan (except to the extent that failure to make such change would result in noncompliance with GAAP, ERISA or the Code); (ii) grant any stock options (except to the extent permitted in Section 4.01(b)(i) of the Strategic Alliance Agreement) or material increase in compensation, or (iii) take any action that would result in any representation or warranty of Hexcel contained in the Employment Matters Agreement becoming untrue.

    TERMINATION

    The Employment Matters Agreement provides that it shall be considered terminated if the Strategic Alliance Agreement is terminated pursuant to its terms.

    MODIFICATION AND AMENDMENT

    On or prior to the Closing Date, the parties have the right to request modification of the terms of the Employment Matters Agreement, upon the receipt of which the other party shall negotiate in good faith a possible amendment to such provision with the requesting party.

OTHER AGREEMENTS

    The Strategic Alliance Agreement provides that agreements substantially similar to those described below will be entered into on or prior to Closing.

    THE REGISTRATION RIGHTS AGREEMENT

    Hexcel and Ciba will enter into a registration rights agreement (the "Registration Rights Agreement") providing for Hexcel to prepare and, not later than 60 days prior to March 1, 1998, file with the Commission a "shelf" registration statement or, if Hexcel is not then so eligible, a registration statement covering the shares of Hexcel Common beneficially owned by Ciba (either, a "Registration Statement").

    The Registration Rights Agreement is expected to provide, in accordance with the Letter of Intent, for Ciba's shares of Hexcel Common to become eligible for sale by Ciba pursuant to a Registration Statement in four equal annual installments commencing on March 1, 1998, with shares eligible for sale thereunder in any year, but not sold in such year, continuing to be eligible for sale thereunder in subsequent years. The Registration Rights Agreement is also expected to contain customary provisions with respect to blackout periods
(during which Ciba would not be permitted to sell), payment of expenses, selection of underwriters and indemnification.

    THE DISTRIBUTION AGREEMENT

    THE FOLLOWING SUMMARY OF THE DISTRIBUTION AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FORM OF THE DISTRIBUTION AGREEMENT WHICH IS INCLUDED AS AN EXHIBIT TO ANNEX B OF THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO READ THE DISTRIBUTION AGREEMENT IN ITS ENTIRETY.

    At the Closing, Hexcel and Ciba will enter into the Distribution Agreement, which is intended to facilitate an orderly transfer of certain portions of the Ciba Composites Business to Hexcel. Pursuant to the Distribution Agreement, certain affiliates of Ciba located in the Excluded Jurisdictions (as defined in the Distribution Agreement) (the "Distributors") will provide certain distribution services for the Divested Subsidiaries after the Closing under the same terms and conditions as such services are currently provided by the Distributors to the Ciba Composites Business. The Distributors will use their reasonable efforts to solicit and serve customers for the Ciba Composites Business. The Distribution Agreement provides that the Divested Subsidiaries will continue to supply the Distributors with composite materials on the same terms and conditions as currently provided.

    The Distributors agree not to, without the prior consent of Hexcel (which shall not be unreasonably withheld), transfer key employees providing services to the Ciba Composites Business to any other businesses of Ciba or its subsidiaries. The Distribution Agreement terminates on December 31, 1996, but may be terminated earlier for one or more specified Distributors by Hexcel upon two months written notice. Upon termination of the Agreement, Hexcel and/or the Divested Subsidiaries will acquire certain current assets of the respective Distributors used in the Ciba Composites Business at net book value and certain other assets for a fixed price as provided therein in exchange for additional

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
Senior Subordinated Notes (in an aggregate principal amount currently estimated at $7 million to $10 million). See "-- The Strategic Alliance Agreement -- General -- The Deferred Assets." In addition, upon termination, the Distributors will allow Hexcel and the Divested Subsidiaries to employ the employees working for the Distributors in connection with the Ciba Composites Business. In this regard, Hexcel will be obligated to either offer employment to such employees or be responsible for finding alternative employment for them. If Hexcel fails to offer employment to one or more of such employees within three months thereafter, Hexcel will contribute to the severance costs associated with such employees, an amount up to the amount specified by law and if no such law exists, an amount to be agreed to by the parties, which amount will not exceed one year's total compensation for each such employee.

    TRANSITIONAL SERVICES AGREEMENTS

    At the Closing, Hexcel and Ciba will enter into certain transitional services agreements pursuant to which Ciba or a subsidiary of Ciba will provide for a transitional period following the Closing certain services to Hexcel in respect of the Ciba Composites Business. In no event will the prices of such services charged to Hexcel be greater than the lesser of (i) Ciba's or its subsidiary's cost of providing such services and (ii) the historically allocated cost at which such services were provided to the Ciba Composites Business as operated by Ciba and its subsidiaries prior to the Closing.

    AGREEMENTS RELATING TO THE TRANSFER OF THE CIBA COMPOSITES BUSINESS IN THE UNITED KINGDOM

    The Ciba Composites Business at Duxford in Cambridgeshire, U.K. was, effective July 4, 1995, transferred to CML pursuant to a hive-down agreement between Ciba-Geigy plc, a United Kingdom company ("Ciba UK") and CML (formerly Euromaterials Limited, a United Kingdom company), dated as of July 5, 1995 (the "Hive-Down Agreement"). The Strategic Alliance Agreement anticipates that the shares of CML, which are owned by Ciba, will be transferred to Hexcel at the Closing. See "-- The Strategic Alliance Agreement."

    Pursuant to the Hive-Down Agreement, all assets and liabilities relating to the Ciba Composites Business at Ciba UK were transferred by Ciba UK to CML.

    Because the site at Duxford is used both by CML in connection with the Ciba Composites Business and by Ciba UK in connection with other Ciba businesses, it is necessary to divide the site. Subject to finalization of the land transfer documents, that part of the site at Duxford which is used by CML to conduct the Ciba Composites Business will be transferred to CML. Ciba UK will provide certain indemnities in connection with environmental matters relating to the land that will be transferred to CML. Various agreements will also be entered into between Ciba UK and CML relating to, among other things, the sharing of the Duxford site and its facilities and restrictions on subsequent transfers of real property at the Duxford site.

    SUPPLY AND TOLLING AGREEMENTS

    Ciba and Hexcel will enter into certain agreements regarding (i) Ciba's supply to Hexcel of certain raw materials necessary for the conduct of Hexcel's business following the Acquisition and (ii) certain toll manufacturing arrangements pursuant to which Ciba and Hexcel will toll manufacture products for each other.

NEW REVOLVING CREDIT FACILITY

    GENERAL


    Hexcel recognized that following the Acquisition, its working capital needs would increase substantially and that, as a result, Hexcel would need to increase its borrowing capacity. In this regard, Hexcel and certain of its subsidiaries expect to enter into a new credit agreement (the "Credit Agreement") with an administrative agent and issuing bank, a syndication agent, and certain other financial institutions, as lenders (the "Lenders"). Under the Credit Agreement, the Lenders are expected to provide Hexcel and certain of its subsidiaries, subject to the consummation of the Acquisition and the issuance of the Senior Subordinated Notes, with a 3-year secured revolving credit facility in a principal amount of at least $160 million (the "New Revolving Credit Facility"). As of January 18,


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
1996, commitments had been received, subject to the negotiation of mutually satisfactory definitive documentation, for a $160 million credit facility. However, subject to the approval of the Lenders thereunder, the principal amount of the New Revolving Credit Facility may be as much as $175 million.

    Under the New Revolving Credit Facility, the Lenders are expected to make revolving loans and swing line loans to Hexcel and certain of its subsidiaries and issue standby and documentary letters of credit for the account of Hexcel. Borrowings under the New Revolving Credit Facility are expected to be used to refinance certain existing indebtedness of Hexcel and its subsidiaries (including all indebtedness outstanding under Hexcel's existing U.S. revolving credit facility), pay the Cash Price to Ciba, pay the transaction costs and expenses associated with the Acquisition and provide financing to Hexcel and its subsidiaries for working capital and general corporate purposes following the Acquisition. Borrowings under the New Revolving Credit Facility are expected to be guaranteed by certain subsidiaries of Hexcel.

    The New Revolving Credit Facility is expected to terminate on the third anniversary of the consummation of the Acquisition. At that time, all amounts outstanding thereunder would be due and payable, together with all accrued interest thereon to such date, unless Hexcel extends the term of the New Revolving Credit Facility with the consent of all the Lenders.

    INTEREST

    Borrowings under the New Revolving Credit Facility are expected to bear interest, at the option of Hexcel, at (i) a publicly announced base rate per annum or (ii) the applicable LIBOR plus 0.40% per annum for interest periods, at the option of Hexcel, of one, two, three or six months.

    SECURITY

    The obligations of Hexcel and its subsidiaries under the New Revolving Credit Facility are expected to be secured by a pledge of the stock of certain of Hexcel's subsidiaries, to the extent permitted by law.

    MANDATORY REPAYMENT

    The New Revolving Credit Facility is expected to require Hexcel and its subsidiaries to repay the borrowings thereunder and permanently reduce the New Revolving Credit Facility by the amount of the net cash proceeds received by Hexcel and its subsidiaries from certain asset sales and the incurrence of certain debt obligations.

    CERTAIN COVENANTS

    The New Revolving Credit Facility is expected to impose various financial and operating covenants upon Hexcel and its subsidiaries. The principal financial covenants are expected to (i) limit the ability of Hexcel and its subsidiaries to place liens on, or otherwise encumber, their assets or incur indebtedness, and (ii) require Hexcel and its subsidiaries to maintain minimum fixed coverage ratios, minimum tangible net worth and maximum leverage ratios, in each case as agreed upon by Hexcel and the Lenders. The terms of the New Revolving Credit Facility are also expected to include certain restrictions on payments by Hexcel in respect of its equity securities or subordinated indebtedness (including the Senior Subordinated Notes).

    EVENTS OF DEFAULT

    The New Revolving Credit Facility is expected to contain certain events of default, including, among others: (i) default in repayment of the loans to the Lenders as such loans become due; (ii) breach (in any material respect) of the representations and warranties made by Hexcel and its subsidiaries to the Lenders under the New Revolving Credit Facility; (iii) breach of covenants contained in the documents relating to the New Revolving Credit Facility; (iv) cross defaults to other material indebtedness of Hexcel and its subsidiaries such as, among other things, the Senior Subordinated Notes; (v) material adverse change in the condition (financial or otherwise), property, performance or prospects of Hexcel and its subsidiaries; (vi) change of control (to be defined) of Hexcel and/or certain of its subsidiaries; (vii) failure of Ciba to own, directly or indirectly, at least 40% of the voting stock of Hexcel; (viii) failure of Ciba to hold, directly or indirectly, at any time all of the Senior Subordinated Notes; and (ix) certain events of insolvency or bankruptcy with respect to Hexcel or certain of its subsidiaries. Ciba has agreed to hold all of the Senior Subordinated Notes during the entire three-year term of the New Revolving Credit Facility. See "-- The Senior Subordinated Notes." Although the Governance Agreement imposes certain limitations on the manner in which Ciba is permitted to dispose of Hexcel Voting Securities, there can be no assurance that Ciba will continue to own, directly or indirectly, at least 40% of the voting stock of Hexcel. See "-- The Governance Agreement." Ciba's failure to own, directly or indirectly, at least 40% of the voting stock of Hexcel during the term of the New Revolving Credit Facility could have a material adverse effect on Hexcel.

CERTAIN BUSINESS COMBINATIONS

    Section 203 of the GCL prohibits certain transactions between a Delaware corporation and an "interested stockholder," which is defined therein as a person who, together with any affiliates and/or associates of such person, beneficially owns, directly or indirectly, 15 percent or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales and other dispositions of assets having an aggregate value in excess of 10 percent of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock unless: (i) the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors prior to the date the interested stockholder acquired shares, (ii) the interested stockholder acquired at least 85 percent of the voting stock of the corporation in the transaction in which it became an interested stockholder, or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting.

    The Acquisition, pursuant to which Ciba will acquire beneficial ownership of more than 15% of the outstanding voting shares of Hexcel, has been approved by the Board of Directors and, thus, the provisions of Section 203 of the GCL will not apply to Ciba with respect to Hexcel.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma financial information combines the condensed balance sheets and statements of operations of Hexcel and the Ciba Composites Business after giving effect to the Acquisition. The unaudited pro forma condensed combined balance sheet as of October 1, 1995 gives effect to the Acquisition as if it had occurred on October 1, 1995. The unaudited pro forma condensed combined statements of operations for the nine fiscal months ended October 1, 1995 and the fiscal year ended December 31, 1994 give effect to the Acquisition as if it had occurred on January 1, 1994. The pro forma adjustments account for the Acquisition as a purchase of the Ciba Composites Business by Hexcel, and are based upon the assumptions set forth in the accompanying notes.

    The following unaudited pro forma financial information has been prepared from, and should be read in conjunction with, the historical financial statements and the related notes thereto for the applicable periods of Hexcel, which are incorporated by reference in this Proxy Statement, and of the Ciba Composites Business, which are contained elsewhere in this Proxy Statement. See "INDEX TO FINANCIAL STATEMENTS." The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Acquisition been consummated on the dates indicated, nor is it necessarily indicative of future operating results or financial position. Management expects that significant costs will be incurred in connection with combining the operations of Hexcel and Ciba Composites Business, including costs of eliminating excess manufacturing capacity and redundant administrative and research and development activities, as well as the various costs of consolidating the information systems and other business activities of the two companies.

Some of the costs associated with combining the two businesses, including certain costs to eliminate redundant administrative and research and development activities, will be incurred during the first year following the Closing. The anticipated resulting benefits are expected to be realized shortly thereafter. However, other costs, including many of the costs to eliminate excess manufacturing capacity, are expected to be incurred over a period of as much as three years following the Closing. This is attributable, in part, to aerospace industry requirements to "qualify" specific equipment and manufacturing facilities for the manufacture of certain products. Based on Hexcel's experience with previous plant consolidations, these qualification requirements necessitate an approach to the consolidation of manufacturing facilities that will require two to three years to complete. Accordingly, the costs and anticipated future benefits of eliminating excess manufacturing capacity are long-term in nature.

    Although management has completed a preliminary plan for combining the two businesses, the nature, timing and extent of certain long-term consolidation activities is dependent on factors which are not within the control of management and which are not reliably estimable at the present time. These factors include, among others: (i) the requirement that the Board of Directors and management of the combined company review and approve consolidation activities, which cannot occur until after the Acquisition is consummated; (ii) future conditions in the aerospace and defense markets, including Build Rates and the level of component fabrication outsourcing by airframe manufactures, as well as the extent of growth in Asian and other aerospace markets; (iii) potential regulatory requirements and constraints, particularly in Europe; (iv) the combined company's ability to develop and market commercially attractive product enhancements and applications; and (v) the production capabilities and marketing strategies of the combined company's competitors, as well as the possible consolidation or expansion of competing businesses. Management currently estimates that the cash costs of combining the two businesses, net of expected proceeds from asset sales, could range from $25 million to $45 million. Management notes, however, that such costs could vary significantly from current estimates due to the uncertainty associated with the factors discussed above, as well as other factors, including that certain activities such as the consolidation of manufacturing facilities will require two to three years to complete, thereby resulting in the potential for significant modifications in the nature, timing and extent of certain long-term consolidation efforts.

    The cash expenditures necessary to combine the two businesses are expected to occur over a period of as much as three years following the Closing. The amount and timing of these expenditures will be determined, in part, by the factors described above and management's resulting evaluation of the probable economic and competitive benefits to be gained from specific consolidation activities. Although management anticipates that the benefits to be realized from planned consolidation activities should be appropriate in relation to the level of associated costs, there can be no assurance that any such benefits will actually be realized.

    In light of the foregoing, no effect has been given to the costs of combining the two businesses, or to the operating, financial and other benefits that may be realized from the combination, in the accompanying pro forma financial information.

                               HEXCEL CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                     ASSETS

                                                                       AS OF OCTOBER 1, 1995
                                                          -----------------------------------------------
                                                               HISTORICAL               PRO FORMA
                                                          --------------------   ------------------------
                                                                       CIBA       ADJUSTMENTS
                                                           HEXCEL   COMPOSITES   (SEE NOTE 2)    COMBINED
                                                          --------  ----------   -------------   --------
                                                                          (IN THOUSANDS)
Current assets:
  Cash and equivalents..................................  $  --      $   4,528   $  (4,528)(a)   $  --
  Accounts receivable...................................    66,207      68,592      (6,779)(b)    128,020
  Inventories...........................................    55,155      68,067      (1,291)(c)    121,931
  Prepaid expenses and other assets.....................     2,725       7,171      (3,157)(d)      6,739
  Net assets of discontinued operations.................     1,984      --          --              1,984
                                                          --------  ----------   -------------   --------
    Total current assets................................   126,071     148,358     (15,755)       258,674
                                                          --------  ----------   -------------   --------
Net property, plant and equipment.......................    83,526     155,916     (45,500)(e)    193,942
Intangible assets, net..................................     6,269      46,053      (3,586)(f)     48,736
Investments and other assets............................     9,193       4,547      --             13,740
                                                          --------  ----------   -------------   --------
    Total assets........................................  $225,059   $ 354,874   $ (64,841)      $515,092
                                                          --------  ----------   -------------   --------
                                                          --------  ----------   -------------   --------

                                  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Notes payable and current maturities of long-term
   liabilities..........................................  $ 45,532   $  12,541   $ (52,901)(g)   $  5,172
  Accounts payable......................................    22,303      32,686        (467)(h)     54,522
  Accrued liabilities...................................    42,339      22,714      --             65,053
                                                          --------  ----------   -------------   --------
    Total current liabilities...........................   110,174      67,941     (53,368)       124,747
                                                          --------  ----------   -------------   --------
Senior Subordinated Notes, payable to Ciba..............     --         --          41,200(i)      41,200
Other long-term liabilities, less current maturities....    68,226      29,704      64,189(j)     162,119
Minority interest.......................................     --          7,585      (7,585)(k)      --
                                                          --------  ----------   -------------   --------
Shareholders' equity:
  Common stock..........................................       181      --             180(l)         361
  Additional paid-in capital............................   111,257      --         142,020(l)     253,277
  Accumulated deficit...................................   (72,040)     --          (1,833)(m)    (73,873)
  Minimum pension obligation adjustment.................      (137)     --          --               (137)
  Cumulative currency translation adjustment............     7,398      --          --              7,398
  Invested capital......................................     --        249,644    (249,644)(n)      --
                                                          --------  ----------   -------------   --------
    Total shareholders' equity..........................    46,659     249,644    (109,277)       187,026
                                                          --------  ----------   -------------   --------
    Total liabilities and shareholders' equity..........  $225,059   $ 354,874   $ (64,841)      $515,092
                                                          --------  ----------   -------------   --------
                                                          --------  ----------   -------------   --------

         The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1 -- PURCHASE PRICE SUMMARY AND RELATED ALLOCATION
    The purchase price to be paid by Hexcel for the Ciba Composites Business is comprised of the following components:

18,022 Hexcel Shares, valued at $8.00 per share (1)......................  $ 144,200
Senior Subordinated Notes payable to Ciba in 2003, bearing annual
 interest beginning at 9.0% and increasing by 0.5% per year (2)..........     41,200
Cash Price to be paid to Ciba (3)........................................     25,000
Estimated fees and expenses in connection with the Acquisition (3).......      6,000
                                                                           ---------
    Total purchase price (4).............................................  $ 216,400
                                                                           ---------
                                                                           ---------

    The allocation of the total purchase price to the net assets of the Ciba Composites Business is based upon the estimated fair values of the net assets acquired, and is summarized as follows:

Cash and equivalents (5).................................................     --
Accounts receivable (6)..................................................  $  62,052
Inventories (7)..........................................................     66,776
Prepaid expenses (6).....................................................      4,014
Net property, plant & equipment (8)......................................    110,416
Intangible assets, net (9)...............................................      1,000
Investments and other assets (6).........................................      4,547
Current liabilities (10).................................................    (57,463)
Other long-term liabilities, less current maturities (10)................    (20,242)
Minority interest (4)....................................................     --
Shareholders' equity (11)................................................      2,000
Excess of purchase price over net tangible assets acquired (12)..........     43,300
                                                                           ---------
    Total purchase price (4).............................................  $ 216,400
                                                                           ---------
                                                                           ---------

------------------------

 (1) The Strategic Alliance Agreement provides that Hexcel will issue the Hexcel Shares to Ciba. The aggregate value of these shares is determined by multiplying the discounted market price per share by the number of shares issued. The market price per share is determined by reference to the prices at which Hexcel Common was trading on the NYSE during a reasonable period before and after December 12, 1995, the date upon which Hexcel and Ciba amended the aggregate amount of consideration to be paid by Hexcel in the Acquisition by agreeing to reduce the initial aggregate principal amount of the Senior Subordinated Notes by $5 million. The market price is then discounted to reflect the illiquidity of the Hexcel Shares caused by the size of the holding, the contractual restrictions on transferring such shares and, accordingly, limitations on the price Ciba could realize, the contractual limitation on the price per share Ciba could realize in certain types of transactions, the fact that such shares are "restricted securities" within the meaning of the Securities Act and various other factors. A description of certain of these restrictions is contained under "THE ACQUISITION -- The Governance Agreement."



     For purposes of the unaudited pro forma financial information, a discounted market price of $8.00 per share is used. The discounted market price is based on a market price of $10.00 per share during a reasonable period before and after December 12, 1995 and a discount rate of 20%. The discounted market price of the shares to be issued is used in determining the total purchase price because the discounted market price of Hexcel Common is more reliably measurable than the fair value of the assets acquired and the liabilities assumed.


     The discount rate of 20% is based, in part, on a review of academic studies
     concerning  restricted  securities   and  related  illiquidity   discounts.
     Management believes that the Hexcel Shares are

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1 -- PURCHASE PRICE SUMMARY AND RELATED ALLOCATION (CONTINUED)
     restricted securities because (i) such shares may only be sold pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and (ii) the Governance Agreement imposes numerous additional restrictions on the sale of such shares. See "THE ACQUISITION -- The Governance Agreement." Management recognizes that the Hexcel Shares represent a significant block of Hexcel Common, to which a "control" or "influence" premium theoretically might be attributed. Management notes, however, that the Governance Agreement imposes extensive limitations on the degree of control that Ciba can exercise over Hexcel and also imposes prohibitions on Ciba's ability to (i) realize a premium on the Hexcel Shares over and above that which must be paid to the non-Ciba stockholders or (ii) acquire substantial additional shares of Hexcel Common without payment of a full control premium to the non-Ciba stockholders. Accordingly, management believes that the limitations and prohibitions imposed by the Governance Agreement fully negate any "control" or "influence" premium that might otherwise offset the liquidity discount attributable to the Hexcel Shares. In determining the amount of the illiquidity discount, management also considered Hexcel's earnings history, Hexcel's revenues and the fact that Hexcel Common is traded on the NYSE.

 (2) The Strategic Alliance Agreement provides that Hexcel will issue Senior Subordinated Notes payable to Ciba in an aggregate principal amount to be determined at the Closing Date, in accordance with a specified formula. Based on the formula included in the Strategic Alliance Agreement, the pro forma aggregate principal amount of the Senior Subordinated Notes determined as of October 1, 1995 is approximately $42,400. (Such amount is estimated as follows: $43,029 (i) increased by $9,000 for the Danutec Price (see (4) below), (ii) increased by $4,659 for the decline in the adjusted net working capital of Hexcel from July 2, 1995 to October 1, 1995, (iii) decreased by $4,593 for the decline in the adjusted net working capital of the Ciba Composites Business from July 2, 1995 to October 1, 1995, and (iv) decreased by $9,695 for certain net assets of the Ciba Composites Business retained by Ciba at the Closing and other adjustments.) However, the actual aggregate principal amount of the Senior Subordinated Notes to be issued at the close of the transaction may be higher or lower.

     The fair value of the Senior Subordinated Notes as of October 1, 1995, is estimated to be $41,200, which is $1,200 lower than the pro forma aggregate principal amount. The $1,200 discount reflects the absence of certain call protection provisions from the terms of the Senior Subordinated Notes and the difference between the stated interest rate on the Senior Subordinated Notes and the estimated market rate for debt obligations of comparable quality and maturity. The initial stated interest rate is 9.0% per year, increasing in annual increments of 0.5% from the date of issuance until the Senior Subordinated Notes mature in the year 2003.

 (3) The Cash Price and the estimated fees and expenses in connection with the Acquisition are to be financed with the proceeds of the New Revolving Credit Facility. The New Revolving Credit Facility is expected to be a three-year facility in a principal amount of at least $160,000 secured by the capital stock of certain of Hexcel's subsidiaries. The New Revolving Credit Facility is expected to (i) fund the Cash Price, (ii) provide for the working capital requirements of the combined company, and (iii) provide for the refinancing of certain outstanding indebtedness of Hexcel, including indebtedness under Hexcel's existing U.S. revolving credit facility and certain other European credit facilities. See "THE ACQUISITION -- New Revolving Credit Facility."


     Hexcel is currently in negotiations with potential lenders regarding the New Revolving Credit Facility. As of January 18, 1996, commitments had been received, subject to the negotiation of mutually satisfactory definitive documentation, for a $160 million credit facility. However, subject to the approval of the Lenders thereunder, the principal amount of the New Revolving

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1 -- PURCHASE PRICE SUMMARY AND RELATED ALLOCATION (CONTINUED)
     Credit Facility may be as much as $175 million. The receipt of adequate financing on commercially reasonable terms is one of the conditions to the consummation of the Acquisition. See "THE ACQUISITION -- The Strategic Alliance Agreement -- Conditions."

 (4) Ciba currently anticipates purchasing the minority interest in Danutec for approximately $12,500 prior to the Closing Date, pursuant to a definitive purchase agreement, the terms of which are subject to approval by the boards of PCD and its parent entity, entered into on December 20, 1995. Accordingly, the acquisition of the Danutec Equity by Hexcel has been reflected in the estimated pro forma purchase price and purchase price allocation as of October 1, 1995, and the minority interest in Danutec has been eliminated on a pro forma basis. See "THE ACQUISITION -- The Strategic Alliance Agreement -- General -- Danutec."

     In the event that Ciba does not purchase the minority interest in Danutec, and the Danutec Equity is not transferred to Hexcel, the estimated purchase price for the Ciba Composites Business would be reduced by approximately $20,000. The resulting adjustment to the purchase price allocation would include the elimination of the net assets of Danutec, which totaled approximately $13,800 as of October 1, 1995. See "THE ACQUISITION -- The Strategic Alliance Agreement -- Principal Amount of the Senior Subordinated Notes."

 (5) Under the terms of the Strategic Alliance Agreement, the cash and cash equivalents of the Ciba Composites Business are retained by Ciba.

 (6) The fair values of accounts receivable, prepaid expenses and investments and other assets acquired in the purchase of the Ciba Composites Business are estimated to equal respective net book values. Under the terms of the Strategic Alliance Agreement, a portion of the Ciba Composites Business' accounts receivable and prepaid expenses are retained by Ciba.

 (7) The fair value of inventories acquired in the purchase of the Ciba Composites Business is estimated to equal aggregate current sales value less estimated selling costs. Under the terms of the Strategic Alliance
     Agreement, a portion of the Ciba Composites Business' inventories is retained by Ciba.

 (8) The fair value of the property, plant and equipment acquired in the purchase of the Ciba Composites Business is estimated to be $45,000 lower than the respective net book value. The estimated fair value, which is based on a preliminary review of the production facilities and equipment of the Ciba Composites Business, reflects the fact that certain of these assets are expected to (i) duplicate capabilities or productive capacities already possessed by Hexcel or (ii) be in excess of the combined company's needs, and consequently, the expected future use indicates a lower value of such assets to the acquiror than to the Ciba Composites Business. This estimate is subject to modification in connection with further analysis. In addition, under the terms of the Strategic Alliance Agreement, a portion of the Ciba Composites Business' property, plant and equipment will be retained by Ciba.

 (9) The fair value assigned to intangible assets reflects the capitalization of estimated fees and expenses incurred in connection with securing the New Revolving Credit Facility.

(10) The fair values of the current and long-term liabilities assumed by Hexcel in connection with the purchase of the Ciba Composites Business are estimated to equal the respective net book values. Under the terms of the Strategic Alliance Agreement, some of the liabilities of the Ciba Composites Business as of October 1, 1995 are not assumed by Hexcel.

(11) The estimated fees and expenses incurred in connection with issuing the Hexcel Shares to Ciba are deducted from shareholders' equity.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1 -- PURCHASE PRICE SUMMARY AND RELATED ALLOCATION (CONTINUED)
(12) The excess of purchase price over net tangible assets acquired will be allocated to identifiable intangible assets and goodwill pursuant to an analysis and valuation of those assets in accordance with the provisions of APB Opinion No. 16. Such analysis and valuation has not yet been performed. Accordingly, for purposes of the unaudited pro forma financial information, the excess of purchase price over net tangible assets acquired has been treated as a single intangible asset, with a 20-year life. While the values and estimated lives of various intangible assets resulting from the final purchase allocation will vary from these pro forma assumptions, management does not expect these variances to be material to the unaudited pro forma financial information contained herein.

     Hexcel intends to evaluate and measure any future impairment to the intangible assets, including goodwill, acquired in connection with the purchase of the Ciba Composites Business in accordance with the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 121 requires that the recoverability of long-lived assets to be held or used, including intangible assets, be assessed when events or circumstances indicate that the value of those assets may be impaired. That assessment, determined by reference to the estimated undiscounted future cash flows resulting from the use of the assets, will be based on each group of assets within each of Hexcel's strategic business units.

    The purchase price allocation does not reflect any liabilities for the costs of consolidating the business operations of the Ciba Composites Business and Hexcel.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2 -- PRO FORMA ADJUSTMENTS

(a)        Adjustment to eliminate the cash and cash equivalents of the Ciba Composites
            Business which are retained by Ciba........................................  $  (4,528)
                                                                                         ---------
                                                                                         ---------
(b)        Adjustment to reflect the following:
             Elimination of the Ciba Composites Business' accounts receivable which are retained by Ciba.........................................................  $  (6,540)
             Elimination  of  trade  account  balances  between  Hexcel  and  the  Ciba
              Composites Business......................................................       (239)
                                                                                         ---------
               Net adjustment..........................................................  $  (6,779)
                                                                                         ---------
                                                                                         ---------
(c)        Adjustment to reflect the following:
             Elimination  of  the  Ciba  Composites  Business'  inventories  which  are retained by Ciba.........................................................  $  (2,191)
             Difference  between net  book value and  estimated fair  value of acquired
              inventories..............................................................        900
                                                                                         ---------
               Net adjustment..........................................................  $  (1,291)
                                                                                         ---------
                                                                                         ---------
(d)        Adjustment to  reflect  the elimination  of  the Ciba  Composites  Business'
            prepaid expenses and other assets which are retained by Ciba...............  $  (3,157)
                                                                                         ---------
                                                                                         ---------
(e)        Adjustment to reflect the following:
             Elimination of the Ciba Composites Business' property, plant and equipment
              which is retained by Ciba................................................  $    (500)
             Difference  between net  book value and  estimated fair  value of acquired
              property, plant and equipment............................................    (45,000)
                                                                                         ---------
               Net adjustment..........................................................  $ (45,500)
                                                                                         ---------
                                                                                         ---------
(f)        Adjustment to reflect the following:
             Capitalization of estimated fees and expenses incurred in connection  with
              securing the New Revolving Credit Facility...............................  $   1,000
             Excess  of  purchase  price  over  net  tangible  assets  acquired  (to be
              allocated to identifiable intangible assets and goodwill)................     43,300
             Less:  Existing  intangible  assets   of  the  Ciba  Composites   Business
              (comprised of identifiable intangible assets and goodwill)...............    (46,053)
                                                                                         ---------
               Net adjustment to intangible assets resulting from the allocation of the
                purchase price.........................................................     (1,753)
             Write-off  of  capitalized  debt  issuance costs  in  connection  with the extinguishment of existing  debt obligations with  proceeds from the  New
              Revolving Credit Facility................................................     (1,833)
                                                                                         ---------
               Net adjustment..........................................................  $  (3,586)
                                                                                         ---------
                                                                                         ---------

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 2 -- PRO FORMA ADJUSTMENTS (CONTINUED)

(g)        Adjustment to reflect the following:
             Elimination  of current liabilities of  the Ciba Composites Business which are not assumed by Hexcel................................................  $ (10,250)
             Extinguishment of existing  debt obligations  with proceeds  from the  New
              Revolving Credit Facility................................................    (42,651)
                                                                                         ---------
               Net adjustment..........................................................  $ (52,901)
                                                                                         ---------
                                                                                         ---------
(h)        Adjustment to reflect the following:
             Elimination  of current liabilities of  the Ciba Composites Business which
              are not assumed by Hexcel................................................  $    (228)
             Elimination  of  trade  account  balances  between  Hexcel  and  the  Ciba
              Composites Business......................................................       (239)
                                                                                         ---------
               Net adjustment..........................................................  $    (467)
                                                                                         ---------
                                                                                         ---------
(i)        Adjustment  to reflect the issuance of the Senior Subordinated Notes payable to Ciba....................................................................  $  41,200
                                                                                         ---------
                                                                                         ---------
(j)        Adjustment to reflect the following:
             Elimination of long-term liabilities of the Ciba Composites Business which are not assumed by Hexcel................................................  $  (9,462)
             Net borrowings  under  the New  Revolving  Credit Facility  to  extinguish
              existing debt obligations................................................     42,651
             Net borrowings under the New Revolving Credit Facility to finance the cash
              payment to Ciba..........................................................     25,000
             Net  borrowings  under  the  New  Revolving  Credit  Facility  to  finance
              estimated fees and expenses in connection with the Acquisition...........      6,000
                                                                                         ---------
               Net adjustment..........................................................  $  64,189
                                                                                         ---------
                                                                                         ---------
(k)        Adjustment to reflect the elimination of the minority interest in Danutec...  $  (7,585)
                                                                                         ---------
                                                                                         ---------
(l)        Adjustments to reflect the following:
             Issuance of Hexcel common stock to Ciba -- par value......................  $     180
                                                                                         ---------
                                                                                         ---------
             Issuance of Hexcel common stock to Ciba -- value in excess of par.........  $ 144,020
             Deduction of the estimated fees  and expenses incurred in connection  with
              issuing Hexcel common stock to Ciba......................................     (2,000)
                                                                                         ---------
               Net adjustment..........................................................  $ 142,020
                                                                                         ---------
                                                                                         ---------
(m)        Adjustment  to reflect the  write-off of capitalized  debt issuance costs in connection with  the  extinguishment  of  existing  debt  obligations  with proceeds from the New Revolving Credit Facility............................  $  (1,833)
                                                                                         ---------
                                                                                         ---------
(n)        Adjustment to eliminate Ciba's investment in the Ciba Composites Business...  $(249,644)
                                                                                         ---------
                                                                                         ---------

                               HEXCEL CORPORATION
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                                                                               THE NINE FISCAL MONTHS ENDED OCTOBER 1, 1995
                                                                          -------------------------------------------------------
                                                                                 HISTORICAL                    PRO FORMA
                                                                          -------------------------   ---------------------------
                                                                                                      ADJUSTMENTS
                                                                                            CIBA       (SEE NOTE
                                                                             HEXCEL      COMPOSITES       2)          COMBINED
                                                                          ------------   ----------   -----------   -------------
                                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...............................................................  $257,544       $  252,310   $(2,598)(a)   $ 507,256
Cost of sales...........................................................  (208,806)        (207,767)    5,349(b)     (411,224)
                                                                          ------------   ----------   -----------   -------------
Gross margin............................................................    48,738           44,543     2,751          96,032

Marketing, general and administrative expenses..........................   (35,630)         (41,365)    --            (76,995)
Amortization of intangible assets.......................................     --              (3,090)    1,218(c)       (1,872)
Restructuring expenses..................................................     --              (2,300)    --             (2,300)
Other income (expenses).................................................       600             (936)    --               (336)
                                                                          ------------   ----------   -----------   -------------
Operating income (loss).................................................    13,708           (3,148)    3,969          14,529
                                                                                                                       --

Interest expenses.......................................................    (6,702)            (740)   (2,342)(d)      (9,784)
Bankruptcy reorganization expenses......................................    (3,361)(e)       --         --             (3,361)(e)
Minority interest.......................................................     --              (1,220)    1,220(f)       --
                                                                          ------------   ----------   -----------   -------------
Income (loss) from continuing operations before income taxes............     3,645           (5,108)    2,847           1,384
Provision for income taxes..............................................    (2,503)          (3,898)    --   (g)       (6,401)
                                                                          ------------   ----------   -----------   -------------
  Income (loss) from continuing operations..............................     1,142           (9,006)    2,847          (5,017)
Loss from discontinued operations.......................................      (468)          --         --               (468)
                                                                          ------------   ----------   -----------   -------------
      Net income (loss).................................................  $    674       $   (9,006)  $ 2,847       $  (5,485)
                                                                          ------------   ----------   -----------   -------------
                                                                          ------------   ----------   -----------   -------------

Net income (loss) per share and equivalent share:
  Primary and fully diluted:
    Continuing operations...............................................    $ 0.08                                     $(0.15)
                                                                             (0.03)
    Discontinued operations.............................................                                                (0.01)
                                                                          ------------                              -------------
      Net income (loss).................................................    $ 0.05                                     $(0.16)
                                                                          ------------                              -------------
                                                                          ------------                              -------------
Weighted average shares and equivalent shares...........................    14,958(h)                                  32,980(h)
                                                                          ------------                              -------------
                                                                          ------------                              -------------

              The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                               HEXCEL CORPORATION
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                                                                                  THE FISCAL YEAR ENDED DECEMBER 31, 1994
                                                                          --------------------------------------------------------
                                                                                  HISTORICAL                    PRO FORMA
                                                                          --------------------------   ---------------------------
                                                                                                       ADJUSTMENTS
                                                                                             CIBA       (SEE NOTE
                                                                             HEXCEL       COMPOSITES       2)          COMBINED
                                                                          -------------   ----------   -----------   -------------
                                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...............................................................  $ 313,795       $  292,611   $(3,672)(a)   $ 602,734
Cost of sales...........................................................   (265,367)        (249,717)    7,337(b)     (507,747)
                                                                          -------------   ----------   -----------   -------------
Gross margin............................................................     48,428           42,894     3,665          94,987

Marketing, general and administrative expenses..........................    (45,785)         (53,417)    --            (99,202)
Amortization and write-downs of intangible assets.......................     --              (10,219)    7,724(c)       (2,495)
Restructuring expenses..................................................     --               (1,600)    --             (1,600)
Other income............................................................      4,861(i)         2,979(i)   --             7,840(i)
                                                                          -------------   ----------   -----------   -------------
Operating income (loss).................................................      7,504          (19,363)   11,389            (470)
                                                                                                                        --

Interest expenses.......................................................    (11,846)          (1,193)   (3,535)(d)     (16,574)
Bankruptcy reorganization expenses......................................    (20,152)(e)       --         --            (20,152)(e)
Minority interest.......................................................     --                 (891)      891(f)       --
                                                                          -------------   ----------   -----------   -------------
Income (loss) from continuing operations before income taxes............    (24,494)         (21,447)    8,745         (37,196)
Provision for income taxes..............................................     (3,586)          (2,843)    --   (g)       (6,429)
                                                                          -------------   ----------   -----------   -------------
  Income (loss) from continuing operations..............................    (28,080)         (24,290)    8,745         (43,625)
Loss from discontinued operations.......................................     (1,890)          --         --             (1,890)
                                                                          -------------   ----------   -----------   -------------
      Net income (loss).................................................  $ (29,970)      $  (24,290)  $ 8,745       $ (45,515)
                                                                          -------------   ----------   -----------   -------------
                                                                          -------------   ----------   -----------   -------------

Net loss per share and equivalent share:
  Primary and fully diluted:
    Continuing operations...............................................    $(3.84)                                    $(1.72)
                                                                             (0.26)
    Discontinued operations.............................................                                                (0.07)
                                                                          ------------                              -------------
      Net income........................................................    $(4.10)                                    $(1.79)
                                                                          ------------                              -------------
                                                                          ------------                              -------------
Weighted average shares and equivalent shares...........................     7,310(h)                                  25,332(h)
                                                                          ------------                              -------------
                                                                          ------------                              -------------

              The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

NOTE 1 -- PRO FORMA TREATMENT OF DANUTEC
    The combined financial statements of the Ciba Composites Business include the accounts of Danutec, in which Ciba currently owns a 51.0% equity interest. Ciba currently anticipates purchasing the minority interest in Danutec for approximately $12,500 prior to the Closing Date pursuant to a definitive purchase agreement, the terms of which are subject to approval by the boards of PCD and its parent entity, entered into with PCD on December 20, 1995. Consequently, the accompanying unaudited pro forma condensed combined statements of operations include the operating results of Danutec for the periods presented. Elimination of the minority interest in the operating results of Danutec has been reflected as a pro forma adjustment. See "THE ACQUISITION -- The Strategic Alliance Agreement -- General -- Danutec."

    In the event that Ciba does not purchase the minority interest in Danutec, and Danutec is not transferred to Hexcel, then the operating results of the Ciba Composites Business would exclude the operating results of Danutec. Danutec sales included in the accompanying unaudited pro forma condensed combined statements of operations were approximately $34,500 for the nine fiscal months ended October 1, 1995, and $34,100 for the fiscal year ended December 31, 1994. Danutec net income included in the accompanying unaudited pro forma condensed combined statements of operations was approximately $400 and $700 for the same respective periods.

NOTE 2 -- PRO FORMA ADJUSTMENTS

                                                                                      NINE FISCAL
                                                                                      MONTHS ENDED      FISCAL YEAR
                                                                                       OCTOBER 1,          ENDED
                                                                                          1995       DECEMBER 31, 1994
                                                                                     --------------  -----------------
(a)        Adjustments  to eliminate sales  between Hexcel and  the Ciba Composites
            Business...............................................................    $   (2,598)      $    (3,672)
                                                                                          -------          --------
(b)        Adjustments to reflect the following:
             Elimination of cost of  sales between Hexcel  and the Ciba  Composites
              Business.............................................................    $    2,200       $     3,133
             Reduction  in  depreciation costs  resulting  from the  purchase price adjustment to  the net  property,  plant and  equipment of  the  Ciba
              Composites Business..................................................         3,149             4,204
                                                                                          -------          --------
               Net adjustments.....................................................    $    5,349       $     7,337
                                                                                          -------          --------
                                                                                          -------          --------
(c)        Adjustments to reflect the following:
             Amortization  of capitalized fees and  expenses incurred in connection with securing the New Revolving Credit Facility (3-year  amortization
              period)..............................................................    $     (248)      $      (330)
             Amortization  of the excess of purchase price over net tangible assets
              acquired (20-year amortization period)...............................        (1,624)           (2,165)
             Less: Amortization and write-downs  of the existing intangible  assets
              of the Ciba Composites Business......................................         3,090            10,219
                                                                                          -------          --------
               Net adjustments.....................................................    $    1,218       $     7,724
                                                                                          -------          --------
                                                                                          -------          --------

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      STATEMENTS OF OPERATIONS (CONTINUED)
                                 (IN THOUSANDS)

NOTE 2 -- PRO FORMA ADJUSTMENTS (CONTINUED)

                                                                                      NINE FISCAL
                                                                                      MONTHS ENDED      FISCAL YEAR
                                                                                       OCTOBER 1,          ENDED
                                                                                          1995       DECEMBER 31, 1994
                                                                                     --------------  -----------------
(d)        Adjustments to reflect the following:
             Estimated  interest  expense  on borrowings  under  the  New Revolving
              Credit Facility (assumed interest rate of 6.2%)......................    $   (3,121)      $    (3,641)
             Reduction in interest  expense attributable to  the extinguishment  of existing  liabilities with the proceeds from the New Revolving Credit
              Facility (actual interest rates ranging from 3.6% to 13.0%)..........         3,570             3,828
             Estimated interest expense on the Senior Subordinated Notes payable to
              Ciba (assumed market interest rate of 11.0%).........................        (3,399)           (4,532)
             Elimination of interest expense on liabilities of the Ciba  Composites
              Business  which are  not assumed  by Hexcel  (various actual interest
              rates)...............................................................           608               810
                                                                                          -------          --------
               Net adjustments.....................................................    $   (2,342)      $    (3,535)
                                                                                          -------          --------
                                                                                          -------          --------

(e) On February 9, 1995, Hexcel emerged from bankruptcy reorganization proceedings which had begun on December 6, 1993. In connection with those proceedings, Hexcel incurred bankruptcy reorganization expenses of $3,361 during the nine fiscal months ended October 1, 1995, and $20,152 during the fiscal year ended December 31, 1994. Although the resolution of certain bankruptcy-related issues, including the final settlement of disputed claims and professional fees, resulted in expenses being incurred after February 9, 1995, Hexcel does not expect to incur any bankruptcy-related expenses subsequent to October 1, 1995.

(f) Adjustments to reflect the following:

                                                                                      NINE FISCAL
                                                                                      MONTHS ENDED      FISCAL YEAR
                                                                                       OCTOBER 1,          ENDED
                                                                                          1995       DECEMBER 31, 1994
                                                                                     --------------  -----------------
             Elimination of the minority interest  in the operating results of  the
              Ciba Composites Business.............................................    $    1,220       $       891
                                                                                          -------          --------
                                                                                          -------          --------

(g) The income tax consequences of the cumulative pro forma adjustments are estimated to be zero. This is due to the fact that the pro forma combined company incurred losses from continuing operations before income taxes for both of the periods presented, and no income tax benefits relating to these losses have been recognized. Furthermore, Hexcel has sufficient net operating loss carryforwards for income tax purposes to substantially eliminate any tax liabilities arising from pro forma adjustments.

(h) The Strategic Alliance Agreement provides that Hexcel will issue shares of its common stock to Ciba such that Ciba will own 49.9% of the Hexcel Common outstanding after the issuance of such shares. As of October 1, 1995, the approximate number of shares to be issued to Ciba would have been 18,022 and the resulting number of shares outstanding would have been 36,116.

    Between February 9, 1995 and April 6, 1995, Hexcel issued an additional 10,800 shares of common stock in connection with a subscription rights offering and standby purchase agreement pursuant to the Plan of Reorganization. As a result of this increase in the number of outstanding

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      STATEMENTS OF OPERATIONS (CONTINUED)
                                 (IN THOUSANDS)

NOTE 2 -- PRO FORMA ADJUSTMENTS (CONTINUED)
    shares, the weighted average shares used in computing Hexcel's historical net income (loss) per share increased from 7,310 for the fiscal year ended December 31, 1994, to 14,958 for the nine fiscal months ended October 1, 1995. Accordingly, the weighted average number of shares used in computing pro forma net loss per share increased from 25,332 for the fiscal year ended December 31, 1994, to 32,980 for the nine fiscal months ended October 1, 1995

(i) During the fiscal year ended December 31, 1994, Hexcel recognized other income of $4,861. This amount was largely comprised of $15,900 of income related to the sale of the Chandler, Arizona manufacturing facility and related assets and technology, less an $8,000 provision to reflect the cost of restructuring a joint venture and a $2,900 provision for bankruptcy claim adjustments. Each of these items is nonrecurring.

    During the fiscal year ended December 31, 1994, the Ciba Composites Business recognized other income of $2,700 related to the sale of its Miami, Florida facility. This income is nonrecurring.

                  CIBA MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
                          THE CIBA COMPOSITES BUSINESS
             (ALL DOLLAR AMOUNTS IN TABLES ARE STATED IN MILLIONS.)

    THE FOLLOWING DISCUSSION IS BASED UPON AND SHOULD BE READ IN CONJUNCTION WITH THE COMBINED FINANCIAL STATEMENTS OF THE CIBA COMPOSITES BUSINESS, INCLUDING THE NOTES THERETO, THE SUMMARY HISTORICAL FINANCIAL INFORMATION OF THE CIBA COMPOSITES BUSINESS AND THE BUSINESS INFORMATION CONCERNING THE CIBA COMPOSITES BUSINESS, INCLUDED ELSEWHERE HEREIN.

RESULTS OF OPERATIONS

    The discussion and tables that follow are for historical statements of operations for the Ciba Composites Business on a worldwide basis for the nine month periods ended September 30, 1995 and September 30, 1994 and for the years ended December 31, 1994 and December 31, 1993. The historical financial statements for each such period have been prepared on a basis which reflects the historical financial statements of the Ciba Composites Business as if it were a stand-alone company owning certain assets, liabilities and subsidiaries, notwithstanding that it is currently operated as a division by each of Ciba and CGC, and in several European jurisdictions on a stand-alone basis through certain foreign subsidiaries of Ciba, all as more fully described below and in the discussion set forth in the Section entitled "BUSINESS INFORMATION CONCERNING THE CIBA COMPOSITES BUSINESS."

    Prior to January 1, 1993, the accounting records maintained by Ciba with respect to the Ciba Composites Business varied significantly from the International Accounting Standards which were adopted by Ciba in 1993. These variances affected a number of categories in the reported financial statements, including: inventories, cost of goods sold, plant and equipment, intangible assets, retirement plans, restructuring charges, income taxes, currency translation and financial reporting classifications. Due to the scope of these variances, it is not possible for financial statements for the Ciba Composites Business to be prepared in accordance with U.S. GAAP or International Accounting Standards for any period, or at any date prior to, January 1993.

    The inability of Ciba to provide 1992 financial statements and 1990 and 1991 summary financial information for the Ciba Composites Business should not prevent the stockholders of Hexcel from obtaining a realistic understanding of the business operations and performance of the Ciba Composites Business. The aerospace market and non-aerospace industrial markets served by the Ciba Composites Business are the same as those served by Hexcel. The downturn in the aerospace market which occurred during 1992 and 1993 resulted in significant restructuring of the operations of the Ciba Composites Business, commencing in 1993 and continuing in 1994. The management of the Ciba Composites Business believes that the financial statements of the Ciba Composites Business for the year ended December 31, 1993, the year ended December 31, 1994 and the nine-month period ended September 30, 1995 included herein are more representative of current business operations and financial performance of the Ciba Composites Business as they exist today than earlier data would be. In the opinion of management of the Ciba Composites Business financial information from 1990 through 1992 would not provide significant additional insight relating to the business of the Ciba Composites Business to be acquired by Hexcel due to the significant changes that have taken place in the market since 1992.

    For example, for the year ended December 31, 1992, net sales for the Ciba Composites Business were approximately $380 million. A major factor affecting such sales performance was the peaking in the aerospace market in the first half of 1992 of commercial aircraft production build rates. In the second half of 1992, however, the aerospace build rates began to decrease, with the decrease becoming steeper every month. The build rates, as well as expansion and modernization programs, suffered because the airline travel industry worldwide was depressed due to sluggish economic conditions. Market conditions over the past two years reflect a more cautious approach at the airlines with respect to expansion plans. As a result, in the years ended December 31, 1994 and December 31, 1993, the only full year periods for which audited financial statements of the Ciba Composites Business prepared in accordance with U.S. GAAP are available, the Ciba Composites Business had net sales of $292.6 million and $271.3 million, respectively.

    Levels of employment at the Ciba Composites Business provide further evidence of the significant difference between the market place in 1992 and the current market. At the beginning of the 1992 year, the Ciba Composites Business employed on a worldwide basis approximately 3,300 people. At the end of 1992, as the downturn in the aerospace market became steeper, the Ciba Composites Business reduced its staffing on a world-wide basis to approximately 3,018 employees, which included a significant reduction of approximately 150 employees in the Ciba Composites Business' United States operations in the fourth quarter of 1992. By comparison, on a world-wide basis, the Ciba Composites Business as of September 30, 1995 had 2,322 employees.

    Similarly, reflecting the industry downturn, although capital spending in 1992 continued at the previous year's level of around $19 million, capital spending in 1993 and 1994 were approximately $12 million and $8 million, respectively.

    Management of the Ciba Composites Business believes that the foregoing examples illustrate why the financial information with respect to the Ciba Composites Business for 1993, 1994 and the first nine months of 1995 included in this Proxy Statement more accurately reflect the current market conditions in the composites materials business and the business operations and financial performance of the Ciba Composites Business than would financial information as of December 31, 1992 and the year then ended, and render data with respect to 1992 and periods prior thereto of limited relevance to stockholders of Hexcel in assessing whether to approve the issuance of the Hexcel Shares and the Common Stock Amendment.

NET SALES AND GROSS PROFIT

    NINE MONTHS ENDED SEPTEMBER 30, 1995 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1994.

                                                                NINE MONTHS ENDED    NINE MONTHS ENDED
                                                               SEPTEMBER 30, 1995   SEPTEMBER 30, 1994     % CHANGE
                                                               -------------------  -------------------  -------------
Net sales....................................................       $   252.3            $   209.9              20.2%
Gross profit.................................................       $    44.5            $    30.4              46.4%
Gross profit %...............................................            17.7%                14.5%             22.1%
Net loss.....................................................       $     9.0            $    16.1              44.1%

    The Ciba Composites Business' net sales for the first nine months of 1995 showed a 20% improvement compared to the same period in 1994. This sales growth reflects an increase in sales in both the aerospace and non-aerospace industrial markets. An increase of 15% in sales to the aerospace market from $153 million for the nine month period ended September 30, 1994 to $176 million for the nine month period ended September 30, 1995 is due mainly to a recovery in sales to traditional customers and ongoing revenue related to the acquisition from BP Chemicals in August 1994 of certain structures programs for the U.S. market previously conducted by BP Chemicals' Advanced Materials Division ("BPAM"). A 32% increase in sales to the non-aerospace industrial market from $57 million for the nine month period ended September 30, 1994 to $75 million for the nine month period ended September 30, 1995 was realized due to the Ciba Composites Business' greater penetration into the non-aerospace industrial market, with the largest growth being attributed to the sports and leisure markets in Europe and Asia. Other segments of the non-aerospace industrial market which showed improvement over this period included fabrics, transport and energy sectors. See "BUSINESS INFORMATION CONCERNING THE CIBA COMPOSITES BUSINESS" for a more detailed discussion of the products of the Ciba Composites Business sold in these non-aerospace industrial markets.

    The combination of stronger sales and cost reductions resulted in gross profits improving from 14.5% of sales for the first nine months of 1994 to 17.7% for the same period in 1995.

    YEAR ENDED DECEMBER 31, 1994 COMPARED WITH YEAR ENDED DECEMBER 31, 1993.

                                                                     YEAR ENDED         YEAR ENDED
                                                                  DECEMBER 31, 1994  DECEMBER 31, 1993    % CHANGE
                                                                  -----------------  -----------------  -------------
Net sales.......................................................      $   292.6          $   271.3              7.9%
Gross profit....................................................      $    42.9          $    27.0             58.9%
Gross profit %..................................................           14.7%              10.0%            47.0%
Loss before cumulative effect of accounting changes.............      $    24.3          $    41.9             42.0%
Net loss........................................................      $    24.3          $    49.0             50.4%

    For the year ended December 31, 1994, the Ciba Composites Business recorded a net loss of $24.3 million on net sales of $292.6 million, representing an improvement from the same period in 1993 where a net loss of $49.0 million was realized on net sales of $271.3 million. The improvement in net sales was due primarily to the acquisition of BPAM and also to gains in the non-aerospace industrial market, such as the sports and leisure markets in Europe and Asia and the energy market in Europe. These positive factors more than offset a decline in the Ciba Composites Business' net sales to the aerospace market for the year. The decline in aerospace sales resulted from a continuing reduction in build rates for the Ciba Composites Business' largest customer (Boeing). This decline was somewhat offset by an increase in sales to some of Ciba Composites Business' other aerospace customers and non-aerospace customers.

    Gross profits improved from 10.0% in 1993 to 14.7% in 1994, as a result of cost reductions and an 8% increase in sales.

    The Ciba Composites Business' net loss for the year declined from 1993 to 1994, driven by a combination of higher sales, successful cost containment efforts (largely realized from earlier restructurings) and a gain of $2.7 million realized from the sale of the company's honeycomb core facility in Miami. There were also charges of $7.1 million related to the adoption of new accounting standards for post employment and post retirement benefits other than pensions, which affected 1993 profitability. The preceding items, which caused an improvement from 1993 to 1994, were partially offset by price increases on selected raw materials and a $5.1 million impairment write-off of intangibles relating to acquired contract manufacturing programs due to a reduction in aircraft build rates.

    Sales in 1993 were affected by a significant fall off in demand from all of the company's major customers due to a major reduction in aircraft build rates. During 1993 the three major producers of commercial aircraft saw both their deliveries and order books shrink considerably. Gross profit was negatively affected by a low level of sales and production inefficiencies resulting from restructuring of personnel at manufacturing facilities. The Ciba Composites Business also had substantial restructuring charges amounting to $7.7 million in 1993 incurred in integrating its European activities, streamlining its workforce and downsizing of headquarters operations.

    The bulk of the increase in net sales from the year ended December 31, 1993 to the year ended December 31, 1994 and from the nine month period ended September 30, 1994 to the nine month period ended September 30, 1995 is due to an increase in volume including sales related to the BPAM acquisition, growth in wind energy and snow board sales in Europe, and growth in new industrial application sales. Selling prices over the period have been relatively flat. Net sales have also had a slight increase due to exchange rate fluctuations. See "-- Impact of Foreign Exchange Fluctuations."

    NET SALES BY GEOGRAPHIC REGION

                                            NINE MONTHS ENDED
                                                                        YEAR ENDED              YEAR ENDED
                                            SEPTEMBER 30, 1995      DECEMBER 31, 1994       DECEMBER 31, 1993
                                          ----------------------  ----------------------  ----------------------

US......................................  $   113.8         45%   $   139.8         48%   $   136.1         50%
Europe..................................  $   129.6         51%   $   143.1         49%   $   127.5         47%
Other Countries.........................  $     8.9          4%   $     9.7          3%   $     7.7          3%
                                          ---------               ---------               ---------
                                          $   252.3               $   292.6               $   271.3
                                          ---------               ---------               ---------
                                          ---------               ---------               ---------

    The shift in regional net sales between the year ended December 31, 1993 and the year ended December 31, 1994 resulted from a 12% improvement in net sales in Europe and 26% in other countries, against a smaller improvement of 3% in the United States. The build-rate reduction in the American aerospace market had affected a greater amount of net sales in the United States. The same did not happen in European and other countries, where almost 50% of net sales were in the non-aerospace industrial markets.

    Most of Ciba's foreign sales take place in Western Europe and other developed economies. This is consistent with the fact that a large portion of the sales are to aerospace OEMs or major subcontractors. As a result, Ciba is exposed to normal business risks associated with doing business in highly developed industrial nations. These risks are managed in the same way similar risks are managed in the United States.

IMPACT OF FOREIGN EXCHANGE FLUCTUATIONS

    NINE MONTHS ENDED SEPTEMBER 30, 1995, YEAR ENDED DECEMBER 31, 1994, AND YEAR ENDED DECEMBER 31, 1993.

    Due to the fact that half of the Ciba Composites Business' net sales occur outside the United States, the sales trends, as noted above, have also been influenced by exchange rate fluctuations over the period. In 1993, the U.S. dollar yearly average strengthened against all major European currencies. These changes affected the Ciba Composites Business' net sales relative to the prior year as follows: France (- $4.8 million), U.K. (- $4.3 million), Austria (- $1.7 million), Germany (- $1.0 million), and Italy (- $1.0 million). The total negative effect to net sales, due to the general strengthening of the exchange rate, was $12.9 million. The movement of the U.S. dollar in 1994 against European currencies was more mixed, resulting in a net negative effect on net sales relative to 1993 of $0.9 million broken down as follows: Austria (+ $0.7 million), U.K. (+ $0.5 million), France (+ $2.7 million), Germany (- $2.4 million), Italy (- $0.5 million). The total positive effect in the nine month period ended September 30, 1995 relative to 1994 was approximately $13.7 million, broken down as follows: Germany (+ $3.9 million), Austria (+ $4.6 million), France (+ $4.2 million), U.K. (+ $0.7 million) and Italy (+ $.3 million).

    The Ciba Composites Business does not hedge currency risks. While Ciba does engage in certain currency hedging, the effects of such hedging are not reflected in the Ciba Composites Business financial statements because neither the costs nor benefits of such activities are allocated to the Ciba Composites Business.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    NINE MONTHS ENDED SEPTEMBER 30, 1995, YEAR ENDED DECEMBER 31, 1994, AND YEAR ENDED DECEMBER 31, 1993.

    Selling, general and administrative expenses were $34.2 million, $45.5 million and $47.8 million, for the first nine months of 1995, and the full years of 1994 and 1993, respectively. As a percentage of sales, these expenses show a positive trend over the period, going from a high of 18% of sales in 1993 down to 16% in 1994 and finally 14% for the first nine months of 1995. This trend reflects the improvement in sales as well as the impact of restructuring activities.

RESEARCH AND DEVELOPMENT

    NINE MONTHS ENDED SEPTEMBER 30, 1995, YEAR ENDED DECEMBER 31, 1994, AND YEAR ENDED DECEMBER 31, 1993.

    Research and development expenses were $7.2 million, $7.9 million and $5.9 million, for the first nine months of 1995, and for the full years of 1994 and 1993, respectively. For these foregoing periods, expenses, as a percentage of sales, were 2.8%, 2.7% and 2.2%, respectively. This increase in research and development expenses is due to investments in research and development to develop products and retain new customers for new non-aerospace industrial markets, such as transport and energy markets.

AMORTIZATION AND WRITE DOWN OF PURCHASED INTANGIBLES

    NINE MONTHS ENDED SEPTEMBER 30, 1995, YEAR ENDED DECEMBER 31, 1994, AND YEAR ENDED DECEMBER 31, 1993.

    Intangible assets arose from the purchase of Reliable Manufacturing Co. in 1979 and Heath Tecna Aerospace Co. in 1988. An impairment loss was recognized in 1994 on the contract manufacturing programs, due to reductions in aircraft build rates. This resulted in a loss of $5.1 million.

RESTRUCTURING EXPENSES

    NINE MONTHS ENDED SEPTEMBER 30, 1995, YEAR ENDED DECEMBER 31, 1994 AND YEAR ENDED DECEMBER 31, 1993.

    From the year ended December 31, 1993 through the nine month period ended September 30, 1995, the Ciba Composites Business reduced its workforce substantially in anticipation of lower sales to aerospace customers and in an effort to reduce administrative overhead. Personnel reductions for the nine month period ended September 30, 1995 and the years ended December 31, 1994 and December 31, 1993 were 198 personnel, 121 personnel and 558 personnel, respectively. In addition, the Ciba Composites Business consolidated production facilities in Europe and formed a separate European business unit to focus on the requirements of European customers in both aerospace and non-aerospace industrial markets. In the United States, additional business units were also formed for aerospace and industrial structures and aerospace interiors, for the purpose of achieving more efficient operations better sized to serve the weaker aerospace market. Restructuring costs covering both personnel expenses (involving severance, relocation, etc.) and equipment and facility expenses (relocation costs and write-offs) were as follows:

                     NINE MONTHS ENDED       YEAR ENDED          YEAR ENDED
RESTRUCTURING COSTS  SEPTEMBER 30, 1995   DECEMBER 31, 1994   DECEMBER 31, 1993
-------------------  ------------------   -----------------   -----------------
Personnel..........         $2.3                $1.6                $5.9
Equipment/facility...          --                 --                 1.8
                             ---                 ---                 ---
Total..............         $2.3                $1.6                $7.7
                             ---                 ---                 ---
                             ---                 ---                 ---

INTEREST

    NINE MONTHS ENDED SEPTEMBER 30, 1995, YEAR ENDED DECEMBER 31, 1994, AND YEAR ENDED DECEMBER 31, 1993

    Interest expense amounted to $0.7 million, $1.2 million and $2.2 million for the first nine months of 1995, and the full years of 1994 and 1993, respectively. These expenses are comprised of interest on mortgage debt which will be retired in 1999 and interest on certain long term debt to affiliates which fluctuates based on three and six month French and Italian LIBOR rates.

INCOME TAXES

    NINE MONTHS ENDED SEPTEMBER 30, 1995, YEAR ENDED DECEMBER 31, 1994, AND YEAR ENDED DECEMBER 31, 1993.

    Income taxes have been presented here as if the Ciba Composites Business was a separate taxable entity. The tax effect of the resulting operating loss carryforwards has been reflected as deferred tax assets with related valuation allowances, based upon management's assessment of the Ciba Composites Business' likelihood of realizing the benefit of such operating loss carryforwards through future stand-alone taxable income. In actual practice, the Ciba Composites Business has not operated as a separate taxable entity and the operating loss carryforwards of the Ciba Composites Business have generally been utilized to offset taxable income of Ciba and its respective local group companies in various countries in the year incurred. As of December 31, 1994, net operating loss carryforwards of approximately $4.8 million, $1.4 million and $0.2 million are available to offset certain future taxable income in Italy, France and Austria, respectively. For the first nine months of 1995 and the full year of 1994, the losses of the Ciba Composites Business before income taxes generated a provision for income taxes of $3.9 million and $2.8 million, respectively, due to certain profitable foreign operations. Losses generated for the full year of 1993 resulted in a tax benefit of $1.0 million.

MINORITY INTEREST IN DANUTEC

    Danutec, which has headquarters in Linz, Austria, is a joint venture in which Ciba owns 51%. The other partner is PCD, which is part of the government-owned Austrian Industries organization. On December 20, 1995, Ciba entered into a definitive purchase agreement, the terms of which are subject to approval by the boards of PCD and its parent entity, with PCD for the acquisition of PCD's 49% interest in Danutec for $12.5 million.

FINANCIAL RESOURCES AND LIQUIDITY

    NINE MONTHS ENDED SEPTEMBER 30, 1995, YEARS ENDED DECEMBER 31, 1994 AND
1993.

    The Ciba Composites Business' capital requirements have historically been funded through intercompany borrowings and contributions from Ciba and its subsidiaries. After consummation of the Acquisition (see "THE ACQUISITION"), the Ciba Composites Business will be combined with Hexcel and will no longer have access to funding from Ciba and its subsidiaries. Instead, it will need to rely on internally generated cash flow and the resources and liquidity of Hexcel and Hexcel's affiliates.

    Historically, due to the seasonality of the Ciba Composites Business' sales (i.e., higher net sales in the second quarter) and corresponding increased working capital requirements to fund accounts receivable, the Ciba Composites Business has required funding support from Ciba affiliates in the form of loans or capital investments during the second and third quarter time frame. The peak business cycle occurs near the end of the second quarter, particularly in Europe in anticipation of the summer slowdown. Collections in the second half of the year allow the Ciba Composites Business to generate positive cash flows from operations for the full year period.

    Net cash used by operating activities decreased from $10.1 million in the nine months ended September 30, 1994 to $4.8 million in the nine months ended September 30, 1995 due primarily to a decline in net losses partially offset by increases in accounts receivable. Higher accounts receivable at the end of the nine month periods in 1995 and 1994, respectively, reflect not only the growth in sales that occurred during these periods but also the fact that, due to the moderate seasonality of the business, receivables historically typically peak at this point in the cycle and decline as collections are made by year end. A $7.1 million increase in inventory for the nine month period 1994 resulted from a build up of inventory relating to sales in new industrial markets. Operating cash benefited from a decrease in prepaid expenses and other current assets of $1.9 million and $1.5 million, and a decrease in other long term assets of $.5 million and $3.1 million for the nine month 1995 and 1994 periods, respectively. For the first nine months of 1995, although other long-term liabilities increased by $2.2 million, accrued liabilities decreased by $4.8 million. For the same period in 1994 cash was provided from both an increase in accrued liabilities of $2.5 million and an increase in other long-term liabilities of $1.6 million.

    Cash flow from investing activities for the first nine months of 1995 was affected by the Ciba Composites Business' use of $7.7 million in cash to purchase certain property, plant and equipment. For the same period in 1994, the Ciba Composites Business used $4.3 million in cash for investments in certain property, plant and equipment and $4.6 million in cash was expended for the BPAM acquisition.

    Cash flow from financing activities for the first nine months of 1995 was affected by equity contributions from Ciba of $34.8 million and additional borrowings of $7.8 million that largely offset loan payments of $34.5 million. For the same period in 1994, equity contributions from Ciba of $22.8 million more than offset payments on borrowings of $7.4 million.

    Net cash provided by operating activities decreased by $3.9 million from December 31, 1993 to December 31, 1994 primarily due to an increase in accounts receivable during this period (reflecting both the increase in sales and initial longer payment terms extended to new European customers). Lower depreciation in 1994 was more than offset by an increase in amortization during that period due to the recognition of a $5.1 million impairment loss for intangibles relating to aircraft related contract manufacturing programs. In 1994 efforts to control inventory levels resulted in a decline of $1.3 million despite an increase in sales. In 1993 similar efforts to control assets resulted in a decrease of $16.1 million in accounts receivable and $10 million in inventories. Operating cash flow also benefited from a $3.2 million decrease in prepaid expenses and other current assets in 1993 and a decrease in long term assets of $3.7 million and $3.6 million, respectively, for 1994 and 1993. With the increase in sales in 1994, accounts payable also increased by $3.8 million. In 1994 cash increased due to an increase of $4.2 million for accrued liabilities and $1.3 million for other long term liabilities. In 1993 a decrease of $3.5 million in other long-term liabilities was somewhat offset by an increase of $1.1 million in accrued liabilities.

    Cash used in investing activities in 1994 reflected $7.7 million used to purchase certain property, plant and equipment and $4.7 million expended for the BPAM acquisition offset in part by the divestiture of the Ciba Composites Business' Miami facility for $8.5 million. Cash used in investing activities in 1993 reflected $12.3 million used to purchase certain property, plant and equipment.

    In 1994 cash used in financing activities reflected payments on borrowings of $10.4 million that significantly exceeded equity contributions from Ciba of $4.7 million. In 1993, payments on borrowings of $3.6 million and equity distributions to Ciba of $1.5 million were largely offset by proceeds from borrowings of $4.2 million.

    On a stand-alone basis, the Ciba Composites Business' current ratio improved from 1.9 in 1993 to 2.2 in 1994, and remained at 2.2 at September 30, 1995. In addition, the total owner's equity and long term debt due to affiliates for 1993 and 1994 are $275.7 million and $263.6 million, respectively, and amount to 76% and 75% of total assets for each of those years. At September 30, 1995, owner's equity and long term debt due to affiliates amount to 73% of total assets.

    The working capital practices of the Ciba Composites Business (and much of the composites materials industry) are tied in large part to the payment practices of the aerospace industry in general. The Ciba Composites Business' customers are, typically, large original equipment manufacturers. Goods are generally built to order based on forecasted schedules generated in advance. As a result, significant amounts of inventory are not carried to meet rapid delivery requirements. In general, the Ciba Composites Business' customers do not request extended payment terms of their vendors. The Ciba Composites Business' customers generally pay in varying periods not generally in excess of U.S. or European practice, as the case may be. Merchandise is not returnable.

    Historically, the backlog of orders has ranged between $50 million - $150 million based on the timing of contract awards and completion. The backlog of orders was $141 million at September 30, 1995 and $84 million at September 30, 1994. Of the September 30, 1995 backlog, $87 million in orders are not expected to be filled by December 31, 1995. The Ciba Composites Business' backlog has not historically been affected significantly by seasonality.

EFFECT OF INFLATION

    Inflation has not had a material effect on the revenues or operating results of the Ciba Composites Business during the nine month period ended September 30, 1995 or the full year periods ended December 31, 1994 and December 31, 1993, respectively.

                     BUSINESS INFORMATION CONCERNING HEXCEL

    Hexcel is an international developer and manufacturer of honeycomb, advanced composites and reinforcement fabrics. Hexcel's materials are used in commercial aerospace, space and defense, recreation, general industrial and other markets.

    Hexcel has been the world leader in developing and manufacturing honeycomb (a lightweight, cellular structure composed generally of hexagonal cells nested together, similar in appearance to a cross-sectional slice of a beehive) for almost 50 years. The largest markets for Hexcel's honeycomb are the commercial and military aerospace markets. Non-aerospace honeycomb applications include high-speed trains and mass transit vehicles (doors, partitions, ceilings, floors and external structures), energy absorption products, athletic shoe components, automotive components (screens for mass air flow controllers in fuel injection systems, protective head and knee restraints), portable military shelters and military support equipment, marine vessel compartments (bulkheads, water closets, doors, floor panels, partitions, furniture and bunks), business machine cabinets, exterior building cladding and air conditioning systems.

    Advanced composites combine high performance reinforcement fibers with resins to form a composite material with exceptional structural properties not found in the fibers or resins alone. Hexcel impregnates reinforcement fabrics, and fibers aligned into unidirectional tapes, with resins to produce a
"prepreg." Advanced composites are sold to several markets including transportation (commercial and private aircraft, mass transit, freight and passenger vehicles), space and defense (military aircraft, naval vessels, space vehicles, defense systems and military support equipment), recreation (athletic shoes, fishing rods, bicycles, tennis rackets, baseball bats, golf clubs, surfboards, snow skis and racing cars), general industrial (utility surge arrestors, antennae and insulative rods for electrical repairs), and medical (orthotics and prosthetics).

    Hexcel produces woven fabrics without resin impregnation from the same fibers Hexcel uses to make advanced composites. These fibers include S-2-Registered Trademark- and E-type fiberglass, high strength carbon fibers, impact resistant Kevlar, electrically conducive
Thorstrand-Registered Trademark-, temperature resistant ceramic and quartz fibers, and a variety of other specialty fibers. Hexcel sells such reinforcement fabrics for use in numerous applications. These include aerospace, marine
(commercial and pleasure boats), printed circuit boards, metal and fume filtration systems, ballistics protection, decorative window coverings, automotive, insulation, recreation, civil engineering (architectural wraps) and other general and industrial applications.

    In addition to exporting from the U.S., Hexcel serves international markets through three European operating subsidiaries located in Belgium, France and the United Kingdom. Each of these subsidiaries maintains manufacturing and marketing facilities. Hexcel also maintains sales liaison (or representation) offices in Australia and Brazil. All Hexcel materials, with the exception of classified U.S. military materials, are marketed throughout the world.

    The Boeing Company ("Boeing") and Boeing subcontractors accounted for approximately 22% of Hexcel's 1994 sales. The loss of this business, which Hexcel does not anticipate, could have a material adverse effect on sales and earnings. Management believes that a strong relationship with Boeing and its subcontractors is important to Hexcel's presence in commercial aerospace markets.

    For additional information regarding the business of Hexcel, see "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

          BUSINESS INFORMATION CONCERNING THE CIBA COMPOSITES BUSINESS

    The Ciba Composites Business develops, markets, manufactures and supports, on a worldwide basis, a broad line of composite materials and composite parts for aircraft structures, other industrial structures and cabin interiors. The Ciba Composites Business markets its products either to OEMs or subcontractors or as spares or retrofit products to end users.

    Ciba has been active in the composites industry for nearly 50 years. The business grew internally and through acquisitions and was focused on the supply of advanced materials to the aerospace industry. The principal acquisitions were Aero Research Ltd., an English corporation ("Aero"), in 1947, Orbitex Inc., a Nevada corporation ("Orbitex"), in 1974, Reliable Manufacturing Inc., a California corporation ("Reliable"), Deco Manufacturing Inc., a California corporation ("Deco"), and the composites business of J. Brochier et Fils, a French corporation, in 1979. In 1994, assets consisting of substantially all of the U.S. advanced materials business of BP Chemicals were acquired. A further series of acquisitions was made between 1985 and 1990 as part of a strategic move to diversify into structural composites (Heath Tecna Aerospace Company, a Delaware corporation ("Heath Tecna"), Panel Air Corporation, a California corporation ("Panel Air"), and Salver) and into materials for non-aerospace applications (a 51% equity interest in Danutec). Orbitex, Reliable, Deco, Heath Tecna and Panel Air were all previously merged into CGC and are currently operated together with the advanced materials business as part of the U.S. Composites Division of CGC, which in turn is part of the worldwide operations of the Ciba Composites Business. The composites business acquired from J. Brochier et Fils is currently operated as Brochier, a stand-alone wholly-owned subsidiary of Ciba. Salver continues to operate on a stand-alone basis as a wholly-owned subsidiary of Ciba. As noted above in the discussion under "THE ACQUISITION -- The Strategic Alliance Agreement," the shares of stock of Brochier and Salver will be transferred to Hexcel at Closing. The Ciba Composites Business in the United Kingdom (including the aerospace business resulting from the prior acquisition of Aero) is currently conducted on a stand-alone basis by CML. The shares of stock of CML will be transferred to Hexcel at Closing. Elsewhere, the Ciba Composites Business is operated country-by-country on a divisional basis through various Ciba group companies. From an operational point of view, the foregoing stand-alone subsidiaries and divisional operations, together with the 51% equity interest in Danutec, form the Ciba Composites Business. For a discussion of the treatment of Danutec in connection with the Acquisition, see "THE ACQUISITION -- The Strategic Alliance Agreement -- General."

    The Ciba Composites Business' product range consists of prepregs, fabrics, adhesives, honeycomb core, sandwich panels, structures and aircraft interiors.

    The principal market segments served by the composite materials business units are aerospace, sports and leisure, marine, surface transportation, energy and a variety of other industrial applications. The structural components and interiors business units are focused almost entirely on commercial aerospace. Although products are sold in over forty countries worldwide, the major market areas are in the U.S. and in Western Europe.

    The Ciba Composites Business seeks to offer its products at competitive prices through long-term contracts with major customers and by teaming with customers to develop new technologies and business processes that will reduce the total delivered cost of the customer's product. Approximately 45% of the Ciba Composites Business' revenue comes from long-term supply arrangements. A limited inventory of standard products is maintained for immediate supply but, in general, the business environment is one of "make to order."

    The Ciba Composites Business' manufacturing activities cover a wide range of operations from chemical processing to engineering and component assembly.

    Composite materials are produced in the U.S. and in Europe. Interior products are made exclusively in the U.S. Structural products are made in the U.S. and in Italy. The Ciba Composites Business' worldwide headquarters are located in Anaheim, California.

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
MARKETING AND SALES

    The Ciba Composites Business markets its products directly to customers in the aerospace market and in the non-aerospace industrial markets which include the sports and leisure, surface transportation and energy sectors. Distributors are used in certain countries to offer a limited range of stock products for small order quantity customers. As discussed under "THE ACQUISITION -- Other Agreements -- Distribution Agreement," the Distribution Agreement will be entered into at Closing to provide for an orderly transfer of certain assets of Ciba affiliates that act as distributors for the Ciba Composites Business in the Excluded Jurisdictions. The Ciba Composites Business' customers are primarily the major U.S. and European commercial aerospace companies plus a wide range of companies in the non-aerospace industrial markets. The Ciba Composites Business reaches its target markets through sales offices in 19 countries around the world. The Ciba Composites Business primarily views direct contacts with customers as the principal channel used to promote its products.

    The Ciba Composites Business believes that its customers evaluate composites industry suppliers on product performance, consistency of quality, marketing and technical service support. The Ciba Composites Business believes that sales to major companies result directly from strategic relationships. Following competitive bids, contracts may be awarded on a sole source basis covering a specified number of years, although generally the awards are annual. Contracts based on prime source and second source suppliers are quite common. Prime source contracts provide the supplier with the majority of a customer's requirements (usually 60%-80%). Second source contracts covering 20%-40% are given to a competitor or competitors. Most OEMs use this process in awarding work although there is a trend starting for single source awards. In general, pricing and terms on multi-year contracts are based on a fixed price and an accepted escalation formula. The revenue share attributable to long-term contracts varies between the various businesses. The structures business often requires long term sourcing agreements due to the very high start-up activities and costs incurred on such programs. The US Materials business generates 50% of its revenue from long-term contracts while the EuroMaterials operations have a smaller percentage, approximately 20%, of revenue generated from long-term contracts. Contracts with customers (including both private and governmental customers) are typically renegotiated or reexamined on an annual or biennial basis, and contracts with durations of five or more years are uncommon. The Ciba Composites Business' aerospace customers generally require high quality products from all of their suppliers. The Ciba Composites Business seeks to distinguish itself from its competitors by offering a broad range of products, by providing responsive customer service and technical support, by being a global company and by teaming with customers on joint programs.

    The Ciba Composites Business focuses on advanced composites with custom tailored products which meet the technical specifications but offer other advantages such as lower weight, higher strength and corrosion resistance. The Ciba Composites Business believes that emphasizing product qualification for new business opportunities, while at the same time seeking to maximize sales of existing products is a key strategy for continuing competitiveness because customers tend to qualify a maximum of two suppliers for each particular qualification. New product qualification entails a rigorous and lengthy testing of both the product supplied and the final component made. In addition, the manufacturing and quality systems at the production site are also qualified. Any process or site location change will also require a requalification program to be carried out by the supplier. Qualification costs are usually borne by the supplier and can, for aerospace products, be quite significant. The OEM usually limits the number of qualified suppliers for a given product line.

    The Ciba Composites Business seeks to maintain relationships with major OEM customers at all levels of the business. One benefit of the Ciba Composites Business' in-depth knowledge of its customers is the opportunity to bid for work formerly done in-house by OEMs that is now being subcontracted. The Ciba Composites Business seeks growth opportunities through international sourcing arrangements in the aerospace industry and in supporting its customers offload supply requirements.

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
    Sales to Boeing, the largest customer of the Ciba Composites Business, account for approximately 20% of 1994 revenue. The loss of Boeing as a customer would have a material adverse effect on the Ciba Composites Business. In the commercial aerospace industry, Boeing had a 60% market share in 1994. Management of the Ciba Composites Business believes that a strong relationship with Boeing and its subcontractors is critical for success in aerospace composites.

    Materials customers frequently change delivery schedules and orders. These unfulfilled orders can be, and often are, rescheduled at will. Order cancellation is not a frequent occurrence. In most cases, where orders have been canceled, incurred costs can usually be recovered.

    The Ciba Composites Business operates within a single industry segment, structural materials. The Ciba Composites Business sells these materials throughout the world. The net sales, intradivision transfers, operating loss (income) and identifiable assets for each geographic area for 1993 and 1994 are shown in Note 13 to the Audited Financial Statements of the Ciba Composites Business included elsewhere herein. See "INDEX TO FINANCIAL STATEMENTS."

PRODUCTS

    The Ciba Composites Business markets a broad range of composite materials covering structural adhesives, honeycomb core, structural fabrics and fabric shapes, prepregs, sandwich panels, interiors, structures, and other bonded assemblies. Each of the Ciba Composites Business' products has to be qualified by each customer to that customer's own specification requirements.

    The following is a brief description of the significant product types produced by the Ciba Composites Business:

    -Structural adhesives are formulated resin systems in a film form which are used in metallic and composite bonding applications.

    -Honeycomb  products  are  supplied   in  either  metallic  (aluminum),   or
     non-metallic (aramid or glass) forms and are used in the fabrication of sandwich structures.

    -The  fabrics  business  consists   of  structural  fabrics  for   composite
     applications and coated fabrics for solar protection.

    -Prepregs are products consisting of high performance reinforcement fibers and formulated resins which have structural properties not found in either of the constituent materials. The principal prepreg products are based on graphite, aramid or glass fibers with epoxy or phenolic resin systems.

    -Sandwich panels and laminates are products made from combinations of honeycomb, adhesives, prepregs and other skin products with the honeycomb forming the central part of the sandwich. These panels have a wide range of industrial applications, such as floor boards for aircraft, trains and buses, aircraft galley compartments, bulkheads and room dividers for yachts and other vessels and as oil rig living modules.

    The composite structures business focuses on specific market areas for aircraft wing and fuselage parts such as fairings, radomes, access doors and wing panels. The major customers are the aircraft OEMs. In the non-aerospace industrial market, product applications include hand-held missile launch tubes, truck chassis fairings and wind blades.

    The interiors product range includes stowbins, sidewalls, lavatories and class dividers and is sold either to aircraft OEMs who use the products for their own fabrication or directly to airlines as retrofit products.

SERVICES & SUPPORT

    The Ciba Composites Business believes that prompt, high quality customer service and technical support are important factors that customers evaluate as part of the vendor selection process.

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
    In the materials business units, the area sales engineers are given responsibility for coordinating the entire business activity for a particular account. Technical service and product management support are provided as a central service. Electronic data interchange has been introduced for a few customers to cover day-to-day business activity. There are plans to extend this service.

    In the structures and interiors businesses, there is frequent contact between the Ciba Composites Business staff and the customers for each stage of the procurement program. Technicians for the Ciba Composites Business usually are present at the customer's location for the initial article installation on a new program.

    Distributorships are not widely used by the Ciba Composites Business.

RESEARCH AND DEVELOPMENT

    The Ciba Composites Business' research and development activities are concentrated in the individual business units, with only a small materials science group focusing, for the division, on more fundamental research issues. The Ciba Composites Business' research and development expenses were $5.9 million in 1993, $7.9 million in 1994 and, $7.2 million for the first nine months of 1995. For the foregoing periods, these expenses, as a percentage of divisional sales, were 2.2%, 2.7% and 2.8% of sales, respectively.

    The Ciba Composites Business recently implemented several product development programs and has been pursuing an increasing number of joint projects with customers and suppliers. Generally, when Ciba enters into such joint development projects, each member of the team is responsible for the costs it incurs. Customer sponsored research and development has not been material. Over the past few years, primarily at the request of customers, the Ciba Composites Business has been emphasizing cost effective design and manufacturing technologies rather than advanced product innovations.

MANUFACTURING

    The Ciba Composites Business manufactures its products using one or more of the following processes: resin formulation, web coating, weaving, fiber impregnation with coated resin, laminate strip making, honeycomb web production and honeycomb sandwich panel pressing. All products receive final product assurance testing as well as in-process quality control tests for certain raw materials and intermediates.

    The manufacturing activities of the composite structures and interiors businesses consist of material preparation and lay up, component curing, machining, trimming, painting and final assembly. All products then receive finished product assurance testing as well as in-process control. The Ciba
Composites Business sub-contracts only a small portion of its business, primarily in tooling.

    Composite materials production is carried out in Anaheim (California), Lyon (France), Linz (Austria), Isando (South Africa) and Duxford (the United Kingdom). Interior products are produced in the cities of Kent and Bellingham, both in the State of Washington, with structural products being made in Kent and in Brindisi (Italy).

    The Ciba Composites Business procures substantially all raw materials, components and sub-assemblies on a purchase order basis. Every effort is made to maintain long-term supply agreements with suppliers. Due to the cost of qualification of new raw material sources, the Ciba Composites Business uses sole source suppliers for many of its programs. In some circumstances, customers may also specify the raw material source. Ciba's Polymers Division provided approximately $12 million in resins to the Ciba Composites Business in 1994 and is currently expected to reach a similar level in 1995. Pursuant to the Supply and Tolling Agreements, that level of sales is expected to continue or increase after the Closing. In addition, Ciba's Polymers Division provided approximately $5.6 million in resins to Hexcel in 1994 and is estimated to have provided a similar amount in 1995. As a result of the downturn in the advanced materials marketplace, a number of vendors, including some sole-

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
sourced suppliers, have exited the market, causing significant difficulties in finding alternative materials. In some other circumstances there has been a shortage of a few selected raw materials due to industry wide capacity shortage. To date, these shortages have not had a material adverse impact on the results of operations of the Ciba Composites Business.

    The composite materials production policy is a combination of "make to forecast" and "make to order." The structures and interiors businesses are entirely "make to order" operations. The aerospace business tends to be much more predictable with longer lead times being acceptable, whereas non-aerospace customers expect short lead times. Employees in the production areas are generally trained to perform multiple tasks, permitting flexibility in the production operation. Shift work patterns are frequently adjusted to cope with changes in demand and temporary labor is also used where appropriate.

    Throughout the manufacturing operations, in-line process control is carried out. Products are also subjected to finished goods assurance testing and/or component final inspection. For structures and interiors parts, a customer inspector may also be part of the finished product clearance procedure. Statistical Process Control ("SPC") is also used as a means toward controlling the process. All the EuroMaterials sites are certified to ISO 9001 standard while the United States locations are approved to Boeing's D1-9000 requirements.

COMPETITION

    Listed below are the leading companies that compete with the Ciba Composites Business. The companies are grouped alphabetically within each product category:

-       Prepregs:          Cytec, DuPont, Fiberite, Hercules, Hexcel, Mitsubishi, Toray
-       Adhesives:         B.F. Goodrich, Cytec, Dexter Hysol, 3M
-       Honeycomb Core:    Alcore,  EuroComposites, Hexcel, M.C.  Gill, Plascore, Showa,
                           Schutz
-       Sandwich Panels:   EuroComposites, General Veneer, Hexcel,  M. C. Gill,  Nordam,
                           Teklam
-       Fabrics:           Clark    Schwebel,    Fiberite,    Hexcel,    J.P.   Stevens,
                           Porcher/Burlington, Toho,  Toray and  many other  competitors not specifically involved in the composites industry.
-       Interiors:         Aircraft  Interior Manufacturers, Buderus-Sell, C&D Plastics,
                           Jamco, Nordam and others.
-       Structures:        DuPont,  Mitsubishi,  and,  more  generally,  all   aerospace
                           subcontractors,  E.G., Alenia,  Bombardier/Shorts, Fuji Heavy
                           Industries,  Kawasaki  Heavy  Industries,  Mitsubishi   Heavy
                           Industries,   Northrup-Grumman   and   Rockwell.   The   Ciba
                           Composites Business  is  a  niche  supplier  in  this  market segment.

    See also the discussion of competitive conditions in "-- Marketing and Sales," above.

PATENTS, TRADEMARKS, AND LICENSES

    The Ciba Composites Business holds over seventy patents with ten applications pending. The Ciba Composites Business believes that its continued success will depend primarily on the technical expertise and creative skills of its employees rather than on the ownership of patents, copyrights or trademarks. The Ciba Composites Business has entered, and will continue to enter, into licensing arrangements with other companies having or asserting rights to technologies, if the Ciba Composites Business concludes that such licensing arrangements are necessary or desirable. The Ciba Composites Business has no significant income arising from any trademark or patent license agreement. The patents, trademarks and licenses of the Ciba Composites Business expire at various intervals, and the expiration of any individual patent, trademark or license is not expected to have a material adverse effect on the Ciba Composites Business.

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EMPLOYEES

    As of September 30, 1995, the Ciba Composites Business on a worldwide basis had approximately 2,322 full time employees and 96 temporary employees. Included in the full time employee headcount are 109 people in a non-composites toll manufacturing operation in Duxford and 35 sales representatives in countries throughout the world.

    Certain employees in Kent, Linz and Lyon are represented by separate labor unions relating to their employment with the Ciba Composites Business or are subject to a collective bargaining agreement. The Ciba Composites Business has never experienced a work stoppage due to labor difficulties. The Ciba Composites Business believes that its employee relations generally are good.

PROPERTIES

    The Ciba Composites Business has manufacturing operations in five countries. A 300,000 sq. ft. facility houses the US Materials business in Anaheim. The structures business comprises 510,000 sq. ft. of owned property and 270,000 sq. ft of leased property in Kent, as well as two owned buildings totaling 110,000 sq. ft. in Brindisi. The interiors business is located in a 160,000 sq. ft. owned plant and 25,000 sq. ft. of leased space in Bellingham, as well as a 130,000 sq. ft. leased building in Kent. The EuroMaterials business owns and conducts operations on property at Duxford (380,000 sq. ft. owned), Lyon (200,000 sq. ft. owned and 30,000 sq. ft. leased) and Linz (170,000 sq. ft. owned and 17,000 sq. ft. leased). There is also a facility (6,000 sq. ft. owned) in Isando, South Africa which produces honeycomb sandwich panels.

    Capacity utilization varies between the different business units. The US Materials business has considerable underutilized capacity and within its current buildings has available free space. In the EuroMaterials business, selective investment is taking place to provide additional capacity for specialty fabrics and industrial prepregs. The three European locations all have adequate land available for further building expansion.

    The Structures business facility in Brindisi currently is able to accommodate new programs. Over the past two years, the Kent site has been consolidated. However, management of the Ciba Composites Business believes there is ample leasing opportunity in the Kent area for nearby industrial buildings should this be necessary. Additional shifts can also be introduced to provide additional capacity with the existing plant.

    The Interiors business in Kent can accommodate significant build rate increases without any additional capital investment costs. The current building in Bellingham for retrofit interiors production is close to achieving floor space saturation but owned space is available to double the current plant size.

CAPITAL STOCK

    The Ciba Composites Business is a wholly-owned division of Ciba and, consequently, it has no shares of capital stock that trade in any U.S. or foreign market.

ENVIRONMENTAL MATTERS

    Compliance with environmental laws has not historically had a material effect on capital expenditures, earnings or competitive position. Further discussion of environmental matters is included in "-- Legal Proceedings."

LEGAL PROCEEDINGS

    The Anaheim facility of the Ciba Composites Business generated hazardous waste that was sent to the Omega Chemical Corporation, a spent solvent recycling and treatment facility in Whittier, California (the "Omega Site"), permitted under authority of the Resource Conservation and Recovery Act ("RCRA"). During 1993, the Omega Site was subject to a RCRA inspection, and the owners and operators of the site were required to undertake various corrective measures, which they have allegedly failed to perform. On May 9, 1995, over 100 entities identified as potentially responsible

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parties  ("PRPs")(collectively, the  "Initial PRP  Group"), not  including Ciba,
received  an  administrative  order   pursuant  to  the  Federal   Comprehensive
Environmental Response, Compensation and Liability Act ("CERCLA") from the U.S. Environmental Protection Agency ("EPA"), requiring abatement of conditions that allegedly created a threat to human health and the environment, and the commencement of investigation and testing of soil and surface water at the Omega Site. On September 5, 1995, an additional approximately 50 parties (the "Additional PRPs"), including Ciba, received a PRP notice letter regarding the Omega Site and an amended administrative order pursuant to CERCLA from the EPA. The amended administrative order requires that both the members of the Initial PRP Group and the Additional PRPs (collectively, the "current PRP Group") comply with the EPA's additional removal requirements, including further soil sampling, groundwater sampling, and the disposal of contaminated soil, debris and equipment. The EPA alleges that Ciba sent approximately 97 tons of waste to the Omega Site for treatment between approximately March 1987 and August 1988. The EPA's data indicate that approximately 17,800 tons of waste were sent to the Omega site between 1982 and 1992, of which approximately 2,100 tons are not allocable to specific parties. Ciba understands that past costs, which were paid by the Initial PRP Group, totalled approximately $3.1 million and that the cost of the additional work is estimated at $360,000. Based on the preliminary information currently available, although it is not possible to estimate with any certainty the magnitude of the aggregate liability of the Current PRP Group arising from the EPA's additional removal requirements, the management of the Ciba Composites Business does not believe that any share of liability that may be attributable to the Ciba Composites Business could reasonably be anticipated to have a material adverse effect on the financial condition, results of operations or liquidity of the Ciba Composites Business.

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION

    Pursuant to Hexcel's certificate of incorporation as in effect on the Record Date, Hexcel's authorized capital stock consists of 40,000,000 shares of Hexcel Common and 1,500,000 shares of Hexcel Preferred. As of the Record Date, there were 18,091,354 shares of Hexcel Common issued and outstanding and no shares of Hexcel Preferred issued and outstanding. Giving effect to the issuance of the Hexcel Shares, Hexcel would have approximately 36,110,487 (based on the number of shares outstanding on the Record Date) shares of Hexcel Common outstanding and an additional 1,096,444 shares of Hexcel Common reserved for issuance upon the exercise of outstanding stock options and the conversion of Hexcel's 7% Convertible Subordinated Debentures due 2011.

    On September 29, 1995, the Board of Directors approved the Common Stock Amendment, which, if approved by the stockholders of Hexcel, will increase the number of authorized shares of Hexcel Common from 40,000,000 to 100,000,000 shares. Stockholder approval of the Common Stock Amendment is a condition to the consummation of the Acquisition. See "THE ACQUISITION -- Strategic Alliance Agreement -- Conditions."

    The Board of Directors of Hexcel believes that it is in the best interests of Hexcel to increase the number of authorized shares of Hexcel Common. In addition to satisfying a condition to the consummation of the Acquisition, stockholder approval of the Common Stock Amendment will provide Hexcel with flexibility in the future by assuring that there will be sufficient authorized but unissued shares of Hexcel Common available for financing requirements, possible acquisitions, and other corporate purposes without the necessity of further stockholder action at any special or annual meeting. Other than (i) pursuant to the Acquisition; (ii) in connection with employee and director stock options and other compensation programs (see "EXECUTIVE COMPENSATION"); and
(iii) in connection with the conversion of Hexcel's 7% Convertible Subordinated Debentures, there are no current plans to issue any shares of Hexcel Common. From time to time, however, Hexcel reviews potential acquisition transactions, some of which could involve the issuance of Hexcel Common as acquisition consideration.

    An issuance of Hexcel Common could be used as an anti-takeover device by making it more difficult for a person to acquire control of Hexcel. The increased available unissued shares of Hexcel

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Common authorized by  the Common  Stock Amendment  would enable  Hexcel to  take certain actions, if Hexcel so determined, to dilute both the stock ownership of a person seeking control of Hexcel and the voting power of all stockholders generally. Such issuance may discourage or render more difficult a takeover or other transaction which the holders of some or a majority of shares of Hexcel Common might believe to be in their best interest or in which such holders might receive a premium for their shares of Hexcel Common over the then market price of such shares.

    When issued, the additional shares of Hexcel Common authorized by the Common Stock Amendment will have the same rights and privileges as the shares of Hexcel Common currently authorized. Holders of Hexcel Common have no preemptive rights (other than Ciba's contractual preemptive rights under the Governance Agreement, see "THE ACQUISITION -- The Governance Agreement") and, accordingly, holders of Hexcel Common (other than Ciba) would not have any preferential right to purchase any of the additional shares of Hexcel Common if and when such shares are issued.

    Under the provisions of the GCL, a board of directors generally may issue authorized but unissued shares of common stock without stockholder approval. A substantial number of authorized but unissued shares of Hexcel Common not reserved for specific purposes allows Hexcel to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders. The issuance of additional shares of Hexcel Common by Hexcel may, depending on the circumstances under which any such shares are issued, cause a dilution of voting rights, net income, and net book value per share of Hexcel Common. Should the Common Stock Amendment be adopted, it is not the present intention of the Board of Directors to seek stockholder approval prior to any issuance of additional shares of Hexcel Common unless otherwise required by law or the rules of any securities exchange or inter-dealer quotation system on which the shares may be listed at the time. For example, the New York Stock Exchange, on which the Hexcel Common trades, currently requires specific stockholder approval in several instances, including certain transactions where the present or potential issuance of shares could result in an increase in the number of shares of Hexcel Common outstanding by 20% or more.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE COMMON STOCK AMENDMENT.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS


    As of January 18, 1996 Hexcel knows of no person (or "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934) who beneficially owns more than 5% of the outstanding shares of Hexcel Common, except as follows:


                                                    NUMBER OF       NUMBER OF       PERCENTAGE OF       PERCENTAGE OF
                                                  SHARES BEFORE    SHARES AFTER      OUTSTANDING     OUTSTANDING SHARES
                                                  GIVING EFFECT   GIVING EFFECT     SHARES BEFORE    AFTER GIVING EFFECT
                                                      TO THE          TO THE      GIVING EFFECT TO         TO THE
                    ADDRESS                        ACQUISITION     ACQUISITION     THE ACQUISITION     ACQUISITION (5)
------------------------------------------------  --------------  --------------  -----------------  -------------------
Mutual Series Fund, Inc. (1)                          3,575,606       3,575,606           19.7%                9.9%
Heine Securities Corporation
Michael Price
51 John F. Kennedy Parkway
Short Hills, NJ 07078

State of Wisconsin Investment Board (2)               1,591,613       1,591,613            8.8%                4.4%
P.O. Box 7842
Madison, WI 53702

Elliot Associates, L.P. (3)                           1,064,088       1,064,088            5.9%                2.9%
Westgate International, L.P.
Martley International, Inc.
712 Fifth Avenue
36th Floor
New York, NY 10019

Ciba-Geigy Limited (4)                                        0      18,019,133          --                   49.9%
Ciba-Geigy Corporation
CH 4002
Basle, Switzerland

------------------------
(1) Information with respect to Mutual Series Fund, Inc. ("Mutual Series"), Heine Securities Corporation and Michael Price is based on information provided in Amendment No. 3 to Schedule 13D, filed with the Commission on April 7, 1995 on behalf of those parties. Includes 40,000 shares of Hexcel Common issuable upon the exercise of options granted to Peter A. Langerman. See "-- Stock Beneficially Owned by Directors and Officers -- Note 2." Such shares are treated as outstanding for purposes of calculating the percentage of outstanding shares owned.

(2) Information with respect to the State of Wisconsin Investment Board is based on information provided in Amendment No. 1 to Form 13F for the quarter ended June 30, 1995, filed with the Commission on August 29, 1995.

(3) Information with respect to Elliott Associates, L.P., Westgate International, L.P. and Martley International, Inc. is based on information provided in Amendment No. 2 to Schedule 13D, filed with the Commission on April 17, 1995 on behalf of those parties.

(4) Upon consummation of the Acquisition, Ciba will acquire 49.9% of the Hexcel Common. See "THE ACQUISITION."

(5) Assumes that 36,110,487 shares of Hexcel Common will be outstanding following consummation of the Acquisition, based on the 18,091,354 shares of Hexcel Common outstanding as of the Record Date.

STOCK BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS


    Based on information supplied by those persons, beneficial ownership of shares of Hexcel Common by the individually named directors and executive officers, and by all directors and executive officers as a group, as of January 18, 1996, is as follows:


                                                                           PERCENTAGE OF       PERCENTAGE OF
                                   NUMBER OF SHARES   NUMBER OF SHARES      OUTSTANDING     OUTSTANDING SHARES
                                     BEFORE GIVING      AFTER GIVING       SHARES BEFORE    AFTER GIVING EFFECT
                                     EFFECT TO THE      EFFECT TO THE    GIVING EFFECT TO         TO THE
              NAME                  ACQUISITION (5)    ACQUISITION (5)    THE ACQUISITION     ACQUISITION (6)
---------------------------------  -----------------  -----------------  -----------------  -------------------
Marshall S. Geller                         109,000            109,000             (1)                 (1)
Joseph L. Harrosh                          563,400            563,400             3.1%                1.6%
Peter A. Langerman (2)                   3,575,606          3,575,606            19.7%                9.9%
John J. Lee (3)                            267,988            267,988             1.5%                (1)
George S. Springer                          40,500             40,500             (1)                 (1)
Frederick W. Stanske (4)                   314,800            314,800             1.7%                (1)
Franklin S. Wimer                           50,000             50,000             (1)                 (1)
Robert L. Witt                              60,597             60,597             (1)                 (1)
Peter D. Wolfson                            40,985             40,985             (1)                 (1)
William P. Meehan                           13,000             13,000             (1)                 (1)
Rodney P. Jenks, Jr.                        13,000             13,000             (1)                 (1)
Gary L. Sandercock                          71,861             71,861             (1)                 (1)
Thomas J. Lahey                             53,478             53,478             (1)                 (1)
All Officers and Directors as a
 group (16 persons)                      5,218,874          5,218,874            28.0%               14.2%

------------------------
(1) Less than 1%.

(2) 3,535,606 of such shares are beneficially owned by Mutual Series, Heine Securities Corporation and Michael Price. The remaining 40,000 shares are issuable upon the exercise of stock options issued to Mr. Langerman as compensation for his services as a director of Hexcel. Mr. Langerman is an Executive Vice President of Mutual Series and serves on the Board of Directors at the request of Mutual Series. In accordance with the internal policies of Mutual Series, Mr. Langerman has agreed to provide the net economic benefit to him of such directors' stock options to Mutual Series for the benefit of its fund investors. Mr. Langerman disclaims beneficial ownership of the shares of Hexcel Common issuable upon exercise of such directors' stock options.

(3) See "EXECUTIVE COMPENSATION -- Compensation of Senior Executives Following the Acquisition" for a discussion of certain equity-based compensation expected to be granted to Mr. Lee following the Acquisition.

(4) 274,800 of such shares are beneficially owned by Fisher Investments, Inc., of which Mr. Stanske is a Vice President.

(5) Includes shares issuable upon the exercise of stock options that are currently exercisable or that will become exercisable within 60 days. Such shares are held as follows: Geller (40,000); Harrosh (40,000); Langerman (40,000); Lee (40,000); Springer (40,000); Stanske (40,000); Wimer (40,000);
    Witt (41,619); Wolfson (40,000); Meehan (13,000); Jenks (13,000); Sandercock
    (60,875);

    Lahey (44,200); and all other executive officers (40,342). Shares issuable upon the exercise of stock options that are currently exercisable or that will become exercisable within 60 days are treated as outstanding for purposes of computing the percentage of outstanding shares.

(6) Assumes that 36,110,487 shares of Hexcel Common will be outstanding following consummation of the Acquisition, based on the 18,091,354 shares of Hexcel Common outstanding as of the Record Date.

                  NOMINEES FOR ELECTION AS DIRECTORS OF HEXCEL

    The Restated Certificate of Incorporation and Restated Bylaws of Hexcel, each as in effect on the Record Date, provide that the number of directors of Hexcel shall be not less than eight nor more than fifteen, with the exact number to be determined from time to time by the Board of Directors. Pursuant to the Plan of Reorganization, Hexcel's Board of Directors was reconstituted to consist of nine directors, plus an additional seat for a new Chief Executive Officer of Hexcel, who would join the Board immediately upon the commencement of his or her employment with Hexcel. Accordingly, the Board of Directors is currently comprised of nine directors.

    The Board of Directors has nominated the following persons for election as directors of Hexcel, all of whom are current directors of Hexcel: Marshall S. Geller; Joseph L. Harrosh; Peter A. Langerman; John J. Lee; Dr. George S. Springer; Frederick W. Stanske; Franklin S. Wimer; Robert L. Witt; and Peter D. Wolfson. For biographical information on such nominees, see "DIRECTORS AND EXECUTIVE OFFICERS OF HEXCEL." Unless otherwise directed on the enclosed proxy, the persons named in the enclosed form of proxy will vote such proxy for the election of such nominees. In case any nominee becomes unavailable for election or declines to serve for any reason, an event management does not anticipate, the persons named in the proxy will have the right to use their discretion to vote for an alternative or alternatives designated by the Board of Directors. No family relationship exists between any nominee and any of the other directors, executive officers or other nominees. Management has no reason to expect that any of these nominees will fail to be a candidate at the Annual Meeting and therefore has not chosen a substitute for any nominees.

    In the event that the foregoing nominees are elected as directors of Hexcel and the Acquisition is consummated, Franklin S. Wimer, Joseph L. Harrosh, Robert
L. Witt and Peter D. Wolfson will resign from their positions as directors of Hexcel and the number of directors constituting the Board of Directors will be increased to ten, each effective immediately upon consummation of the Acquisition. Pursuant to the Restated Bylaws of Hexcel and in accordance with the Strategic Alliance Agreement and the Governance Agreement, upon the consummation of the Acquisition, the persons listed below shall be appointed as directors of Hexcel, pursuant to the terms of the Governance Agreement. See "THE ACQUISITION -- The Governance Agreement." The information indicated below has been furnished to Hexcel by the respective individuals.

    John M.D. Cheesmond, age 46, has served as Senior Vice President and Head of Regional Finance and Control of Ciba since 1994. From 1991 through 1993, Mr. Cheesmond served as Vice President -- Planning, Information and Control at Ciba Vision Corp.

    Dr. Juergen Habermeier, age 54, has served as the President of the Ciba Composites Business since 1989. He has also served as a Vice President of CGC since 1989.

    Stanley Sherman, age 57, has served as a director and Vice President -- Finance & Information Services of CGC since 1991. From 1986 through 1991, Mr. Sherman served as Vice President -- Corporate Planning of CGC. Mr. Sherman is currently a member of the Corporate Governance and Finance Committees of CGC.

    Dr. Joseph T. Sullivan, age 55, has served as a director and Senior Vice President of CGC since 1986. He is currently a member of the Corporate Governance and Finance Committees of CGC.

    Hermann Vodicka, age 53, has served as President of the Polymers Division and a member of the Executive Committee of Ciba since 1993. Effective April 25, 1996, Mr. Vodicka will become Chairman of the Executive Committee of Ciba. He is currently the Chairman of the Board of METTLER-TOLEDO, a leading worldwide manufacturer of scales and balances and a wholly owned subsidiary of Ciba. From 1988 through 1993, Mr. Vodicka was President and Chief Executive Officer of METTLER-TOLEDO.

                    MEETINGS AND STANDING COMMITTEES OF THE
                               BOARD OF DIRECTORS

    During 1995, there were 14 meetings of the Board of Directors and 14 meetings in the aggregate of the four standing and other special committees of the Board. The Board of Directors has established the following standing committees: Executive Compensation Committee; Audit Committee; Nominating Committee; and Advanced Programs (Technology) Committee. The Board of Directors may establish other special or standing committees from time to time. Members of the committees serve at the discretion of the Board of Directors. Overall attendance at the Board of Directors and committee meetings was approximately 98% in 1995. Each of the incumbent directors attended or participated in at least 75% of the aggregate number of Board of Directors and applicable committee meetings in 1995.

    On behalf of the Board of Directors, the Audit Committee reviews, with the independent auditors and with management as deemed necessary, the financial statements, the results of the annual audit and internal accounting control matters. It also recommends to the Board of Directors the selection of auditors. While the Audit Committee is concerned with the accuracy and completeness of Hexcel's financial statements and matters relating thereto, it is not in a position to, nor does it in any sense professionally evaluate the quality of the independent audit. It is believed that the Audit Committee's activities serve a useful function in providing ongoing review on behalf of the Board of Directors but they in no way alter the traditional roles and responsibilities of Hexcel's management and independent auditors with respect to the accounting and control functions and financial statements. The current members of the Audit Committee are Messrs. Wimer (Chairman), Geller, Langerman and Witt. During 1995, the Audit Committee held two meetings.

    The Executive Compensation Committee makes recommendations to the Board of Directors on matters pertaining to direct remuneration of Hexcel's executive officers and to the management structure relating to Hexcel's executive officers. The Executive Compensation Committee makes grants of stock options to non-officer key employees and makes recommendations to the Board of Directors for grants of stock options and awards of restricted stock to executive officers. The current members of the Executive Compensation Committee are Messrs. Langerman (Co-Chairman), Harrosh (Co-Chairman) and Witt. During 1995, the Executive Compensation Committee held five meetings.

    The Nominating Committee recommends nominees for the Board of Directors. The Nominating Committee does not solicit stockholder recommendations for nomination. The current members of the Nominating Committee are Messrs. Langerman (Co-Chairman), Wolfson (Co-Chairman), Lee and Harrosh. During 1995, the Nominating Committee held one meeting.

    The Advanced Programs (Technology) Committee was created in 1988 to oversee programs relating to government contracts, some of which are classified. The current members of the Advanced Programs Committee are Messrs. Springer (Chairman) and Witt. The Advanced Programs Committee held one meeting in 1995.

                   DIRECTORS AND EXECUTIVE OFFICERS OF HEXCEL

CURRENT DIRECTORS AND EXECUTIVE OFFICERS


    Listed below are the executive officers and directors of Hexcel as of January 18, 1996, the positions held by them and a brief description of their business experience. There are no family relationships among any of Hexcel's executive officers or directors.


                                          YEAR FIRST
                                           ELECTED A
                                          DIRECTOR OR
           NAME                  AGE        OFFICER                       POSITION WITH HEXCEL
---------------------------      ---      -----------  -----------------------------------------------------------
John J. Lee                          59         1993   Chief Executive Officer; Director
Stephen C. Forsyth                   40         1994   Vice President -- International Operations
Rodney P. Jenks, Jr.                 45         1994   Vice President, General Counsel and Secretary
Thomas J. Lahey                      55         1991   Vice President -- Worldwide Sales
William P. Meehan                    60         1993   Vice President -- Finance, Chief Financial Officer &
                                                        Treasurer
Robert A. Petrisko                   41         1993   Vice President -- Technology
Gary L. Sandercock                   54         1989   Vice President -- Manufacturing
Wayne C. Pensky                      40         1993   Controller and Principal Accounting Officer
Marshall S. Geller                   56         1994   Co-Chairman of the Board; Director
Joseph L. Harrosh                    55         1995   Director
Peter A. Langerman                   40         1995   Co-Chairman of the Board; Director
Dr. George S. Springer               62         1993   Director
Frederick W. Stanske                 37         1994   Director
Franklin S. Wimer                    59         1995   Director
Robert L. Witt                       55         1995   Director
Peter D. Wolfson                     42         1995   Director

    Hexcel's Board of Directors was reconstituted as of February 9, 1995, the effective date of the Plan of Reorganization, to consist of the following eight persons, all of whom were designated in accordance with the terms of the Plan of
Reorganization: John J. Lee and Peter A. Langerman, who were designated by Mutual Series, Joseph L. Harrosh, Robert L. Witt and Peter D. Wolfson, who were designated by the Official Committee of Equity Security Holders in Hexcel's Chapter 11 case (the "Equity Committee"), and Dr. George S. Springer, Franklin
S. Wimer and Marshall S. Geller, who were designated by joint selection of the Equity Committee and Mutual Series. Upon the consummation of the rights offering conducted pursuant to the Plan of Reorganization, Frederick W. Stanske was appointed in accordance with the Plan of Reorganization by joint selection of the Equity Committee and Mutual Series to serve on the Board.

    The following biographies of the executive officers and directors are based on information provided by them.

    John J. Lee, age 59, has been a director of Hexcel since May of 1993, Chairman of the Board and Co-Chief Executive Officer of Hexcel from July 1993 to December 1993, Chairman of the Board and Chief Executive Officer of Hexcel from January 1994 to February 9, 1995, and Chief Executive Officer since February 9, 1995. Mr. Lee has served as a director of XTRA Corporation, a transportation equipment leasing company, since 1990, and Chairman of the Board, President and Chief Executive Officer of Lee Development Corporation, a merchant banking company, since 1987. Mr. Lee has been a Trustee of Yale University and an advisor to The Clipper Group, a private investment partnership, since 1993. From July 1989 through April 1993, Mr. Lee served as Chairman of the Board and Chief

Executive Officer of Seminole Corporation, a manufacturer and distributor of fertilizer. From April 1988 through April 1993, Mr. Lee served as a Director of Tosco Corporation, a national refiner and marketer of petroleum products and as President and Chief Operating Officer of Tosco from 1990 through April 1993. Mr. Lee is also a director of Aviva Petroleum Corp. and various privately-held corporations.

    Stephen C. Forsyth, age 40, has served as Vice President -- International Operations of Hexcel since October 1994 and General Manager of Resins Business and Export Marketing from 1989 to 1994. Mr. Forsyth joined Hexcel in 1980 as European Business Development Manager, was named Managing Director of European Specialty Chemicals in 1982 and assumed the additional responsibility of Hexcel's European Resins Business in 1986.

    Rodney P. Jenks, Jr., age 45, has served as Vice President, General Counsel and Secretary of Hexcel since March 1994. Prior to joining Hexcel in 1994, Mr. Jenks was a partner in the law firm of Wendel, Rosen, Black, Dean & Levitan, where he continues to serve as counsel.

    Thomas J. Lahey, age 55, has served as Vice President -- Worldwide Sales of Hexcel since April 1993, Vice President -- Advanced Composites from 1992 to 1993, General Manager of Advanced Composites from 1991 to 1992 and General Manager of Advanced Products from 1989 to 1991. Prior to joining Hexcel in 1989, Mr. Lahey held the position of Executive Assistant to the President of Kaman Aerospace Corporation in 1987 and 1988, and was a Vice President of Grumman Corporation from 1985 to 1987.

    William P. Meehan, age 60, has served as Vice President -- Finance and Chief Financial Officer of Hexcel since September 1993, and Treasurer of Hexcel since April 1994. Prior to joining Hexcel in 1993, Mr. Meehan served as President and Chief Executive Officer of Thousand Trails and NACO, a membership campground and resort business, from 1990 through 1992. From 1986 through 1989, Mr. Meehan served as Vice President -- Finance and Chief Financial Officer of Hadco Corporation.

    Robert A. Petrisko, Ph.D., age 41, has served as Vice President -- Technology of Hexcel since September 1993. From 1989 to 1993, he was manager of the signature technology group at Hexcel's Chandler facility, and director of aerospace technology. Dr. Petrisko joined Hexcel in 1989, after serving as a Research Specialist with Dow Corning Corporation from 1985 to 1989.

    Gary L. Sandercock, age 54, has served as Vice President -- Manufacturing of Hexcel since April 1993, Vice President -- Reinforcement Fabrics of Hexcel from 1989 to 1993, General Manager of the Trevarno Division of Hexcel from 1985 to 1989 and other manufacturing and general management positions from 1967 to 1985. Mr. Sandercock joined Hexcel in 1967.

    Wayne C. Pensky, age 40, has served as Controller of Hexcel since July 1993. Prior to joining Hexcel in 1993, Mr. Pensky served as a partner and Service Line Director at Arthur Andersen & Co., an accounting and consulting firm, where he was employed from 1979.

    Dr. George S. Springer, age 62, has been a director of Hexcel since January 1993. Dr. Springer is Professor and Chairman of the Department of Aeronautics and Astronautics and, by courtesy, Professor of Mechanical Engineering and Professor of Civil Engineering, at Stanford University. Dr. Springer joined Stanford University's faculty in 1983.

    Peter A. Langerman, age 40, became a director of Hexcel on February 9, 1995 and Co-Chairman of the Board of Hexcel since February 1995. He is also a director and the Executive Vice President of Mutual Series Fund, Inc., a diversified open-end management investment company registered under the Investment Company Act of 1940 and a research analyst with Heine Securities Corporation, an investment advisor. Mr. Langerman has been the Executive Vice President of Mutual Series since March 1988 and has been a research analyst at Heine Securities since 1986. Mr. Langerman is currently a director of Sunbeam Company, Inc. and various privately-held corporations.

    Franklin S. Wimer, age 59, became a director of Hexcel on February 9, 1995. He is also the President and principal of UniRock Management Corporation ("UniRock"), a private merchant banking firm based in Denver, Colorado. Mr. Wimer has been with UniRock since January of 1987. UniRock has acted as Hexcel's strategic consultant since December 27, 1993. Mr. Wimer is currently Chairman of the Board of Vista Restaurants, Inc., a 12-unit Perkins Family Restaurant franchisee, and a director of RAMI, Inc., Denver Paralegal Institute, Stainless Fabrication Company, Inc., and Western Filter Company.

    Marshall S. Geller, age 56, has been a director of Hexcel since August of 1994 and Co-Chairman of the Board of Hexcel since February 1995. He has also been Chairman, Chief Executive Officer and founding partner at Geller & Friend Capital Partners, Inc. a merchant banking firm, since November 1995. From 1990 to November 1995, Mr. Geller was a Senior Managing Partner of Golenberg & Geller, Inc., a merchant banking firm. From 1988 to 1990, he was Vice Chairman of Gruntal & Company, an investment banking firm. From 1967 until 1988, he was a Senior Managing Director of Bear, Stearns & Co., Inc., an investment banking firm. Mr. Geller is currently a director of Players International, Value Vision International, Inc., Styles on Video, Inc., and various privately-held corporations and charitable organizations.

    Joseph L. Harrosh, age 55, became a director on February 9, 1995. He is also a private investor. He has also been the Chairman of the Board of Tri-City Sporting Goods Inc. since 1971.

    Frederick W. Stanske, age 37, served as a director of Hexcel from August 1994 to February 1995 and was reappointed a director in April 1995. He is also Vice President of Fisher Investments, Inc., an investment advisory firm.

    Robert L. Witt, age 55, became a director of Hexcel on February 9, 1995. He is a private investor and consultant. From 1985 to 1993, he served as a director of Hexcel, and from 1988 to 1993, he served as the Chairman of the Board of Directors. From 1986 to 1993, he was the Chief Executive Officer of Hexcel and held other offices with Hexcel dating back to 1969. He is a director of Bay View Federal Bank, World Air Holdings, Inc. and The Dentists Company.

    Peter D. Wolfson, age 42, became a director of Hexcel on February 9, 1995. He is also an attorney and member of Pryor, Cashman, Sherman & Flynn, a law firm. From 1993 to October 1995, Mr. Wolfson was an attorney and member of the firm of Marcus Montgomery Wolfson P.C., a law firm. From 1989 through 1993, Mr. Wolfson was a member of the law firm of Milgrim Thomajan & Lee P.C., which in 1992 changed its name to Varet Marcus & Fink P.C.

DIRECTORS AND EXECUTIVE OFFICERS FOLLOWING THE ACQUISITION

    Following the Acquisition, (i) Messrs. Lee (Chairman), Cheesmond, Geller, Habermeier, Langerman, Sherman, Springer, Stanske, Sullivan and Vodicka will serve as directors of Hexcel, (ii) Mr. Lee will also serve as Chief Executive Officer of Hexcel, (iii) Dr. Habermeier will also serve as President and Chief Operating Officer of Hexcel, (iv) Mr. Forsyth will serve as Senior Vice President, Finance and Administration of Hexcel, (v) Messrs. Meehan, Pensky and Jenks (until his successor is appointed) will continue to serve in their present offices of Hexcel and (vi) David Wong, currently Hexcel's Director of Special Projects, will serve as Vice President, Corporate Affairs of Hexcel.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the total annual compensation paid or accrued by Hexcel to or for the account of each of the Chief Executive Officer and the four most highly compensated executive officers of Hexcel for the fiscal year ended December 31, 1995.

                                                                             LONG-TERM COMPENSATION
                                                            ANNUAL         --------------------------
                                                     COMPENSATION (1)(2)   RESTRICTED    SECURITIES
                                                     --------------------     STOCK      UNDERLYING      ALL OTHER
                                                      SALARY      BONUS      AWARDS     OPTIONS/SARS   COMPENSATION
NAME & PRINCIPAL POSITION                   YEAR        ($)      ($)(6)      ($)(7)          (#)          ($)(8)
----------------------------------------  ---------  ---------  ---------  -----------  -------------  -------------
John J. Lee (3) ........................       1995    400,000     --          --            40,000          4,500
 Chief Executive Officer                       1994    453,333    350,000      --            --              6,448
                                               1993    160,005     --          --            --             51,675
William P. Meehan (4) ..................       1995    200,000     --          --            39,000          4,500
 Vice President and Chief Financial            1994    240,000    125,000      --            --              6,517
 Officer                                       1993     86,461     --          --            --             --
Rodney P. Jenks, Jr. (5) ...............       1995    180,000     --          --            39,000          4,500
 Vice President, General Counsel and           1994    159,252     41,440      --            --              3,877
 Corporate Secretary                           1993     --         --          --            --             --
Gary L. Sandercock .....................       1995    145,386     --          --            33,000          5,902
 Vice President -- Manufacturing               1994    140,004     50,000      --            --              6,488
                                               1993   140,004      --          35,706        15,000          6,236
Thomas J. Lahey ........................       1995    144,927     --          --            33,000          4,500
 Vice President -- Worldwide Sales             1994    139,008     50,000      --            --              6,322
                                               1993    139,008     --          35,706        15,000          6,255

------------------------
 (1) Annual compensation includes amounts earned in the fiscal year, whether or not deferred.

 (2) Aggregate perquisite values do not exceed the lesser of $50,000 or 10% of reported salary and bonuses for each year.

 (3) Mr. Lee served as a consultant in July and August 1993 and as an employee commencing September 1, 1993.

 (4) Mr. Meehan's employment with Hexcel commenced on August 23, 1993.

 (5) Mr. Jenks' employment with Hexcel commenced on February 2, 1994.

 (6) Bonuses for 1995 have not yet been determined and will be paid in 1996. Bonuses for 1994 include consummation and employee retention bonuses earned during Hexcel's Chapter 11 case and approved by the Bankruptcy Court, which were paid in 1995.

 (7) Restricted stock is subject to certain restrictions requiring that the executive remain in Hexcel's employ for a period of five years before being entitled to receive all of the shares issued. The executive does not pay cash for the shares issued. The shares are non-transferable while restricted; however, the holder is entitled to vote the shares and receive, without restrictions, all dividends and distributions, except dividends or distributions in stock or other shares which then become similarly restricted. The restrictions all terminate upon the executive's retirement, death or disability. If employment terminates otherwise during the restricted period, the unvested shares are forfeited to Hexcel without payment of any consideration. The restrictions on the restricted stock will lapse in varying percentages between three and five years following issuance. In the above table, the restricted stock is valued as of the date of grant. At December 31, 1995, Messrs. Lee, Meehan and Jenks held no restricted shares; Mr. Sandercock held

     5,924 restricted shares valued at $66,645 and Mr. Lahey held 4,543 restricted shares valued at $51,109; in each case, based on the closing price of $11.25 per share of Hexcel Common on the NYSE Composite Tape on December 29, 1995.

(8) All Other Compensation for fiscal year 1995 consists of estimated contributions by Hexcel to the Salaried Employees' Retirement Plan and, for Mr. Sandercock, also includes a $1,402 reimbursement for income taxes attributable to the personal use of an automobile leased by Hexcel. Fiscal years 1994 and 1993 also include accruals under the Executive Deferred Compensation Plan. Such amounts are not included for fiscal year 1995 because such accruals will be based, in part, on bonus payments in respect of fiscal year 1995, the amounts of which have not yet been determined. Additional disclosure regarding benefits under the Executive Deferred Compensation Plan is provided below under "EXECUTIVE COMPENSATION -- Deferred Compensation."

OPTIONS

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                        POTENTIAL REALIZABLE
                                                            INDIVIDUAL GRANTS                             VALUE AT ASSUMED
                                   -------------------------------------------------------------------    ANNUAL RATES OF
                                        NUMBER OF        % OF TOTAL                                            STOCK
                                       SECURITIES       OPTIONS/SARS                                     PRICE APPRECIATION
                                       UNDERLYING        GRANTED TO                                     FOR OPTION TERM (2)
                                      OPTIONS/SARS      EMPLOYEES IN     EXERCISE        EXPIRATION     --------------------
NAME                                 GRANTED (#) (1)     FISCAL YEAR   PRICE ($/SH)         DATE          5%($)     10%($)
---------------------------------  -------------------  -------------  -------------  ----------------  ---------  ---------
John J. Lee......................          40,000              5.08           4.75       April 5, 2005    119,490    302,811
William P. Meehan................          39,000              4.95           6.38        June 7, 2000     68,744    151,907
Rodney P. Jenks, Jr..............          39,000              4.95           6.38        June 7, 2000     68,744    151,907
Gary L. Sandercock...............          33,000              4.19           6.38        June 7, 2000     58,168    128,537
Thomas J. Lahey..................          33,000              4.19           6.38        June 7, 2000     58,168    128,537

------------------------
(1) All options granted subject to stockholder approval of Hexcel's Incentive Stock Plan. See "THE INCENTIVE STOCK PLAN."

(2) The amounts shown in these columns are the potential realizable value of options granted at assumed rates of stock price appreciation (5% and 10%) set by the executive compensation disclosure provisions of the proxy rules, and have not been discounted to reflect the present values of such amounts. The assumed rates of stock price appreciation are not intended to forecast the future stock price appreciation of the Hexcel Common.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED IN
                                                              OPTIONS/SARS AT FISCAL   THE MONEY OPTIONS/SARS AT
                                                                 YEAR END (#) (1)        FISCAL YEAR END ($)(1)
NAME                                                          EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
------------------------------------------------------------  -----------------------  --------------------------
John J. Lee ................................................       13,333/26,667             86,665/173,336
William P. Meehan...........................................       13,000/26,000             63,375/126,750
Rodney P. Jenks, Jr.........................................       13,000/26,000             63,375/126,750
Gary L. Sandercock..........................................       60,875/22,000             67,356/107,250
Thomas J. Lahey.............................................       44,200/22,000             56,388/107,250

------------------------
(1) Includes options granted subject to stockholder approval of Hexcel's Incentive Stock Plan as follows: Mr. Lee (40,000); Mr. Meehan (39,000); Mr. Jenks (39,000); Mr. Sandercock (33,000); and Mr. Lahey (33,000). See "THE INCENTIVE STOCK PLAN."

DEFERRED COMPENSATION

                  EXECUTIVE DEFERRED COMPENSATION PLAN (1)(2)
                            ANNUAL RETIREMENT INCOME

                                                                 YEARS OF SERVICE (2)
                                     ----------------------------------------------------------------------------
REMUNERATION                             10           15           20           25           30           35
-----------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
$ 125,000..........................  $    18,750  $    28,125  $    37,500  $    46,875  $    56,250  $    65,625
  150,000..........................       22,500       33,750       45,000       56,250       67,500       78,750
  175,000..........................       26,250       39,375       52,500       65,625       78,750       91,875
  200,000..........................       30,000       45,000       60,000       75,000       90,000      105,000
  250,000..........................       37,500       56,250       75,000       93,750      112,500      131,250
  300,000..........................       45,000       67,500       90,000      112,500      135,000      157,500
  350,000..........................       52,500       78,750      105,000      131,250      157,500      183,750
  400,000..........................       60,000       90,000      120,000      150,000      180,000      210,000
  450,000..........................       67,500      101,250      135,000      168,750      202,500      236,250
  500,000..........................       75,000      112,500      150,000      187,500      225,000      262,500
  550,000..........................       82,500      123,750      165,000      206,205      247,500      288,750
  600,000..........................       90,000      135,000      180,000      225,000      270,000      315,000
  650,000..........................       97,500      146,250      195,000      243,750      292,500      341,250
  700,000..........................      105,000      157,500      210,000      262,500      315,000      367,500
  750,000..........................      112,500      168,750      225,000      281,250      337,500      393,750
  800,000..........................      120,000      180,000      240,000      300,000      360,000      420,000
  850,000..........................      127,500      191,250      255,000      318,750      382,500      446,250
  900,000..........................      135,000      202,500      270,000      337,500      405,000      472,500
  950,000..........................      142,500      213,750      285,000      356,250      427,500      498,750
 1,000,000.........................      150,000      225,000      300,000      375,000      450,000      525,000

------------------------
(1) Executive Deferred Compensation Plan: This retirement plan consists of individual agreements between Hexcel and certain key executive employees designated by the Board of Directors. The agreements provide an annual retirement income to these key employees of 1.5% of their cash compensation, including salary and bonuses, for each year they are covered under the plan. Each agreement also requires Hexcel to continue to cover the key executive under Hexcel's group medical and dental insurance plans and to provide life insurance for so long as the executive is receiving payments under the agreement and has not attained the age of 75.

(2) Benefits are payable monthly, as a life annuity (with a minimum of 120 monthly payments), commencing upon the later of the executive's attainment of age 65 or retirement. However, Hexcel has the right to consent to the executive's request for a different form of benefit payment, including a lump sum payment. The benefits provided under the Executive Deferred Compensation Plan are not offset by Social Security or any other amounts.

(3) As of the end of the 1995 fiscal year, estimated credited years of service are as follows: Mr. Lee -- 1-1/3 years; Mr. Meehan -- 2 years; Mr. Sandercock -- 6 years; and Mr. Lahey -- 3-3/4 years. Mr. Jenks does not participate in the plan.

EMPLOYMENT AND OTHER AGREEMENTS

1.  INTERIM EMPLOYMENT AGREEMENT AND CONSULTING AGREEMENT WITH MR. LEE

    By authorization of the Bankruptcy Court dated as of September 21, 1994, Hexcel was authorized to enter into an employment agreement (the "Interim Employment Agreement") with Mr. Lee dated as of September 1, 1994 providing for his continued employment as Chairman and Chief Executive Officer of Hexcel at an annual salary of $400,000. Mr. Lee also participates in certain specified benefit programs and is entitled to expense reimbursement. During the term of the Interim Employment Agreement, Mr. Lee is not entitled to receive any Board of Directors fees, but remains eligible to participate in, and have his service during the term credited towards, Hexcel's Directors' Retirement Plan.

    The Interim Employment Agreement contemplates that Mr. Lee would resign as an officer of Hexcel and be retained as a consultant to Hexcel for strategic planning pursuant to certain pre-negotiated terms for a period of two years. The consulting agreement would be subject to termination at the end of the first year by resolution of the Board of Directors delivered to Mr. Lee not earlier than 60 days and not later than 30 days prior to the end of the first year. The compensation provided to Mr. Lee as a consultant would be as follows: base compensation (salary and fees) of $180,000 per year during the first year, and $230,000 during the second year, plus the benefits provided to him in the Interim Employment Agreement. In addition, there would be a bonus opportunity determined by the Board of Directors. Pursuant to the terms of the consulting agreement, Mr. Lee would also receive stock options for 113,379 shares of Hexcel Common. Such options would have an exercise price of $5.05 per underlying share of Hexcel Common and would vest in equal monthly installments over the two-year term of the consulting agreement, subject to being fully vested upon an early termination thereof (other than for cause or voluntary resignation) and would be exercisable until the later of three years following the date of grant or one year after expiration of the consulting agreement. See "-- Compensation of Directors."

    If the Acquisition is consummated, Mr. Lee will not resign as an officer of Hexcel and, as a result, will not be retained as a consultant pursuant to the consulting agreement contemplated by the Interim Employment Agreement and the Plan of Reorganization. Rather, Mr. Lee would continue to serve as Chief Executive Officer and would also be appointed Chairman of the Board pursuant to a new, yet to be negotiated, five-year employment agreement expected to be entered into at Closing. See "-- Compensation of Senior Executives Following the Acquisition." If, on the other hand, the Acquisition is not consummated, it is anticipated that the Board of Directors would recommence its search for a new Chief Executive Officer and that Mr. Lee would resign upon the appointment thereof and be retained as a consultant pursuant to the consulting agreement contemplated by the Interim Employment Agreement and Plan of Reorganization.

2.  INTERIM EMPLOYMENT AGREEMENT WITH MR. MEEHAN

    Hexcel entered into an interim employment agreement with Mr. Meehan for the term commencing on February 9, 1995 and ended June 30, 1995. Mr. Meehan received compensation during the term based on an annual salary of $200,000, along with a consummation bonus of $125,000 which was paid shortly after the effective date of the Reorganization Plan. Mr. Meehan also participated in the benefit plans available to other employees of Hexcel. As of the date of this Proxy Statement, Mr. Meehan continues to be employed by Hexcel on an at-will basis on the same terms as the interim employment agreement.

3.  SEVERANCE AGREEMENTS WITH MESSRS. SANDERCOCK AND LAHEY

    In January 1995, Hexcel entered into severance agreements with Messrs. Sandercock and Lahey providing each of them with severance benefits upon certain terminations of their employment with Hexcel. Such agreements provide for a severance payment equal to (i) one year of annual base salary (as in effect on the date of termination) plus (ii) an amount equal to any bonus paid within the 12 month period immediately prior to the date of termination upon a termination of employment by Hexcel (other than for "cause", as defined in the severance agreements) or upon a termination of employment by either executive for "good reason" (as defined in the severance agreements).

4.  EXECUTIVE DEFERRED COMPENSATION AND CONSULTING AGREEMENTS

    This program consists of individual agreements between Hexcel and certain key executives designated by the Board of Directors. Messrs. Lee, Meehan, Sandercock and Lahey participate in this program. The agreements provide an annual retirement income to these key executives of 1.5% of their salary and bonuses for each year they are covered under the program. The retirement benefits are payable monthly, as a life annuity (with a minimum of 120 monthly payments); however, Hexcel has the right to consent to the executive's request for a different form of benefit payment, including a lump sum payment. Each agreement also requires Hexcel to continue to cover the key executive under Hexcel's group medical and dental insurance plans and to provide life insurance for so long as the executive is receiving payments under the agreement and has not attained the age of 75. The retirement benefits commence upon the later of the executive's attainment of age 65 or retirement. Additional information about these agreements is contained in the Executive Deferred Compensation Plan table above.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors of Hexcel (the "Committee") reviews and authorizes the salaries and bonuses of the executive officers of Hexcel as well as all grants of stock options to purchase shares of Hexcel Common and other incentive compensation awards. During the fiscal year ended December 31, 1995, the Committee performed a review of compensation levels and arrangements for all of the executive officers of Hexcel in order to develop overall compensation objectives and design a compensation program that would assist Hexcel in meeting such objectives.

    OBJECTIVES

    The Committee's primary objective is to retain the most qualified employees and to insure that they are provided proper incentives to have Hexcel prosper over the long term. In establishing the components and levels of compensation for its executive officers, the Committee seeks (i) to maintain compensation at levels that are competitive with the other companies in a comparator group composed of companies in the aerospace and manufacturing industries (the "Comparator Group") so that Hexcel can attract and retain highly qualified executives and (ii) to provide financial incentives in order to align the interests of executive officers more closely with those of the stockholders of Hexcel and to motivate such executives to increase stockholder value by improving corporate performance and profitability.

    COMPONENTS OF EXECUTIVE COMPENSATION

    CASH COMPENSATION

    Cash compensation is generally comprised of base salary and bonus. Base salaries are, generally, competitive with other companies in the Comparator Group. In determining the appropriate base salaries of its executive officers, the Committee considers those factors that it deems most relevant at the time, including the levels of base salary provided to executive officers in the Comparator Group as well as each executive officer's individual performance, subjectively determined, in respect of the preceding fiscal year. In respect of the past fiscal year, Hexcel's emergence from bankruptcy reorganization and improving financial condition were significant factors affecting cash compensation. In this regard, certain executive officers were awarded modest increases in base salary during 1995. The Committee granted such increases in recognition of the fact that base salaries had been frozen for two years and that certain executive officers had been assigned additional responsibilities without commensurate increases in salary.

    Hexcel has historically provided performance-based bonus opportunities to executive officers contingent on the success of Hexcel. However, in light of Hexcel's bankruptcy reorganization, no such bonuses were granted in 1994. In lieu of such bonuses, the Committee authorized cash "stay-on" bonuses in 1994 for executive officers and key employees of Hexcel. For fiscal 1995, the Committee will grant discretionary cash bonuses in an as yet undetermined amount to certain executive officers and other key employees, payable in 1996. In determining the appropriate amount of the 1995 cash bonuses, the Committee will consider certain factors, including Hexcel's financial performance in fiscal
1995 and each executive officer's and other key employees' individual performance, subjectively determined, in fiscal 1995.

    EQUITY COMPENSATION

    Equity compensation is comprised of stock options and other stock-based awards; however, grants of such awards have been limited in the past fiscal year by virtue of the bankruptcy reorganization. No stock options or stock awards were granted in 1994. Stock options were granted to certain executive officers and other key employees of Hexcel under the Incentive Stock Plan in 1995. Such options were granted subject to stockholder approval of the Incentive Stock Plan. See "THE INCENTIVE STOCK PLAN." Stock option grants reflect the Committee's desire to provide a meaningful equity incentive for the executive to have Hexcel prosper over the long term. Stock option grants are also determined in consideration of individual performance as well as each executive officer's personal contribution to the success of Hexcel.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    Effective as of September 1, 1994, Hexcel entered into the Interim Employment Agreement with Mr. Lee which was agreed to by the Equity Committee and the Board of Directors of Hexcel and authorized by the Bankruptcy Court. The Interim Employment Agreement provides for Mr. Lee's continued employment as Chief Executive Officer at an annual salary of $400,000, a reduction from his prior year's salary. The Interim Employment Agreement also provides Mr. Lee (i) certain employment benefits (e.g., medical coverage) and (ii) a monthly stipend of $5,000 for office space for Mr. Lee in the New York metropolitan area.

    In addition, in November 1994, the Committee approved a consulting agreement with Mr. Lee that would be effective upon the selection of his successor and a stock option to purchase approximately 0.625% of the reorganized Hexcel's fully diluted common stock. As part of the confirmation of the Plan of Reorganization in February 1995, the Bankruptcy Court, the Equity Committee and the Board of Directors approved the consulting agreement and the option.

    Mr. Lee received no other compensation during 1994. Mr. Lee was paid a Reorganization Bonus of $350,000 upon the confirmation of the Plan of Reorganization as compensation for the services rendered by him to Hexcel during the bankruptcy period. This bonus, along with bonuses to a number of other key employees, was approved by Hexcel's Board of Directors and by the Equity Committee in November 1994 and by the Equity Committee and the Bankruptcy Court in February 1995.

    COMPENSATION OF EXECUTIVE OFFICERS GENERALLY

    The procedure for determining executive officer compensation is as follows. The Chief Executive Officer of Hexcel (the "CEO") recommends the level of compensation of each executive officer to the Committee based on such subjective criteria as the compensation of executives at corporations of similar size and operations, years of service to Hexcel, the amount of time and travel the position requires, the effort put forth during the past year, the results of Hexcel and the function for which the individual was responsible and the desire to encourage the long-term commitment of the executive. The Committee considers each of these factors in determining whether to approve or modify the CEO's recommendation. With respect to new executives, the CEO and the Committee also take into consideration the results of any arm's-length negotiations between the Company and such executive. In addition, as part of the compensation package of each executive, the CEO recommends, and the Committee considers, the grant of stock options and other incentive compensation to each executive based on the above factors.

    DEDUCTIBILITY OF COMPENSATION

    Due to recent changes in tax law, the deductibility of compensation for corporate tax purposes of certain compensation paid to individual executive officers of Hexcel in excess of $1 million in any year may be restricted. The Committee will, in general, seek to qualify compensation paid to its executive officers for deductibility although the Committee believes it is appropriate to retain flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Committee's judgment, it is in Hexcel's best interest to do so.

                                          The Compensation Committee
                                          Joseph L. Harrosh
                                          Peter A. Langerman
                                          Robert L. Witt

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following current or former directors were members of the Executive Compensation Committee of the Board of Directors during 1995: Gary Depolo, Cyrus Holley and Marshall Geller (from January 1, 1995 through February 9, 1995) and John J. Lee, an officer of Hexcel (from February 28, 1995 through August 1,
1995).

    During 1995, Mr. Lee was also a member of the compensation committee of XTRA Corporation. Mr. Lewis Rubin, a former director of Hexcel, also served as President and Chief Executive Officer of XTRA Corporation. Mr. Rubin did not serve on the Executive Compensation Committee of Hexcel.

COMPENSATION OF DIRECTORS

    Except for Mr. Lee, the only director who is a salaried employee of Hexcel, directors are compensated for services as directors in the amount of $20,000 per year. In addition, each Co-Chairman of the Board of Directors is paid an additional $2,000 per month. Directors are also paid $1,000 for each board meeting and $750 for each committee meeting they attend. Mr. Lee, who was employed by Hexcel for a portion of 1993 and all of 1994, received the annual and meeting compensation for directors for the period during 1993 when he was a director but not an employee.

    In addition, directors may participate in the Directors' Retirement Plan. A director who has served as a director for at least 5 years, and during which period does not accrue other Hexcel retirement benefits, is entitled, on retirement, to a total retirement benefit equal to 50% of his or her annual compensation as a director, averaged for the three years prior to retirement, multiplied by the number of years he or she served on the Board while not accruing other Hexcel retirement benefits, payable over a period not to exceed 10 years. The amount and term of payment is subject to adjustment in certain events. None of the current directors are currently entitled to receive benefits under the Plan.

    Furthermore, pursuant to the Incentive Stock Plan, each director has been granted, subject to stockholder approval, an option to purchase 40,000 shares of Hexcel Common and will be entitled to receive options to purchase an additional 2,000 shares of Hexcel Common on each anniversary of the approval by the Board of Directors of the Incentive Stock Plan during such director's service on the Hexcel Board of Directors. See "THE INCENTIVE STOCK PLAN."

    In accordance with the internal policies of his employer, Mutual Series, Mr. Langerman has agreed to provide the net economic benefit to him of such directors' compensation to Mutual Series for the benefit of its fund investors.

    Mr. Lee became Co-Chief Executive Officer on August 1, 1993 and an employee on September 1, 1993. During July and August, 1993, he was paid $43,500 in consulting fees by Hexcel, which amount is set forth in a footnote to the Summary Compensation Table. As an employee, he received compensation in amounts set forth in the Summary Compensation Table, in accordance with the provisions of his employment agreements described above.

COMPENSATION OF SENIOR EXECUTIVES FOLLOWING THE ACQUISITION

    COMPENSATION OF SENIOR EXECUTIVES GENERALLY

    Following the Acquisition, Hexcel anticipates that, subject to regular review by the Compensation Committee, compensation of its senior executives generally will consist of the following components: (i) base salary, (ii) cash bonuses and grants of equity-based compensation (such as stock options or other stock-based awards) under Hexcel's annual and long-term bonus and stock incentive plans as in effect from time to time, (iii) participation in the short-term option and performance accelerated restricted stock unit programs described below, (iv) participation in Hexcel's Executive Deferred Compensation Plan and (v) participation, where appropriate, in all other employee benefit plans maintained from time to time by Hexcel. Hexcel anticipates that equity-based compensation generally will represent a significant percentage of total compensation for its senior executives following the Acquisition.

    SHORT-TERM OPTION PROGRAM

    Upon consummation of the Acquisition, Hexcel anticipates establishing a short-term option program (the "Short-Term Option Program") under its Incentive Stock Plan. See "THE INCENTIVE STOCK PLAN." Participants in the Short-Term Option Program will be granted options (the "Short-Term Options") to purchase shares of Hexcel Common, which Short-Term Options are expected to (i) have an exercise price per share equal to the fair market value of Hexcel Common on the date of exercise, (ii) have a term of 90 days, (iii) be immediately exercisable and (iv) provide for additional grants to the participant, on each date that the participant exercises Short-Term Options, of options (the "Reload Options") to purchase two shares of Hexcel Common for each Short-Term Option so exercised. The Reload Options are expected to (i) have an exercise price per share equal to the fair market value of Hexcel Common on the date of grant, (ii) have a term of seven to ten years and (iii) become exercisable with respect to one-third of the shares of Hexcel Common covered thereby on each of the first, second and third anniversaries of the date of grant, subject to earlier vesting upon the attainment of certain performance goals and subject to certain holding period requirements with respect to the shares of Hexcel Common acquired upon exercise of the Short-Term Options. It is expected that no more than 100,000 Short-Term Options will be granted to any one participant under the Short-Term Option Program.

    PERFORMANCE ACCELERATED RESTRICTED STOCK UNITS

    Upon consummation of the Acquisition, Hexcel anticipates establishing a performance accelerated restricted stock units program (the "PARS Program") under the Incentive Stock Plan. The performance accelerated restricted stock units ("PARS") to be issued under the PARS Program are expected to vest on a date to be determined at the time of grant, subject to accelerated vesting at a rate determined by the achievement of certain performance goals to be specified.

    COMPENSATION OF THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

    Subject to the negotiation and execution of a definitive agreement and the approval of the Board of Directors following the Closing, it is expected that Mr. Lee will serve as Chairman of the Board and Chief Executive Officer of Hexcel following the Acquisition pursuant to a five-year employment agreement (the "New Lee Agreement") expected to be entered into on the Closing Date. The New Lee Agreement is expected to provide for (i) an annual base salary of $400,000, subject to annual review by the Compensation Committee, (ii) a supplemental executive retirement plan intended to provide Mr. Lee an annual retirement benefit, which when added to his other Hexcel retirement benefits, will be equal to approximately 50% of the average annual cash compensation paid to him during the term of his employment with Hexcel and (iii) Mr. Lee's participation, where appropriate, in all other components of senior executive compensation discussed above under "Compensation of Senior Executives Generally," including a grant of 100,000 Short-Term Options under the Short-Term Option Program and 200,000 PARS under the PARS Program. Mr. Lee's PARS are expected to vest on the seventh anniversary of the date of grant or earlier, subject to and at a rate determined by the achievement of certain specified performance goals.

    The New Lee Agreement is also expected to provide for the grant to Mr. Lee of (i) options to purchase 200,000 shares of Hexcel Common under the Incentive Stock Plan, which options are expected to (a) be granted on the Closing Date,
(b) have an exercise price per share equal to the fair market value of Hexcel Common on the Closing Date, (c) have a term of seven to ten years and
(d) become exercisable with respect to one-third of the shares of Hexcel Common covered thereby on each of the first, second and third anniversaries of the Closing Date, subject to earlier vesting upon the attainment of certain performance goals.

    It is expected that the options and PARS to be granted to Mr. Lee will provide for immediate acceleration of vesting upon the occurrence of a change in control (to be defined) of Hexcel and in certain other circumstances. See "THE INCENTIVE STOCK PLAN."

    Finally, the New Lee Agreement is expected to preserve the economic benefits to Mr. Lee of certain compensatory arrangements provided for in the Plan of Reorganization and in Mr. Lee's Interim Employment Agreement. In this regard, the Plan of Reorganization and Interim Employment Agreement provide for (i) the grant to Mr. Lee of an option to purchase 113,379 shares of Hexcel Common with an exercise price of $5.05 per share and vesting in equal installments over a two-year period from the date of grant and (ii) a discretionary bonus in an as yet undetermined amount relating to Mr. Lee's fiscal 1995 performance as Chief Executive Officer. In exchange for the preservation of these benefits in the New Lee Agreement, Mr. Lee will forego the two-year consulting agreement provided for in the Plan of Reorganization and Interim Employment Agreement. See "-- Employment and Other Agreements."

PERFORMANCE GRAPH

    The following graph indicates Hexcel's total return to its stockholders during the past five years, as compared to the total returns of the Standard & Poor's 500 Composite Stock Price Index and Media General Financial Services' ("Media General") Aerospace Components Stock Price Index.

                               HEXCEL CORPORATION
                       TOTAL SHAREHOLDER RETURN ANALYSIS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            HEXCEL     S&P 500   MEDIA GEN. AEROSPACE
12/90        $100.00    $100.00                $100.00
12/91         114.28     130.34                 123.17
12/92          92.62     140.25                 135.27
12/93          40.05     154.32                 169.09
12/94          45.06     156.42                 166.64
12/95         132.29     214.99                 231.39

                                                                                                   MEDIA GENERAL
                                                                                                     AEROSPACE
DATE                                                                          HEXCEL     S&P 500    COMPONENTS**
---------------------------------------------------------------------------  ---------  ---------  --------------
December 1990..............................................................  $  100.00  $  100.00    $   100.00
December 1991..............................................................     114.28     130.34        123.17
December 1992..............................................................      92.62     140.25        135.27
December 1993..............................................................      40.05     154.32        169.09
December 1994..............................................................      45.06     156.42        166.64
December 1995..............................................................     132.29     214.99        231.39

------------------------
Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Hexcel Common, the S&P 500 Composite Stock Price Index and Media General's Aerospace Components Stock Price Index, with quarterly reinvestment of dividends.

**Data provided by Media General

                            THE INCENTIVE STOCK PLAN

    THE FOLLOWING DESCRIPTION OF THE INCENTIVE STOCK PLAN IS QUALIFIED IN ITS ENTIRETY BY THE COMPLETE TEXT OF THE INCENTIVE STOCK PLAN, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX D. STOCKHOLDERS ARE URGED TO READ THE INCENTIVE STOCK PLAN IN ITS ENTIRETY.

GENERAL

    On October 25, 1994, the Board of Directors adopted the Long-Term Incentive Stock Plan (the "Prior Plan") subject to the confirmation of the Plan of Reorganization, which occurred on February 9, 1995, and stockholder approval. The Board of Directors adopted the 1995 Directors' Stock Option Plan on April 4, 1995, also subject to stockholder approval. The Incentive Stock Plan, which amends and restates the Prior Plan and the 1995 Directors' Stock Option Plan into a combined plan and increases the number of shares available under the combined plan, was adopted by the Board of Directors on September 29, 1995, subject to stockholder approval of the Incentive Stock Plan. The Board of Directors has determined that the Incentive Stock Plan is necessary to enable Hexcel to provide meaningful equity incentives to attract, motivate and retain directors, officers, employees and consultants of Hexcel.

DESCRIPTION OF THE PRINCIPAL FEATURES OF THE PLAN

    AUTHORIZED SHARES

    The Incentive Stock Plan authorizes an aggregate of 3,000,000 shares of Hexcel Common that may be subject to awards, subject to adjustment as provided in the Incentive Stock Plan.

    PURPOSE

    The purpose of the Incentive Stock Plan is to benefit the stockholders of Hexcel by enabling Hexcel and its subsidiaries to attract, retain and provide incentives to the most highly qualified employees, officers, directors and consultants.

    ADMINISTRATION

    The Incentive Stock Plan will be administered by the Committee or such other committee of the Board of Directors as may be designated by the Board of Directors from time to time. The Committee has the authority to make determinations with respect to the participation of employees, officers and consultants in the Incentive Stock Plan and the terms of all awards granted under the Incentive Stock Plan (other than awards granted to directors, as described below). The Committee has the authority to establish, among other things, vesting schedules, performance criteria, post-termination exercise provisions and all other material terms and conditions of awards and has the authority to accelerate the time at which any award becomes exercisable. The Committee has the authority to interpret and construe the provisions of the Incentive Stock Plan.

    ELIGIBILITY

    Any employee, officer, director or consultant of Hexcel or its subsidiaries selected by the Committee is eligible to receive an award under the Incentive Stock Plan; however, a director shall not be eligible to receive an award (except for formula awards described below) if he is a current or former (within one year) member of the Committee or a current or former (within one year) member of a committee administering any other executive compensation plan of Hexcel or any subsidiary (unless such plan does not permit participation by directors). A total of 214 individuals, including 9 directors, 9 executive officers and approximately 196 other employees of Hexcel are currently eligible to participate in the Incentive Stock Plan.

    DISCRETIONARY AWARDS

    The Incentive Stock Plan provides for grants of a variety of awards, including stock options, stock options in lieu of compensation elections, stock appreciation rights, restricted shares, and other stock-based awards. Stock options may be either "incentive stock options" which qualify under Section 422 of the Code ("ISOs") or "nonqualified stock options" which do not qualify under
Section 422 of the Code ("NQSOs").

    FORMULA AWARDS

    The Incentive Stock Plan provides that on April 4, 1995, each director shall have been automatically issued an NQSO to purchase 40,000 shares of Hexcel Common. Any person who has become or will become a director for the first time after April 4, 1995 who is not also a full-time employee of Hexcel or any subsidiary will be granted as of the date of his election or appointment as a director an NQSO to acquire 40,000 shares of Hexcel Common. In addition, on April 4, 1996 and on each anniversary of such date through and including April 4, 2000, each director who is not also a full-time employee of Hexcel or any subsidiary will be granted an NQSO to acquire 2,000 shares of Hexcel Common. All options described in this paragraph will be granted automatically with an exercise price equal to the fair market value of a share of Hexcel Common on the date of grant and with a term of ten years. Such options will be exercisable as to one-third of the shares subject thereto upon grant and as to an additional one-third of the shares on each of the first and second anniversaries of the date of grant. Upon the occurrence of a "change in control" of Hexcel (as defined in the Incentive Stock Plan), each outstanding option described in this paragraph will become fully exercisable. The Acquisition will constitute a "change in control" for this purpose and the options of each current director will become fully exercisable immediately upon the Closing.

    AMENDMENT AND TERMINATION

    The Incentive Stock Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of Hexcel Common present or represented and entitled to vote at a duly held stockholders meeting. The Board of Directors may at any time terminate the Incentive Stock Plan or from time to time make such modifications or amendments to the Incentive Stock Plan as it may deem advisable; PROVIDED, HOWEVER, that the Board of Directors may not make any amendments to the Incentive Stock Plan which require stockholder approval under applicable law, rule or regulation unless the same shall be approved by the requisite vote of Hexcel's stockholders. Notwithstanding the foregoing, no termination, modification or amendment to the Incentive Stock Plan may adversely affect the rights conferred by an award under the Incentive Stock Plan without the consent of the recipient thereof. In addition, the provisions of the Incentive Stock Plan with respect to formula awards may not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a brief summary of certain United States federal income tax consequences under current federal income tax laws relating to awards under the Incentive Stock Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. ACCORDINGLY, PARTICIPANTS IN THE INCENTIVE STOCK PLAN SHOULD CONSULT THEIR RESPECTIVE TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES OF SUCH PARTICIPATION.

    NONQUALIFIED STOCK OPTIONS

    An optionee will not recognize any taxable income upon the grant of an NQSO and Hexcel will not be entitled to tax deduction with respect to such grant.

    Upon exercise of an NQSO, the excess of the fair market value of the Hexcel Common on the exercise date over the exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. Hexcel will generally be entitled to a tax deduction at that time in the amount of such compensation income. The optionee's tax basis for the Hexcel Common received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price.

    Upon the sale or other disposition of Hexcel Common received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Hexcel Common (which begins upon such exercise) is more than one year.

    INCENTIVE STOCK OPTIONS ("ISO")

    An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and Hexcel will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a corresponding tax deduction to Hexcel, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by Hexcel or one of its subsidiaries or within 90 days after termination of employment) or if the optionee engages in a "disqualifying disposition" as described below. The excess of the fair market value, on the date of the exercise of an ISO, of the Hexcel Common acquired pursuant to the exercise of the ISO over the exercise price constitutes an item of tax preference for purposes of the federal alternative minimum tax.

    A sale or exchange by an optionee of Hexcel Common acquired upon the exercise of an ISO more than one year after the transfer of such Hexcel Common to such optionee and more than two years after the date of grant of the ISO generally will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain or loss to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of Hexcel Common to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such Hexcel Common that will have the following results: any excess of (i) the lesser of (a) the fair market value of the Hexcel Common at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the Hexcel Common over (ii) the exercise price of such ISO will be taxable as compensation income to the optionee, subject to applicable withholding taxes, and Hexcel will be entitled to a tax deduction in the amount of such compensation income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by Hexcel.

    STOCK APPRECIATION RIGHTS

    The amount of any cash received upon the exercise of a stock appreciation right ("SAR") will be includible in the grantee's ordinary income and Hexcel generally will be entitled to a deduction for such amount. Upon disposition of any stock received upon exercise of an SAR, the grantee will recognize capital gain or loss, which will be long-term or short-term depending on the period elapsed since the date of such exercise, equal to the difference between the amount realized on such disposition and the fair market value of the Hexcel Common on the date the SAR was exercised.

    RESTRICTED SHARES

    If restricted shares are awarded to a participant in accordance with the terms of the Incentive Stock Plan, generally no income will be recognized by such participant at the time the award is made. Generally, such participant will be required to include in his ordinary income, as compensation, the fair market value of such restricted shares upon the lapse of the forfeiture provisions applicable thereto, less any amount paid therefor. The participant may, however, within 30 days after acquiring the shares, elect to be taxed immediately upon receipt of such shares rather than when the forfeiture provisions lapse. If such election is made, the participant will recognize ordinary income in the taxable year of his award in an amount equal to the fair market value of such restricted shares (determined without regard to the restrictions which by their terms will lapse) at the time of receipt, less any amount paid therefor. Absent the making of the election referred to in the preceding sentences, any cash dividends or other distributions paid with respect to restricted shares prior to the lapse of the applicable restrictions will be includible in the participant's gross income as compensation at the time of receipt. In each case, Hexcel will be entitled to a deduction in the same amount as the participant realizes compensation income.

PLAN BENEFITS

    Except as set forth on the table below, awards under the Incentive Stock Plan will be granted at the sole discretion of the Committee and performance criteria may vary from year to year and from participant to participant.
Compensation paid and other benefits granted to certain executive officers of Hexcel for the 1994 fiscal year are set forth elsewhere herein. See "EXECUTIVE COMPENSATION." See also "EXECUTIVE COMPENSATION -- Compensation of Senior Executives Following the Acquisition" for a discussion of the short-term option and PARS programs expected to be established under the Incentive Stock Plan following the Acquisition.

                               NEW PLAN BENEFITS
                    HEXCEL CORPORATION INCENTIVE STOCK PLAN

                                                                                                          NUMBER
NAME AND POSITION                                                                                        OF UNITS
-------------------------------------------------------------------------------------------------------  ---------
John J. Lee -- Chief Executive Officer, Director (1)...................................................     40,000
William P. Meehan -- Vice President and Chief Financial Officer........................................     39,000
Rodney P. Jenks, Jr. -- Vice President, General Counsel and Corporate Secretary........................     39,000
Gary L. Sandercock -- Vice President, Manufacturing....................................................     33,000
Thomas J. Lahey -- Vice President, Worldwide Sales.....................................................     33,000
All Executive Officers as a Group......................................................................    298,850
All Non-Executive Directors as a Group.................................................................    320,000
All Non-Executive Officer Employees as a Group.........................................................    168,330

------------------------
(1) See "EXECUTIVE COMPENSATION -- Compensation of Senior Executives Following the Acquisition" for a description of certain additional equity-based compensation expected to be granted under the Incentive Stock Plan if the Acquisition is consummated and the Incentive Stock Plan is approved by stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE INCENTIVE STOCK PLAN.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On February 2, 1994, Rodney P. Jenks, Jr. became an employee of Hexcel and on March 11, 1994, he became Vice President, General Counsel and Secretary of Hexcel. Prior to becoming an employee of Hexcel, Mr. Jenks was a partner in the law firm of Wendel, Rosen, Black & Dean ("Wendel, Rosen"), which, during 1995, provided legal services to Hexcel for which it was paid $293,002 (some of which was paid in respect of services rendered in 1994). Upon becoming an employee of Hexcel, Mr. Jenks resigned as a partner and currently serves as counsel to the law firm. In the first quarter of 1996, Mr. Jenks expects to return to Wendel, Rosen as a partner. Wendel, Rosen currently provides limited legal services to Hexcel and is expected to continue to provide such services to Hexcel after Mr. Jenks returns to the firm.

    UniRock Management Corporation ("UniRock") was a strategic planning consultant to Hexcel. Franklin S. Wimer, a director of Hexcel and chairman of the Audit Committee, is a principal of UniRock. Hexcel paid $458,954 to UniRock in 1995 for consulting services rendered during 1994 and 1995, which amount includes a success fee of $291,721 which was earned by UniRock during Hexcel's bankruptcy reorganization.

    Marcus Montgomery Wolfson P.C. ("MMW") was counsel to the Equity Committee. From 1993 until October 1995, Peter D. Wolfson was a member of MMW. Pursuant to the federal bankruptcy laws and by order of the Bankruptcy Court, MMW was paid $603,675 in 1995 for services rendered during 1994 and 1995.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires Hexcel's directors and executive officers, and persons who own more than ten percent of a registered class of Hexcel's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Hexcel Common Stock and other equity securities of Hexcel. Executive officers, directors, and greater than ten percent stockholders are required by Commission regulation to furnish Hexcel with copies of all Section 16(a) forms they file. To Hexcel's knowledge, based solely on review of the copies of such reports furnished to Hexcel and written representations that no other reports were required, for the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent stockholders were complied with (other than a Form 3 relating to the Hexcel Shares that was inadvertently filed late by Ciba on October 23, 1995).

                         RATIFICATION OF APPOINTMENT OF
                         HEXCEL'S INDEPENDENT AUDITORS

    The Board of Directors of Hexcel has appointed Deloitte & Touche LLP to act as independent auditors for Hexcel and its consolidated subsidiaries for the fiscal year ended December 31, 1995. Deloitte & Touche LLP has been Hexcel's independent auditors for the last three fiscal years and has advised Hexcel that the firm does not have any direct or indirect financial interest in Hexcel or any of its subsidiaries, nor has such firm had any such interest in connection with Hexcel during the past five years other than its capacity as Hexcel's independent auditors. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and will be available to answer appropriate questions from stockholders.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS HEXCEL'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the management of Hexcel does not know of any other matters to be presented for action by the stockholders at the Annual Meeting. However, if any other matters not known are brought before the Annual Meeting, proxies will be voted at the discretion of the proxy holders according to their discretion and best judgment.

                             STOCKHOLDER PROPOSALS

    Hexcel expects to hold its next Annual Meeting of Stockholders in May 1996. Any proposal that a Hexcel stockholder intends to present at such Annual Meeting of Stockholders must be submitted to the Secretary of Hexcel at its principal executive offices a reasonable time prior to Hexcel's solicitation of proxies for such meeting in order to be considered for inclusion in the proxy statement relating thereto.

                         INDEX TO FINANCIAL STATEMENTS
                        COMBINED FINANCIAL STATEMENTS OF
                          THE CIBA COMPOSITES BUSINESS

                                                                                                               PAGE
                                                                                                             ---------
Report of Independent Accountants..........................................................................        F-2
Combined Balance Sheets -- September 30, 1995 (unaudited), December 31,
 1994 and 1993.............................................................................................        F-3
Combined Statements of Operations -- For the Nine Months Ended September 30, 1995 and 1994 (unaudited) and
 for the Years Ended December 31, 1994 and 1993............................................................        F-4
Combined Statements of Owner's Equity -- For the Nine Months Ended September 30, 1995 (unaudited) and for
 the Years Ended December 31, 1994 and 1993................................................................        F-5
Combined Statements of Cash Flows -- For the Nine Months Ended September 30, 1995 and 1994 (unaudited) and
 for the Years Ended December 31, 1994 and 1993............................................................        F-6
Notes to Combined Financial Statements, December 31, 1994 and 1993.........................................        F-7
Notes to Combined Financial Statements, September 30, 1995 (unaudited).....................................       F-19

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Ciba-Geigy Limited

    We have audited the accompanying combined balance sheets of Ciba Composites (a division of Ciba-Geigy Limited) as of December 31, 1994 and 1993, and the related combined statements of operations, owner's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Ciba Composites as of December 31, 1994 and 1993, and the combined results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


    As discussed in Note 10 to the combined financial statements, in 1993, the U.S. Group Company changed its methods of accounting for postretirement benefits other than pensions and for postemployment benefits.

/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

Newport Beach, California
August 17, 1995

                                CIBA COMPOSITES
                       (A DIVISION OF CIBA-GEIGY LIMITED)
                            COMBINED BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)

                                    ASSETS:

                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1994         1993
                                                                           SEPTEMBER 30,  -----------  -----------
                                                                               1995
                                                                           -------------
                                                                            (UNAUDITED)
Current assets:
  Cash...................................................................   $     4,528   $     7,990  $     5,467
  Accounts receivable, net of allowance for doubtful accounts of $1,905,
   $3,378 and $3,078 in 1995, 1994 and 1993, respectively................        68,592        53,024       44,447
  Inventories............................................................        68,067        66,672       63,280
  Prepaid expenses and other current assets..............................         7,171         9,327        8,058
                                                                           -------------  -----------  -----------
    Total current assets.................................................       148,358       137,013      121,252
Property, plant and equipment, net.......................................       155,916       161,153      171,739
Intangibles, net of accumulated amortization of $18,966 and $15,878 and
 $32,784 in 1995, 1994 and 1993, respectively............................        46,053        49,143       59,348
Other assets.............................................................         4,547         5,111        9,945
                                                                           -------------  -----------  -----------
    Total assets.........................................................   $   354,874   $   352,420  $   362,284
                                                                           -------------  -----------  -----------
                                                                           -------------  -----------  -----------

                                         LIABILITIES AND OWNER'S EQUITY:
Current liabilities:
  Accounts payable.......................................................   $    32,686   $    29,249  $    26,179
  Accrued liabilities....................................................        22,714        25,050       18,658
  Short-term debt........................................................         1,626         2,730        4,473
  Short-term debt due to affiliates......................................        10,250         5,302       11,128
  Current portion of long-term debt......................................           230           487        2,298
  Current portion of obligations under capital leases....................           435           348          275
                                                                           -------------  -----------  -----------
    Total current liabilities............................................        67,941        63,166       63,011
Long-term debt...........................................................         1,358         1,775        1,913
Long-term debt due to affiliates.........................................         9,462        37,493       34,581
Long-term capital lease obligations......................................         4,435         4,372        4,100
Other long-term liabilities..............................................        14,449        14,430       13,912
                                                                           -------------  -----------  -----------
    Total liabilities....................................................        97,645       121,236      117,517
                                                                           -------------  -----------  -----------
Commitments and contingencies
Minority interest........................................................         7,585         5,048        3,676
                                                                           -------------  -----------  -----------
Owner's equity:
  Invested capital.......................................................       249,644       226,136      241,091
                                                                           -------------  -----------  -----------
    Total liabilities and owner's equity.................................   $   354,874   $   352,420  $   362,284
                                                                           -------------  -----------  -----------
                                                                           -------------  -----------  -----------

    The accompanying notes are an integral part of these combined financial statements.

                                CIBA COMPOSITES
                       (A DIVISION OF CIBA-GEIGY LIMITED)
                       COMBINED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                                                   NINE MONTHS ENDED            YEARS ENDED
                                                                     SEPTEMBER 30,              DECEMBER 31,
                                                                ------------------------  ------------------------
                                                                   1995         1994         1994         1993
                                                                -----------  -----------  -----------  -----------
                                                                      (UNAUDITED)
Net sales.....................................................  $   252,310  $   209,927  $   292,611  $   271,258
Cost of sales.................................................      207,767      179,570      249,717      244,247
                                                                -----------  -----------  -----------  -----------
    Gross profit..............................................       44,543       30,357       42,894       27,011
                                                                -----------  -----------  -----------  -----------
Operating (income) expenses:
  Selling, general and administrative expenses................       34,207       32,958       45,515       47,804
  Research and development expense............................        7,158        5,375        7,902        5,909
  Amortization and write-downs of purchased intangibles.......        3,090        3,842       10,219        5,734
  Restructuring expense.......................................        2,300                     1,600        7,722
  Gain on sale of facility....................................                                 (2,700)
  Other, net..................................................          936          364         (279)         241
                                                                -----------  -----------  -----------  -----------
    Total operating expenses..................................       47,691       42,539       62,257       67,410
                                                                -----------  -----------  -----------  -----------
    Operating loss............................................        3,148       12,182       19,363       40,399
Other expense:
  Interest expense............................................          740          961        1,193        2,236
  Minority interest...........................................        1,220          808          891          245
                                                                -----------  -----------  -----------  -----------
    Loss before income taxes and cumulative effect of
     accounting changes.......................................        5,108       13,951       21,447       42,880
Provision (benefit) for income taxes..........................        3,898        2,134        2,843         (962)
                                                                -----------  -----------  -----------  -----------
    Loss before cumulative effect of accounting changes.......        9,006       16,085       24,290       41,918
Cumulative effect of accounting changes.......................                                               7,077
                                                                -----------  -----------  -----------  -----------
    Net loss..................................................  $     9,006  $    16,085  $    24,290  $    48,995
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------

    The accompanying notes are an integral part of these combined financial statements.

                                CIBA COMPOSITES
                       (A DIVISION OF CIBA-GEIGY LIMITED)
                     COMBINED STATEMENTS OF OWNER'S EQUITY
                NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                   AND YEARS ENDED DECEMBER 31, 1994 AND 1993
                           (IN THOUSANDS OF DOLLARS)

Balance, December 31, 1992.......................................................  $ 294,364
Capital distributions, net.......................................................     (1,547)
Translation adjustments..........................................................     (2,731)
    Net loss.....................................................................    (48,995)
                                                                                   ---------
Balance, December 31, 1993.......................................................    241,091
Capital contributions, net.......................................................      4,676
Translation adjustments..........................................................      4,659
    Net loss.....................................................................    (24,290)
                                                                                   ---------
Balance, December 31, 1994.......................................................    226,136
Capital contributions, net (unaudited)...........................................     30,714
Translation adjustments (unaudited)..............................................      1,800
    Net loss (unaudited).........................................................     (9,006)
                                                                                   ---------
Balance, September 30, 1995 (unaudited)..........................................  $ 249,644
                                                                                   ---------
                                                                                   ---------

    The accompanying notes are an integral part of these combined financial statements.

                                CIBA COMPOSITES
                       (A DIVISION OF CIBA-GEIGY LIMITED)
                       COMBINED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                                     NINE MONTHS ENDED          YEARS ENDED
                                                                       SEPTEMBER 30,            DECEMBER 31,
                                                                   ----------------------  ----------------------
                                                                      1995        1994        1994        1993
                                                                   ----------  ----------  ----------  ----------
                                                                        (UNAUDITED)
Net loss
Adjustments to reconcile net loss to net cash provided by
 operating activities:...........................................  $   (9,006) $  (16,085) $  (24,290) $  (48,995)
  Cumulative effect of accounting changes........................                                           7,077
  Depreciation...................................................      11,165      11,477      15,866      19,961
  Amortization and write-downs of purchased intangibles..........       3,090       3,842      10,221       5,737
  Minority interest..............................................       1,220         808         891         245
  Restructuring provisions and write-downs of property, plant and
   equipment.....................................................       2,386       2,194       3,924         604
  Gain on sale of facility.......................................                              (2,700)
  Changes in assets and liabilities, net of effects from
   acquisition:
    (Increase) decrease in trade receivables.....................     (13,617)    (12,686)     (6,009)     16,128
    (Increase) decrease in inventories...........................         441      (7,094)      1,272      10,025
    (Increase) decrease in prepaid expenses and other current
     assets......................................................       1,877       1,479        (776)      3,197
    Decrease in other long-term assets...........................         525       3,077       3,739       3,585
    Increase (decrease) in accounts payable......................        (283)     (1,216)      3,820         178
    Increase (decrease) in accrued liabilities...................      (4,778)      2,497       4,248       1,061
    Increase (decrease) in other long-term liabilities...........       2,192       1,636       1,265      (3,450)
                                                                   ----------  ----------  ----------  ----------
      Net cash provided (used) by operating activities...........      (4,788)    (10,071)     11,471      15,353
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
Cash flows from investing activities:
  Proceeds from sale of property, plant and equipment............         405         262       8,518         576
  Purchases of property, plant and equipment.....................      (7,695)     (4,272)     (7,685)    (12,280)
  Acquisition of business........................................                  (4,600)     (4,680)
                                                                   ----------  ----------  ----------  ----------
      Net cash used by investing activities......................      (7,290)     (8,610)     (3,847)    (11,704)
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
Cash flows from financing activities:
  Proceeds from borrowings.......................................       7,800                      56       4,288
  Payments on borrowings.........................................     (34,522)     (7,435)    (10,415)     (3,636)
  Equity contributions (distributions)...........................      34,802      22,786       4,676      (1,547)
                                                                   ----------  ----------  ----------  ----------
      Net cash provided (used) by financing activities...........       8,080      15,351      (5,683)       (895)
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
Effect of exchange rate changes on cash..........................         536         421         582        (263)
                                                                   ----------  ----------  ----------  ----------
      Net change in cash.........................................      (3,462)     (2,909)      2,523       2,491
Cash at beginning of period......................................       7,990       5,467       5,467       2,976
                                                                   ----------  ----------  ----------  ----------
Cash at end of period............................................  $    4,528  $    2,558  $    7,990  $    5,467
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
Cash paid (received) during the year for:
  Income taxes...................................................                          $      (69) $      517
                                                                                           ----------  ----------
                                                                                           ----------  ----------
  Interest.......................................................                          $    1,595  $    2,289
                                                                                           ----------  ----------
                                                                                           ----------  ----------

    The accompanying notes are an integral part of these combined financial statements.

                                CIBA COMPOSITES
                       (A DIVISION OF CIBA-GEIGY LIMITED)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993
                           (IN THOUSANDS OF DOLLARS)

1.  BASIS OF PRESENTATION:
    The accompanying financial statements include the combined worldwide accounts of the Ciba Composites Division (the "Division") of Ciba-Geigy Limited (the "Parent" or "Owner"), a publicly-traded company based in Switzerland. The financial statements include the accounts of (1) corporate entities wholly or majority-owned indirectly by the Parent (principally in France, Austria and Italy) and (2) divisional accounts which have historically operated as business units of wholly-owned, multi-product line subsidiaries of the Parent (the "Group Companies"), principally in the United States, United Kingdom, South Africa and Germany. The minority interest represents a third party's 49.0% ownership of the Austrian corporate entity.

    The Division's primary business is manufacturing, marketing, and distributing composite materials, including prepregs, fabrics, honeycomb and fabricated structural interiors, panels, and parts for the commercial aerospace industry.

    The Division's financial statements include the assets, liabilities, revenues and expenses which are specifically identifiable with the Division, as well as certain allocated expenses for services that have historically been performed by the corporate headquarters of the Group Companies. These expenses are allocated using various methods dependent upon the nature of the service. The Division's management believes that these allocations are based on assumptions that are reasonable under the circumstances; however, these allocations are not necessarily indicative of the costs and expenses that would have resulted if the Division had been operated as a separate entity.

    The net cash position of certain of the Group Companies has been managed through a centralized treasury system. Accordingly, transfers of cash within the treasury system are recorded through intercompany accounts, which are reflected as a component of Owner's Equity in the accompanying balance sheets. In addition, intercompany balances arising from purchase and sale transactions with other Parent affiliates and allocated charges for services have been treated as the equivalent of cash transactions in the accompanying financial statements and are included as a component of Owner's Equity. There is no direct interest cost allocation to the Division with respect to Group Company borrowings, and accordingly, the Statements of Operations do not include any allocated financing costs. Debt payable to third parties and affiliates outside of the Division, and related interest expense, is reflected in accordance with their terms.

    All   significant  transactions  within  the  combined  Division  have  been eliminated.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    FISCAL YEAR:

    The U.S. Group Company's fiscal years consist of a fifty-two or fifty-three week period, ending the last Friday of December. The 1994 and 1993 fiscal years consisted of a fifty-two and fifty-three week period, respectively for the U.S. Group Company. The remaining Division's entities have fiscal years ending December 31. For purposes of financial statement presentation, all fiscal year-ends are referred to as December 31.

    INVENTORIES:

    Inventories are stated at the lower of cost or market. Cost is determined using various methods including average cost and the first-in, first-out (FIFO) basis.

Continued

                                CIBA COMPOSITES
                       (A DIVISION OF CIBA-GEIGY LIMITED)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1994 AND 1993
                           (IN THOUSANDS OF DOLLARS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment are stated at cost. Depreciation is determined using the straight-line method applied over the estimated useful lives of the respective assets, which range from 3 to 50 years. It is the Division's policy to periodically review the estimated lives of assets and, where appropriate, revise the estimated lives to reflect technological changes in the industry.

    Upon sale or retirement of depreciable assets, the cost and related accumulated depreciation are removed from the accounts and any resultant gain or loss is included in operations.

    INTANGIBLES:

    The  excess  of cost  over  the fair  value  of net  assets  (goodwill), and identifiable intangible assets of acquired companies is being amortized on a straight-line basis over a forty-year period. Identifiable intangible assets are capitalized at acquisition and are amortized on a straight-line basis over their estimated useful lives, ranging from twelve to forty years. The Division evaluates the realizability of intangibles based upon the projected, undiscounted net cash flows related to the intangibles. The Division recorded an impairment loss of $5,097 in 1994 for certain identifiable intangibles which consisted of contracted manufacturing programs. The loss was measured using projected discounted cash flows and is included in "Amortization and write-downs of purchased intangibles" in the Combined Statements of Operations.

    REVENUE RECOGNITION:

    Revenue is recognized at the time products are shipped.

    INCOME TAXES:

    Income taxes are calculated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". This statement requires that deferred income taxes reflect the impact of temporary differences in bases of assets and liabilities recognized for financial reporting purposes and amounts recognized for tax purposes.

    TRANSLATION OF FOREIGN CURRENCIES:

    The functional currency in all significant foreign locations is considered to be the local currency. The translation of the applicable foreign currencies into U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using an average exchange rate during the year. Gains or losses resulting from translation are reflected in Owner's equity. Aggregate foreign currency transaction gains and losses are included in determining results from operations.

3.  RESTRUCTURING EXPENSE AND GAIN ON SALE OF FACILITY:
    In 1994 and 1993, the Division incurred approximately $1,600 and $7,700, respectively, in restructuring charges. These charges are primarily due to the consolidation of certain facilities and consisted principally of personnel related expenses and the costs of consolidating these facilities.

    In December 1994, the Division sold its Miami, Florida facility for $8,000 in cash resulting in a net gain of approximately $2,700 which is included as such in the accompanying Statement of Operations.

Continued

                                CIBA COMPOSITES
                       (A DIVISION OF CIBA-GEIGY LIMITED)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1994 AND 1993
                           (IN THOUSANDS OF DOLLARS)

4.  ACQUISITIONS:
    In August 1994, the Division acquired certain assets and customer contracts from a British Petroleum Chemicals Division for total consideration of approximately $4,700. The revenues and results of operations of the acquired business are not significant and are included in the Combined Statements of Operations from the date of acquisition.

5.  INVENTORIES:
    The components of inventories are as follows:

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1994       1993
                                                                                ---------  ---------
Raw materials.................................................................  $  20,523  $  19,532
Work-in-process...............................................................     41,492     38,306
Finished goods................................................................      4,657      5,442
                                                                                ---------  ---------
    Total.....................................................................  $  66,672  $  63,280
                                                                                ---------  ---------
                                                                                ---------  ---------

6.  PROPERTY, PLANT AND EQUIPMENT:
    Property, plant and equipment consist of the following:

                                                                                   DECEMBER 31,
                                                                             ------------------------
                                                                                1994         1993
                                                                             -----------  -----------
Land.......................................................................  $    15,150  $    14,979
Buildings and improvements.................................................       93,020       93,312
Buildings and equipment under capital leases...............................        5,776        5,036
Machinery and equipment....................................................      154,940      157,679
Construction in progress...................................................        1,210        3,536
                                                                             -----------  -----------
                                                                                 270,096      274,542
Less, accumulated depreciation and amortization............................      108,943      102,803
                                                                             -----------  -----------
                                                                             $   161,153  $   171,739
                                                                             -----------  -----------
                                                                             -----------  -----------

7.  INTANGIBLES:
    Intangibles consist of the following:

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1994       1993
                                                                                ---------  ---------
Contracted manufacturing programs.............................................  $  20,779  $  47,890
Customer relationships........................................................     25,237     25,237
Goodwill......................................................................     19,005     19,005
                                                                                ---------  ---------
                                                                                   65,021     92,132
Less, accumulated amortization................................................     15,878     32,784
                                                                                ---------  ---------
                                                                                $  49,143  $  59,348
                                                                                ---------  ---------
                                                                                ---------  ---------

Continued

                                CIBA COMPOSITES
                       (A DIVISION OF CIBA-GEIGY LIMITED)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1994 AND 1993
                           (IN THOUSANDS OF DOLLARS)

7.  INTANGIBLES (CONTINUED)
    Intangible assets arose principally from the acquisition of Reliable Manufacturing Co. in 1979 (goodwill of $3,285) and Heath Tecna Aerospace Co. in 1988. Changes in contracted manufacturing programs in 1994 resulted from an impairment writedown of $5,097 due to reductions in aircraft build rates and a corresponding adjustment of cost and accumulated amortization of $22,014.

8.  DEBT:
    Short-term debt includes commercial paper, bank overdrafts, loans and other short-term debt outstanding in Europe with maturities of one year or less. Interest rates for this debt ranged from approximately 5.7%-8.6% in 1994 and 6.8%-12.0% in 1993.

    Short-term debt due to affiliates consists of a noninterest bearing overdraft facility at one of the Division's operating units.

    Long-term debt consists of the following:

                                                                                      DECEMBER 31,
                                                                                  --------------------
                                                                                    1994       1993
                                                                                  ---------  ---------
Mortgage payable in quarterly installments at an interest rate of 6.5% and due
 in 1999........................................................................  $     684  $     811
Other...........................................................................      1,578      3,400
                                                                                  ---------  ---------
                                                                                      2,262      4,211
Less, current portion...........................................................        487      2,298
                                                                                  ---------  ---------
    Long-term debt..............................................................  $   1,775  $   1,913
                                                                                  ---------  ---------
                                                                                  ---------  ---------

    Long-term debt to affiliates consists of the following:

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1994       1993
                                                                                ---------  ---------
Loans payable, due in 1998, at floating interest rates based on the six-month
 French LIBOR rate............................................................  $   8,697  $   7,870
Loan payable, with no stated maturity date or interest rate...................      4,317      4,067
Loan payable, with no stated maturity date, at a floating interest rate based
 on the three-month Italian LIBOR rate........................................      2,175      1,553
Advances from affiliate, with no stated maturity date or interest rate........     22,304     21,091
                                                                                ---------  ---------
    Long-term debt to affiliates..............................................  $  37,493  $  34,581
                                                                                ---------  ---------
                                                                                ---------  ---------

    The six-month and three-month LIBOR rates at December 31, 1994 were 6.6% and 9.1%, respectively.

Continued

                                CIBA COMPOSITES
                       (A DIVISION OF CIBA-GEIGY LIMITED)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1994 AND 1993
                           (IN THOUSANDS OF DOLLARS)

8.  DEBT (CONTINUED)
    Aggregate maturities of Long-term debt at December 31, 1994 are as follows:

                                                                                 AFFILIATES   OTHER
                                                                                 ---------  ---------
1995...........................................................................             $     487
1996...........................................................................                   835
1997...........................................................................                   322
1998...........................................................................  $   8,697        340
1999...........................................................................                   164
2000 and beyond................................................................     28,796        114
                                                                                 ---------  ---------
                                                                                 $  37,493  $   2,262
                                                                                 ---------  ---------
                                                                                 ---------  ---------

9.  EMPLOYEE BENEFITS:
    Approximately 20% of the United States employees participate in a separate trusteed pension plan (the "U.S. Plan"). The U.S. Plan is a noncontributory defined benefit pension plan covering certain salaried employees. Benefits are based on employees' years of service and average of the highest consecutive five years' compensation in the ten years before retirement. The U.S. Group Company's funding policy is to make the minimum annual contribution required by applicable regulators.

    Net periodic pension cost for 1994 and 1993, for the U.S. Plan described above, includes the following:

                                                                                    1994       1993
                                                                                  ---------  ---------
Service cost -- benefits earned during the period...............................  $     706  $     518
Interest cost on projected benefit obligation...................................        561        547
Actual return on plan assets....................................................         (5)    (1,022)
Net amortization and deferral...................................................       (639)       445
                                                                                  ---------  ---------
    Net periodic pension cost...................................................  $     623  $     488
                                                                                  ---------  ---------
                                                                                  ---------  ---------

Continued

                                CIBA COMPOSITES
                       (A DIVISION OF CIBA-GEIGY LIMITED)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1994 AND 1993
                           (IN THOUSANDS OF DOLLARS)

9.  EMPLOYEE BENEFITS (CONTINUED)
    The actuarial present value of benefit obligations and funded status of the U.S. Plan as of December 31, 1994 and 1993 are as follows:

                                                                                    1994       1993
                                                                                  ---------  ---------
Benefit obligations:
  Vested benefits...............................................................  $   4,956  $   6,512
  Non-vested benefits...........................................................        288        416
                                                                                  ---------  ---------
                                                                                      5,244      6,928
Projected compensation increases................................................      2,002      1,558
                                                                                  ---------  ---------
Projected benefit obligation....................................................      7,246      8,486
Plan assets at fair value.......................................................      7,332      7,400
                                                                                  ---------  ---------
    Plan assets in excess of (less than) projected benefit obligation...........         86     (1,086)
Unrecognized prior service cost.................................................        200        214
Unrecognized net (loss) gain....................................................       (724)       932
                                                                                  ---------  ---------
    Pension (liability) asset...................................................  $    (438) $      60
                                                                                  ---------  ---------
                                                                                  ---------  ---------

    Assumptions used in developing the projected benefit obligation were as follows:

                                                                                       1994         1993
                                                                                    -----------  -----------
Discount rate.....................................................................       8.50%        7.25%
Rate of increase in compensation..................................................       5.50%        5.50%
Expected long-term rate of return on plan assets..................................       9.00%        9.00%

    The majority of the remaining employees participate in various multi-employer pension plans. These plans include various pension plans sponsored by Group Companies and are accounted for as multi-employer plans. Accordingly, the Combined Statements of Operations include an allocation of $2,502 and $3,414 in 1994 and 1993, respectively, for the costs associated with the employees who participate in such plans. Included in the costs for 1994 is a curtailment gain of $600 related to the sale of the Miami facility.

    Additionally, no assets and liabilities have been reflected in the Combined Balance Sheets related to the various multi-employer pension plans since it is not practicable to segregate these amounts.

    The Division also has an Investment Savings Plan for U.S. employees. Division contributions to the plan were approximately $450 and $477 during 1994 and 1993, respectively.

10. POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS OTHER THAN PENSIONS:
    The Division has various postretirement plans that provide healthcare benefits to retired salaried and hourly employees and their dependents. Certain of these plans require employee contributions at varying rates. Not all employees are eligible to receive benefits, with eligibility depending on the plan in effect at a particular location.

    Total postretirement benefit expense of $164 and $813 is included in the Combined Statement of Operations for 1994 and 1993, respectively. Included in the expense for 1994 is a curtailment gain of

Continued

                                CIBA COMPOSITES
                       (A DIVISION OF CIBA-GEIGY LIMITED)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1994 AND 1993
                           (IN THOUSANDS OF DOLLARS)

10. POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS OTHER THAN PENSIONS (CONTINUED) $318 related to the sale of the Miami facility. Assets and liabilities have not been reflected in the Combined Balance Sheets relating to Group Company plans, as it is not practical to segregate these amounts.

    Effective January 1, 1993, the U.S. Group Company changed its method of accounting for postretirement benefits other than pensions from the pay-as-you-go method to the accrual method as required by Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("SFAS No. 106"). This standard requires the accrual of the expected costs of postretirement medical and other nonpension benefits during an employee's period of service. Similar accounting methods were adopted by other Division entities prior to 1993.

    The cumulative effect of adopting SFAS No. 106 as of January 1, 1993, resulted in a charge of $6,006 to 1993 earnings, with no related income tax benefit. The effect of the change on the 1993 loss before income taxes was an increase, additional expense, of approximately $422.

    Effective January 1, 1993, the U.S. Group Company also elected to adopt Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("SFAS No. 112"). SFAS No. 112 establishes accounting standards for employers who provide certain benefits to former or inactive employees after employment but before retirement.

    Previously, postemployment benefits, for the U.S. Group Company, were recognized on the pay-as-you-go method. The cumulative effect of the change in accounting for postemployment benefits was $1,071, which represented the unfunded accumulated postemployment benefit obligations as of January 1, 1993. There was no related income tax benefit in connection with the election. The effect of the change on the 1993 loss before income taxes was an increase of approximately $33. Similar accounting methods were adopted by other Division entities prior to 1993. Total postemployment benefit expense was $778 and $154 for 1994 and 1993, respectively.

11. INCOME TAXES:
    For purposes of the Combined Statements of Operations, income taxes have been provided on a stand-alone basis, as if the Division was a separate taxable entity.

    The effective income tax provision (benefit) rate on the loss before income taxes differed from the United States federal statutory rate for the following:

                                                                                FOR THE YEARS ENDED
                                                                                   DECEMBER 31,
                                                                               ---------------------
                                                                                 1994        1993
                                                                               ---------  ----------
Benefit at the U.S. federal statutory rate...................................  $  (9,096) $  (13,873)
Tax effect of net operating losses not recognized............................      8,606      13,411
Foreign tax (benefit)........................................................      2,843        (962)
Goodwill amortization........................................................        442         442
Other........................................................................         48          20
                                                                               ---------  ----------
    Provision (benefit) for income taxes.....................................  $   2,843  $     (962)
                                                                               ---------  ----------
                                                                               ---------  ----------

Continued

                                CIBA COMPOSITES
                       (A DIVISION OF CIBA-GEIGY LIMITED)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1994 AND 1993
                           (IN THOUSANDS OF DOLLARS)

11. INCOME TAXES (CONTINUED)
    The tax effects of temporary differences which gave rise to deferred income tax assets and liabilities consisted of the following:

                                                                                   DECEMBER 31,
                                                                              ----------------------
                                                                                 1994        1993
                                                                              ----------  ----------
Deferred income tax assets:
  Postretirement/postemployment benefits....................................  $    3,023  $    2,975
  Environmental reserve.....................................................       1,746       1,829
  Intangibles...............................................................         679
  Restructuring reserve.....................................................         625
  Inventory reserve.........................................................         621         714
  Other reserves............................................................       2,207       2,126
  Net operating losses......................................................      87,163      83,269
                                                                              ----------  ----------
    Total deferred income tax assets........................................      96,064      90,913
                                                                              ----------  ----------
Deferred income tax liabilities:
  Depreciation..............................................................     (11,560)    (13,197)
  Intangibles...............................................................                  (1,570)
  Revenue recognition.......................................................      (5,106)     (6,048)
                                                                              ----------  ----------
    Total deferred income tax liabilities...................................     (16,666)    (20,815)
                                                                              ----------  ----------
    Subtotal................................................................      79,398      70,098
  Valuation allowance.......................................................     (79,541)    (68,781)
                                                                              ----------  ----------
    Net deferred income tax (liability) asset...............................  $     (143) $    1,317
                                                                              ----------  ----------
                                                                              ----------  ----------

    Deferred income tax assets of $1,391 and $2,623 at December 31, 1994 and 1993, respectively, are included in other assets in the Combined Balance Sheets.

    Deferred income tax liabilities of $1,534 and $1,306 at December 31, 1994 and 1993, respectively, are included in other long-term liabilities in the Combined Balance Sheets.

    Operating loss carryforwards of non-corporate Divisional entities (principally the United States of approximately $217 million) have generally been utilized to offset Group Company taxable income in the year incurred. However, for purposes of these combined financial statements, the tax effect of such operating loss carryforwards have been reflected as deferred tax assets with related valuation allowances, based upon management's assessment of the Division's likelihood of realizing the benefit of such operating loss carryforwards through future stand-alone taxable income.

    The Division has net operating loss carryforwards, of which approximately $4,800, $1,400 and $200 are available to offset certain future taxable income in Italy, France and Austria, respectively.

Continued

                                CIBA COMPOSITES
                       (A DIVISION OF CIBA-GEIGY LIMITED)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1994 AND 1993
                           (IN THOUSANDS OF DOLLARS)

11. INCOME TAXES (CONTINUED)
    These operating loss carryforwards expire as follows:

1996.......................................................  $     150
1997.......................................................      1,500
1998.......................................................      2,150
1999.......................................................      1,550
Thereafter.................................................      1,050

12. COMMITMENTS AND CONTINGENCIES:

    SELF-INSURANCE:

    The Division is partially self-insured for workers' compensation, general liability and property insurance risks, subject to specific retention levels. Self-insurance costs are accrued based upon the aggregate of the estimated liability for reported claims and estimated liabilities for claims incurred but not reported.

    LITIGATION:

    The Division is involved in legal proceedings which are in various stages of development and involve various uncertainties which can affect the eventual outcome of the issues. While it is difficult to predict what the eventual resolution of these issues will be, the Division believes, on the basis of the facts presently known, that these actions will not have a material adverse effect on the Division's financial condition or results of operations.

    ENVIRONMENTAL COSTS:

    In connection with an acquisition of one of the Division's operating facilities, the Division entered into an agreement with the previous owner whereby the Division agreed to share one-half the operating cost for groundwater treatment and monitoring facilities which had been ordered by regulatory authorities prior to the date of acquisition. The Division's share of annual cost sharing is estimated at $250. While the ultimate period of treatment and monitoring required by regulatory authorities is not determinable, the Division estimated the minimum period at twenty years. The Combined Balance Sheets include reserves of approximately $4,500 and $4,700 as of December 31, 1994 and 1993, respectively, related to these costs. Charges against these reserves totaled approximately $200 and $300 in 1994 and 1993, respectively.

    In the normal course of its business, the Division is subject to environmental regulations in jurisdictions in which the Division has facilities and, accordingly, the Division may be required to incur either remediation or capital improvement costs in the future. Management of the Division believes that the amounts of such costs, if any, will not have a material adverse effect on the Division's financial condition or results of operations.

    LEASE OBLIGATIONS:

    The Division leases certain equipment and facilities under capital leases and noncancelable operating leases expiring at various dated through 2012.

Continued

                                CIBA COMPOSITES
                       (A DIVISION OF CIBA-GEIGY LIMITED)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1994 AND 1993
                           (IN THOUSANDS OF DOLLARS)

12. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Future minimum annual lease payments under such leases are as follows:

                                                                                  CAPITAL    OPERATING
                                                                                  LEASES      LEASES
                                                                                 ---------  -----------
1995...........................................................................  $     670   $   1,685
1996...........................................................................        670       1,477
1997...........................................................................        670         917
1998...........................................................................        337         711
1999...........................................................................        308         561
Thereafter.....................................................................      5,726         281
                                                                                 ---------  -----------
                                                                                     8,381   $   5,632
                                                                                            -----------
                                                                                            -----------
Amounts representing interest..................................................      3,661
                                                                                 ---------
Present value of net minimum lease payments....................................      4,720
    Less, current portion......................................................        348
                                                                                 ---------
    Long-term portion..........................................................  $   4,372
                                                                                 ---------
                                                                                 ---------

    Lease expense was $1,883 and $1,724 in 1994 and 1993, respectively.

    CONCENTRATION OF CREDIT RISK:

    The Division operates in one principal industry segment.

    Substantially all of the Division's business is in the commercial  aerospace
industry.   In  1994  and  1993,  one   customer  accounted  for  20%  and  29%,
respectively, of the net sales of the Division.

    EXCHANGE RATES:

    Certain items included on the Division's Combined Balance Sheets originating from non-U.S. transactions are subject to fluctuations in the applicable exchange rates between the transaction and settlement dates.

                                CIBA COMPOSITES
                       (A Division of Ciba-Geigy Limited)
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
                           December 31, 1994 and 1993
                           (In Thousands of Dollars)

13. SEGMENT INFORMATION:

                                                                                1994         1993
                                                                             -----------  -----------
Net sales:
  United States............................................................  $   139,831  $   136,141
  Europe...................................................................      143,071      127,469
  Other geographic regions.................................................        9,709        7,648
                                                                             -----------  -----------
    Total net sales........................................................  $   292,611  $   271,258
                                                                             -----------  -----------
                                                                             -----------  -----------
Intra-division transfers/sales between geographic areas (eliminated in combination):
  United States............................................................  $     3,702  $     2,077
  Europe...................................................................        9,702        7,782
                                                                             -----------  -----------
    Total intra-divisional transfers/sales.................................  $    13,404  $     9,859
                                                                             -----------  -----------
                                                                             -----------  -----------
Operating loss (income):
  United States............................................................  $    26,940  $    32,766
  Europe...................................................................       (4,684)       8,482
  Other geographic regions.................................................       (2,614)      (1,090)
                                                                             -----------  -----------
    Total operating loss...................................................  $    19,642  $    40,158
                                                                             -----------  -----------
                                                                             -----------  -----------
Identifiable assets:
  United States............................................................  $   199,470  $   222,874
  Europe...................................................................      148,476      135,658
  Other geographic regions.................................................        4,474        3,752
                                                                             -----------  -----------
    Total identifiable assets..............................................  $   352,420  $   362,284
                                                                             -----------  -----------
                                                                             -----------  -----------

    Transfers between geographic areas are recorded at amounts generally above cost. Operating (income) loss consists of total net sales less cost of sales and operating expenses. The United States' operating loss and identifiable assets include certain amounts related to the administration of worldwide Division operations.

    Export sales to unaffiliated customers by geographic area are as follows:

                                                                                  1994       1993
                                                                                ---------  ---------
Europe........................................................................  $  15,639  $  14,225
North America.................................................................      9,946      7,461
Other.........................................................................      6,746      6,123
                                                                                ---------  ---------
                                                                                $  32,331  $  27,809
                                                                                ---------  ---------
                                                                                ---------  ---------

14. RELATED PARTY TRANSACTIONS:
    Certain expenses reflected in the Statements of Operations include allocated amounts of $2,836 and $2,048 in 1994 and 1993, respectively. These charges are principally for legal, human resource, accounting and treasury functions performed for the Division.

Continued

                                CIBA COMPOSITES
                       (A DIVISION OF CIBA-GEIGY LIMITED)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1994 AND 1993
                           (IN THOUSANDS OF DOLLARS)

14. RELATED PARTY TRANSACTIONS: (CONTINUED)
    Through the normal course of business, the Division conducts transactions with affiliates. Such transactions in 1994 and 1993 are summarized as follows:

                                                                                  1994       1993
                                                                                ---------  ---------
Purchases of products.........................................................  $  12,212  $  10,816
Interest expense, net.........................................................        810      1,471
Other expense (income)........................................................        541       (147)

    The Division purchases certain raw materials from affiliates at cost. For purposes of the accompanying financial statements, a mark-up above cost was added to such purchases which adjustment increased the loss from operations in 1994 and 1993 by $4,355 and $3,573, respectively.

    The Division has various financing arrangements with affiliates as discussed in Note 8.

                                CIBA COMPOSITES
                       (A DIVISION OF CIBA-GEIGY LIMITED)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995
                           (IN THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION:
    The accompanying financial statements have been prepared from the unaudited worldwide accounts of the Ciba Composites Division (the "Division") of Ciba-Geigy Limited (the "Parent" or "Owner"), a publicly-traded company based in Switzerland. In accordance with generally accepted accounting principles, these statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. All such adjustments are of a normal recurring nature.

    The financial statements include the accounts of (1) corporate entities wholly or majority-owned indirectly by the Parent located in the United Kingdom, France, Austria and Italy and (2) divisional accounts which have historically operated as business units of wholly-owned, multi-product line subsidiaries of the Parent, (the "Group Companies"), principally in the United States, South Africa and Germany. The United Kingdom operation became a corporate entity wholly-owned by the Parent effective July 1995. The minority interest represents a third party's 49.0% ownership of the Austrian corporate entity.

    The Division's primary business is manufacturing, marketing, and distributing composite materials, including prepregs, fabrics, honeycomb and fabricated structural interiors, panels, and parts for the commercial aerospace industry.

    The Division's financial statements include the assets, liabilities, revenues and expenses which are specifically identifiable with the Division, as well as certain allocated expenses for services that have historically been performed by the corporate headquarters of the Group Companies. These expenses are allocated using various methods dependent upon the nature of the service. The Division's management believes that these allocations are based on assumptions that are reasonable under the circumstances; however, these allocations are not necessarily indicative of the costs and expenses that would have resulted if the Division had been operated as a separate entity.

    The net cash position of certain of the Group Companies has been managed through a centralized treasury system. Accordingly, transfers of cash within the treasury system are recorded through intercompany accounts, which are reflected as a component of Owner's equity in the accompanying balance sheets. In addition, intercompany balances arising from purchase and sale transactions with other Parent affiliates and allocated charges for services have been treated as the equivalent of cash transactions in the accompanying financial statements and are included as a component of Owner's equity. There is no direct interest cost allocation to the Division with respect to Group Company borrowings, and accordingly, the Statements of Operations do not include any allocated financing costs. Debt payable to third parties and affiliates outside of the Division, and related interest expense, is reflected in accordance with their terms.

    All  significant  transactions  within  the  combined  Division  have   been
eliminated.

    The results of operations for the nine-month periods ended September 30, 1995 and 1994 are not necessarily indicative of the results that can be expected for a full year.

Continued

                                CIBA COMPOSITES
                       (A DIVISION OF CIBA-GEIGY LIMITED)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 1995
                           (IN THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

2.  INVENTORIES:
    The Components of inventories at September 30, 1995 are as follows:

Raw materials............................................................  $  26,648
Work-in-process..........................................................     36,680
Finished goods...........................................................      4,739
                                                                           ---------
    Total................................................................  $  68,067
                                                                           ---------
                                                                           ---------

3.  RELATED-PARTY TRANSACTIONS:
    As disclosed in Note 1, in July 1995, the Parent contributed the net assets of its United Kingdom Composite Division to a new wholly-owned corporate entity in the United Kingdom. As part of this transaction, debt of the Division owed to affiliates amounting to approximately $22,000 was repaid and approximately $3,900 of fixed assets previously carried on the Division's accounts were transferred to an affiliate of the Division.

    During 1995, long-term debt due to affiliates approximating $6,500 was repaid with a similar amount being borrowed from an affiliate on a short-term basis.

4.  RESTRUCTURING EXPENSE:
    During the nine-month period ended September 30, 1995, the Division provided $2,300 for personnel costs associated with continued workforce reductions.

5.  CONTINGENCIES:

    SELF-INSURANCE:

    The Division is partially self-insured for workers' compensation, general liability and property insurance risks, subject to specific retention levels. Self-insurance costs are accrued based upon the aggregate of the estimated liability for reported claims and estimated liabilities for claims incurred but not reported.

    LITIGATION:

    The Division is involved in legal proceedings which are in various stages of development and involve uncertainties which can affect the eventual outcome of the issues. While it is difficult to predict what the eventual resolution of these issues will be, the Division believes, on the basis of the facts presently known, that these actions will not have a material adverse effect on the Division's financial condition or results of operations.

    ENVIRONMENTAL COSTS:

    In the normal course of its business, the Division is subject to environmental regulations in jurisdictions in which the Division has facilities and, accordingly, the Division may be required to incur either remediation or capital improvement costs in the future. Management of the Division believes that the amounts of such costs, if any, will not have a material adverse effect on the Division's financial condition or results of operations.

Continued

                                CIBA COMPOSITES
                       (A DIVISION OF CIBA-GEIGY LIMITED)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 1995
                           (IN THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

5.  CONTINGENCIES: (CONTINUED)
    EXCHANGE RATES:

    Certain items included on the Division's Combined Balance Sheets originating from non-U.S. transactions are subject to fluctuations in the applicable exchange rates between the transaction and settlement dates.

6.  INCOME TAXES:
    The Division's loss before income taxes generated a provision for income taxes due to certain profitable foreign operations.

7.  SUBSEQUENT EVENT:
    In September 1995, the Parent signed a definitive agreement to combine the Division with Hexcel Corporation. According to the provisions of the agreement, the Parent will receive approximately 49.9% of the combined equity in exchange for the Division. The Parent will also receive additional consideration as part of the transaction. The closing of the transaction is expected in the first quarter of 1996.

                                                                         ANNEX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                     OPINION OF HEXCEL'S FINANCIAL ADVISOR

                             DATED JANUARY 22, 1996


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                                      A-1
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[LOGO]                                                         January 22, 1996


Hexcel Corporation
5794 W. Las Positas Boulevard
Pleasanton, California 94588-8781

Attention:  Mr. John J. Lee
            Chief Executive Officer

Dear Sirs:

We understand that Hexcel Corporation ("Hexcel"), Ciba-Geigy Limited ("Ciba-Geigy") and Ciba-Geigy Corporation have entered into an agreement dated September 29, 1995, as amended as of December 12, 1995 (the "Strategic Alliance Agreement"), pursuant to which Hexcel will acquire Ciba-Geigy's global composites, structures and interiors businesses ("Ciba Composites") from Ciba-Geigy for consideration consisting of newly issued shares constituting 49.9% of Hexcel common stock plus cash and debt securities of approximately $68 million (the "Transaction"). The Transaction is subject to a governance agreement (the "Governance Agreement") and standstill arrangements under which Ciba-Geigy's degree of Board control, voting rights and liquidity are significantly constrained. You have provided us with the proxy statement in substantially the form to be sent to the shareholders of Hexcel (the "Proxy Statement"), which includes the Governance Agreement and the Strategic Alliance Agreement.

You have asked us to render our opinion as to whether the Transaction is fair, from a financial point of view, to the shareholders of Hexcel.

In the course of our analysis for rendering this opinion, we have:

  1.  reviewed the Proxy Statement;

  2. reviewed Hexcel's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1992 through December 31, 1994, and its Quarterly Reports on Form 10-Q for the periods ended April 2, July 2 and October 1, 1995;

  3.  reviewed  certain  operating   and  financial  information,   including
      projections, provided to us by Hexcel management concerning Hexcel's business and prospects;

  4. met with certain members of Hexcel's senior management to discuss its operations, historical financial statements and future prospects, the relative quality of Hexcel's and Ciba Composites' plant and equipment and research and development and the benefits anticipated by Hexcel's management to be realized by Hexcel as a result of the Transaction;

  5. visited Hexcel's facilities in Casa Grande, Arizona; Lyon, France; Pleasanton, California; and Welkenraedt, Belgium;

  6. reviewed Ciba Composites' Audited Financial Statements for the fiscal years ended December 31, 1993 and December 31, 1994, and its Unaudited Financial Statements for the six month period ended June 30 and the three and nine month periods ended September 30, 1995;

  7.  reviewed  certain  operating   and  financial  information,   including
      projections, provided to us by Ciba Composites management relating to Ciba Composites' business and prospects;

  8. met with certain members of Ciba Composites' senior management to discuss its operations, historical financial statements and future prospects;

  9. visited Ciba Composites' facilities in Anaheim, California; Duxford, England; and Decines, France;

 10. reviewed the historical prices and trading volume of the common shares of Hexcel;

 11. reviewed publicly available financial data and stock market performance data of companies which we deemed generally comparable to Hexcel and Ciba Composites;

 12. reviewed certain mergers and acquisitions data within the aerospace and specialty chemicals industries; and

 13. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

In the course of our review, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us by Hexcel and Ciba Composites. With respect to Hexcel's and Ciba Composites' projected financial results and potential synergies which could be achieved upon consummation of the Transaction, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Hexcel and Ciba Composites as to the expected future performance of Hexcel and Ciba Composites, respectively. We have not assumed any responsibility for the information or projections provided to us and we have further relied upon the assurances of the managements of Hexcel and Ciba Composites that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets of Hexcel and Ciba Composites. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

Based on the foregoing, it is our opinion that the Transaction is fair, from a financial point of view, to the shareholders of Hexcel.

We have acted as financial advisor to Hexcel in connection with the Transaction and will receive a fee for such services, payment of a significant portion of which is contingent upon the consummation of the Transaction.


                                          Very truly yours,

                                          BEAR, STEARNS & CO. INC.

                                          By:  /s/ PAUL A. ABECASSIS
                                               Managing Director


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                                                                         ANNEX B
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                          STRATEGIC ALLIANCE AGREEMENT

                                  DATED AS OF

                               SEPTEMBER 29, 1995

                                     AMONG

                              CIBA-GEIGY LIMITED,

                             CIBA-GEIGY CORPORATION

                                      AND

                               HEXCEL CORPORATION

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                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
                                                      ARTICLE I

                                            ESTABLISHMENT OF THE ALLIANCE
SECTION 1.01.        Contribution of Transferred Business.................................................        B-4
SECTION 1.02.        Transferred Business Consideration...................................................        B-6
SECTION 1.03.        Assumption of Certain Liabilities....................................................        B-6
SECTION 1.04.        Allocation of Transferred Business Consideration.....................................        B-7

                                                     ARTICLE II

                                                    THE CLOSINGS
SECTION 2.01.        Closing..............................................................................        B-8
SECTION 2.02.        Transactions To Be Effected at the Closing...........................................        B-8
SECTION 2.03.        The Deferred Closings................................................................        B-9
SECTION 2.04.        Principal Amount of Subordinated Debt................................................        B-9
SECTION 2.05.        Danutec..............................................................................       B-12

                                                     ARTICLE III

                                           REPRESENTATIONS AND WARRANTIES
SECTION 3.01.        Representations and Warranties of Ciba...............................................       B-13
SECTION 3.02.        Representations and Warranties of Hexcel.............................................       B-24

                                                     ARTICLE IV

                                                      COVENANTS
SECTION 4.01.        Conduct of Business..................................................................       B-32
SECTION 4.02.        Access to Information................................................................       B-36
SECTION 4.03.        Legal Requirements...................................................................       B-36
SECTION 4.04.        No Solicitation......................................................................       B-36
SECTION 4.05.        Agreement Regarding Non-Assignable Contracts.........................................       B-37
SECTION 4.06.        Transfer Taxes.......................................................................       B-37
SECTION 4.07.        Use of Names.........................................................................       B-38
SECTION 4.08.        Insurance............................................................................       B-39
SECTION 4.09.        Post-Closing Cooperation.............................................................       B-39
SECTION 4.10.        Bulk Transfer Laws...................................................................       B-41
SECTION 4.11.        Supplies.............................................................................       B-41
SECTION 4.12.        Certain Ancillary Agreements.........................................................       B-41
SECTION 4.13.        Intellectual Property Licenses.......................................................       B-41
SECTION 4.14.        Directors' and Officers' Indemnification.............................................       B-43
SECTION 4.15.        Distribution Agreement...............................................................       B-44
SECTION 4.16.        Local Agreements.....................................................................       B-44
SECTION 4.17.        NYSE Listing.........................................................................       B-44
SECTION 4.18.        Stockholder Approval; Proxy..........................................................       B-44
SECTION 4.19.        New Board of Directors...............................................................       B-45
SECTION 4.20.        Subsequent Agreement Royalty.........................................................       B-45
SECTION 4.21.        Financial and Insurance Expertise....................................................       B-45
SECTION 4.22.        Transfer of Intercompany Debts.......................................................       B-46
SECTION 4.23.        Supplemental Disclosure..............................................................       B-46
SECTION 4.24.        Non-Competition and Related Matters..................................................       B-46

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
                                                                                                              PAGE
                                                                                                            ---------
                                                      ARTICLE V

                                                CONDITIONS PRECEDENT
SECTION 5.01.        Conditions to Each Party's Obligation................................................       B-49
SECTION 5.02.        Conditions to the Obligation of Hexcel...............................................       B-49
SECTION 5.03.        Conditions to the Obligation of Ciba and CGC.........................................       B-50

                                                     ARTICLE VI

                                          TERMINATION, AMENDMENT AND WAIVER
SECTION 6.01.        Termination..........................................................................       B-51
SECTION 6.02.        Amendments and Waivers...............................................................       B-52

                                                     ARTICLE VII

                                                   INDEMNIFICATION
SECTION 7.01.        Indemnification by Ciba..............................................................       B-52
SECTION 7.02.        Indemnification by Hexcel............................................................       B-52
SECTION 7.03.        Losses Net of Insurance, etc.........................................................       B-53
SECTION 7.04.        Termination of Indemnification.......................................................       B-53
SECTION 7.05.        Indemnification Procedures...........................................................       B-53
SECTION 7.06.        Indemnification Procedures for Tax Claims; Tax Returns...............................       B-54
SECTION 7.07.        Adjustment to Transferred Business Consideration.....................................       B-55

                                                    ARTICLE VIII

                                                 GENERAL PROVISIONS
SECTION 8.01.        Notices..............................................................................       B-55
SECTION 8.02.        Interpretation.......................................................................       B-56
SECTION 8.03.        Nonsurvival of Representations and Warranties........................................       B-56
SECTION 8.04.        Severability.........................................................................       B-56
SECTION 8.05.        Counterparts.........................................................................       B-57
SECTION 8.06.        Entire Agreement; No Third Party Beneficiaries.......................................       B-57
SECTION 8.07.        Governing Law........................................................................       B-57
SECTION 8.08.        Consent to Jurisdiction..............................................................       B-57
SECTION 8.09.        Publicity............................................................................       B-57
SECTION 8.10.        Expenses.............................................................................       B-57
SECTION 8.11.        Assignment...........................................................................       B-58


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           STRATEGIC  ALLIANCE AGREEMENT dated as  of September 29, 1995, among CIBA-GEIGY LIMITED, a Swiss corporation ("Ciba"), CIBA-GEIGY CORPORATION, a New York corporation and a wholly-owned subsidiary of Ciba ("CGC"), and HEXCEL CORPORATION, a Delaware corporation ("Hexcel").

    WHEREAS Ciba (directly and indirectly through its Subsidiaries) and Hexcel are each engaged worldwide in the development, manufacture, marketing, sale and distribution of composites, including structures and interiors, fabrics, laminates, prepregs, adhesive films, honeycomb core, sandwich panels and fabricated components (the "Business");

    WHEREAS Ciba and Hexcel each would like to have a continuing interest in the Business;

    WHEREAS Ciba and Hexcel are aware of their respective and complementary strengths in the Business and wish to enhance their respective businesses and view a strategic alliance as an attractive opportunity;

    WHEREAS Hexcel and Ciba will at the Closing (as defined below) enter into an agreement in the form attached hereto as Exhibit A (the "Governance Agreement") with respect to board representation, voting and other matters relating to the relationship between Hexcel and Ciba following the Closing;

    WHEREAS the capitalized terms used herein shall have the meanings specified in Appendix A hereto.

    NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                         ESTABLISHMENT OF THE ALLIANCE

    SECTION 1.01. CONTRIBUTION OF TRANSFERRED BUSINESS. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing Ciba and CGC shall sell, assign, transfer, convey and deliver to Hexcel, in the manner set forth in
Section 2.02, and Hexcel shall purchase and accept from Ciba and CGC good, valid and marketable title in and to the Contributed Shares, and all right, title and interest of Ciba and/or any of its Subsidiaries in and to the other business, properties, assets, goodwill and rights of Ciba and/or any of its Subsidiaries of whatever kind and nature, real or personal, tangible or intangible (including any identifiable and severable portions of the foregoing (financial assets being deemed severable for purposes of this clause)), other than the Excluded Assets, that are owned, held or used by Ciba and/or any of its Subsidiaries on the Closing Date and that relate exclusively or primarily to, arise exclusively or primarily out of or are used exclusively or primarily in connection with, the Transferred Business, but, in the case of such assets that are severable, only to the extent that such assets relate to, arise out of or are used in connection with the Transferred Business (collectively, the "Acquired Assets"), in each instance free and clear of any and all Liens and free of any and all other limitations and restrictions (other than the shares of Brochier, the transfer of which is subject to regulation by the Direction du Tresor and the approval of the Departement de Securite in France) other than Permitted Liens. It is understood and agreed that the following assets are deemed to relate exclusively or primarily to, arise exclusively or primarily out of or be used exclusively or primarily in connection with the Transferred Business:

        (i) the Scheduled Real Property;

        (ii) the Acquired Inventory;

       (iii) the Acquired Equipment;

       (iv) the Accounts Receivable;

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
        (v) the Acquired Intellectual Property;

       (vi) the Acquired Permits;

       (vii) the Acquired Contracts;

      (viii) the Business Tax Returns;

       (ix) the Contributed Shares (other than the Danutec Shares);

        (x) 100% of the equity interest in Danutec (the "Danutec Equity"), if at or prior to the Closing or the Danutec Closing, as the case may be, Ciba and/or its Subsidiaries shall have acquired, pursuant to a Danutec Agreement, the 49% of the Danutec Equity they do not currently own; and

       (xi) the Books and Records.

    (b) Notwithstanding anything herein to the contrary, from and after the Closing, Ciba and each of its Subsidiaries shall retain all their respective right, title and interest in and to, and there shall be excluded from the sale, conveyance, assignment or transfer to Hexcel hereunder, and the Acquired Assets shall not include, the following (collectively, the "Excluded Assets"):

        (i) all rights of Ciba or its Subsidiaries (other than the Divested Subsidiaries) under this Agreement, the Ancillary Agreements and any other agreements, instruments and certificates delivered in connection with this Agreement;

        (ii) copies of all records prepared by Ciba and/or any of its Subsidiaries and counsel and advisors thereto in connection with the sale of the Acquired Assets contemplated hereby;

       (iii) all rights, claims, demands and judgments to the extent relating to, arising out of or used in connection with the Excluded Liabilities;

       (iv) Ciba's Continuing Business;

        (v) the Excluded Contracts;

       (vi) any assets of any employee benefit plan of Ciba and/or its Subsidiaries (other than the Divested Subsidiaries) except such assets of employee benefit plans as are being transferred pursuant to the Employment Matters Agreement or any other Ancillary Agreement;

       (vii) the Income Tax Claims;

      (viii) all Tax Returns of Ciba and/or any of its Subsidiaries (other than the Business Tax Returns);

       (ix) except as provided in Section 4.07, all rights to the Ciba Tradenames or any variations, abbreviations, acronyms or derivations thereof, including any such rights owned by or licensed to any Divested Subsidiary;

        (x) if the Danutec Equity is not transferred to Hexcel and/or its designated Subsidiary or Subsidiaries at Closing, the Danutec Shares and the business and assets of Danutec (until the Danutec Closing, if any, upon consummation of which in accordance with this Agreement, the Danutec Equity and the business and assets of Danutec shall be deemed to be Acquired Assets);

       (xi) the Deferred Assets (until the applicable Deferred Closing, upon consummation of which in accordance with this Agreement and the Distribution Agreement, the applicable Deferred Assets shall be deemed to be Acquired Assets);

       (xii) all assets and properties of Ciba UK (other than assets and properties set forth on Schedule 1.01(b) hereto); and

      (xiii) the Excluded Stock.

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    SECTION 1.02.  TRANSFERRED BUSINESS CONSIDERATION.  In consideration of  the sale, assignment, transfer, conveyance and delivery to Hexcel of the Acquired Assets, and in consideration of establishing an alliance with Ciba, (x) on the Closing Date Hexcel shall assume the Assumed Liabilities, (y) in accordance with Sections 1.04(a) and 2.02(b) on the Closing Date Hexcel shall pay and deliver or cause to be paid and delivered to Ciba and CGC $25 million (the "Cash Price") and the Hexcel Shares and (z) Hexcel shall deliver Subordinated Debt and, if applicable, interest thereon, in each case, as provided in Section 2.04(g) (the amounts in (y) and (z), together with Hexcel's assumption of the Assumed Liabilities, being the "Transferred Business Consideration").

    SECTION 1.03. ASSUMPTION OF CERTAIN LIABILITIES. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, Hexcel shall assume and shall pay, perform and discharge or cause to be paid, performed and discharged when due, all liabilities or obligations whatsoever, whether arising before or after the Closing and whether known or unknown, fixed or contingent (including any identifiable and severable portions of the foregoing (financial liabilities and obligations being deemed severable for purposes of this clause)), other than Excluded Liabilities, relating exclusively or primarily to or arising exclusively or primarily out of the Transferred Business or the Acquired Assets, but, in the case of obligations or liabilities that are severable, only to the extent such liabilities or obligations relate to or arise out of the Transferred Business or the Acquired Assets (the "Assumed Liabilities"). It is understood and agreed that the following liabilities and obligations shall be deemed to relate exclusively or primarily to or arise exclusively or primarily out of the Transferred Business or the Acquired Assets:

        (i) all obligations and liabilities of Ciba or its Subsidiaries under the Acquired Contracts;

        (ii) the Accounts Payable;

       (iii) all obligations and liabilities with respect to any and all products sold or serviced (whether or not under warranty) by the Transferred Business at any time, including obligations and liabilities for and with respect to any refunds, adjustments, allowances, repairs, exchanges, returns and warranty, merchantability, products liability (including with respect to personal injury caused by the use or operation of products sold or serviced by the Transferred Business) and other claims;

       (iv) except as specifically provided otherwise in the UK Agreements, any other Ancillary Agreement or a Danutec Agreement, all obligations and liabilities arising as a result of Ciba or any of its past or present Subsidiaries, or any predecessor in interest thereof, being the owner or occupant of, or the operator of the activities conducted at, the Scheduled Real Property sites at any time, including all obligations and liabilities arising out of any Environmental Law (including those arising under CERCLA or from off-site waste disposal from the Scheduled Real Property sites) and all other obligations or liabilities relating to personal injury or property damage involving the Scheduled Real Property sites;

        (v) except as otherwise provided in the Employment Matters Agreement or any other Ancillary Agreement, all obligations and liabilities relating to employees of the Transferred Business;

       (vi) the Other Tax Liabilities and, to the extent of the amount provided or reserved for or accrued in the balance sheet of the Transferred Business as of the Closing Date, the Income Tax Liabilities of the Divested Subsidiaries (other than Danutec, if the Danutec Equity is not delivered to Hexcel at Closing) (collectively, the "Assumed Tax Liabilities"); and

       (vii) except as provided in any Ancillary Agreement or in Section 1.03(c), all other obligations of the Divested Subsidiaries (other than Danutec, if the Danutec Equity is not delivered to Hexcel at Closing) of any kind, whether arising before or after the Closing and whether known or unknown, fixed or contingent.

    (b) Notwithstanding anything herein to the contrary, Hexcel shall have no liability or obligation hereunder relating to or arising out of the following liabilities and obligations of Ciba and its Subsidiaries, including, if applicable, any such liabilities and obligations of the Divested Subsidiaries (the "Excluded Liabilities"), all of which are excluded from the Assumed Liabilities, shall not be assumed by Hexcel hereunder and shall remain the liabilities and obligations of Ciba and its Subsidiaries (other than the Divested Subsidiaries):

        (i) any obligation or liability relating to or arising out of any of the Excluded Assets to the extent such obligation or liability relates to the Excluded Assets, or the realization of benefits of any of the Excluded Assets;

        (ii) the Income Tax Liabilities other than those described in Section 1.03(a)(vi) (the "Excluded Tax Liabilities");

       (iii) any obligation or liability involving a claim for products liability relating to or arising out of products of the Transferred Business sold prior to the Closing to Ciba or its Subsidiaries, other than products resold by Ciba or its Subsidiaries to third parties (including as a component of another product);

       (iv) any obligation or liability involving a claim for damages caused by asbestos included in or used in the manufacture of products of the Transferred Business that relates to or arises out of products sold or manufactured prior to the Closing;

        (v) any obligation or liability relating to or arising out of an event occurring prior to the Closing Date for which Ciba or any of its Subsidiaries has coverage under the following (i) AAV-- Policy #0015P-5883,
    (ii) Lloyd's of London Policy #576-A7A1018, (iii) Winterthur Policy #3095089, (iv) USAIG Policy #51HL2-1224 and (v) CIGNA--Policy #ATP014520;

       (vi) all liabilities and obligations for which Ciba or CGC has expressly assumed or retained responsibility pursuant to this Agreement or any Ancillary Agreement;

       (vii) all liabilities and obligations relating to the Satellite Personnel (other than as provided in the Distribution Agreement); and

      (viii) any obligations or liabilities relating to or arising out of any employee benefit plan of Ciba and/or its Subsidiaries (other than the Divested Subsidiaries) except such obligations or liabilities as are being transferred pursuant to the Employment Matters Agreement or any Ancillary Agreement.

    (c) Notwithstanding anything herein (including Section 1.03(a)(vii)) or in any agreement relating to the "hive-down" of assets and liabilities (including agreements relating to the Duxford property transfer) by Ciba-Geigy PLC ("Ciba UK") to Composite Materials Limited ("CML") (the "Hive Down Agreements"), (i) the principles set forth in Section 1.03(a) and (b) as to the allocation of particular liabilities among Assumed Liabilities and Excluded Liabilities shall govern the allocation of liabilities between Ciba UK on the one hand and CML on the other hand and (ii) any and all covenants contained herein that provide for the taking of actions by the parties which are intended to give effect to the allocation of liabilities among Assumed Liabilities and Excluded Liabilities shall apply to the allocation of liabilities between Ciba UK on the one hand and CML on the other hand.

    SECTION 1.04.  ALLOCATION OF TRANSFERRED BUSINESS
CONSIDERATION. (a) Schedule 1.04 sets forth the agreed upon allocation of the consideration (the "Allocation Statement").

    (b) The Allocation Statement shall be revised in accordance with applicable law from time to time jointly by the parties hereto to reflect any adjustment of the consideration (i) pursuant to Section 2.04, (ii) as a result of any Deferred Closing or the Danutec Closing or (iii) for Tax purposes.

    (c) Hexcel and CGC shall treat the acquisition of Acquired Assets, including when applicable the Deferred Assets and the Danutec Equity, as an "applicable asset acquisition" under Section 1060 of the Code. CGC shall prepare Form 8594 under Section 1060 of the Code relating to the transactions contemplated by this Agreement based on the Allocation
Statement. Hexcel and CGC shall file, or cause the filing of, such Form with each relevant Taxing Authority.

    (d) Hexcel and Ciba and their respective Subsidiaries shall file and cause to be filed all Tax Returns, and execute such other documents as may be required by any Taxing Authority, in a manner consistent with the Allocation Statement as revised from time to time and shall refrain from taking any position inconsistent with the Allocation Statement as revised from time to time with any Taxing Authority.

                                   ARTICLE II
                                  THE CLOSINGS

    SECTION 2.01. CLOSING. The closing of the sale and transfer of the Acquired Assets and the other transactions contemplated hereby (other than the transactions contemplated to occur at any Deferred Closing or the Danutec Closing) (herein referred to as the "Closing") shall take place at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m. on the second business day following the satisfaction or waiver of the conditions set forth in Article V, or at such other time, date and place as shall be fixed by agreement among the parties hereto.

    SECTION 2.02.  TRANSACTIONS TO BE EFFECTED AT THE CLOSING.  At the Closing:

    (a) Ciba and/or its Subsidiaries shall deliver to Hexcel or its designated Subsidiary or Subsidiaries, in a manner to be agreed upon by the parties in good faith prior to Closing, (i) such appropriately executed and acknowledged (if necessary) deeds as to real property substantially in the form attached hereto as Exhibit E ("Real Property Deeds"), bills of sale, assignments and other instruments of transfer relating to the Acquired Assets in form and substance
(x) as to real property, suitable for filing or recordation and (y) in each case, otherwise reasonably satisfactory to Hexcel and its counsel, (ii) a duly executed copy of each Ancillary Agreement and (iii) such other documents as Hexcel or its counsel may reasonably request to demonstrate satisfaction or waiver of the conditions and compliance with the agreements set forth in this Agreement or as a condition to the issuance of owner's title insurance policies (with exceptions for the Permitted Liens) to be obtained by Hexcel with respect to the fee-owned Scheduled Real Property; and

    (b) Hexcel shall deliver to Ciba or its designated Subsidiary or Subsidiaries, in a manner to be agreed upon by the parties in good faith prior to Closing, (i) the Transferred Business Consideration (other than the Subordinated Debt, which shall be delivered in accordance with Section 2.04(g) and allocated in accordance with Section 1.04), including the Cash Price, which shall be delivered by wire transfer in immediately available funds to an account or accounts designated in writing by Ciba at least two business days prior to the Closing Date, which Transferred Business Consideration shall be allocated in accordance with Section 1.04, (ii) a duly executed copy of each Ancillary Agreement and (iii) such other documents as Ciba or its counsel may reasonably request to demonstrate satisfaction or waiver of the conditions and compliance with the agreements set forth in this Agreement.

    (c) No later than 60 business days prior to Closing, Hexcel shall designate which Trademarks or Patents that are Acquired Intellectual Property with respect to which Hexcel wishes requisite filings to be made to record transfer with Governmental Entities in the United States at or prior to Closing, and within 60 days after Closing Hexcel shall designate any Trademarks or Patents that are Acquired Intellectual Property with respect to which Hexcel wishes requisite filings to be made to record transfer with Governmental Entities, and Ciba shall prepare all necessary documents in connection therewith and shall promptly make all such filings; PROVIDED, HOWEVER, that in each case Hexcel shall pay all transfer taxes and filing fees in connection therewith.

    SECTION 2.03. THE DEFERRED CLOSINGS. (a) The closings of the sale and transfer of the Deferred Assets (the "Deferred Closings") shall take place at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m., in each case, on the earlier of (x) the fifth business day following the delivery by Hexcel of notice of its intention to purchase any of the Deferred Assets as provided in the Distribution Agreement, or (y) the date of termination of the Distribution Agreement as to any of the Deferred Assets, or at such other time, date and place as shall be fixed by agreement among the parties hereto.

    (b) At each Deferred Closing, Ciba and/or its Subsidiaries shall deliver to Hexcel, in a manner to be agreed upon by the parties in good faith prior to each such Deferred Closing, (i) such appropriately executed and acknowledged (if necessary) real property deeds (with respect to South African real property) in form and substance reasonably satisfactory to the parties hereto, bills of sale, assignments and other instruments of transfer relating to the applicable Deferred Assets in form and substance (x) as to real property, suitable for filing or recordation and (y) in each case, otherwise reasonably satisfactory to Hexcel and its counsel and (ii) such other documents as Hexcel or its counsel may reasonably request to demonstrate satisfaction or waiver of the conditions and compliance with the agreements set forth in this Agreement and the Distribution Agreement or as a condition to the issuance of owner's title insurance policies (with exceptions for Permitted Liens) obtained by Hexcel with respect to the South African real property.

    (c) At each Deferred Closing, Hexcel shall deliver to Ciba or its designated Subsidiary or Subsidiaries, (i) an undertaking to pay the applicable Deferred Consideration in additional Subordinated Debt on the earlier of (x) the first anniversary of the Closing Date or (y) the date of the final sale and transfer of Deferred Assets under the Distribution Agreement (the "Deferred Consideration Payment Date"), which Deferred Consideration shall be allocated in accordance with Section 1.04 and (ii) such other documents as Ciba or its counsel may reasonably request to demonstrate satisfaction or waiver of the conditions and compliance with the agreements set forth in this Agreement and the Distribution Agreement.

    (d) At each Deferred Closing, Hexcel shall assume any and all obligations and liabilities (including any identifiable and severable portions of the foregoing (financial liabilities and obligations being deemed severable for purposes of this clause) relating exclusively or primarily to or arising exclusively or primarily out of the applicable Deferred Assets, but, in the case of such obligations or liabilities that are severable, only to the extent such obligations or liabilities relate to such Deferred Assets, and all such obligations and liabilities shall immediately thereafter be deemed to constitute Assumed Liabilities for the purposes of this Agreement.

    (e) On the Deferred Consideration Payment Date, Hexcel shall deliver to Ciba or its designated Subsidiary or Subsidiaries Subordinated Debt in aggregate principal amount equal to the aggregate amount of Deferred Consideration payable in respect of all Deferred Closings (including any Deferred Closing occurring on or before the Deferred Consideration Payment Date) as evidenced by the undertakings referred to in Section 2.03(c), which Subordinated Debt shall bear interest from the Deferred Consideration Payment Date.

    SECTION 2.04. PRINCIPAL AMOUNT OF SUBORDINATED DEBT. (a) (i) Within 75 days after the Closing Date, Ciba shall prepare and deliver to Hexcel a statement (the "Ciba Statement"), certified by a duly authorized signatory of Ciba, setting forth (A) the components of Working Capital (as defined below) immediately prior to the Closing ("Closing Working Capital") of the Transferred Business, in no less detail than, and determined in accordance with U.S. GAAP applied on a basis consistent with, the balance sheet of the Transferred Business as of June 30, 1995 included in Schedule 3.01(c) (the "Balance Sheet"),
(B) if the Danutec Equity is delivered to Hexcel at Closing, the total consideration paid by Ciba and its Subsidiaries for equity securities of Danutec purchased after the date hereof and on or prior to the Closing Date pursuant to a Danutec Agreement (the "Danutec Price"), (C) the amounts as of the Closing corresponding to individual items set forth on Schedule 2.04(a1), increases after June 30, 1995 in reserves relating to Assumed Tax Liabilities (other than deferred Tax liabilities) for taxable periods ending on or prior to December 31,
1994) and any other reserves for non-operating liabilities that would represent future cash expenses of the Transferred Business, all as would be properly reflected on the balance sheet of the Transferred Business as of the Closing Date prepared in accordance with U.S. GAAP on a basis consistent with the Balance Sheet (the "Ciba Closing Items"), (D) the amount of Taxes with respect to the Transferred Business paid by Ciba or its Subsidiaries prior to the Closing that, absent the Closing, would have been payable after the Closing ("Prepaid Taxes"), (E) the book value on the Closing Date of the Deferred Assets that are Current Assets and the book value of Current Liabilities relating thereto and (F) a certificate of Ciba that the Ciba Statement has been prepared in compliance with the requirements of this Section 2.04. Schedule 2.04(a2) sets forth the proper calculation of Working Capital of the Transferred Business as of the date of the Balance Sheet determined in accordance with this Section 2.04.

        (ii) Hexcel shall cooperate with Ciba in connection with the preparation of the Ciba Statement and shall, to the extent reasonably requested by Ciba, provide Ciba and its advisors access during normal business hours to the personnel, properties, books and records of Hexcel and its Subsidiaries relating to the Transferred Business for such purpose; PROVIDED, HOWEVER, that Ciba shall have the primary responsibility and authority for preparing the Ciba Statement.

        (iii) During the thirty-day period following Hexcel's receipt of the Ciba Statement, Hexcel and its advisors shall be permitted to review the working papers relating to the Ciba Statement. Ciba shall and shall cause its advisors to cooperate with Hexcel and Hexcel's advisors in connection with such review. The Ciba Statement shall become final and binding upon the parties on the thirtieth day following delivery thereof, unless Hexcel gives written notice of its disagreement with the Ciba Statement ("Hexcel Notice of Disagreement") to Ciba prior to such date. Any Hexcel Notice of Disagreement shall (A) specify in reasonable detail the nature of any disagreement so asserted and (B) be accompanied by a certificate of Hexcel that it has complied with the covenants set forth in this Section 2.04. If a Hexcel Notice of Disagreement is received by Ciba in a timely manner, then the Ciba Statement (as revised in accordance with clause (I) or (II) below) shall become final and binding upon Ciba and Hexcel on the earlier of (I) the date Ciba and Hexcel resolve in writing any differences they have with respect to the matters specified in the Hexcel Notice of Disagreement or
    (II) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below).

    (b) (i) Within 75 days after the Closing Date, Hexcel shall prepare and deliver to Ciba a statement (the "Hexcel Statement"), certified by an officer of Hexcel, setting forth (A) the components of Closing Working Capital of Hexcel in no less detail than, and determined in accordance with U.S. GAAP applied on a basis consistent with, the balance sheet of Hexcel as of July 2, 1995 included in Hexcel's quarterly report on Form 10-Q for the quarter ended July 2, 1995 (the "Hexcel Balance Sheet"), (B) the amounts as of the Closing Date corresponding to individual items set forth in Schedule 2.04(b1), increases after June 30, 1995 in reserves for Taxes (other than deferred Tax liabilities) relating to taxable periods ending on or prior to December 31, 1994 and any other reserves for non-operating liabilities that would represent future cash expenses of Hexcel, all as would be properly reflected on the balance sheet of Hexcel as of the Closing Date prepared in accordance with U.S. GAAP on a basis consistent with the Hexcel Balance Sheet (the "Hexcel Closing Items"), (C) the amount of Transfer Taxes paid by Hexcel pursuant to Section 4.06 (directly or by reimbursement to Ciba) on or prior to the Closing Date and (D) a certificate of Hexcel that the Hexcel Statement has been prepared in compliance with the requirements of this Section 2.04. Schedule 2.04(b2) sets forth the proper calculation of Working Capital of Hexcel as of the date of the Hexcel Balance Sheet determined in accordance with this Section 2.04.

        (ii) During the thirty-day period following Ciba's receipt of the Hexcel Statement, Ciba and its advisors shall be permitted to review the working papers relating to the Hexcel Statement. Hexcel shall and shall cause its advisors to cooperate with Ciba and Ciba's advisors in connection with such review. The Hexcel Statement shall become final and binding upon the parties on the thirtieth day following delivery thereof, unless Ciba gives written notice of its disagreement with the Hexcel Statement ("Ciba Notice of Disagreement") to Hexcel prior to such date. Any Ciba Notice of Disagreement shall (A) specify in reasonable detail the nature of any disagreement so asserted and (B) be accompanied by a certificate of Ciba that it has complied with the covenants set forth in this Section 2.04. If a Ciba Notice of Disagreement is received by Hexcel in a timely manner, then the Hexcel Statement (as revised in accordance with clause (I) or (II) below) shall become final and binding upon Hexcel and Ciba on the earlier of (I) the date Ciba and Hexcel resolve in writing any differences they have with respect to the matters specified in the Ciba Notice of Disagreement or (II) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below).

    (c) During the thirty-day period following the delivery of a Hexcel or Ciba Notice of Disagreement, Hexcel and Ciba shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in such Notice of Disagreement. During such period each of Hexcel or Ciba, as the case may be, and its advisors shall have access to the working papers of the other party and its advisors prepared in connection with such Notice of Disagreement. At the end of such thirty-day period, Hexcel and Ciba shall each submit, in the form of a written brief, any and all matters that remain in dispute and that were properly included in such Notice of Disagreement to such nationally recognized independent public accounting firm (the "Accounting Firm") as shall be agreed upon by the parties hereto in writing for final and binding review and resolution. Hexcel and Ciba shall jointly request that the arbitration be conducted in accordance with procedures established by the Accounting Firm. Hexcel and Ciba agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The cost of such review and resolution (including the fees and expenses of the Accounting Firm and reasonable attorneys' and accountants' fees and expenses of the parties) pursuant to this Section 2.04 shall be borne by Hexcel and Ciba in inverse proportion as they may prevail on the merits of the matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered thereon. Except as set forth in the immediately preceding sentence, the parties shall bear their own costs and expenses (including attorneys' and accountants' fees and expenses) in connection with the matters contemplated by this Section 2.04.

    (d) The principal amount of the Subordinated Debt shall be $48,029,000 adjusted as follows:

        (i) if the Danutec Equity is delivered to Hexcel at Closing, the principal amount shall be increased by an amount equal to (x) the Danutec Price if the Danutec Price is $7 million or less, (y) $7 million plus 50% of the amount by which the Danutec Price exceeds $7 million if the Danutec Price does not exceed $11 million or (z) $9 million if the Danutec Price exceeds $11 million (the amount of such increase being hereinafter referred to as the "Danutec Amount");

        (ii) the principal amount shall be decreased or increased, as the case may be, by an amount equal to the amount by which the Closing Working Capital of Hexcel exceeds or is less than, as the case may be, the Working Capital of Hexcel reflected on the Hexcel Balance Sheet;

       (iii) the principal amount shall be increased or decreased, as the case may be, by an amount equal to the amount by which the Closing Working Capital of the Transferred Business exceeds or is less than, as the case may be, the Working Capital of the Transferred Business reflected on the Balance Sheet;

       (iv) the principal amount shall be decreased by the net book value of the Deferred Assets that are set forth in the Ciba Statement plus $457,500;

        (v) to the extent any amount of Prepaid Taxes is not included as a Current Asset (as defined below) in the calculation of Closing Working Capital of the Transferred Business, the principal amount shall be increased by an amount equal to the amount of such Prepaid Taxes;

       (vi) to the extent any amount of Transfer Taxes paid by Hexcel pursuant to Section 4.06 (directly or by reimbursement to Ciba) on or prior to the Closing Date is not included as a Current Asset in the calculation of Closing Working Capital of Hexcel, the principal amount shall be decreased by an amount equal to such Transfer Taxes; and

       (vii) the principal amount shall be increased by the amount, if any, by which the result of subtracting the total amount of Ciba Closing Items from the total amount of Hexcel Closing Items exceeds $83,029,000 or shall be decreased by the amount, if any, by which $83,029,000 exceeds such result.

    (e) The term "Working Capital" shall mean Current Assets minus Current Liabilities. The terms "Current Assets" and "Current Liabilities" shall mean the current assets and current liabilities (other than any such assets or liabilities that are included in the adjustment required by 2.04(d)(vii)), respectively, of Hexcel or the Transferred Business, as the case may be, calculated in accordance with U.S. GAAP on a basis consistent with (x) in the case of the Transferred Business, the Balance Sheet and (y) in the case of Hexcel, the Hexcel Balance Sheet; PROVIDED, (i) Current Assets and Current Liabilities of the Transferred Business shall not include any amounts in respect of Excluded Tax Assets or Excluded Tax Liabilities and (ii) for purposes of calculating Working Capital of the Transferred Business as of the date of the Balance Sheet, cash, cash equivalents and marketable securities shall be deemed to be zero; PROVIDED FURTHER that, if the Danutec Equity is not delivered to Hexcel at the Closing, no amounts relating to Danutec shall be included in any component of Closing Working Capital of the Transferred Business or Working Capital of the Transferred Business on the date of the Balance Sheet. The parties agree that the adjustment regarding Working Capital contemplated by this
Section 2.04 is intended to show the change in Working Capital from the dates of the Balance Sheet and Hexcel Balance Sheet to the Closing Date, and that such change can only be measured if each calculation is done in the same way, using the same methods, at both dates. Accordingly, in the event that the resolution of any dispute relating to the calculation of any component of Working Capital as of any particular date results in a change in the way that, or the method by which, such component of Working Capital was calculated, a corresponding change shall be made in the way that, or the method by which, such component of Working Capital is calculated as of any other date.

    (f) Except as required by applicable law or U.S. GAAP, Hexcel agrees that following the Closing and until the final resolution of the principal amount of the Subordinated Debt pursuant hereto it shall not take any actions with respect to the accounting books and records of the Transferred Business that are not consistent with the past practices of the Transferred Business that would have any effect on the determination or verification of the determination of the principal amount of the Subordinated Debt. Without limiting the generality of the foregoing, except as required by applicable law or U.S. GAAP, no changes shall be made in any reserve or other account existing as of the date of the Balance Sheet except as a result of events occurring after the date of the Balance Sheet and, in such event, only in a manner consistent with past practices. In the event that Hexcel is required under applicable law or U.S. GAAP to take such an action or make such a change that affects either the Balance Sheet or the Ciba Closing Statement, as the case may be, a corresponding adjustment shall be made in the other.

    (g) Hexcel shall, within 2 business days after the Hexcel Statement and the Ciba Statement become final and binding on the parties, issue and deliver to Ciba and/or its Subsidiaries an aggregate principal amount of Subordinated Debt calculated in accordance with Section 2.04(d) and bearing interest accruing from the Closing Date (which interest shall be paid in cash to the extent that any interest payment date with respect to such Subordinated Debt has passed).

    SECTION 2.05. DANUTEC. (a) If Ciba does not deliver the Danutec Equity to Hexcel and/or its designated Subsidiary or Subsidiaries at Closing, Ciba shall either (x) prior to the first anniversary of the Closing Date, deliver the Danutec Equity to Hexcel at the Danutec Closing (as defined below) or (y) on the first anniversary of the Closing Date, pay $11 million to Hexcel in immediately available funds by wire transfer to an account or accounts designated by Hexcel at least two business days prior to the first anniversary of the Closing, together with interest thereon from the Closing Date through the first anniversary of the Closing Date at the applicable interest rate in effect from time to time under the Indenture.

    (b) If Ciba does not deliver the Danutec Equity to Hexcel at Closing but consummates a transaction pursuant to a Danutec Agreement, the closing of the sale and transfer of the Danutec Equity to Hexcel (the "Danutec Closing") shall take place at the offices of a notary public mutually acceptable to the parties in Vienna, Austria on the fifth business day following (i) the consummation of such Danutec Agreement if no pre-merger notification is filed under the Austrian Cartel Act, (ii) receipt of a confirmation from the Austrian Cartel Court resulting in a clearance of the transaction if a pre-merger notification is filed under the Austrian Cartel Act or (iii) at such other time, date and place as shall be fixed by agreement among the parties.

    (c) At the Danutec Closing, Ciba and Hexcel shall execute and deliver (i) the notarial deed required under Austrian law for the transfer of the Danutec Equity to Hexcel and (ii) such other documents as Hexcel and its counsel may reasonably request to demonstrate satisfaction or waiver of the conditions and compliance with the agreements set forth herein, in each case, in form and substance reasonably satisfactory to Hexcel and its counsel.

    (d) At the Danutec Closing, Hexcel shall deliver to Ciba or its designated Subsidiary or Subsidiaries (i) Subordinated Debt in an aggregate principal amount equal to the Danutec Amount and bearing interest from the date of the Danutec Closing, which amount shall be allocated in accordance with Section 1.04, and (ii) such documents, in form and substance reasonably satisfactory to Ciba and its counsel, as Ciba and its counsel shall reasonably request to demonstrate satisfaction or waiver of the conditions and compliance with the agreements set forth herein.

    (e) At the Danutec Closing, Hexcel shall assume any and all obligations and liabilities (other than Excluded Liabilities) relating to Danutec which are of the sort that would have been Assumed Liabilities had the Danutec Equity been delivered to Hexcel at Closing, whether or not such liabilities or obligations existed at Closing.

    (f) If, following the Danutec Closing, any environmental remediation is determined to be reasonably necessary (after good faith consultation with Ciba)
(i) with respect to any Danutec property as a result of events occurring prior to the Danutec Closing or (ii) with respect to any property as a result of the operations of Danutec prior to the Danutec Closing, Ciba's sole obligation with respect to such remediation shall be to pay Hexcel an amount equal to 50% of the first $2.5 million of costs incurred by Danutec in connection with all such remediation, notwithstanding that such costs are Assumed Liabilities hereunder.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF CIBA. Ciba and CGC (with respect to themselves and, where applicable, the Subsidiaries of Ciba) hereby represent and warrant to Hexcel as follows:

    (a) ORGANIZATION, STANDING AND POWER; STRUCTURE. (i) NON-U.S. Each of Ciba, the Divested Subsidiaries and any other non-U.S. Subsidiary of Ciba that owns Acquired Assets or Deferred Assets or that conducts the Transferred Business is a legal entity duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction in which it is organized, has the requisite power and authority and all material governmental licenses, authorizations, consents and approvals required to own the Acquired Assets and/or the Deferred Assets owned by it and to carry on the operations of the Transferred Business as now being conducted by it and is duly qualified to do business as a foreign corporation and, where applicable, is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Ciba has heretofore made available to Hexcel true and complete copies of the respective certificate of incorporation and by-laws (or similar organizational documents) of Ciba and each Divested Subsidiary, in each case as amended through the date of this Agreement. Such organizational documents are in full force and effect, and no other organizational documents are applicable to or binding on such entities. None of such entities is in violation of any provision of its certificate of incorporation or by-laws (or similar organizational documents).

        (ii) U.S. CGC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has the requisite corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to own the Acquired Assets owned by it and to carry on the operations of the Transferred Business as now being conducted by it and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of the activities make such qualification necessary, except for those jurisdictions in which failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. CGC has heretofore made available to Hexcel true and complete copies of its certificate of incorporation and by-laws, as amended through the date of this Agreement. Such organizational documents are in full force and effect, and no other organizational documents are applicable to or binding on CGC. CGC is not in violation of any provision of its certificate of incorporation or by-laws.

       (iii) Schedule 3.01(a) sets forth (x) for Ciba, CGC, each Divested Subsidiary and each other Subsidiary of Ciba that owns Acquired Assets or Deferred Assets or that conducts the Transferred Business, the countries in which such entity manufactures products or retains employees, sales representatives or distributors that are part of the Transferred Business, and, for each such country, a brief description of the nature of those activities and the approximate number on the date hereof of such entity's employees that are employees of the Transferred Business and (y) for each Excluded Jurisdiction, a brief description of the nature of the activities related to the Deferred Assets located in such jurisdiction and the approximate number on the date hereof of employees engaged exclusively or primarily in such activities ("Satellite Personnel").

    (b) AUTHORITY. (i) NON-U.S. Ciba and, to the extent applicable, each of its Subsidiaries has all requisite power and authority to execute each of this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Ciba and, to the extent applicable, each of its Subsidiaries, and the execution and delivery of the Ancillary Agreements and the consummation of the transactions contemplated thereby will be authorized by all necessary corporate action on the part of Ciba and, to the extent applicable, each of its Subsidiaries prior to the Closing, and do not and will not require the approval of the stockholders of Ciba or any of its Subsidiaries, other than such approvals as have heretofore been obtained. This Agreement has been duly executed and delivered by Ciba and constitutes, and each Ancillary Agreement when duly executed and delivered by Ciba and, to the extent applicable, any of its Subsidiaries will constitute, legal, valid and binding obligations of Ciba and, to the extent applicable, any such Subsidiary enforceable against each of them in accordance with their respective terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth on Schedule 3.01(b), none of Ciba or any of its Subsidiaries is a party to, bound by or subject to any agreement or restriction that would materially restrict or impede Hexcel from exercising its full rights under, and enjoying the full benefits contemplated by, this Agreement and the Ancillary Agreements. The execution and delivery by Ciba of this Agreement do not, and the execution and delivery by Ciba and, to the extent applicable, any of its Subsidiaries of the other Ancillary Agreements will not, and the consummation by Ciba and its Subsidiaries of the transactions contemplated hereby and thereby and the compliance by Ciba and its Subsidiaries with the terms hereof and thereof will not, (i) violate any law, judgment, order, decree, statute, ordinance, rule or regulation applicable to Ciba or any of its Subsidiaries, (ii) conflict with any provision of Ciba's or any of its Subsidiaries' certificate of incorporation or by-laws (or similar organizational documents), (iii) except as set forth on Schedule 3.01(b), conflict with or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or require any consent under or give rise to any right of termination, cancellation or acceleration or the loss of any benefit under any Contract to which any of them is a party or by which any of them or any of their respective assets or properties is bound, (iv) except as set forth on Schedule 3.01(b), require any consent, approval, order, authorization or other action of, or the registration, declaration or filing with, any Governmental Entity or any other Person or (v) except as set forth on Schedule 3.01(b), result in the creation or imposition of any Lien on any of their respective properties or assets other than, in the case of clauses (i), (iii), (iv) and (v), any such conflicts, violations or Liens, the existence of which or consents the lack of which could not reasonably be expected to (x) have a Material Adverse Effect, (y) prevent the consummation of any of the transactions contemplated by this Agreement and the Ancillary Agreements or (z) materially impair Ciba's or, to the extent applicable, any of its Subsidiaries' ability to perform its obligations under this Agreement or any Ancillary Agreement, except (A) for the filing of a premerger notification and report form by Ciba under the HSR Act and any filings required pursuant to applicable antitrust and competition law statutes and regulations in each of the Applicable Jurisdictions, (B) for compliance with and filings under Section 13(d) of the Exchange Act, (C) for the filing of a notice pursuant to the Exon-Florio Amendment, (D) the consent of the Departement de Securite pursuant to the Demande d'Autorisation with the Direction du Tresor in France, and (E) as otherwise set forth on Schedule 3.01(b).


        (ii) U.S. CGC has all corporate power and authority to execute each of this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Employment Matters Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of CGC, and the execution and delivery of the other Ancillary Agreements and the consummation of the transactions contemplated thereby will be authorized by all necessary corporate action on the part of CGC prior to the Closing, and do not and will not require the approval of the stockholder of CGC, other than such approvals as have heretofore been obtained. This Agreement and the Employment Matters Agreement have been duly executed and delivered by CGC and constitute, and each other Ancillary Agreement when duly executed and delivered by CGC will constitute, legal, valid and binding obligations of CGC enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth on Schedule 3.01(b), CGC is not a party to, bound by or subject to any agreement or restriction that would materially restrict or impede Hexcel from exercising its full rights under, and enjoying the full benefits contemplated by, this Agreement and the Ancillary Agreements. The execution and delivery by CGC of this Agreement and the Employment Matters Agreement do not, and the execution and delivery by CGC of the other Ancillary Agreements to which it will be a party will not, and the consummation by CGC of the transactions contemplated hereby and thereby and the compliance by CGC with the terms hereof and thereof will not, (i) violate any law, judgment, order, decree, statute, ordinance, rule or regulation applicable to CGC, (ii) conflict with any provision of CGC's certificate of incorporation or by-laws, (iii) except as set forth on Schedule 3.01(b), conflict with or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or require any consent under or give rise to any right of termination, cancellation or acceleration or the loss of any benefit under any Contract to which it is a party or by which it or any of its assets or properties is bound, (iv) except as set forth on Schedule 3.01(b), require any consent, approval, order, authorization or other action of, or the registration, declaration or filing with, any Governmental Entity or any other Person or
    (v) except as set forth on Schedule 3.01(b), result in the creation of any Lien on any of the properties or assets of CGC, other than, in the case of clauses (i), (iii), (iv) and (v), any such conflicts, violations or Liens, the existence of which or consents the lack of which could not reasonably be expected to (x) have a Material Adverse Effect, (y) prevent the consummation of any of the transactions contemplated by this Agreement and the Ancillary Agreements or (z) materially impair CGC's ability to perform its obligations under this Agreement or any Ancillary Agreement, except (A) for the filing of a premerger notification and report form by Ciba under the HSR Act and any filings required pursuant to applicable antitrust and competition law statutes and regulations in each of the Applicable Jurisdictions, (B) for compliance with and filings under Section 13(d) of the Exchange Act, (C) for the filing of a notice pursuant to the Exon-Florio Amendment, (D) for the consent of the Departement de Securite pursuant to the Demande d'Autorisation with the Direction du Tresor in France, and (E) as otherwise set forth on Schedule 3.01(b).

    (c) FINANCIAL INFORMATION; UNDISCLOSED LIABILITIES. The financial statements of the Transferred Business, including the notes thereto (except, in the case of unaudited quarterly statements, as would be permitted for use on Form 10-Q), which are attached as Schedule 3.01(c) hereto (the "Financial Statements"), have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Transferred Business as of the dates thereof and the consolidated results of operations of the Transferred Business for the periods then ended (subject, in the case of any unaudited statements, to normal year-end audit adjustments). Except as set forth on the Balance Sheet, the Transferred Business has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

    (d) COMPLIANCE WITH APPLICABLE LAWS. Each of Ciba and each of its Subsidiaries has complied, and except as set forth on Schedule 3.01(h)(1) all the Scheduled Real Property is in compliance, with all laws, regulations, rules, orders, statutes, ordinances, Permits and authorizations of all Governmental Entities applicable to it which relate to the Transferred Business, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and, except as set forth in
Schedule 3.01(d), neither Ciba nor any of its Subsidiaries has received any written notice of any such failure to so comply. Neither Ciba nor any of its Subsidiaries has received any written notice that any investigation or review by any Governmental Entity with respect to or otherwise relating to the Transferred Business is pending or that any such investigation or review is contemplated, except where the outcome of such investigation or review would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. This paragraph (d) does not relate to Tax laws, laws relating to employee benefits and Environmental Laws for which Section 3.01(m), the Employment Matters Agreement and Section 3.01(w) and Section 3.01(n), respectively, are applicable in lieu of this paragraph (d).

    (e) LITIGATION; DECREES. Schedule 3.01(e) sets forth a list of certain lawsuits, claims, actions, investigations and proceedings. Except as set forth in Schedule 3.01(e), there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of Ciba or any of its Subsidiaries, threatened against Ciba or any of its Subsidiaries that (i) if adversely determined would, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect, (ii) in any manner challenges or seeks to enjoin, prevent, alter or materially delay the transactions contemplated hereby or (iii) alleges criminal action or inaction with respect to the Transferred Business, the Acquired Assets or the Deferred Assets. Neither Ciba nor any of its Subsidiaries is bound by or subject to any judgment, order, injunction, rule, decree, writ, determination or award of any Governmental Entity or arbitrator having, or which, individually or in the aggregate, have or would reasonably be expected to have, a Material Adverse Effect or which would prevent, alter or materially delay the transactions contemplated hereby.


    (f) CONTRIBUTED SHARES. Except for the Austrian Shares Contract, the Contributed Shares are owned by Ciba, free and clear of any and all Liens and free of any and all other limitations or restrictions and Ciba has sufficient power and right to sell, assign, transfer, convey and deliver the Contributed Shares to Hexcel, free and clear of any and all Liens and free of any and all other limitations or restrictions (other than the shares of Brochier, the transfer of which is subject to regulation by the Direction du Tresor and the approval of the Departement de Securite in France). The Contributed Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of any preemptive or other right of any person to acquire such securities. Except for the interest in Danutec owned by PCD Polymere Gesellschaft m.b.H., the Contributed Shares constitute all the capital stock of or other equity interests in the Divested Subsidiaries. Except for the right to purchase the Danutec Shares or wind up Danutec pursuant to the Austrian Shares Contract, there are no (i) securities of Ciba or any of its Subsidiaries or affiliates convertible into or exchangeable for capital stock of, other voting securities of or other equity interests in any Divested Subsidiary or
(ii) securities, options, warrants, calls or other rights or obligations that require Ciba or any of its Subsidiaries or affiliates to issue, deliver or sell additional shares of capital stock of or other voting securities of or other equity interests in (or securities convertible into or exchangeable for the same) any Divested Subsidiary. None of the Divested Subsidiaries has any interest in any other entity, including subsidiaries, joint ventures or partnerships. Upon transfer to Hexcel of the Contributed Shares, Hexcel will have good and marketable title to the Contributed Shares, free and clear of any and all Liens and free of any and all other limitations or restrictions (including any restriction on the right to vote, sell or otherwise dispose of such Contributed Shares) (other than the shares of Brochier, the transfer of which is subject to regulation by the Direction du Tresor and the approval of the Departement de Securite in France). There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of any Divested Subsidiary may vote. Neither the Contributed Shares nor any shares of capital stock of any Divested Subsidiary have been issued in violation of, and none of the Contributed Shares or such shares of capital stock are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the certificate of incorporation or by-laws or comparable governing instruments of any Divested Subsidiary or, except pursuant to the Austrian Shares Contract, any contract, agreement or instrument to which any Divested Subsidiary is subject, bound or a party or otherwise. Except as set forth on Schedule 3.01(f), there are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which any Divested Subsidiary is or may become obligated to issue, sell, purchase, refund or redeem any shares of its capital stock or other securities of or equity interests in a Divested Subsidiary or (ii) that give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of any Divested Subsidiary. Except as set forth on
Schedule 3.01(f), there are no equity securities of any Divested Subsidiary reserved for issuance for any purpose.


    (g) TITLE TO ACQUIRED ASSETS AND DEFERRED ASSETS. Either Ciba or a Subsidiary of Ciba has good, valid and marketable title to all the Acquired Assets and the Deferred Assets and has good and marketable title to, or valid leasehold interests in all the personal property and assets reflected in the Balance Sheet or thereafter acquired, except for assets sold or otherwise disposed of for fair value since that date in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of any and all Liens and free of any and all other limitations or restrictions, except (i) as disclosed in Schedule 3.01(g) or on the Balance Sheet or in the notes thereto and (ii) for Permitted Liens. Ciba or CGC has sufficient power and authority to sell, assign, transfer, convey and deliver the Acquired Assets and the Deferred Assets to Hexcel, free and clear of any and all Liens and free of any and all other limitations or restrictions, except for Permitted Liens.

Each Divested Subsidiary has good, valid and marketable title to all its assets free and clear of any and all Liens and free of any and all other limitations or restrictions except for Permitted Liens. This paragraph (g) does not relate to real property, interests in real property or leasehold interests in real property or Intellectual Property, as to which Section 3.01(h) and Section 3.01(i), respectively, shall be applicable in lieu of this Section 3.01(g).

    (h) REAL PROPERTY. (i) Ciba or one of its Subsidiaries has good, marketable and insurable title to, or valid leasehold interests in, or other rights to use, all the real property required for the conduct of the Transferred Business (including the real property interests comprising a part of the Acquired Assets and the Deferred Assets) as currently conducted and all the real property or interests therein reflected in the Balance Sheet or thereafter acquired, except for real property or interests therein sold or otherwise disposed of for fair value since the date of the Balance Sheet or the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of any and all Liens of any kind and free of any and all other limitations and restrictions except for (A) Permitted Liens, (B) easements, covenants, rights-of-way, claims and other encumbrances or restrictions of record, none of which, either individually or in the aggregate, materially detract from the value of the property or materially interfere with the current use of the property, (C) zoning, building and other similar restrictions, none of which, either individually or in the aggregate, materially detract from the value of the property or materially interfere with the current use of the property, (D) unrecorded easements, covenants, rights-of-way or other restrictions, none of which, either individually or in the aggregate, materially detract from the value of the property or materially interfere with the current use of the property, (E) any conditions that may be shown by a current, accurate survey or physical inspection of any Scheduled Real Property made prior to Closing and (F) Liens disclosed in Schedule 3.01(h)(1) or 3.01(h)(2) or in the Balance Sheet or in any notes thereto, none of which items set forth in clauses
(A) through (E) above, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

        (ii) Ciba and each of its Subsidiaries has complied in all respects with the terms of all material leases to which it is a party and the subject of which relates exclusively or primarily to, arises exclusively or primarily out of or is used exclusively or primarily in connection with the Transferred Business, and each of the Divested Subsidiaries has complied in all respects with the terms of all material leases to which it is a party. To the knowledge of Ciba or any of its Subsidiaries all such leases are in full force and effect, all rents and additional rents due thereunder have been paid in full when due through the date hereof, and the tenant thereunder enjoys peaceful and undisturbed possession under all such material leases.

       (iii) Schedule 3.01(h)(1) sets forth a complete description of all real property and interests in real property directly or indirectly owned in fee simple by Ciba or any of its Subsidiaries that relate exclusively or primarily to, arise exclusively or primarily out of or that are used exclusively or primarily in connection with the Transferred Business, and all real property and interests in real property owned directly or indirectly in fee simple by a Divested Subsidiary. Schedule 3.01(h)(2) sets forth a complete list of all real property and interests in real property leased, subleased or otherwise occupied pursuant to a written instrument by Ciba or any of its Subsidiaries that relate exclusively or primarily to, arise exclusively or primarily out of or that are used exclusively or primarily in connection with the Transferred Business, except for real property and interests in real property leased by a Divested Subsidiary.

       (iv) At the date of this Agreement there has been no actual or, to the knowledge of Ciba, threatened condemnation or taking by eminent domain of any portion of the properties listed in Schedules 3.01(h)(1) and 3.01(h)(2).

        (v) There are no Persons other than Ciba or any of its Subsidiaries that have a possessory interest pursuant to a written agreement with Ciba or any of its Subsidiaries in any of the properties listed in Schedules 3.01(h)(1) and 3.01(h)(2), except as set forth on such schedules.

    (i)  INTELLECTUAL PROPERTY.   To  Ciba's knowledge,  except as  set forth on
Schedule 3.01(i), no Acquired Intellectual Property, no Intellectual Property licensed pursuant to the Trademark License Agreement and no Intellectual
Property otherwise licensed pursuant to Section 4.13 (A) has, in whole or in part, lapsed, been declared invalid or been abandoned, dedicated or disclaimed or (B) is being infringed by any Person, in each case, which could reasonably be expected to have a Material Adverse Effect. To Ciba's knowledge, except as disclosed in Schedule 3.01(i) (A) neither Ciba nor any of its Subsidiaries during the five years preceding the date of this Agreement has been sued, charged in writing or threatened with respect to, or been a defendant in, any claim, suit, action or proceeding including a claim of infringement by Ciba or such Subsidiary of any Intellectual Property which, if successful, could reasonably be expected to have a Material Adverse Effect and (B) to Ciba's knowledge, the conduct of the Transferred Business does not infringe the valid intellectual property rights of any other Person in any way that could reasonably be expected to have a Material Adverse Effect.

    (j) INSURANCE. Schedule 3.01(j) sets forth a complete and correct list of all insurance policies (including a brief summary of the nature and terms thereof) providing coverage in respect of the Transferred Business, the Acquired Assets or the Deferred Assets. All the material properties and businesses constituting any part of the Acquired Assets or the Deferred Assets are insured for Ciba's, CGC's or a Divested Subsidiary's benefit, and will be so insured until the Closing or the applicable Deferred Closing, as the case may be. Except as set forth on Schedule 3.01(j), the coverage provided by such policies is adequate and sufficient in nature, scope and amount in accordance with applicable prudent risk management practices. All such policies currently in effect are in full force and effect, no notice of termination, cancellation or reservation of rights has been received with respect to any such policy, there has not been any failure to present any claim or give any notice under any such policy in a timely manner or in the manner or detail required by such policy, and there is no default with respect to any such policy, except for such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.01(j) or as otherwise disclosed to Hexcel prior to the date of this Agreement, neither Ciba nor any of its Subsidiaries self-insures or has self-insured any material risks with respect to the Transferred Business, the Acquired Assets or the Deferred Assets.

    (k) CONTRACTS. Schedule 3.01(k) sets forth a list of each of the following Acquired Contracts:

           (i) any collective bargaining Contract;

           (ii) any Contract with any employee involving aggregate future obligations in excess of $100,000;

          (iii) any Contract entered into in the ordinary course of business which involves payment or receipt in the future of aggregate amounts in excess of $5,000,000;

          (iv) any Contract entered into other than in the ordinary course of business which involves payment or receipt in the future of aggregate amounts in excess of $500,000;

           (v) any credit agreement, loan agreement, indenture, guarantee, note, mortgage, security agreement, loan commitment, evidence of indebtedness or other Contract relating to the borrowing or lending of funds in excess of $500,000;

          (vi) any contract granting to any Person a preferential right to purchase any of the Acquired Assets or the Deferred Assets (other than sales of inventory in the ordinary course of business);

          (vii)  any  Contract with  respect  to the  discharge, transportation,
       removal  or  storage   of  effluent,  waste,   pollutants  or   hazardous
       substances;

         (viii) any Contract containing a covenant not to compete or similar provisions relating to any aspect of the Business or a covenant or other provision restricting the development, manufacture, marketing or distribution of products or services within the scope of the Business;

          (ix) any Contract for the lease of land, buildings, equipment or other property that is material to the Transferred Business;

           (x) any Contract relating to Intellectual Property that is material to the Transferred Business (including any such Contract that restricts the use of such Intellectual Property);

          (xi) any Contract limiting or restricting the voting, acquisition or disposition of any equity securities of or other equity interests in any of the Divested Subsidiaries;

          (xii) any Contract evidencing any Lien on the Acquired Assets or the Deferred Assets (other than Liens created in the ordinary course of business); and

         (xiii) any Contract involving aggregate future obligations in excess of $50,000 or involving material non-monetary obligations relating to the Transferred Business, the Acquired Assets or the Deferred Assets between or among Ciba and/or any of its Subsidiaries, on the one hand, and Ciba and/or any of its Subsidiaries or affiliates, on the other hand.

    True, complete and correct copies of all the Contracts listed on Schedule 3.01(k) (including any amendments thereof or waivers with respect thereto) have been made available to Hexcel (other than (x) purchase orders and invoices to customers and suppliers of the Transferred Business using standard forms made available to Hexcel and (y) employment agreements pursuant to standard forms agreements made available to Hexcel). Except as set forth on Schedule 3.01(k), each of the material Acquired Contracts is a valid and binding agreement of Ciba, CGC or a Divested Subsidiary, as the case may be, and is in full force and effect and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law), and neither Ciba nor any of its Subsidiaries nor, to the knowledge of Ciba or any of its Subsidiaries, any other party thereto is in default or breach in any material respect under the terms of any such material Acquired Contract, nor, to the knowledge of Ciba or any of its Subsidiaries, has any event or circumstance occurred that, with or without notice or lapse of time or both, would constitute any material event of default or give rise to any right of termination, cancellation or acceleration or the loss of any benefit or require any consent thereunder other than as set forth on Schedule 3.01(k). Except as set forth on Schedule 3.01(k), neither the execution and delivery of this Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will cause any breach of a material Acquired Contract or, with or without notice or lapse of time or both, result in any default, require any consent or give rise to any right of termination, cancellation or acceleration or the loss of any benefit under any material Acquired Contract (including benefits that may be exercised only upon consummation of a transaction of the type contemplated by this Agreement and the Ancillary Agreements). All Contracts involving aggregate future obligations of $50,000 or less relating to the Transferred Business, the Acquired Assets or the Deferred Assets between or among Ciba and/or any of its Subsidiaries, on the one hand, and Ciba and/or any of its Subsidiaries or affiliates, on the other hand, do not, in the aggregate, involve aggregate future obligations in excess of $1,000,000. Except as disclosed on Schedule 3.01(k), neither Ciba nor any of its Subsidiaries, as the case may be, has received any written or, to its knowledge, oral notice of termination or cancellation of or notice of an intent to terminate or cancel any material Acquired Contract. No material Acquired Contract is the subject of or, to the knowledge of Ciba or any of its Subsidiaries, has been threatened to be made the subject of any arbitration, suit or legal proceeding. With respect to any material Acquired Contract that will by its terms terminate as of a particular date unless renewed or unless an option to extend is exercised, neither Ciba nor any of its Subsidiaries has received any written or, to its knowledge, oral notice, or otherwise has knowledge that any such material Acquired Contract will not be, or is not likely to be, so renewed or that any such extension option will not be, or is not likely to be, so exercised. Except as set forth on
Schedule 3.01(k)
or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the foregoing representations and warranties as to material Acquired Contracts is also true and correct as to the other Acquired Contracts.

    (l) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Schedule 3.01(l), from the date of the Balance Sheet to the date hereof, Ciba and its Subsidiaries have conducted the Transferred Business in the ordinary course of business consistent in all material respects with past practice, and there has not been any development or event or series of events that would reasonably be expected to have a Material Adverse Effect.

    (m) TAXES. Except as set forth in Schedule 3.01(m), (i) each of the Divested Subsidiaries has timely filed, in correct and complete form after giving effect to any applicable extensions, all Tax Returns relating to Income Taxes or any other material Taxes required to be filed by it and paid all Taxes required to be paid by it, (ii) each of Ciba and its Subsidiaries (other than the Divested Subsidiaries) has timely filed, in correct and complete form, after giving effect to any applicable extensions, all Tax Returns relating to Income Taxes and other material Taxes of the Transferred Business and required to be filed by it, and paid all such Taxes required to be paid by it, and (iii) no Taxing Authority is asserting or is expected to assert any deficiency against Ciba or its Subsidiaries with respect to Taxes described in (i) or (ii) above.

    (n) ENVIRONMENTAL MATTERS. Except as set forth in Schedule 3.01(n) and, in each case of clauses (A) through (H) below, except (i) where the failure to so comply, (ii) where such actual or alleged liability or (iii) to the extent that such statements, if untrue, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

        (A) the Transferred Business has secured and is in compliance with all Environmental Permits and is in compliance with all Environmental Laws;

        (B) since June 30, 1990, neither Ciba nor any of its Subsidiaries has received any written communication from a Governmental Entity that alleges that the Transferred Business is not in compliance with any Environmental Law or Environmental Permits;

        (C) there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, proceedings or investigations pending or, to the knowledge of Ciba or any of its Subsidiaries, threatened, relating to compliance by the Transferred Business with, or liability of the Transferred Business under, any Environmental Law;

        (D) there are no Liens attached, asserted, or, to the knowledge of Ciba or any of its Subsidiaries, threatened against any of the Scheduled Real Property pursuant to any Environmental Law;

        (E) there have been no releases or, to the knowledge of Ciba or any of its Subsidiaries, threatened releases (as those terms are defined under Environmental Law) of Hazardous Substances on, from or adjacent to any of the Scheduled Real Property which could reasonably be expected to give rise to liability under any Environmental Law;

        (F) with respect to the Transferred Business, neither Ciba nor any of its Subsidiaries has received a request for information or has been named a potentially responsible party regarding any Federal National Priority List site (as that term is defined under Environmental Law) or any other disposal site pursuant to any similar Environmental Law;

        (G) there are no other liabilities under any Environmental Law with respect to the Transferred Business; and

        (H) following the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, all Environmental Permits will be transferable upon appropriate notification to relevant Governmental Entities.

    (o) BROKERS. Except for CS First Boston Corporation, whose fees will be paid by Ciba, there is no investment banker, broker, finder, financial advisor or other intermediary that has been retained by or is authorized to act on behalf of Ciba or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

    (p) SUFFICIENCY OF ACQUIRED ASSETS AND DEFERRED ASSETS. The Acquired Assets, the Deferred Assets and the assets of the Divested Subsidiaries (i) together with the rights and services to be provided pursuant to the Ancillary Agreements are sufficient for the conduct of the Transferred Business by Hexcel in substantially the same manner as it is currently conducted and (ii) are in the aggregate, in good and useable condition and, to the extent applicable, in good working order, ordinary wear and tear excepted.

    (q) INVESTMENT INTENT; SECURITIES ACT. Ciba, CGC and, to the extent applicable, any other Subsidiary of Ciba are acquiring the Hexcel Shares for their own account (not as a nominee or agent) for investment and not with a present view to, or for sale in connection with, any distribution or resale thereof or any granting of a participation therein. Ciba and CGC, on behalf of themselves and any other Subsidiary of Ciba that will own Hexcel Shares, acknowledge and understand that (i) the Hexcel Shares may not be transferred unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (ii) the Hexcel Shares will be subject to the restrictions on transfer, voting agreements and other restrictive provisions of the Governance Agreement and (iii) will contain an appropriate restrictive legend consistent with the foregoing.

    (r) ACCOUNTS RECEIVABLE. All Accounts Receivable included in the Acquired Assets or, if applicable, the Deferred Assets represent sales actually made in the ordinary course of business and represent legal, valid and binding obligations of the obligors thereon. The Financial Statements contain, as of their respective dates, adequate and sufficient reserves for bad debts in respect of Accounts Receivable calculated in accordance with U.S. GAAP applied on a consistent basis.

    (s)  INVENTORY.   All  Inventory  included in  the  Acquired Assets  and the
Deferred Assets is of a quality and quantity useable and saleable in the ordinary course of business. All Inventory of the Transferred Business is valued in the Balance Sheet at lower of cost or market, with obsolete or below-standard quality materials having been written off and with adequate and sufficient reserves for inactive and surplus Inventory calculated in accordance with U.S. GAAP applied on a consistent basis.

    (t) PRODUCT MANUFACTURING. With respect to each product of the Transferred Business, Ciba and/ or its Subsidiaries (i) have obtained all applicable Permits (other than as set forth on Schedule 3.01(n)) necessary for the manufacture, distribution, sale and marketing of such products, except for such Permits the lack of which would not reasonably be expected to have a Material Adverse Effect, and (ii) are in material compliance with the terms and conditions of all such Permits in each jurisdiction in which such products are manufactured, distributed, sold or marketed. All products of the Transferred Business have been manufactured in full compliance with applicable product specifications.

    (u) PRODUCT LIABILITY. Except as set forth on Schedule 3.01(u), there are not presently pending, or to the knowledge of Ciba or any of its Subsidiaries, threatened any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including, without limitation, any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of the Transferred Business that would reasonably be expected to have a Material Adverse Effect.
Schedule 3.01(u) sets forth a true and complete list of (i) all matters referred to in the preceding sentence since January 1, 1992 and (ii) all material product recalls, material reworks or material post-sale warnings ("Recalls") and all investigations, considerations or decisions made by Ciba or any of its Subsidiaries, or to the knowledge of Ciba or any of its Subsidiaries, by any other person concerning a Recall relating to any product manufactured, distributed or sold by or on behalf of the Transferred Business, in each case, since January 1, 1992. The Financial Statements contain, as of their respective dates, adequate and sufficient reserves for product warranty related expenses and product returns.

    (v) COST ACCOUNTING STANDARDS. Except as set forth on Schedule 3.01(v), Ciba and its Subsidiaries have (and are not aware of any allegation that they have not) accounted for all Acquired Contracts (or subcontracts relating thereto) with Governmental Entities related to the United States Federal government in accordance with the Cost Accounting Standards applicable thereto and have adhered in all material respects with all Federal Acquisition Regulations, all Federal Acquisition Supplemental Regulations and all other relevant cost accounting requirements.

    (w) FOREIGN BENEFIT PLANS. (i) FRANCE. Except for the Retraite Maison covering one employee of Brochier, there are no contractual employee benefit plans covering any employees of Brochier. Brochier has complied in all material respects with all its obligations under the Retraite Maison. All employees of Brochier are subject to a "Convention Collective". Brochier has complied in all material respects with all requirements of law applicable thereto and under the governing documents of such Convention Collective.

        (ii) ITALY. There are no contractual employee benefit plans covering any employees of Salver. All employees of Salver are subject to a "Convenzione Collectiva". Salver has complied in all material respects with all requirements of law applicable thereto and under the governing documents of such Convenzione Collectiva.

       (iii) GENERAL. Each employee benefit plan relating to employees of the Transferred Business employed in Austria or the Excluded Jurisdictions is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents of such plan. Neither Ciba nor any of its Subsidiaries has incurred any liability (nor, to the knowledge of Ciba or any of its Subsidiaries, does any condition exist or has any event occurred that presents a material risk that any such liability will be incurred) with respect to any employee benefit plan relating to employees of the Transferred Business employed outside the United States or the United Kingdom (other than for contributions not yet due) that, when aggregated with other such liabilities, would result in a material liability to the Transferred Business. Each employee benefit plan relating to employees of the Transferred Business employed outside the United States or the United Kingdom is fully and properly funded in accordance with, and the assets thereof are held by a Person authorized to hold such assets under, applicable law and regulation and the governing documents of such plan.

    (x) LABOR RELATIONS. Except as set forth in Schedule 3.01(x), no collective bargaining agreement is being negotiated by Ciba or any of its Subsidiaries with respect to the Transferred Business. Except as set forth in Schedule 3.01(x), to the knowledge of Ciba or any of its Subsidiaries, there are no activities or proceedings of any labor union to organize any of the employees of the Transferred Business. There is no labor dispute, strike or work stoppage against the Transferred Business pending or, to the knowledge of Ciba or any of its Subsidiaries, threatened, except for such disputes, strikes or work stoppages that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (y) NO OTHER REPRESENTATIONS. Except for the representations and warranties expressly set forth in this Section 3.01, none of Ciba, CGC or any other Person makes any express or implied representation or warranty on behalf of Ciba or any of its Subsidiaries. HEXCEL ACKNOWLEDGES THAT, SHOULD THE CLOSING OCCUR, HEXCEL WILL ACQUIRE THE ACQUIRED ASSETS AND THEREAFTER ACQUIRE THE DEFERRED ASSETS, IN EACH CASE WITHOUT ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, IN AN "AS IS" CONDITION AND ON A "WHERE IS" BASIS, EXCEPT AS OTHERWISE EXPRESSLY REPRESENTED OR WARRANTED HEREIN. The provisions of the immediately preceding sentence do not apply to the Contributed Shares (it being understood that no representations or warranties other than those expressly set forth herein are implied with respect to the Contributed Shares).

    SECTION  3.02.   REPRESENTATIONS AND  WARRANTIES OF  HEXCEL.   Hexcel hereby
represents and warrants to Ciba and CGC as follows:

    (a) ORGANIZATION, STANDING AND POWER. Hexcel and each of its Subsidiaries is a legal entity duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction in which it is incorporated, has the requisite corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now being conducted and is duly qualified to do business as a foreign corporation and, where applicable, is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of the activities make such qualification necessary, except for those jurisdictions in which failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Hexcel Material Adverse Effect. Hexcel has heretofore delivered to Ciba true and complete copies of the certificate of incorporation and by-laws (or similar organizational documents) of Hexcel and each of its Subsidiaries, in each case as amended through the date of this Agreement. Such organizational documents are in full force and effect, and no other organizational documents are applicable to or binding on such entities. None of such entities is in violation of any provision of its certificate of incorporation or by-laws (or similar organizational documents).

    (b) AUTHORITY. Hexcel and, to the extent applicable, each of its Subsidiaries has all corporate power and authority to execute this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Employment Matters Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Hexcel and, to the extent applicable, each of its Subsidiaries, subject only to approval of (x) the issuance of the Hexcel Shares and (y) an amendment to the certificate of incorporation of Hexcel increasing the authorized number of shares of Hexcel Common to 100,000,000 (the "Required Amendment"), in each case by the requisite vote of the holders of Hexcel Common entitled to vote thereon, and the execution and delivery of the other Ancillary Agreements and the consummation of the transactions contemplated thereby will be authorized by all necessary corporate action on the part of Hexcel and, to the extent applicable, each of its Subsidiaries prior to the Closing. This Agreement and the Employment Matters Agreement have been duly executed and delivered by Hexcel and constitute, and each other Ancillary Agreement when duly executed and delivered by Hexcel and, to the extent applicable, any of its Subsidiaries will constitute a legal, valid and binding obligation of Hexcel and, to the extent applicable, any such Subsidiary enforceable against each of them in accordance with their respective terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth on Schedule 3.02(b), none of Hexcel or any of its Subsidiaries is a party to, bound by or subject to any agreement or restriction that would materially restrict or impede Ciba or CGC from exercising its full rights under, and enjoying the full benefits contemplated by, this Agreement and the Ancillary Agreements. The execution and delivery of this Agreement and the Ancillary Agreements by Hexcel and, to the extent applicable, any of its Subsidiaries do not and will not, and the consummation by Hexcel and, to the extent applicable, any of its Subsidiaries of the transactions contemplated hereby and thereby, and the compliance with the terms hereof and thereof by Hexcel and, to the extent applicable, any of its Subsidiaries will not (i) violate any law, judgment, order, decree, statute, ordinance, rule and regulation applicable to it, (ii) conflict with any provision of Hexcel's or, to the extent applicable, any of its Subsidiaries' certificate of incorporation or by-laws (or similar organizational documents), (iii) except as set forth on Schedule 3.02(b), conflict with or result in the breach or termination of any provision or constitute a default (with or without the giving of notice or the lapse of time or both) under, or require any consent under or give rise to any right of termination, cancellation or acceleration or the loss of any benefit under any Contract to which it is a party or by which it or any of its properties or assets is bound, (iv) except as set forth on Schedule 3.02(b), require any consent, approval, order, authorization or other action of, or the registration, declaration or filing with, any Governmental Entity or any other Person, or (v) except as set forth on Schedule 3.02(b), result in the creation or imposition of any Lien on any of its assets or properties other than, in the case of clauses (i),
(iii), (iv) and (v), any such conflicts, violations or Liens the existence of which or consents the lack of which could not reasonably be expected to (x) have a Hexcel Material Adverse Effect, (y) prevent the consummation of any of the transactions contemplated by this Agreement and the Ancillary Agreements or (z) materially impair Hexcel's or, to the extent applicable, any of its Subsidiaries' ability to perform its obligations under this Agreement or any Ancillary Agreement, except (A) for the filing of a premerger notification and report form by Hexcel under the HSR Act and any filings required pursuant to applicable antitrust and competition law statutes and regulations in each of the Applicable Jurisdictions, (B) for compliance with and filings under Sections 13(a) and 14(a) of the Exchange Act, (C) for the filing of a notice pursuant to the Exon-Florio Amendment, (D) for consent of the Departement de Securite pursuant to the Demande d'Autorisation with the Direction du Tresor in France,
(E) for the filing of a Special Security Agreement and a related request for a National Interest Determination and all approvals of the United States Defense Investigative Service required in connection therewith and (F) as otherwise set forth on Schedule 3.02(b). At a meeting duly called and held, the Board of Directors of Hexcel duly and unanimously adopted a resolution recommending that the stockholders of Hexcel approve the issuance of the Hexcel Shares and the Required Amendment.


    (c) CAPITALIZATION OF HEXCEL AND ITS SUBSIDIARIES. On the date hereof, the authorized capital stock of Hexcel consists of 40,000,000 shares of Hexcel Common, of which 18,093,903, are duly authorized and validly issued and outstanding, fully paid and nonassessable and 1,500,000 shares of Hexcel Preferred, of which none are issued and outstanding. On the Closing Date the number of shares of Hexcel Common authorized for issuance will be 100,000,000 and, subject to stockholder approval, the number of shares of Hexcel Preferred authorized for issuance will be 20,000,000. Except for Hexcel Common there are no shares of capital stock or other equity securities of Hexcel outstanding.
Schedule 3.02(c) sets forth for each material Subsidiary of Hexcel the amount of its authorized capital stock, the amount of its outstanding capital stock and the amount of such stock owned by Hexcel. All the outstanding shares of capital stock of each material Subsidiary of Hexcel have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in
Schedule 3.02(c), there are no shares of capital stock or other equity securities of any material Subsidiary of Hexcel outstanding that are not owned by Hexcel or a wholly owned Subsidiary of Hexcel. Neither the Hexcel Common nor any shares of capital stock of any Subsidiary of Hexcel have been issued in violation of, and none of the Hexcel Common or such shares of capital stock are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the certificate of incorporation or by-laws of Hexcel or the comparable governing instruments of any Subsidiary of Hexcel, or any contract, agreement or instrument to which Hexcel or any Subsidiary of Hexcel is subject, bound or a party or otherwise. Except as set forth in Schedule 3.02(c), there are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which Hexcel or any Subsidiary of Hexcel is or may become obligated to issue, sell, purchase, refund or redeem any shares of capital stock or other securities of or equity interest in Hexcel or any Subsidiary of Hexcel or (ii) that give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of Hexcel or any Subsidiary of Hexcel. The Hexcel Shares have been or will be prior to Closing duly and validly authorized and when issued and delivered in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and nonassessable. The Indenture and the Subordinated Debt have been or will be prior to Closing duly and validly authorized and when executed and delivered in accordance with the provisions of this Agreement will constitute legal, valid and binding obligations of Hexcel enforceable against Hexcel in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth in Schedule 3.02(c), there are no equity securities of Hexcel or any Subsidiary of Hexcel reserved for issuance for any purpose. Except as set forth in Schedule 3.02(c), Hexcel has good and valid title, directly or through one or more wholly owned subsidiaries, to all the outstanding shares of capital stock of each material Subsidiary of Hexcel, free and clear of any Liens. Except as set forth in Schedule 3.02(c), there are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Hexcel or any Subsidiary of Hexcel may vote.

    (d) EQUITY INTERESTS. Except for the Subsidiaries of Hexcel and as set forth in Schedule 3.02(d), Hexcel does not directly or indirectly have any material interest in any other entity, including subsidiaries, joint ventures or partnerships.

    (e) SEC DOCUMENTS; UNDISCLOSED LIABILITIES. Hexcel has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1992 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Hexcel included in the SEC Documents as of their respective dates complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP (except, in the case of unaudited statements, as permitted for use on Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of Hexcel and its Subsidiaries as of the dates thereof and the consolidated results of operations of Hexcel and its Subsidiaries for the periods then ended (subject, in the case of any unaudited statements, to normal year-end audit adjustments). Except as set forth in the Hexcel Balance Sheet, neither Hexcel nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of such balance sheet that, individually or in the aggregate, have not had and would not reasonably be expected to have a Hexcel Material Adverse Effect.

    (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Schedule 3.02(f), from the date of the Hexcel Balance Sheet to the date hereof, Hexcel and its Subsidiaries have conducted their business in the ordinary course of business consistent in all material respects with past practice, and there has not been any development or event or series of events that would reasonably be expected to have a Hexcel Material Adverse Effect.

    (g) BROKERS. Except for Bear, Stearns & Co. Inc., whose fees will be paid by Hexcel, there is no investment banker, broker, finder, financial advisor or other intermediary that has been retained by or is authorized to act on behalf of Hexcel or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

    (h) INVESTMENT INTENT. Hexcel and, to the extent applicable, any Subsidiary of Hexcel is purchasing and acquiring the Contributed Shares for its own account (not as a nominee or agent) for investment and not with a present view to, or for sale in connection with, any distribution or resale thereof or any granting of a participation therein. Hexcel acknowledges, on behalf of itself and its Subsidiaries, and understands that the Contributed Shares may not be transferred unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

    (i) COMPLIANCE WITH APPLICABLE LAWS. Each of Hexcel and its Subsidiaries has complied with all laws, regulations, rules and orders, statutes, ordinances, Permits and authorizations of all Governmental Entities applicable to it except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Hexcel Material Adverse Effect and, except as set forth in Schedule 3.02(i), neither Hexcel nor any of its Subsidiaries has received any written notice of any such failure to so comply. Except as set forth on Schedule 3.02(i), neither Hexcel nor any of its Subsidiaries has received any written notice that any investigation or review by any Governmental Entity is pending or that any such investigation or review is contemplated, except where the outcome of such investigation or review would not, individually or in the aggregate, reasonably be expected to have an Hexcel Material Adverse Effect. This paragraph (i) does not relate to Tax laws, laws relating to employee benefits and Environmental Laws for which Section 3.02(o), the Employment Matters Agreement and Section 3.02(v) and Section 3.02(p), respectively, are applicable in lieu of this paragraph (i).

    (j) LITIGATION; DECREES. Schedule 3.02(j) sets forth a list of certain lawsuits, claims, actions, investigations and proceedings. Except as set forth in Schedule 3.02(j), there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of Hexcel or any of its Subsidiaries, threatened against Hexcel or any of its Subsidiaries that (i) if adversely determined would, individually or in the aggregate, be reasonably likely to result in an Hexcel Material Adverse Effect, (ii) in any manner challenges or seeks to enjoin, prevent, alter or materially delay the transactions contemplated hereby or (iii) alleges criminal action or inaction. Except as set forth on Schedule 3.02(j), neither Hexcel nor any of its Subsidiaries is subject to any judgment, order, injunction, rule, decree, writ, determination or award of any Governmental Entity or arbitrator having, or which, individually or in the aggregate, have or would reasonably be expected to have, a Hexcel Material Adverse Effect or which would prevent, alter or materially delay the transactions contemplated hereby.

    (k) PROPERTIES. (i) Hexcel or a Subsidiary thereof has good, marketable and insurable (in the case of real property) title to, or valid leasehold interests in, or other rights to use all the real and personal properties and assets required for the conduct of the business of Hexcel and its Subsidiaries as currently conducted and has good and marketable title to, or valid leasehold interests in, all the properties and assets reflected on the Hexcel Balance Sheet or thereafter acquired, except for assets sold or otherwise disposed of for fair value since the date of such balance sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of any and all Liens of any kind and free of any and all other limitations and restrictions except for (A) Hexcel Permitted Liens,
(B) easements, covenants, rights-of-way, claims and other encumbrances or restrictions of record, none of which, either individually or in the aggregate, materially detract from the value of the property or materially interfere with the current use of the property, (C) zoning, building and other similar restrictions, none of which, either individually or in the aggregate, materially detract from the value of the property or materially interfere with the current use of the property, (D) unrecorded easements, covenants, rights-of-way or other restrictions, none of which, either individually or in the aggregate, materially detract from the value of the property or materially interfere with the current use of the property, (E) any conditions that may be shown by a current, accurate survey or physical inspection of any such property made prior to Closing and (F) Liens disclosed in Schedule 3.02(k) or in the Hexcel Balance Sheet or in the notes thereto, none of which items set forth in clauses (A) through (F) above, individually or in the aggregate, have or would reasonably be expected to have a Hexcel Material Adverse Effect.

        (ii) Hexcel and each of its Subsidiaries has complied in all respects with the terms of all material leases to which it is a party. To the knowledge of Hexcel and its Subsidiaries, all such leases are in full force and effect and all rents and additional rents due thereunder have been paid in full when due through the date hereof. Hexcel or a Subsidiary thereof enjoys peaceful and undisturbed possession under all such material leases.

       (iii) At the date of the Agreement there has been no actual or, to the knowledge of Hexcel, threatened condemnation or taking by eminent domain of any of its real property or any real property in which it has an interest.

       (iv) There are no Persons other than Hexcel or any of its Subsidiaries that have a possessory interest pursuant to a written agreement with Hexcel or any of its Subsidiaries in any of its real property.

        (v) This paragraph (d) does not relate to Intellectual Property, as to which Section 3.02(l) shall be applicable in lieu of this Section 3.01(k).

    (l) INTELLECTUAL PROPERTY. (i) Schedule 3.02(l) sets forth a complete list of all Intellectual Property (other than Know-how) owned by Hexcel or its Subsidiaries that is material to its business (collectively, the "Hexcel Material Intellectual Property"). To Hexcel's knowledge, except as disclosed in
Schedule 3.02(l), no Hexcel Material Intellectual Property (A) has, in whole or in part, lapsed, been declared invalid, or been abandoned, dedicated or disclaimed or (B) is being infringed by any Person, in each case, which could reasonably be expected to have a Hexcel Material Adverse Effect.

        (ii) To Hexcel's knowledge, except as disclosed in Schedule 3.02(l) (A) neither Hexcel nor any of its Subsidiaries during the five years preceding the date of this Agreement has been sued, charged in writing or threatened with respect to, or been a defendant in, any claim, suit, action or proceeding including a claim of infringement by Hexcel or such Subsidiary of any Intellectual Property which, if successful, could reasonably be expected to have a Hexcel Material Adverse Effect and (B) to Hexcel's knowledge, the conduct of its business does not infringe the valid intellectual property rights of any other Person in any way that could reasonably be expected to have a Hexcel Material Adverse Effect.

    (m) INSURANCE. Schedule 3.02(m) sets forth a complete and correct list of all insurance policies (including a brief summary of the nature and terms thereof) providing coverage in respect of Hexcel and its Subsidiaries. All the material properties of Hexcel and its Subsidiaries are insured for Hexcel's or its Subsidiaries' benefit, and will be so insured until the Closing. The coverage provided by such policies is adequate and sufficient in nature, scope and amount in accordance with applicable prudent risk management practices. All such policies currently in effect are in full force and effect, no notice of termination, cancellation or reservation of rights has been received with respect to any such policy, there has not been any failure to present any claim or give any notice under any such policy in a timely manner or in the manner or detail required by such policy, and there is no default with respect to any such policy, except for such as would not, individually or in the aggregate, reasonably be expected to have a Hexcel Material Adverse Effect. Except as set forth on Schedule 3.02(m) or as otherwise disclosed to Ciba prior to the date of this Agreement, neither Hexcel nor any of its Subsidiaries self-insures or has self-insured any material risks.

    (n) CONTRACTS. Schedule 3.02(n) sets forth each of the following Contracts to which Hexcel or any of its Subsidiaries is a party or by which any of them is bound:

        (i) any collective bargaining Contract;

        (ii)  any  Contract  with   any  employee  involving  aggregate   future
    obligations in excess of $100,000;

       (iii) any Contract entered into in the ordinary course of business which involves payment or receipt in the future of aggregate amounts in excess of $5,000,000;

       (iv) any Contract entered into other than in the ordinary course of business which involves payment or receipt in the future of aggregate amounts in excess of $500,000;

        (v) any credit agreement, loan agreement, indenture, guarantee, note, mortgage, security agreement, loan commitment, evidence of indebtedness or other Contract relating to the borrowing or lending of funds in excess of $500,000;

       (vi) any contract granting to any Person a preferential right to purchase any assets of Hexcel or its Subsidiaries (other than sales of inventory in the ordinary course of business);

       (vii) any Contract with respect to the discharge, transportation, removal or storage of effluent, waste, pollutants or hazardous substances;

      (viii) any Contract containing a covenant not to compete or similar provisions or a covenant or other provision restricting the development, manufacture, marketing or distribution of products or services;

       (ix) any Contract for the lease of land, buildings, equipment or other property that is material to the business of Hexcel and its Subsidiaries;

        (x) any Contract limiting or restricting the voting, acquisition or disposition of any equity securities or other equity interests of Hexcel or any of its Subsidiaries;

       (xi) any Contract relating to Intellectual Property that is material to the business of Hexcel and its Subsidiaries (including any such Contract that restricts the use of Intellectual Property); and

       (xii) any Contract evidencing any Lien on any of the assets of Hexcel or any of its Subsidiaries (other than Liens created in the ordinary course of business).

    True, complete and correct copies of all the Contracts listed on Schedule 3.02(n) (including any amendments thereof or waivers with respect thereto) have been made available to Ciba (other than (x) purchase orders and invoices to customers and suppliers using standards forms made available to Ciba and (y) employment agreements pursuant to standard form agreements made available to
Ciba). Except as disclosed on Schedule 3.02(n), each of the material Contracts is a valid and binding agreement of Hexcel or a Subsidiary thereof, as the case may be, and is in full force and effect and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law), and neither Hexcel nor any of its Subsidiaries nor, to the knowledge of Hexcel or any of its Subsidiaries, any other party thereto is in default or breach in any material respect under the terms of any such Contract, nor, to the knowledge of Hexcel or any of its
Subsidiaries, has any event or circumstance occurred that, with or without notice or lapse of time or both, would constitute any material event of default or give rise to any right of termination, cancellation or acceleration or the loss of any benefit or require any consent thereunder other than as set forth on
Schedule 3.02(n). Except as set forth on Schedule 3.02(n), neither the execution and delivery of this Agreement and the Ancillary Agreements nor, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements by Hexcel will cause any breach of a material Contract or, with or without notice or lapse of time or both, result in any default, require any consent or give rise to any right of termination, cancellation or acceleration or the loss of any benefit under any material Contract (including benefits that may be exercised only upon consummation of a transaction of the type contemplated by this Agreement and the Ancillary Agreements). Except as disclosed on Schedule 3.02(n), neither Hexcel nor any of its Subsidiaries has received any written or, to its knowledge, oral notice of termination or cancellation of or notice of an intent to terminate or cancel any material Contract. No material Contract is the subject of or, to the knowledge of Hexcel or any of its Subsidiaries, has been threatened to be made the subject of any arbitration, suit or legal proceeding. With respect to any material Contract that will by its terms terminate as of a particular date unless renewed or unless an option to extend is exercised, neither Hexcel nor any of its Subsidiaries has received any written or, to its knowledge, oral notice, or otherwise has knowledge that any such material Contract will not be, or is not likely to be, so renewed or that any such extension option will not be or is not likely to be so exercised. Except as set forth on Schedule 3.02(n) or as would not, individually or in the aggregate, reasonably be expected to have a Hexcel Material Adverse Effect, each of the foregoing representations and warranties as to material Contracts is also true and correct as to the other Contracts.

    (o) TAXES. Except as disclosed on Schedule 3.02(o), (i) each of Hexcel and its Subsidiaries has timely filed, in correct and complete form after giving effect to any applicable extensions, all Tax Returns relating to Income Taxes and other material Taxes required to be filed by it and paid all Taxes required to be paid by it, (ii) no Taxing Authority is asserting or is expected to assert any deficiency against Hexcel or its Subsidiaries with respect to any Taxes described in (i) above and (iii) the accruals for Taxes reflected in the consolidated financial statements of Hexcel as of December 31, 1994 adequately provide for the liability of Hexcel and its Subsidiaries for Taxes as of that date and (iv) Hexcel's aggregate net operating loss for U.S. Federal income Tax purposes as of December 31, 1994 was approximately $48 million.

    (p) ENVIRONMENTAL MATTERS. Except as set forth in Schedule 3.02(p) and, in each case of clauses (A) through (G) below, except (i) where the failure to so comply, (ii) where such actual or alleged liability or (iii) to the extent that such statements, if untrue, would not, individually or in the aggregate, reasonably be expected to have a Hexcel Material Adverse Effect:

        (A) Hexcel and its Subsidiaries have secured and are in material compliance with all Environmental Permits and are in material compliance with all Environmental Laws;

        (B) since June 30, 1990, neither Hexcel nor any of its Subsidiaries has received any written communication from a Governmental Entity that alleges that Hexcel or its Subsidiaries is not in compliance with any Environmental Law or Environmental Permits;

        (C) there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, proceedings or investigations pending or, to the knowledge of Hexcel or any of its Subsidiaries, threatened, relating to compliance by Hexcel or its Subsidiaries with, or liability of Hexcel or any of its Subsidiaries under, any Environmental Law;

        (D) there are no Liens attached, asserted, or, to the knowledge of Hexcel or any of its Subsidiaries, threatened against any property of Hexcel or any of its Subsidiaries pursuant to any Environmental Law;

        (E) there have been no releases or, to the knowledge of Hexcel or any of its Subsidiaries, threatened releases (as those terms are defined under Environmental Law) of Hazardous Substances on, from or adjacent to any property of Hexcel or its Subsidiaries which could reasonably be expected to give rise to material liability under any Environmental Law;

        (F) neither Hexcel nor any of its Subsidiaries has received a request for information or has been named a potentially responsible party regarding any Federal National Priority List site (as that term is defined under Environmental Law) or any other disposal site pursuant to any similar Environmental Law; and

        (G) there are no other material liabilities under any Environmental Law.

    (q) COST ACCOUNTING STANDARDS. Except as set forth on Schedule 3.02(q), Hexcel and each of its Subsidiaries have (and are not aware of any allegation that they have not) accounted for all their Contracts (or subcontracts relating thereto) with Governmental Entities related to the United States Federal government in accordance with the Cost Accounting Standards applicable thereto and have adhered in all material respects with all Federal Acquisition Regulations, all Federal Acquisition Supplemental Regulations and all other relevant cost accounting requirements.

    (r) ACCOUNTS RECEIVABLE. All accounts receivable of Hexcel and any of its Subsidiaries represent sales actually made in the ordinary course of business and represent legal, valid and binding obligations of the obligors thereon. The financial statements set forth in the SEC Documents contain, as of their respective dates, adequate and sufficient reserves for bad debts in respect of such accounts receivable calculated in accordance with U.S. GAAP applied on a consistent basis.

    (s) INVENTORY. All Inventory of Hexcel and any of its Subsidiaries is of a quality and quantity useable and saleable in the ordinary course of business. All such Inventory is valued in the Hexcel

Balance Sheet at lower of cost and market, with obsolete or below-standard quality materials having been written off and with adequate and sufficient reserves for inactive and surplus Inventory calculated in accordance with U.S. GAAP applied on a consistent basis.

    (t) PRODUCT MANUFACTURING. With respect to each product of Hexcel and any of its Subsidiaries, Hexcel or such Subsidiary (i) has obtained all applicable Permits (other than as set forth on Schedule 3.01(p)) necessary for the manufacture, distribution, sale and marketing of such products, except for such Permits the lack of which would not reasonably be expected to have a Hexcel Material Adverse Effect, and (ii) is in material compliance with the terms and conditions of all such Permits in each jurisdiction in which such products are manufactured, distributed, sold or marketed. All products of Hexcel and any of its Subsidiaries have been manufactured, in full compliance with applicable product specifications.

    (u) PRODUCT LIABILITY. Except as set forth on Schedule 3.02(u), there are not presently pending, or to the knowledge of Hexcel or any of its Subsidiaries, threatened any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including, without limitation, any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of Hexcel that would reasonably be expected to have a Hexcel Material Adverse Effect. Schedule 3.02(u) sets forth a true and complete list of (i) all matters referred to in the preceding sentence since January 1, 1992 and (ii) all Recalls and all investigations, considerations or decisions made by Hexcel or any of its Subsidiaries, or to the knowledge of Hexcel or any of its Subsidiaries, by any other person concerning a Recall relating to any product manufactured, distributed or sold by or on behalf of Hexcel or any of its Subsidiaries, in each case, since January 1, 1992. The financial statements of Hexcel included in the SEC Documents contain, as of their respective dates, adequate and sufficient reserves for product warranty related expenses and product returns.

    (v) FOREIGN BENEFIT PLANS. Each employee benefit plan relating to employees of Hexcel employed outside the United States is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents of such plan. Neither Hexcel nor any of its Subsidiaries has incurred any liability (nor, to the knowledge of Hexcel or any of its Subsidiaries, does any condition exist or has any event occurred that presents a material risk that any such liability will be incurred) with respect to any such plan relating to such employees (other than for contributions not yet due) that, when aggregated with other such liabilities, would result in a material liability to Hexcel and its Subsidiaries taken as a whole. Each employee benefit plan relating to employees of Hexcel employed outside the United States is fully and properly funded in accordance with, and the assets thereof are held by a Person authorized to hold such assets under, applicable law and regulation and the governing documents of such plan.

    (w) LABOR RELATIONS. Except as set forth in Schedule 3.02(w), no collective bargaining agreement is being negotiated by Hexcel or any of its Subsidiaries. Except as set forth in Schedule 3.02(w), to the knowledge of Hexcel or any of its Subsidiaries, there are no activities or proceedings of any labor union to organize any of the employees of Hexcel or any of its Subsidiaries. There is no labor dispute, strike or work stoppage against Hexcel or any of its Subsidiaries pending or, to the knowledge of Hexcel or any of its Subsidiaries, threatened, except for such disputes, strikes or work stoppages that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (x) NO OTHER REPRESENTATIONS. Except for the representations and warranties expressly set forth in this Section 3.02, neither Hexcel nor any other Person makes any express or implied representation or warranty on behalf of Hexcel or any of its Subsidiaries.

                                   ARTICLE IV
                                   COVENANTS

    SECTION 4.01. CONDUCT OF BUSINESS. (a) From and after the date of this Agreement and until the Closing (or, if the Danutec Equity is not delivered to Hexcel at the Closing, with respect to Danutec, until the earlier of (x) the Danutec Closing and (y) the first anniversary of the Closing), except as expressly provided in this Agreement or as Hexcel shall otherwise reasonably agree, Ciba and CGC shall and Ciba shall cause each of its Subsidiaries (other than CGC) to (i) conduct the Transferred Business in the ordinary course of business consistent in all material respects with past practice; (ii) use all commercially reasonable efforts to preserve intact the business organizations and relationships with third parties of the Transferred Business and to keep available the services of the current employees of the Transferred Business and
(iii) not sell, assign, transfer, lease, license or otherwise dispose of any Acquired Assets or Deferred Assets or any parts thereof except (A) pursuant to existing Contracts and commitments (including the Austrian Shares Contract) or
(B) in the ordinary course of business consistent in all material respects with past practice and (iv) notify Hexcel as to any material event of condemnation or casualty affecting any of the Acquired Assets or Deferred Assets promptly after the occurrence thereof. In addition, until the Closing (or, if the Danutec Equity is not delivered to Hexcel at the Closing, with respect to Danutec, until the earlier of (x) the Danutec Closing and (y) the first anniversary of the Closing), Ciba shall not permit any Divested Subsidiary to do any of the following, and Ciba and CGC (to the extent related to the Transferred Business) shall not do any of the following, in each case without the prior written consent of Hexcel:

        (i) issue, authorize the issuance of, sell, purchase, redeem or otherwise acquire (or waive any restrictions on any third party from taking any such action with respect to) any capital stock, bonds, debentures, notes or other securities, or authorize any stock option plan or amendment thereto or grant any options (including employee stock options), "phantom" stock or similar contractual rights, warrants or other rights or commitments entitling any Person to require the issuance, delivery, sale, refunding or redemption of any capital stock, bonds, debentures, notes or other securities (or that give any Person the right to receive the benefits or other similar rights enjoyed by or accruing to holders of capital stock) or amend the terms of any such securities or agreements outstanding as of the date hereof;

        (ii) declare, set aside or pay any dividends on, or make any other distributions in respect of, its capital stock or the Transferred Business (other than dividends or other distributions of cash, cash equivalents and marketable securities);

       (iii) split or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

       (iv) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, in any such case to the extent such action would create an Assumed Liability, or make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) any Divested Subsidiary, (B) pursuant to existing Contracts as set forth on Schedule 4.01(a)(iv) and (C) non-material loans, advances or extensions of credit to employees, customers or suppliers in the ordinary course of business consistent with past practice;

        (v) take any action that would result in any of the representations and warranties of Ciba or CGC set forth in this Agreement or any Ancillary Agreement becoming untrue or any of the conditions to the Closing not being satisfied;

       (vi) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Transferred Business taken as a whole, except (A) purchases of inventory in the ordinary course of business consistent with past practice and (B) the purchase of any interest in Danutec pursuant to a Danutec Agreement;

       (vii) mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens) or, except in the ordinary course of business consistent with past practice, sell, lease or otherwise dispose of (x) any of the Acquired Assets or Deferred Assets or (y) in the case of a Divested Subsidiary, any of its properties or assets;

      (viii) enter into, modify, amend or terminate any material Acquired Contract or waive, release or assign any material rights or claims or fail to take any action necessary to preserve the benefits of any material Acquired Contract;

       (ix) make or agree to make any new capital expenditure relating to the Transferred Business which is individually in excess of $100,000 or which when taken together with all other new capital expenditures relating to the Transferred Business is in excess of $500,000;

        (x) make any material Tax election or settle or compromise any material liability for Taxes other than to the extent the amount of such settlement or compromise is less than or equal to the amount of the accruals or reserves for Taxes on the Balance Sheet;

       (xi) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) that are Assumed Liabilities, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the Balance Sheet or incurred after the date thereof in the ordinary course of business consistent with past practice;

       (xii) amend, or cause or permit to be amended, the certificate of incorporation or by-laws (or similar organizational documents) of any Divested Subsidiary;

      (xiii) (A) adopt or amend in any material respect or terminate any pension or benefit plan relating to employees of the Divested Subsidiaries, or (B) adopt, amend or terminate any pension or benefit plan relating to employees of the Transferred Business employed outside the United States (other than employees of the Divested Subsidiaries) other than any adoption, amendment or termination that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, in either case, except as required by law, or change any actuarial or other assumption used to calculate funding obligations with respect to any such plan (except to the extent that failure to make such change would result in noncompliance with U.S. GAAP, the Code or other applicable law), or change the manner in which contributions to any such plan are made or the basis upon which such contributions are determined, except as required by law;

      (xiv) make any material change in the compensation or benefits of, or enter into or amend in any material respect any employment agreement with respect to, any employee (or any director of a Divested Subsidiary) of the Transferred Business outside the United States, except in the ordinary course of business consistent with past practice or, if applicable, as may be required under existing agreements;

       (xv) make any change in any method of accounting or accounting practice or policy other than those required by U.S. GAAP;

      (xvi) enter into an agreement to settle any material lawsuits, claims, actions, investigations or proceedings; or

      (xvii) authorize any of, or commit or agree to take any of, the foregoing actions.

    (b) From and after the date of this Agreement and until the Closing, except as expressly provided in this Agreement or as Ciba shall otherwise reasonably agree, Hexcel shall and shall cause each of its

Subsidiaries to (i) conduct its business in the ordinary course of business consistent in all material respects with past practice, (ii) use all commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its current employees, (iii) not sell, assign, transfer, lease or license or otherwise dispose of any of its assets or any parts thereof except (A) pursuant to existing Contracts and commitments or (B) in the ordinary course of business consistent in all material respects with past practice and (iv) notify Ciba as to any material event of condemnation or casualty affecting any of the properties or assets of Hexcel or any of its Subsidiaries promptly after the occurrence thereof. In addition, until the Closing, Hexcel shall not and shall not permit any of its Subsidiaries to do any of the following without the prior written consent of Ciba:

        (i) issue (other than (x) upon exercise of outstanding stock options or stock options which are permitted to be granted hereunder, (y) upon conversion of outstanding convertible debt or (z) up to 39,604 shares of Hexcel Common pursuant to Hexcel's plan of reorganization), authorize the issuance of, sell, purchase, redeem or otherwise acquire (or waive any restrictions on any third party from taking any such action) any capital stock, bonds, debentures, notes or other securities of Hexcel or its Subsidiaries or authorize any stock option plan or any amendment thereto (other than Hexcel's Amended and Restated Incentive Stock Plan in substantially the form previously disclosed to Ciba) or grant any options (other than employee or director stock options the grant of which has been authorized and disclosed to Ciba prior to the date hereof (even if such grant is subject to stockholder approval) or that are granted to newly hired employees (other than directors or executive officers) in the ordinary course of business in amounts consistent with past practice), "phantom" stock or similar contractual rights, warrants or other rights or commitments entitling any Person to require the issuance, delivery, sale, refunding or redemption by Hexcel or any of its Subsidiaries of any capital stock, bonds, debentures, notes or other securities of Hexcel or its Subsidiaries (or that give any Person the right to receive the benefits or similar rights enjoyed by or accruing to holders of shares of capital stock of Hexcel or any of its Subsidiaries) or amend the terms of any such securities or agreements outstanding as of the date hereof;

        (ii) declare, set aside or pay any dividends on, or make any other distributions in respect of, its capital stock;

       (iii) split or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

       (iv) except for drawings on existing working capital facilities in the ordinary course of business, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Hexcel or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) Hexcel or any direct or indirect wholly owned Subsidiary of Hexcel, (B) pursuant to existing Contracts as set forth on
    Schedule 4.01(b)(iv) and (C) non-material loans, advances or extensions of credit to employees, customers or suppliers in the ordinary course of business consistent with past practice;

        (v) take any action that would result in any of the representations and warranties of Hexcel set forth in this Agreement or any Ancillary Agreement becoming untrue or any of the conditions to the Closing not being satisfied;

       (vi) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or

    (y) any assets that are material, individually or in the aggregate, to Hexcel and its Subsidiaries taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice;

       (vii) mortgage or otherwise encumber or subject to any Lien (other than Hexcel Permitted Liens) or, except in the ordinary course of business consistent with past practice, sell, lease or otherwise dispose of any of its properties or assets;

      (viii) enter into, modify, amend or terminate any material Contract or waive, release or assign any material rights or claims or fail to take any action necessary to preserve the benefits of any material Contract;

       (ix) make or agree to make any new capital expenditure which is individually in excess of $100,000 or which when taken together with all other new capital expenditures is in excess of $500,000;

        (x) make any material Tax election or settle or compromise any material liability for Taxes other than to the extent the amount of such settlement or compromise is less than or equal to the amount of the accruals or reserves for Taxes on the Hexcel Balance Sheet;

       (xi) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the Hexcel Balance Sheet or incurred after the date of the Hexcel Balance Sheet in the ordinary course of business consistent with past practice;

       (xii) except for the Required Amendment, the authorization of an additional 18,500,000 shares of Hexcel Preferred and except as contemplated by the Governance Agreement, amend its certificate of incorporation or by-laws (or similar organizational documents);

      (xiii) adopt or amend in any material respect or terminate any pension or benefit plan relating to employees of Hexcel or any of its Subsidiaries employed outside the United States, except as required by law, or change any actuarial or other assumption used to calculate funding obligations with respect to any such plan (except to the extent that failure to make such change would result in noncompliance with U.S. GAAP, the Code or other applicable law), or change the manner in which contributions to any such plan are made or the basis upon which such contributions are determined, except as required by law;

      (xiv) make any material change in the compensation or benefits of, or enter into or amend in any material respect any employment agreement with respect to, any employee or director of Hexcel or any of its Subsidiaries outside the United States, except in the ordinary course of business consistent with past practice or, if applicable, as may be required under existing agreements;

       (xv) make any change in any method of accounting or accounting practice or policy other than those required by U.S. GAAP;

      (xvi) enter into an agreement to settle any material lawsuits, claims, actions, investigations or proceedings; or

      (xvii) authorize any of, or commit or agree to take any of, the foregoing actions.

    SECTION 4.02. ACCESS TO INFORMATION. Each of Hexcel and Ciba shall, and shall cause each of their respective Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Closing, to all their respective properties, books, Contracts, commitments, personnel and records (in the case of Ciba, only to the extent relating to the Transferred Business or the transactions contemplated by this Agreement and the Ancillary Agreements) and, during such period, each of Hexcel and Ciba shall, and shall cause each of their respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal, state or foreign securities laws and (b) all other information concerning its business, properties and personnel (in each case with respect to Ciba, only to the extent relating to the Transferred Business or the transactions contemplated by this Agreement and the Ancillary Agreements) as such other party may reasonably request. Each of Hexcel and Ciba acknowledge that the information being provided to it in connection with the transactions contemplated hereby is subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference. No investigation pursuant to this Section 4.02 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereunder.


    SECTION 4.03. LEGAL REQUIREMENTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Ancillary Agreements, including (i) the obtaining of all necessary actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including the prompt filing of (A) the premerger notification and report form under the HSR Act and any filings required pursuant to applicable antitrust and competition law statutes and regulations in each of the Applicable Jurisdictions, (B) a notice pursuant to the Exon-Florio Amendment, (C) all materials requested by the Departement de Securite pursuant to the Demande d'Autorisation with the Direction du Tresor in France, (D) the filing of a Special Security Agreement and a related request for a National Interest Determination and all approvals of the United States Defense Investigative Service required in connection therewith and (E) any other filings necessary with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any of the Ancillary Agreements or the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Ancillary Agreements.


    SECTION 4.04. NO SOLICITATION. (a) Neither Ciba nor Hexcel shall, nor shall they permit any of their respective Subsidiaries to, nor shall they authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, either of them or their respective Subsidiaries to, (i) solicit or initiate, or facilitate or endorse or encourage the submission of, any Interfering Transaction, (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to expedite any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Interfering Transaction PROVIDED, that, prior to the receipt of Hexcel stockholder approval of (x) the issuance of the Hexcel Shares and (y) the Required Amendment, if in the opinion of the Board of Directors of Hexcel or Ciba, as the case may be, based on the advice of outside counsel, such failure to act would be inconsistent with the fiduciary duties of Hexcel or Ciba or their respective boards of directors, as the case may be, to stockholders under applicable law, Hexcel or Ciba, as the case may be, may, in response to an unsolicited proposal relating to an Interfering Transaction, and subject to compliance with Section 4.04(c) below, furnish information with respect to it to any Person pursuant to a confidentiality agreement. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer of Hexcel or Ciba or any of their respective Subsidiaries or any investment banker, attorney or other advisor or representative of Hexcel or Ciba or any of their respective Subsidiaries, acting on behalf of Hexcel or Ciba or any of their respective Subsidiaries, shall be deemed to be a breach of this Section 4.04(a) by Hexcel or Ciba, as the case may be. For purposes of this Agreement, "Interfering Transaction" means any transaction, other than the transactions contemplated by this Agreement and the Ancillary Agreements, the consummation of which prior to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements would or could reasonably be expected to impede, interfere with, prevent or materially delay, or which would or could reasonably be expected to materially dilute the benefits to Ciba or Hexcel, as the case may be, of the transactions contemplated hereby or by the Ancillary Agreements.

    (b) The Board of Directors of Hexcel shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner that would prevent the stockholders of Hexcel from voting on, and approving if the requisite vote is obtained, the issuance of the Hexcel Shares or the Required Amendment, the approval or recommendation by such Board of Directors of the transactions contemplated hereby or by the Ancillary Agreements, (ii) approve or recommend, or propose to approve or recommend, any Interfering Transaction or (iii) negotiate or approve or authorize entering into any preliminary or definitive agreement or understanding with respect to any Interfering Transaction.

    (c) The boards of directors of Ciba and CGC shall not (i) withdraw or modify, or propose to withdraw or modify, the approval or recommendation by such boards of directors of the transactions contemplated hereby or by the Ancillary Agreements, (ii) approve or recommend, or propose to approve or recommend, any Interfering Transaction or (iii) negotiate or approve or authorize entering into any preliminary or definitive agreements or understanding with respect to any Interfering Transaction.

    (d) Hexcel and Ciba and CGC shall promptly advise each other of the existence of any request for information or of any proposal for an Interfering Transaction, or any inquiry with respect to, or which could reasonably be expected to lead to, any Interfering Transaction.

    (e) Nothing contained in this Section 4.04 shall prohibit Hexcel from making any recommendation with respect to the transactions contemplated hereby or any disclosure to Hexcel's stockholders if, based on advice of outside counsel, such disclosure or recommendation is required by applicable fiduciary duties, law or stock exchange rules.

    SECTION 4.05. AGREEMENT REGARDING NON-ASSIGNABLE CONTRACTS. If any Acquired Contract (i) is not assignable without the consent of any party thereto, (ii) may by its terms be terminated or cancelled upon assignment or
(iii) is not by its terms assignable, Ciba and Hexcel shall use all commercially reasonable efforts to obtain the consent of any required parties thereto to effect such assignment. If any such consent or approval can not be obtained, Ciba shall use all commercially reasonable efforts (not involving the expenditure of money (other than incidental fees and expenses) or the giving of financial accommodations) to secure an arrangement reasonably satisfactory to Hexcel to provide Hexcel the benefits that it would have received and to subject Hexcel to the obligations it would have owed, in each case, under such Acquired Contract following the Closing as if such consent or approval had been obtained.

    SECTION 4.06. TRANSFER TAXES. Ciba and Hexcel shall cooperate and shall cause their respective Subsidiaries to cooperate in timely making and filing all Tax Returns as may be required to comply with the provisions of any Transfer Tax laws. To the extent legally able to do so, Hexcel and Ciba shall deliver or cause to be delivered to each other exemption certificates satisfactory in form and substance to each other with respect to Transfer Taxes if such delivery would reduce the amount of Transfer Taxes that would otherwise be imposed. To the extent permitted by law, Hexcel shall pay when due, all Transfer Taxes, and Hexcel shall reimburse Ciba for any Transfer Taxes paid by Ciba and its Subsidiaries within ten days of Ciba's written request, which request shall include a calculation of such Transfer Taxes and evidence of payment thereof. Hexcel shall provide to Ciba, within 10 days of Hexcel's payment of a Transfer Tax, a statement setting forth the amount of such Transfer Tax, the calculation thereof and evidence of payment thereof.

    SECTION  4.07.  USE OF NAMES.   (a) Following the Closing, Hexcel shall have
the right to continue to use existing inventories of the following materials bearing Ciba Tradenames for the periods specified below:

        (i) quotation forms, order acknowledgments, purchase orders, invoices, shipping documents, letterhead, business cards and similar stationary sent to third parties for a period not to exceed 90 days following the Closing Date (and with respect to those of Danutec for a period not to exceed 90 days following the Danutec Closing, if any); PROVIDED, HOWEVER, that Hexcel shall overlabel or make such other changes to such documents as is necessary to reflect correct payment instructions;

        (ii) packaging, labeling, containers, brochures, technical data sheets and similar product related materials for a period of not more than twelve months following the Closing Date (and with respect to those of Danutec for a period of not more than twelve months following the Danutec Closing, if any); and

        (iii) internal documents and forms used in the day-to-day conduct of the business for a period of up to twelve months following the Closing Date (and with respect to those of Danutec for a period of up to twelve months following the Danutec Closing, if any); PROVIDED that in no event shall Hexcel distribute any such internal documents to any third party.

    (b) Hexcel shall use reasonable efforts to replace Ciba Tradenames on buildings, cars, trucks and other fixed assets as soon as possible, but in any event shall replace the same within 180 days following the Closing Date (and with respect to Danutec within 180 days following the Danutec Closing, if any).

    (c) (i) Following the Closing Date, Hexcel shall not place any orders for advertising copy using any of the Ciba Tradenames. Orders for advertising copy made prior to the Closing Date (or, with respect to Danutec, the date of the Danutec Closing) may be completed, provided that publication of such advertising is completed prior to 180 days following the Closing Date (and with respect to Danutec prior to 180 days following the Danutec Closing, if any).

        (ii) For a period of 180 days following the Closing Date (and with respect to Danutec for a period of 180 days following the Danutec Closing, if any), Hexcel shall have the right to use Ciba Tradenames in association with Hexcel Trade Names in advertising media solely for the purpose of communicating to customers the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements; PROVIDED, HOWEVER, that any such use shall be subject to the prior review and approval of Ciba, not to be unreasonably withheld.

    (d) (i) Hexcel and the Ciba Distributors (as defined below) shall use their respective commercially reasonable efforts to cause the orderly sale of all existing inventory constituting Deferred Assets and bearing Ciba Tradenames by each Subsidiary of Ciba conducting the Transferred Business in the Excluded Jurisdictions under the Distribution Agreement (each, a "Ciba Distributor") as soon as reasonably practicable and consistent with past practice for such Ciba Distributors. Thereafter, subject to subparagraph (iii) below, Hexcel shall supply, in accordance with the Distribution Agreement, the respective Ciba Distributors with products that do not bear any Ciba Tradename.

        (ii) Each Ciba Distributor continuing to serve as a distributor of products of the Transferred Business following the Closing shall be entitled to use the Ciba Tradenames in association with existing products only until the earliest to occur of (A) the date on which all existing inventory of such Ciba Distributor bearing any Ciba Tradename (including any additional inventory supplied in accordance with subparagraph (iii) below) has been sold; (B) the date of termination of the Distribution Agreement with respect to such Ciba Distributor; or (C) the first anniversary of the Closing Date.

        (iii) Hexcel may supply directly or indirectly to any Ciba Distributor additional inventory bearing any Ciba Tradename in volumes consistent with past practice in effect prior to Closing for a period not to exceed 90 days following the Closing Date. If a Danutec Closing occurs after the Closing Date, Danutec shall be permitted to use inventory bearing Ciba Tradenames until the earlier to occur of (x) the exhaustion of Danutec's existing inventory as of the date of the Danutec Closing or (y) 90 days following the Danutec Closing. In the event that any Ciba Distributor is terminated as a distributor of products of the Transferred Business prior to the first anniversary of the Closing Date, any successor distributor engaged by Hexcel to distribute products of the Transferred Business in the territory formerly serviced by such Ciba Distributor shall be entitled to use the Ciba Tradenames in association with such products until the earlier of (A) the date on which all the then existing inventory of the Ciba Distributor transferred to the new distributor has been sold by such new distributor,
    (B) 90 days from the date of such engagement by Hexcel, or (C) the first anniversary of the Closing Date.

    (e) Notwithstanding any other provision of this Agreement, Hexcel agrees that Ciba and CGC shall have no responsibility for claims by third parties arising out of, or relating to, the use by Hexcel of any Ciba Tradename, and Hexcel agrees to indemnify and hold harmless Ciba, CGC and each of their respective Subsidiaries and their directors, officers and employees from any and all claims that may arise out of the use thereof by Hexcel or any affiliate of Hexcel whether or not in accordance with this Agreement.

    SECTION 4.08. INSURANCE. From and after the Closing, Hexcel shall secure insurance with respect to the Business, including the Transferred Business, with coverages and amounts customary in the industry in accordance with applicable prudent risk management practices.

    SECTION 4.09. POST-CLOSING COOPERATION. (a) After the Closing, upon reasonable written notice, Hexcel and Ciba shall furnish or cause to be furnished to each other and their respective accountants, counsel and other representatives access, during normal business hours, to such information (including records pertinent to the Transferred Business), personnel and assistance relating to the Transferred Business and the transactions contemplated hereby and by the Ancillary Agreements as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax Returns, reports or forms, the defense of any Tax claim or assessment, the pursuit of any adjustment or refund of Taxes, the calculation of any deferred Tax items, the giving of testimony or the preparation and defense or prosecution of any actions or proceedings (other than actions or proceedings in which Ciba and Hexcel are adverse parties) and for any other reasonable purpose relating to the transactions contemplated by this Agreement and the Ancillary Agreements. Such assistance shall include cooperation in responding to audit reports made by Taxing Authorities regarding or relating to the Transferred Business and, at the request of the party being audited, participation in audits relating to the Transferred Business. The reasonable fees and expenses (except de minimis fees and expenses) incurred in connection with any cooperation and assistance provided pursuant hereto shall be reimbursed to the party providing such cooperation and assistance by the party receiving such cooperation and assistance. Hexcel shall retain the books and records included in the Acquired Assets and the Deferred Assets for a period of seven years after the Closing or such longer period as may be required by applicable law. Ciba shall retain the books and records relating to the Transferred Business that are Excluded Assets for a period of seven years after the Closing or such longer period as may be required by applicable law. After the end of such period, in the event Hexcel or Ciba determines to dispose of such books or records, Hexcel or Ciba, as the case may be, shall give 30 days' prior written notice to such effect to the other party and give the other party at the other party's cost and expense, reasonable opportunity to remove and retain all or any part of such books or records as the other party may select.

    (b) Ciba and CGC shall use all commercially reasonable efforts to facilitate and effect the implementation of the transactions contemplated hereby and by the Ancillary Agreements and, for such purpose but without limitation, Ciba and CGC shall execute and deliver to Hexcel promptly at and after the Closing such assignments, Real Property Deeds (and other similar real property deeds in South Africa), bills of sale, consents and other instruments as Hexcel or its counsel may reasonably request as necessary for such purpose.

    (c) In the event that after the Closing, a Deferred Closing or the Danutec Closing, as the case may be, Ciba, CGC or Hexcel becomes aware that any Acquired Assets or Deferred Assets were not transferred to Hexcel by Ciba or any of its Subsidiaries at the Closing, a Deferred Closing or the Danutec Closing, as the case may be, Ciba and CGC or Hexcel shall promptly notify the other to that effect and Ciba and CGC shall transfer such Acquired Assets or Deferred Assets to Hexcel or its designated Subsidiary or Subsidiaries. In the event that after the Closing, a Deferred Closing or the Danutec Closing, Hexcel, Ciba or CGC becomes aware that any assets that are not Acquired Assets were transferred to Hexcel at the Closing, a Deferred Closing or the Danutec Closing, Hexcel or Ciba and CGC shall promptly notify the other to that effect and Hexcel shall transfer such assets to Ciba or its designated Subsidiary or Subsidiaries.

    (d) From time to time after the Closing, as and when requested by a party hereto, the party receiving such request shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (including pursuant to the provisions of Sections 4.03, 4.05 and 4.19), as the party receiving such request reasonably deems necessary or desirable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

    (e) Effective on the Closing Date, each of Ciba and CGC hereby constitutes and appoints Hexcel and its successors, legal representatives and assigns the true and lawful attorneys of Ciba and CGC with full power of substitution, in the name of Ciba and CGC or Hexcel, but on behalf of and for the benefit of Hexcel and its successors, legal representatives and assigns, and at the expense of Hexcel: (i) to demand and receive from time to time any and all the Acquired Assets and, after a Deferred Closing, the relevant Deferred Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all proceedings at law, in equity or otherwise that Hexcel and its successors, legal representatives or assigns may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Acquired Assets and, after a Deferred Closing, the relevant Deferred Assets; (iii) to defend or compromise any or all actions, suits or proceedings in respect of any of the Acquired Assets and, after a Deferred Closing, the relevant Deferred Assets, other than actions, suits or proceedings with respect to which indemnification is provided by Ciba and CGC pursuant to Section 4.10 or Article VII (except as provided in Section 7.06) and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Hexcel and its successors, legal representatives or assigns shall deem desirable. Each of Ciba and CGC hereby agrees that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable. Ciba shall deliver to Hexcel at the Closing an acknowledged power of attorney to the foregoing effect executed by Ciba and CGC.

    (f) Effective upon the Closing Date, Hexcel and its Subsidiaries shall have the right to receive and open all mail, packages and other communications addressed to Ciba or any of its affiliates that are delivered to Hexcel or any of its Subsidiaries and they shall have the right to retain all such communications which relate exclusively or primarily to the Transferred Business. Ciba and CGC agree promptly to deliver to Hexcel any such mail, packages or other communications delivered directly or indirectly to Ciba or any of its affiliates. Hexcel shall promptly deliver to Ciba all mail, packages and other communications delivered to Hexcel or any of its Subsidiaries that do not relate exclusively or primarily to the Transferred Business. Hexcel shall have the right and authority to collect, for its own account, all receivables and other items which shall be transferred or are intended to be transferred to Hexcel as provided in this Agreement, and to endorse with the name of Ciba or any of its Subsidiaries any checks or drafts received on account of any such receivables or other items, and Ciba or CGC shall promptly transfer or deliver to Hexcel any cash or other property received directly or indirectly by Ciba or any of its Subsidiaries or affiliates in respect of such receivables and other items.

    SECTION 4.10. BULK TRANSFER LAWS. Hexcel hereby waives compliance by Ciba and its Subsidiaries with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Acquired Assets and the Deferred Assets to Hexcel. Ciba and CGC shall indemnify and hold harmless Hexcel against any and all liabilities (other than the Assumed Liabilities) that may be asserted by third parties against Hexcel as a result of noncompliance with any such bulk transfer law; PROVIDED, HOWEVER, that nothing herein shall prevent Ciba or CGC from contesting any such liabilities in good faith.

    SECTION 4.11. SUPPLIES. Except as set forth in Section 4.07, Hexcel shall not use stationery, purchase order forms, signage, invoices, receipts, or advertising and promotional materials, training and service literature and materials or other similar materials that state or otherwise indicate thereon that the Transferred Business or any part thereof is a division or unit of Ciba or any of its Subsidiaries.

    SECTION 4.12. CERTAIN ANCILLARY AGREEMENTS. Prior to the Closing, the parties hereto shall negotiate in good faith and agree upon mutually acceptable terms of (i) an assignment and assumption agreement relating to the transactions contemplated hereby and by the Ancillary Agreements (the "Assignment and Assumption Agreement"), (ii) a registration rights agreement relating to the sale of the Hexcel Shares as contemplated by the letter of intent dated July 11, 1995 between Hexcel and Ciba (the "Registration Rights Agreement"), (iii) certain supply and tolling agreements (the "Supply and Tolling Agreements"),
(iv) the Trademark License Agreement for the Trademark "Redux", (v) transitional services agreements (which, unless otherwise agreed, shall reflect prices that do not exceed the historically allocated cost at which such services were provided to the Transferred Business as operated by Ciba prior to the Closing) for the United States, the United Kingdom and France (the "Transitional Services Agreements"), (vi) an agreement regarding employees of the Transferred Business in the United Kingdom (the "UK Employment Matters Agreement"), (vii) certain agreements relating to the sharing of the Duxford site and CML (together with the Hive-Down Agreements, the "UK Agreements") and (viii) the Indenture. At the Closing, Hexcel and Ciba (or, as applicable, their Subsidiaries) will execute and deliver such agreements.

    SECTION 4.13. INTELLECTUAL PROPERTY LICENSES. For use in this Section 4.13, "Composite Products" shall mean composites, including structures and interiors, fabrics, laminates, prepregs, adhesive films, honeycomb core, sandwich panels and fabricated components.

    (a) At Closing, Ciba and CGC shall grant to Hexcel pursuant to a Trademark license agreement in form and substance reasonably satisfactory to Ciba, CGC and Hexcel (the "Trademark License Agreement"), a paid-up, perpetual, royalty-free, non-exclusive, license, without the right to grant sublicenses, under the Trademark "Redux".

    (b) (i) At Closing, Hexcel shall be deemed to have granted to Ciba and its Subsidiaries a paid-up, perpetual, royalty-free, non-exclusive license (without the right to grant sublicenses except to customers that purchase products from
Ciba) under all currently existing Patents set forth on Schedule 4.13(b)(i) to sell products, other than Composite Products, for the manufacture and sale by Ciba's customers of products (including Composite Products) in any field including the Composites Field.

        (ii) At Closing, Ciba shall be deemed to have granted to Hexcel and its Subsidiaries a paid-up, perpetual, royalty-free, non-exclusive license (without the right to grant sublicenses except to have products licensed under the Patents set forth on Schedule 4.13(b)(ii) made for Hexcel for internal use by Hexcel in the manufacture and sale of Composite Products) to make, have made, use and sell products licensed under the Patents set forth on Schedule 4.13(b)(ii) for the manufacture and sale of Composite Products.

       (iii) At Closing, Ciba shall be deemed to have granted to Hexcel and its Subsidiaries a paid-up, perpetual, royalty-free, non-exclusive license, with the right to grant sublicenses, to make, use and sell products under the Patents set forth on Schedule 4.13(b)(iii).

    (c) After Closing, Hexcel shall, upon request, grant to Ciba and its Subsidiaries a perpetual, nonexclusive license (without the right to grant sublicenses except to customers that purchase products from Ciba) to sell products other than Composite Products for the manufacture and sale by Ciba's customers of products (including Composite Products) for use in any field including the Composites Field, bearing a commercially reasonable royalty to be mutually agreed upon under the Patents set forth on Schedule 4.13(c).

    (d) After Closing, Ciba shall, upon request, grant to Hexcel and its Subsidiaries a perpetual, non-exclusive license (without the right to grant sublicenses except to have products licensed under the Patents set forth on
Schedule 4.13(d) made for Hexcel for internal use by Hexcel in the manufacture and sale of Composite Products) to make, have made, use and sell products licensed under the Patents set forth on Schedule 4.13(d) for the manufacture and sale of Composites Products, bearing a commercially reasonable royalty to be mutually agreed upon.

    (e) In the event that (i) the conduct of the Transferred Business as conducted on the Closing Date would infringe any Patents developed by the Polymers or Composites Divisions of Ciba as existing on the Closing Date of Ciba or its Subsidiaries that are not Acquired Intellectual Property or utilize any Know-how as existing on the Closing Date of Ciba or its Subsidiaries that is not Acquired Intellectual Property and (ii) Hexcel provides written notice to Ciba specifying the relevant Patent or Know-how, Ciba or CGC shall thereupon be deemed to have granted Hexcel as of the Closing Date a non-exclusive, paid-up, perpetual, royalty-free license (without the right to grant sublicenses except to have products licensed hereunder made for Hexcel for internal use by Hexcel in the manufacture and sale of Composite Products) in order to continue to conduct the Transferred Business as conducted on the Closing Date under such Patents and utilizing such Know-how.

    (f) In the event that (i) the conduct of Ciba's business, excluding the manufacture of Composite Products, by the Transferred Business as conducted on the Closing Date would infringe any Patent or utilize any Know-how that is Acquired Intellectual Property as existing on the Closing Date and (ii) Ciba or CGC provides written notice to Hexcel specifying the relevant Patent or Know-how, Hexcel shall thereupon be deemed to have granted to Ciba and CGC as of the Closing Date a non-exclusive, paid-up, perpetual, royalty-free license (without the right to grant sublicenses except to customers that purchase products from Ciba) to sell product other than Composite Products for the manufacture and sale by Ciba's customers of products (including Composite Products) in any field including the Composites Field in order to conduct such business, under such Patents or utilizing such Know-how.

    (g) In the event that (i) the conduct of the Transferred Business relating solely to the sale of resin systems for resin transfer molding ("RTM") applications as conducted on the Closing Date would infringe any Patents developed by the Polymers Division or Composites Divisions of Ciba as existing on the Closing Date of Ciba or its Subsidiaries that are not Acquired Intellectual Property or utilize any Know-how as existing on the Closing Date of Ciba or its Subsidiaries that is not Acquired Intellectual Property and (ii) Hexcel provides written notice to Ciba specifying the relevant Patent or Know-how, Ciba or CGC shall thereupon be deemed to have granted Hexcel as of the Closing Date a non-exclusive, paid-up, perpetual, royalty-free license, with the right to grant sublicenses, in order continue to conduct the Transferred Business as conducted on the Closing Date under such Patents and utilizing such Know-how.

    (h) In the event that (i) the conduct of Ciba's business relating solely to the sale of resin systems for RTM applications as conducted by the Polymers Division of Ciba or its Subsidiaries on the Closing Date would infringe any Patent or utilize any Know-how that is Acquired Intellectual Property as existing on the Closing Date and (ii) Ciba or CGC provides written notice to Hexcel specifying the relevant Patent or Know-how, Hexcel shall thereupon be deemed to have granted to Ciba and CGC as of the Closing Date a non-exclusive, paid-up, perpetual, royalty-free license, with the right to grant sublicenses, in order to conduct such business under such Patents or utilizing such Know-how.

    (i) After Closing, in the event that (i) Ciba or CGC determines that a Patent on Schedule 4.13(c) should be on 4.13(b)(i) because the conduct of Ciba's business, excluding the manufacture of Composite Products, by the Transferred Business as conducted on the Closing would infringe such Patent designated on
Schedule 4.13(c) and (ii) Ciba or CGC provides written notice to Hexcel specifying the relevant Patent, Hexcel shall thereupon be deemed to have granted to Ciba and CGC as of the Closing Date a non-exclusive, paid-up, perpetual, royalty-free license (without the right to grant sublicenses except to customers that purchase product from Ciba) to sell products other than Composite Products for the manufacture and sale by Ciba's customers of products (including Composite Products) in any field including the Composites Field in order to conduct such business outside the Composites Field, under such Patent.

    (j)  After Closing, in the event that (i) Hexcel determines that a Patent on
Schedule 4.13(d) should be on Schedule 4.13(b)(ii) because the conduct of the Transferred Business as conducted on the Closing Date would infringe such Patent designated on Schedule 4.13(d) and (ii) Hexcel provides written notice to Ciba specifying the relevant Patent, Ciba or CGC shall thereupon be deemed to have granted Hexcel as of the Closing Date a non-exclusive, paid-up, perpetual, royalty-free license (without the right to grant sublicenses except to have product licensed hereunder made for Hexcel for internal use by Hexcel in the manufacture and sale of Composite Products) in order to continue to conduct the Transferred Business as conducted on the Closing Date under such Patents.

    SECTION 4.14. DIRECTORS' AND OFFICERS' INDEMNIFICATION. The certificate of incorporation and by-laws of Hexcel shall continue to contain the provisions with respect to indemnification contained therein as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years following the Closing in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Closing were directors or officers of Hexcel in respect of actions or omissions occurring at or prior to the Closing, except for such modifications as are required by applicable law. From and after the Closing, Hexcel shall indemnify, defend and hold harmless the officers and directors of Hexcel as of the date hereof and their respective heirs and personal and legal representatives (collectively, the "Indemnified Individuals") against all losses, expense, claims, damages, liabilities, costs or expenses (including, without limitation, reasonable fees and expenses of counsel selected by the Indemnified Individuals; PROVIDED that Hexcel shall in no event be responsible for the fees and expenses of more than one counsel for all Indemnified Individuals in respect of any particular Claim (as defined below) or group of related Claims, unless an Indemnified Individual shall have reasonably concluded that there may be legal defenses available to him that are not available to, and that are in conflict with, other Indemnified Individuals in respect of such Claim or Claims, in which case Hexcel shall be responsible for the reasonable fees and expenses of one counsel for such Indemnified Individual) arising out of or in connection with any civil, criminal, administrative or investigative claim, action, suit, proceeding or investigation based in whole or in part on the fact that such person was a director or officer of Hexcel at or prior to the Closing (each a "Claim"), in each case to the fullest extent permitted under Delaware law (and shall pay the costs and expenses incurred by such Indemnified Individuals in connection with or relating to such Claim (including fees and expenses of counsel as provided above) upon presentation of statements in advance of the final disposition of any such matter to the fullest extent permitted under Delaware law, subject to receipt of the Indemnified Individual's undertaking to repay such advances following a final and nonappealable decision by a court of competent jurisdiction that such repayment is required). For six years after the Closing, Hexcel shall provide directors' and officers' liability insurance ("D&O Insurance") for the Indemnified Individuals in respect of actions or omissions occurring at or prior to the Closing (i) in an amount no less than that currently in effect or such greater amount as shall hereafter be maintained for the benefit of Hexcel's directors, (ii) with other terms no less favorable than those currently in effect and (iii) with an insurance carrier of comparable or better financial condition than

Hexcel's current D&O Insurance carrier, it being understood that the provision of such D&O Insurance shall not relieve Hexcel of its indemnification obligations pursuant to this Section 4.14. Notwithstanding the foregoing, if at any time Hexcel does not maintain D&O Insurance for its then current directors, the D&O Insurance referred to in the preceding sentence for the Indemnified Individuals need only be maintained to the extent it is available on commercially reasonable terms. The provisions of this Section 4.14 shall, to the maximum extent permitted by law, be binding upon the successors and assigns of Hexcel.

    SECTION 4.15. DISTRIBUTION AGREEMENT. At Closing, Hexcel and Ciba shall execute the Distribution Agreement, which relates to the Deferred Assets and the distribution, sales, marketing and receivables collection services currently provided to the Transferred Business in the Excluded Jurisdictions by the Ciba Distributors.

    SECTION 4.16. LOCAL AGREEMENTS. Prior to the Closing or, if applicable, any Deferred Closing or the Danutec Closing, the parties to this Agreement shall negotiate in good faith and agree upon for relevant jurisdictions other than the United States such agreements and arrangements consistent with the terms hereof as are necessary to effectuate the transactions contemplated hereby and by the Ancillary Agreements including conveyancing agreements and legally required arrangements regarding employees. In the event of any inconsistency between the provisions of any such local agreement and this Agreement, the provisions of this Agreement shall govern in all instances.

    SECTION 4.17.  NYSE LISTING.   Hexcel shall use all commercially  reasonable
efforts to cause the Hexcel Shares to be listed on the New York Stock Exchange at the time of the Closing, subject only to official notice of issuance.

    SECTION 4.18. STOCKHOLDER APPROVAL; PROXY. (a) Hexcel shall hold a vote of its stockholders to approve the matters described in paragraph (b) below at an annual meeting of stockholders duly called and held for that purpose as soon as practicable.

    (b) Hexcel shall prepare, file with the SEC and mail to its stockholders a proxy statement that complies as to form in all material respects with all relevant provisions of the Exchange Act relating to the solicitation of proxies for the approval of (i) the issuance of the Hexcel Shares, (ii) (A) the Required Amendment and (B) an amendment to the certificate of incorporation of Hexcel to increase the number of shares of Hexcel Preferred authorized for issuance to 20,000,000, (iii) the election of the slate of nominees to be directors of Hexcel described in Section 4.19, (iv) Hexcel's amended and restated incentive stock plan, (v) the ratification of the appointment of Hexcel's independent auditors and (vi) such other business as may properly come before the annual meeting. Hexcel covenants that on the date filed with the SEC and on the date first sent or given to stockholders such proxy statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that Hexcel makes no such covenant as to information supplied by Ciba or any of its Subsidiaries or affiliates in writing expressly for inclusion therein. Ciba shall cooperate with Hexcel in the preparation of such proxy statement and, in that connection, shall provide for use in such proxy statement such information with respect to Ciba, CGC, the Divested Subsidiaries, any of their respective affiliates, the Transferred Business, the Acquired Assets and the Deferred Assets as is reasonably necessary for (i) such proxy statement to comply as to form in all material respects with the relevant provisions of the Exchange Act and (ii) for such proxy statement not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case, solely with respect to Ciba, CGC, the Divested Subsidiaries, any of their respective affiliates, the Transferred Business, the Acquired Assets or the Deferred Assets. Ciba covenants that on the date such proxy statement is filed with the SEC and on the date such proxy statement is first given or sent to Hexcel's stockholders such information provided in writing by Ciba or any of its Subsidiaries or affiliates for use therein shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements related thereto contained in such proxy statement, in light of the circumstances in which they were made, not misleading. Hexcel and Ciba, as the case may be, shall each promptly correct any information provided by it or any of its Subsidiaries or affiliates for use in such proxy statement, if and to the extent that such information shall have become false or misleading in any material respect, and Hexcel further agrees to take all commercially reasonable steps necessary to amend or supplement such proxy statement and to cause such proxy statement as so amended or supplemented to be filed with the SEC and disseminated to Hexcel's stockholders, in each case as and to the extent required by the Exchange Act. Ciba and its counsel shall be given a reasonable opportunity to review and comment upon the proxy statement and all amendments and supplements thereto prior to their filing with the SEC or dissemination to Hexcel's stockholders. Hexcel shall provide Ciba and its counsel in writing with any comments Hexcel or its counsel may receive from the SEC or its staff with respect to the proxy statement promptly after the receipt of such comments.

    SECTION 4.19. NEW BOARD OF DIRECTORS. (a) The slate of directors to be presented to stockholders of Hexcel in accordance with Section 4.18 is expected to be Marshall S. Geller, Joseph L. Harrosh, Peter A. Langerman, John J. Lee, George S. Springer, Frederick W. Stanske, Franklin S. Wimer, Peter D. Wolfson and Robert L. Witt.

    (b) On the Closing Date, Hexcel shall cause to be delivered to Ciba (i) duly signed resignations, effective immediately after the Closing, of Messrs. Harrosh, Wimer, Wolfson and Witt in order to permit the appointment of John M.D. Cheesmond, Stanley Sherman, Joseph T. Sullivan and Hermann Vodicka to fill the vacancies thereby created in accordance with the Governance Agreement and (ii) such other resignations as may be necessary permit Ciba's nominees to become directors and committee members in accordance with the Governance Agreement, and Hexcel shall take such other action as is necessary to accomplish the foregoing. Immediately following the appointment of such Ciba nominees, the number of directors constituting Hexcel's Board of Directors shall be fixed at ten and Juergen Habermeier shall be appointed to fill the remaining vacancy in accordance with the Governance Agreement. On the Closing Date, Ciba shall cause to be delivered to Hexcel duly signed resignations (from the applicable boards of directors and committees thereof), effective immediately after the Closing, of the directors of each of the Divested Subsidiaries.

    SECTION 4.20. SUBSEQUENT AGREEMENT ROYALTY. If prior to Closing, a major original equipment manufacturer enters into an agreement with CGC that would constitute an Acquired Contract with respect to certain interiors programs and/or the manufacturing of secondary composites for such manufacturer in the Peoples Republic of China, Hexcel and Ciba shall promptly negotiate in good faith the terms of a royalty agreement or agreements providing for the payment to Ciba or CGC of a royalty with respect to sales under such Contract or Contracts on terms to be mutually agreed upon in good faith by the parties hereto based upon the anticipated profitability of such Contract or Contracts to Hexcel and the level of capital expenditures that will be required for Hexcel to perform its obligations thereunder.

    SECTION 4.21.  FINANCIAL AND  INSURANCE EXPERTISE.  (a)  For a period of  12 months after the Closing, Ciba shall provide its knowledge and expertise to Hexcel to assist Hexcel in securing sources of financing adequate to support the operations of Hexcel assuming that the transactions contemplated by this Agreement and the Ancillary Agreements are consummated, PROVIDED that in no event shall Ciba be under any obligation to provide any financial support or accommodation whatsoever (whether as obligor, guarantor or otherwise) to Hexcel or any of its Subsidiaries or any other party in connection with securing such financing.

    (b) For a period of 24 months after the Closing in accordance with the provisions of the Transitional Services Agreements, Ciba shall provide its knowledge and expertise to Hexcel to assist Hexcel in obtaining insurance coverage consistent with prudent risk management principles, at a rate of $200 per hour, with respect to the operations of Hexcel assuming that the transactions contemplated by this

Agreement and the Ancillary Agreements are consummated, PROVIDED that in no event shall Ciba be under any obligation to provide any financial support or accommodation whatsoever in connection with obtaining such insurance coverage.

    SECTION 4.22 TRANSFER OF INTERCOMPANY DEBTS. Ciba shall, at the applicable closing, with respect to all indebtedness existing as of the date of this Agreement of any Divested Subsidiary (other than Accounts Payable incurred in the ordinary course of business) that is owed to Ciba or any of its Subsidiaries (other than another Divested Subsidiary), cause all such intercompany indebtedness to be transferred to Hexcel and all documents evidencing such indebtedness to be included as Acquired Contracts.

    SECTION 4.23. SUPPLEMENTAL DISCLOSURE. (a) Ciba and Hexcel shall have the continuing obligation until the Closing promptly to notify each other with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Schedules hereto and to provide each other with revised Schedules reflecting any such matter, PROVIDED, that no such revision shall have any effect for purposes of determining the satisfaction of the conditions set forth in Article V hereto.

    (b) Ciba and Hexcel shall promptly notify each other of, and furnish each other with any information that may reasonably be requested with respect to, the occurrence to Hexcel's or Ciba's knowledge, as the case may be, of any event or condition or the existence to Hexcel's or Ciba's knowledge, as the case may be, of any fact that would cause any of the conditions to the other party's obligation to consummate the transactions contemplated by this Agreement and the Ancillary Agreements not to be fulfilled.

    SECTION 4.24. NON-COMPETITION AND RELATED MATTERS. (a) Notwithstanding any other provision of this Agreement to the contrary, for a period of five years from the Closing Date, Ciba and its Subsidiaries shall not, directly or indirectly:

        (i) engage in activities or businesses that compete with the development, manufacture, marketing, distribution or sale on a worldwide basis of composites, including structures and interiors, fabrics, laminates, prepregs, adhesive films, honeycomb core, sandwich panels and fabricated components, in each case as conducted on the Closing Date (the "Composites Field"), PROVIDED, HOWEVER, that Ciba and its Subsidiaries shall retain the right to develop, manufacture, market, distribute and/or sell adhesive films, resins systems, additives and pigments for use in the Composites Field, except that such adhesive films and resins systems shall not include any specific adhesive films or prepreg formulations (or derivations thereof), whether or not patented, used by the Transferred Business on or prior to the Closing Date, unless such adhesive films or prepreg formulations have been sold by Ciba and its Subsidiaries to third parties prior to the Closing Date; and

        (ii) engage in any of the following without the prior written approval of Hexcel or any of its relevant affiliates (other than Ciba or its Subsidiaries): (A) soliciting or recruiting any employees of Hexcel who were employees of the Transferred Business on the Closing Date, and (B) soliciting or encouraging any employees of Hexcel who were employees of the Transferred Business on the Closing Date to leave the employment of Hexcel other than any employees of Hexcel who were employees of the Transferred Business on the Closing Date that are released or terminated by Hexcel or any of its affiliates or voluntarily terminated prior to such solicitation or recruitment. Ciba and CGC acknowledge that the services performed by the employees of the Transferred Business are of a character giving them a special, unique and extraordinary value and that Hexcel would not have entered into this Agreement if Ciba and CGC had not agreed to a five-year restriction on their ability to solicit for employment employees of the Transferred Business.

       (iii) Ciba and CGC acknowledge that the five year non-competition and no-solicitation covenants provided for in this Section 4.24(a) are reasonable covenants under the circumstances. Moreover, it is the desire and intent of the parties that the provisions of such covenants shall be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, the parties agree that, should a court or administrative body subsequently determine that the terms of such covenants are greater than reasonably necessary to protect Hexcel's interests, the parties will request that such court or administrative body reform such covenants specifying the greatest time period and/or geographic area that would not render such covenants unenforceable. Ciba and CGC specifically agree that in the event of a breach or threatened breach by them or any of their Subsidiaries or Affiliates of the covenants provided for in this Section 4.24(a), Hexcel would suffer irreparable injury and shall be entitled to seek equitable relief by way of temporary or permanent injunction or any other equitable remedies, and that such relief may be granted without the necessity of proving actual damage, Ciba and CGC further agree that the foregoing provision regarding equitable relief shall not diminish Hexcel's right to also claim and recover monetary damages.

    (b) Notwithstanding anything to the contrary contained in this Section 4.24, Hexcel hereby agrees that the provisions set forth in Section 4.24(a) shall not be deemed breached as a result of (x) the ownership by Ciba or any of its Subsidiaries of less than an aggregate of 5% of any class of stock or 10% in value of any instrument of indebtedness of a Person engaged, directly or indirectly, in the Composites Field or (y) the acquisition by Ciba or any of its Subsidiaries of a Person which engages, directly or indirectly, in the Composites Field if such activities account for less than 10% of such Person's consolidated annual revenues; provided that Hexcel is offered the opportunity to purchase, promptly following the consummation of such acquisition and on commercially reasonable terms, the business of such Person in the Composites Field.

    (c) (i) Hexcel acknowledges, as a result of the transactions contemplated by this Agreement and because of the sharing of common facilities with, and the cooperation and access of employees of the Transferred Business prior to the Closing to, businesses of Ciba other than the Transferred Business, that Hexcel will acquire or have access to a substantial amount of confidential and proprietary information and technology belonging to Ciba and its Subsidiaries relating to areas outside the Composites Field. Hexcel acknowledges that such information and technology is and will remain proprietary to Ciba and CGC, and Hexcel agrees and agrees to cause Hexcel's present and future Subsidiaries as well as its and their respective employees, agents and representatives to hold such information and technology in strict confidence for a period of ten years from the Closing and during said period to make no use of such information and technology except in manufacturing for, and teaching customers solely in, the Composites Field and except as set forth in the proviso to Section 4.24(e)(i).

        (ii) Ciba and CGC acknowledge they may be in possession of a substantial amount of confidential and proprietary information and technology belonging to the Transferred Business relating to the Composites Field. Ciba and CGC acknowledge that such information and technology is and will remain proprietary to Hexcel, and Ciba and CGC agree and agree to cause their respective present and future Subsidiaries as well as its and their respective employees, agents and representatives to hold such information and technology in strict confidence for a period of ten years from the Closing and during said period to make no use of such information and technology except in manufacturing for, and teaching customers solely outside of the Composites Field and except as set forth in the proviso in
    Section 4.24(a)(i).

    (d) The provisions set forth in this Section 4.24 relating to confidential or proprietary information shall not apply (or shall cease to apply) with respect to information and technology that:

        (i) is or hereafter becomes generally available to the public otherwise than through breach of this Section 4.24; or

        (ii) has been received from a third party who did not acquire it directly or indirectly from a party hereto.

    (e) In order to further protect the use of the proprietary information referred to in paragraph (c)(i) above, for a period of five years from the Closing Date, Hexcel and its Subsidiaries shall not, directly or indirectly:

        (i) engage in activities or businesses that compete with the research, development, manufacture, marketing, distribution or sale on a worldwide basis of syntactics and liquid and/or paste adhesives as conducted on the Closing Date (the "Polymers Field"); PROVIDED, HOWEVER, that Hexcel and its Subsidiaries shall be permitted to (x) research, develop and manufacture products in the Polymers Field for internal use in the products that it researches, develops, manufactures, markets, distributes and sells; (y) continue the development, manufacture, marketing, distribution and sale of existing products in the Polymers Field manufactured at Hexcel's Casa Grande, Arizona, Livermore, California and Welkenraedt, Belgium facilities (or such facilities, if any, as to which the manufacture of such products may be relocated) solely for the use or sale of such products as auxiliaries to, or in combination with, Hexcel's products in the Composites Field; and
    (z) incorporate products in the Polymers Field as intermediate products into prepregs, panels, parts and honeycomb; and

        (ii) engage in any of the following without the prior written approval of Ciba or any of its affiliates (other than Hexcel or its Subsidiaries):
    (A) soliciting or recruiting any employees of Ciba or its Subsidiaries who are employees of Ciba's worldwide Polymers Division ("Polymers Employees"), and (B) soliciting or encouraging any Polymers Employees to leave the employment of Ciba or any of its Subsidiaries other than any Polymers Employees who are released or terminated by Ciba or any of its Subsidiaries or voluntarily terminated prior to such solicitation or recruitment. Hexcel acknowledges that the services performed by the employees of Ciba and CGC (other than employees of the Transferred Business) are of a character giving them a special, unique and extraordinary value and that Ciba and CGC would not have entered into this Agreement if Hexcel had not agreed to a five-year restriction on its ability to solicit for employment such employees.

       (iii)   Hexcel  acknowledges  that  the  five  year  non-competition  and no-solicitation covenants provided for in this Section 4.24(e) are reasonable covenants under the circumstances. Moreover, it is the desire and intent of the parties that the provisions of such covenants shall be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, the parties agree that, should a court or administrative body subsequently determine that the terms of such covenants are greater than reasonably necessary to protect Ciba's and CGC's interests, the parties will request that such court or administrative body reform such covenants specifying the greatest time period and/or geographic area that would not render such covenants unenforceable. Hexcel specifically agrees that in the event of a breach or threatened breach by it or any of its Subsidiaries or Affiliates of the covenants provided for in this Section 4.24(e), Ciba and CGC would suffer irreparable injury and shall be entitled to seek equitable relief by way of temporary or permanent injunction or any other equitable remedies, and that such relief may be granted without the necessity of proving actual damage, Hexcel further agrees that the foregoing provision regarding equitable relief shall not diminish Ciba's or CGC's right to also claim and recover monetary damages.

    (f) Notwithstanding anything to the contrary contained in this Section 4.24, Ciba and CGC agree that the provisions set forth in Section 4.24(e) shall not be deemed breached as a result of the (x) ownership by Hexcel or any of its Subsidiaries of less than an aggregate of 5% of any class of stock or 10% in value of any instrument of indebtedness of a Person engaged, directly or indirectly, in the Polymers Field, or (y) the acquisition by Hexcel or any of its Subsidiaries of a Person which engages, directly or indirectly, in the Polymers Field if such activities account for less than 10% of such Person's consolidated revenues; provided that Ciba is offered the opportunity to purchase, promptly following the consummation of such acquisition and on commercially reasonable terms, the business of such Person in the Polymers Field.

    (g) Notwithstanding anything herein to the contrary, nothing in this Agreement shall prevent (x) the worldwide Polymers Division, Additives Division and Pigments Division of Ciba from conducting their respective businesses in all respects as conducted immediately prior to the Closing Date and (y) Hexcel from conducting in all respects the Transferred Business or the business of Hexcel, in each case, as conducted immediately prior to the Closing Date.

                                   ARTICLE V
                              CONDITIONS PRECEDENT

    SECTION 5.01. CONDITIONS TO EACH PARTY'S OBLIGATION. The obligation of Hexcel and Ciba to consummate the transactions contemplated to occur at the Closing shall be subject to the satisfaction prior to the Closing of each of the following conditions, each of which may be waived only if it is legally permissible to do so:

    (a) HSR AND OTHER APPROVALS. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated, and all other material authorizations, consents, orders or approvals of, or regulations, declarations or filings with, or expirations of applicable waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated hereby, including filings and consents required pursuant to applicable antitrust and competition law statutes and regulations in each of the Applicable Jurisdictions, shall have been obtained or filed or shall have occurred.

    (b) NO LITIGATION, INJUNCTIONS, OR RESTRAINTS. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect.

    (c) SECURITY APPROVALS. All necessary authorizations, consents, orders or approvals shall have been obtained from all relevant Governmental Entities with respect to security clearance and other similar matters in any relevant jurisdiction, including all those necessary to retain existing security clearances and continue to conduct activities subject thereto as currently conducted (including any requisite consent of the Departement de Securite in France and of the Defense Investigative Service in the United States).

    (d)  STOCKHOLDERS VOTE.  The issuance of  the Hexcel Shares and the Required
Amendment  shall  have  been  approved   by  the  requisite  vote  of   Hexcel's
stockholders.

    (e) NYSE LISTING. The Hexcel Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

    (f) ADEQUATE FINANCING. Hexcel shall have obtained adequate financing on commercially reasonable terms in order to (x) deliver the Cash Price at the Closing, (y) to support the operations of Hexcel and its Subsidiaries assuming the transactions contemplated by this Agreement and the Ancillary Agreements are consummated and (z) to the extent desired by Hexcel, to repay currently outstanding indebtedness of Hexcel and its Subsidiaries under the Citibank Revolver and to refinance the BNP Reimbursement Agreement.

    SECTION 5.02. CONDITIONS TO THE OBLIGATION OF HEXCEL. The obligation of Hexcel to consummate the transactions contemplated to occur at the Closing shall be subject to the satisfaction or waiver thereof prior to the Closing of each of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Ciba and CGC and, if applicable, any other Subsidiary of Ciba set forth in this Agreement, the Employment Matters Agreement and the UK Employment Matters Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the time of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date) and Hexcel shall have received a certificate signed by authorized officers of Ciba and CGC to such effect.

    (b) NO LITIGATION. There shall not be pending by any Governmental Entity any suit, action or proceeding (or by any other Person any suit, action or proceeding which has a reasonable likelihood of success), (A) challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement or any Ancillary Agreement or seeking to obtain in connection with the transactions contemplated by this Agreement or any Ancillary Agreement any damages that would reasonably be expected to have a Hexcel Material Adverse Effect or a Material Adverse Effect or (B) seeking to prohibit or limit the ownership or operation by Hexcel, Ciba or both of them or any of their respective Subsidiaries of any material portion of the business or assets of Hexcel or the Transferred Business, or to compel Hexcel, Ciba or both of them or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of Hexcel or the Transferred Business or (C) seeking to prohibit Hexcel from exercising its rights under or otherwise enjoying the benefits of the Governance Agreement.

    (c) PERFORMANCE OF OBLIGATIONS OF CIBA, CGC AND THE DIVESTED SUBSIDIARIES. Ciba, CGC and each of Ciba's other Subsidiaries shall each have performed or complied in all material respects with all obligations and covenants required to be performed or complied with by them under this Agreement and the Employment Matters Agreement prior to the Closing, and Hexcel shall have received a certificate signed by authorized officers of Ciba and CGC to such effect.

    (d) OPINION OF CIBA'S COUNSEL. Hexcel shall have received an opinion dated the Closing Date of Cravath, Swaine & Moore (who may rely as to certain matters, including questions of law of foreign countries, on local counsel retained by Ciba or counsel who are employees of Ciba or its Subsidiaries), counsel to Ciba and CGC, reasonably satisfactory to Hexcel and its counsel.

    (e) BILLS OF SALE; DEEDS. Ciba, CGC and each of Ciba's other Subsidiaries, as applicable, shall have delivered to Hexcel bills of sale or other conveyancing documents conveying the personal property, in each case in form and substance reasonably satisfactory to Hexcel and its counsel, and Real Property Deeds for the real property included in the Acquired Assets.

    (f) ANCILLARY AGREEMENTS. Ciba, CGC and each of Ciba's other Subsidiaries, as applicable, shall have executed and delivered all Ancillary Agreements.

    (g) OTHER DOCUMENTS. Ciba, CGC, the Divested Subsidiaries and each of Ciba's other Subsidiaries, as applicable, shall have furnished to Hexcel such other documents relating to their corporate existence and authority (including copies of resolutions of the respective boards of directors thereof), absence of Liens, receipt of all necessary permits and waivers in respect of material Contracts and such other matters as Hexcel or its counsel may reasonably request.

    (h) MATERIAL ADVERSE CHANGE. There shall not have been any development or event or series of events occurring since the date of this Agreement that would reasonably be expected to have a Material Adverse Effect.

    SECTION 5.03. CONDITIONS TO THE OBLIGATION OF CIBA AND CGC. The obligation of Ciba, CGC and the Divested Subsidiaries to consummate the transactions contemplated to occur at the Closing shall be subject to the satisfaction or waiver thereof prior to the Closing of each of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Hexcel set forth in this Agreement and the Employment Matters Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the time of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date), and Ciba shall have received a certificate signed by an authorized officer of Hexcel to such effect.

    (b) NO LITIGATION. There shall not be pending by any Governmental Entity any suit, action or proceeding (or by any other Person any suit, action or proceeding which has a reasonable likelihood of success), (A) challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement or any Ancillary Agreement or seeking to obtain in connection with the transactions contemplated by this Agreement or any Ancillary Agreement any damages that would reasonably be expected to have a Material Adverse Effect or a Hexcel Material Adverse Effect, (B) seeking to prohibit or limit the ownership or operation by Hexcel, Ciba or both of them or any of their respective Subsidiaries of any material portion of the business or assets of Hexcel or the Transferred Business, or to compel Hexcel, Ciba or both of them or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of Hexcel or the Transferred Business, (C) seeking to impose limitations on the ability of Ciba to acquire or hold, or exercise full rights of ownership of, the Hexcel Shares, including the right to vote the Hexcel Shares on all matters properly presented to the stockholders of Hexcel (other than those limitations provided for in the Governance Agreement) or (D) seeking to prohibit Ciba or any Ciba Entity (as defined in the Governance Agreement) from exercising its rights or otherwise enjoying the benefits of the Governance Agreement.

    (c) PERFORMANCE OF OBLIGATIONS OF HEXCEL. Hexcel shall have performed or complied in all material respects with all obligations and covenants required to be performed or complied with by Hexcel under this Agreement and the Employment Matters Agreement prior to the Closing, and Ciba shall have received a certificate signed by an authorized officer of Hexcel to such effect.

    (d) OPINION OF HEXCEL'S COUNSEL. Ciba shall have received an opinion dated the Closing Date of Skadden, Arps, Slate, Meagher & Flom (who may rely as to certain matters, including questions of law of foreign countries, on local counsel retained by Hexcel or counsel who are employees of Hexcel or its Subsidiaries) counsel to Hexcel, reasonably satisfactory to Ciba and its counsel.

    (e) ANCILLARY  AGREEMENTS.   Hexcel shall  have executed  and delivered  all
Ancillary Agreements.

    (f) OTHER DOCUMENTS. Hexcel shall have furnished to Ciba and CGC such other documents relating to Hexcel's or its Subsidiaries' corporate existence and authority (including copies of resolutions of the respective boards of directors of Hexcel and its Subsidiaries), absence of Liens, receipt of all necessary permits and waivers in respect of material Contracts and such other matters as Ciba or its counsel may reasonably request.

    (g) SALE OF HEXCEL'S  U.S. RESINS BUSINESS.   Hexcel shall have  consummated
the sale to a Person other than Hexcel or its Subsidiaries of its United States resins business.

    (h) MATERIAL ADVERSE CHANGE. There shall not have been any development or event or series of events occurring since the date of this Agreement that would reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 6.01. TERMINATION. (a) Notwithstanding anything to the contrary in this Agreement, this Agreement and the Employment Matters Agreement may be terminated and the transactions contemplated hereby and thereby abandoned at any time prior to the Closing, (i) by mutual written consent of Ciba and Hexcel,
(ii) by Ciba if any of the conditions set forth in Sections 5.01 or 5.03 shall have become incapable of fulfillment, and shall not have been waived by Ciba;
(iii) by Hexcel, if any of the conditions set forth in Sections 5.01 or 5.02 shall become incapable of fulfillment, and shall not have been waived by Hexcel or (iv) by Ciba or Hexcel, if the Closing does not occur on or prior to April 1, 1996; PROVIDED, HOWEVER, that the party seeking termination pursuant to clauses (ii) or (iii) is without fault in connection with the applicable condition or conditions having become incapable of fulfillment and is otherwise in material compliance with this Agreement and the Employment Matters Agreement.

    (b) In the event of termination by Ciba or Hexcel pursuant to this Section 6.01, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement and the Employment Matters Agreement shall thereupon be terminated, without further action by either party. If the transactions contemplated by this Agreement and the Employment Matters Agreement are terminated as provided herein:

        (i) (A) Hexcel shall promptly return to Ciba all documents and other material received from Ciba or its Subsidiaries relating to the transactions contemplated hereby and (B) Ciba and CGC shall promptly return to Hexcel all documents and other material received from Hexcel or its Subsidiaries relating to the transactions contemplated hereby, in either case, whether obtained before or after the execution hereof, and

        (ii) (A) all confidential information received by Hexcel with respect to the businesses of Ciba or its Subsidiaries and (B) all confidential information received by Ciba and CGC with respect to the business of Hexcel or its Subsidiaries shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

    (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 6.01, this Agreement and the Employment Matters Agreement shall become null and void and of no further force and effect, except for the following provisions of this Agreement (i) Section
4.02  relating to the confidentiality of certain information and data, (ii) this
Section 6.01, and (iii) Section 8.10 regarding certain expenses. Nothing in this
Section 6.01 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the Employment Matters Agreement.

    SECTION 6.02. AMENDMENTS AND WAIVERS. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Hexcel or Ciba and CGC may, by an instrument in writing signed on behalf of such party or parties, waive compliance by the other party or parties with any term or provision (other than any provisions that may not be legally waived) of this Agreement that they were or are obligated to comply with or perform.

                                  ARTICLE VII
                                INDEMNIFICATION

    SECTION 7.01. INDEMNIFICATION BY CIBA. Except to the extent that specific indemnification provisions contained in any Ancillary Agreement provide for indemnification with respect to any particular matter that is different than the indemnification provided for hereunder with respect to such matter, Ciba shall indemnify Hexcel, its Subsidiaries and their affiliates and their respective current and future officers, directors, employees, stockholders, agents and representatives against, and shall hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses), as incurred (payable quarterly upon written request), for or on account of or arising from or in connection with or otherwise with respect to (i) any Excluded Assets or Excluded Liabilities; or (ii) any breach of any covenant of Ciba or CGC contained in this Agreement or in any Ancillary Agreement to be performed after the Closing.

    SECTION 7.02. INDEMNIFICATION BY HEXCEL. Except to the extent that specific indemnification provisions contained in any Ancillary Agreement provide for indemnification with respect to any particular matter that is different than the indemnification provided for hereunder with respect to such matter, Hexcel shall indemnify Ciba, CGC, their affiliates and their respective current and future officers, directors, employees, stockholders, agents and representatives against, and shall hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses), as incurred (payable quarterly upon written request), for or on account of or arising from or in connection with or otherwise with respect to (i) any Acquired Assets or Assumed Liabilities or (ii) any breach of any covenant of Hexcel contained in this Agreement or in any Ancillary Agreement to be performed after the Closing.

    SECTION 7.03. LOSSES NET OF INSURANCE, ETC. The amount of any loss, liability, claim, damage or expense for which indemnification is provided under
Section 4.07(e), Section 4.10 or this Article VII shall be net of any amounts recovered or recoverable by the Person indemnified pursuant to this Article VII (the "Indemnified Party") under insurance policies with respect to such loss, liability, claim, damage or expense and shall be (i) increased to take account of any net Tax cost incurred by the Indemnified Party and arising from the receipt or accrual of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the Indemnified Party and arising from the incurrence or payment of any such loss, liability, claim, damage or expense. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be reduced by any such insurance proceeds and increased or reduced, as the case may be, to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the Indemnified Party has actually realized such cost or benefit. For purposes of this Agreement, an Indemnified Party shall be deemed to have "actually realized" a net Tax cost or net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Indemnified Party is increased above or reduced below, as the case may be, the amount of Taxes that such Indemnified Party would be required to pay but for the receipt of the indemnity payment or the incurrence or payment of such loss, liability, claim, damage or expense.

    SECTION 7.04. TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless any party pursuant to Sections 7.01, 7.02, 4.07(e) and 4.10 and the Indemnified Individuals pursuant to Section 4.14 shall not terminate.

    SECTION 7.05. INDEMNIFICATION PROCEDURES. With respect to third party claims (other than Tax Claims), all claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this
Section 7.05. In the event that any third party claim or demand for which an indemnifying party, Ciba, CGC or Hexcel as the case may be (an "Indemnifying Party"), may be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party, such Indemnified Party shall promptly, but in no event more than 15 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"); PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. The Indemnifying Party shall have 45 days from the effective date (determined in accordance with Section 8.01) of the Claim Notice (the "Notice Period") to notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (b) whether or not it desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be the liability of, and shall be paid by, the Indemnifying Party. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense; PROVIDED, HOWEVER, that the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if
(i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, (iii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such action or (iv) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party and PROVIDED, FURTHER, that the Indemnifying Party shall not settle or otherwise dispose of any claim or demand without the prior written consent of the Indemnified Party (i) if as a result thereof the Indemnified Party could become subject to injunctive or other equitable relief or the business of the Indemnified Party could be adversely affected in any nonmonetary manner or (ii) such settlement or disposition does not include as an irrevocable and unconditional term thereof a release of all liabilities in respect of such claim or demand in favor of the Indemnified Party. If any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand for which it is indemnified by the Indemnifying Party without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld). If the Indemnifying Party elects not to defend or ceases to defend the Indemnified Party against any such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense, including attorneys'
fees) shall be the liability of the Indemnifying Party hereunder. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel reasonable access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party and the Indemnifying Party shall each use all commercially reasonable efforts in the defense of all such claims or demands.

    SECTION 7.06. INDEMNIFICATION PROCEDURES FOR TAX CLAIMS; TAX RETURNS. With respect to Tax Claims (as defined below), all claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this
Section  7.06.  In the  event  that any  written claim  or  demand for  which an
Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a Taxing Authority (a "Tax Claim"), such Indemnified Party shall promptly, but in no event more than 15 days following such Indemnified Party's receipt of such Tax Claim, notify the Indemnifying Party of such Tax Claim with a Claim Notice; PROVIDED, HOWEVER, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. The Indemnifying Party shall have the Notice Period to notify the Indemnified Party
(a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Tax Claim and (b) whether or not it desires to participate in or control (as the case may be) the defense of the Indemnified Party against such Tax Claim. All costs and expenses incurred by the Indemnifying Party in participating in or controlling such Tax Claim shall be a liability of, and shall be paid by, the Indemnifying Party. The Indemnified Party shall control any proceedings relating to such Tax Claim; PROVIDED, HOWEVER, that if Ciba or any of its Subsidiaries is the Indemnifying Party, and a Tax Claim relates to a Tax Return of Ciba or its Subsidiaries (other than a separate Tax Return of a Divested Subsidiary), then Ciba shall control any proceedings relating to such Tax Claim. The party controlling a proceeding relating to a Tax Claim shall permit the other party to participate in such proceeding and shall not settle such Tax Claim without the written consent of the other party, which consent shall not be unreasonably withheld. The Indemnified Party and the Indemnifying Party shall cooperate in contesting or otherwise resolving any Tax Claim, and each shall give the other reasonable access to, during normal business hours, any relevant business records and other documents, and shall permit the other to consult with the employees and counsel of the other. If Hexcel or Ciba or their respective Subsidiaries would or might be entitled to a refund from a Taxing Authority and under the terms of this Agreement the party receiving such refund would be required to pay such refund to the other party, then the parties shall cooperate in using their reasonable efforts to obtain such refund and the party receiving such refund shall promptly forward it to the party entitled to it. Hexcel shall prepare and file all Tax Returns of or with respect to each of the Divested Subsidiaries and the other Acquired Assets, which relate to taxable periods beginning after the Closing Date or transactions that occur after the Closing Date. Ciba shall prepare and file all Tax Returns of or with respect to each of the Divested Subsidiaries and the other Acquired Assets which relate to taxable periods ending on or before the Closing Date. Ciba and Hexcel shall jointly prepare and Hexcel shall file all Tax Returns of or with respect to each of the Divested Subsidiaries and the other Acquired Assets which relate to taxable periods including (but not ending on) the Closing Date.

    SECTION 7.07. ADJUSTMENT TO TRANSFERRED BUSINESS CONSIDERATION. Ciba and Hexcel shall treat any indemnity payment under this agreement as an adjustment to the Transferred Business Consideration for Tax purposes, unless a final determination causes any such payment not to be treated as an adjustment to the Transferred Business Consideration for United States Federal Income Tax purposes.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    SECTION  8.01.   NOTICES.   All notices  and other  communications hereunder
shall be in writing (including fax) and shall be sent, delivered or mailed, addressed, or faxed:

    (a) if to Hexcel, to:

       Hexcel Corporation
       5794 West Las Positas Boulevard
       Pleasanton, CA 94588
       (T) (510) 847-9500
       (F) (510) 734-8611

       Attention of Rodney P. Jenks, Esq.
       with a copy to:
       Alan C. Myers, Esq.
       Skadden, Arps, Slate, Meagher & Flom
       919 Third Avenue
       New York, NY 10022
       (T) (212) 735-3780
       (F) (212) 735-2001

    (b) if to Ciba to:

       Ciba-Geigy Limited
       CH 4002
       Basle, Switzerland
       (T) (41) 61 697-4750
       (F) (41) 61 697-8253

       Attention of Mr. John M. D. Cheesmond
       with a copy to:
       Ciba-Geigy Limited
       CH 4002
       Basle, Switzerland
       T (41) 61 696-5107
       F (41) 61 696-4677
       Attention of Dr. Peter Rudolf

    (c) if to CGC:

       Ciba-Geigy Corporation
       520 White Plains Road
       P.O. Box 2005
       Tarrytown, NY 10591-9005
       (T) (914) 785-2041
       (F) (914) 785-2025
       Attention of John J. McGraw, Esq.

       with a copy to:
       Philip A. Gelston, Esq.
       Cravath, Swaine & Moore
       825 Eighth Avenue
       New York, NY 10019
       (T) (212) 474-1548
       (F) (212) 474-3700

Each such notice, request or other communication shall be given (i) by hand delivery, (ii) by nationally recognized courier service or (iii) by fax, receipt confirmed. Each such notice, request or communication shall be effective (A) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 8.01 (or in accordance with the latest unrevoked written direction from the party to whom such notice is delivered) and
(B) if given by fax, when such fax is transmitted to the fax number specified in this Section 8.01 (or in accordance with the latest unrevoked written direction from the party to whom such notice is transmitted), and the appropriate confirmation is received.

    SECTION 8.02. INTERPRETATION. When a reference is made in this Agreement to a Section, Appendix, Schedule or Exhibit, such reference shall be to a Section, Appendix, Schedule or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All accounting terms not defined in this Agreement shall have their meanings under U.S. GAAP.

    SECTION 8.03. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement, the Ancillary Agreements or any instrument delivered pursuant to this Agreement shall survive the Closing. This Section 8.03 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

    SECTION 8.04. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

    SECTION 8.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

    SECTION 8.06. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the Ancillary Agreements (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof (other than the Confidentiality Agreement, which shall not be affected by any provisions of this Agreement) and (b) are not intended to confer upon any person other than the parties hereto (and the Indemnified Individuals pursuant to Section 4.14) any rights or remedies hereunder or thereunder, including any employees of the Transferred Business pursuant to any provisions of this Agreement or the Employment Matters Agreement.

    SECTION 8.07. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

    SECTION 8.08. CONSENT TO JURISDICTION. Each of Hexcel, Ciba and CGC irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Hexcel, Ciba and CGC further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 8.01 (as it may be changed from time to time) shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Hexcel, Ciba and CGC irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

    SECTION 8.09. PUBLICITY. Except as may be required by applicable law, rule, regulation or legal process, so long as this Agreement is in effect, none of Ciba, CGC, Hexcel or any of their respective Subsidiaries or affiliates shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement or any Ancillary Agreement without the consent of the other party, which consent shall not be unreasonably withheld or withdrawn.

    SECTION 8.10. EXPENSES. (a) Whether or not the Closing takes place, all costs and expenses incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby shall be borne by the party incurring such expense, except as set forth in the next paragraph.

    (b) Notwithstanding the foregoing, if (i) the stockholders of Hexcel in a vote at the meeting of stockholders called pursuant to Section 4.18 fail to approve the issuance of the Hexcel Shares and/or the Required Amendment or if this Agreement is terminated by Hexcel pursuant to Section 6.01(a)(iv) (other than due to the fault of Ciba or any of its Subsidiaries) prior to such meeting taking place and prior to such vote or termination Hexcel received a proposal for or became aware of an Interfering Transaction (a "Trigger Event"), Hexcel shall reimburse Ciba for the out-of-pocket expenses (including fees and expenses of legal counsel and of CS First Boston Corporation) incurred by Ciba or any of its Subsidiaries in connection with this Agreement and the Ancillary Agreements or the matters contemplated hereby and thereby up to a maximum of $1,000,000 and (ii) if during the period ending 12 months after any Trigger Event Hexcel consummates, becomes a party to or enters into an agreement relating to or publicly announces, a transaction that is or if consummated prior to termination of this Agreement would have been an Interfering Transaction, then promptly after Hexcel consummates such transaction, Hexcel shall pay Ciba an alternative transaction fee of $1,000,000.

    SECTION 8.11. ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties, except that after the Closing any party may assign all its rights and obligations to a corporate successor by merger, consolidation or comparable transaction of all or substantially all of the assets of such party, PROVIDED that such party shall in no event be released from its obligations hereunder without the prior written consent of each of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any purported assignment of this Agreement other than in accordance with this Section 8.11 shall be null and void and of no force or effect.

    IN WITNESS WHEREOF, Ciba, CGC and Hexcel have each caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          CIBA-GEIGY LIMITED,

                                       by   /s/  HERMANN VODICKA
                                          Name:  Hermann Vodicka
                                          Title: President of Polymers Division

                                       CIBA-GEIGY LIMITED,

                                       by   /s/  JOHN M.D. CHEESMOND
                                          Name:  John M.D. Cheesmond
                                          Title: Senior Vice President, Head of
                                                 Regional Finance and Control

                                       CIBA-GEIGY CORPORATION,

                                       by    /s/ STANLEY SHERMAN
                                          Name:  Stanley Sherman
                                          Title: Vice President -- Finance and
                                                 Information Services

                                       HEXCEL CORPORATION,

                                       by   /s/  JOHN J. LEE
                                          Name:  John J. Lee
                                          Title: Chief Executive Officer

                                   APPENDIX A

    As used in the Agreement, the following terms shall have the following meanings:

    "ACCOUNTING FIRM" shall have the meaning set forth in Section 2.04.

    "ACCOUNTS PAYABLE" shall mean all accounts payable owed by Ciba or any of its Subsidiaries on the Closing Date that relate exclusively or primarily to, or arise exclusively or primarily out of the Transferred Business.

    "ACCOUNTS RECEIVABLE" shall mean all accounts receivable of Ciba or any of its Subsidiaries on the Closing Date that relate exclusively or primarily to, or arise exclusively or primarily out of the Transferred Business.

    "ACQUIRED ASSETS" shall have the meaning set forth in Section 1.01(a).

    "ACQUIRED CONTRACTS" shall mean (a) all Contracts to which Ciba or any of its Subsidiaries (other than a Divested Subsidiary) is a party or by which Ciba or any of its Subsidiaries (other than a Divested Subsidiary) is bound that (A) relate exclusively or primarily to, arise exclusively or primarily out of or are used exclusively or primarily in connection with the Transferred Business or (B) that are listed on Schedule 3.01(k) and (b) subject to Section 1.03(c), all Contracts to which any Divested Subsidiary is party or by which any Divested Subsidiary is bound.

    "ACQUIRED EQUIPMENT" shall mean all equipment of Ciba or any of its Subsidiaries, other than equipment included in the Excluded Assets, that relates exclusively or primarily to, arises exclusively or primarily out of, or is used exclusively or primarily in connection with, the Transferred Business.

    "ACQUIRED INTELLECTUAL PROPERTY" shall mean (i) all Intellectual Property (other than Trademarks and the Ciba Tradenames) owned by Ciba or any of its Subsidiaries that relates exclusively or primarily to, arises exclusively or primarily out of or is used exclusively or primarily in connection with, the Transferred Business (other than the patent application on Schedule 4.13(b)(ii)), and (ii) all Trademarks set forth in Schedule 3.01(i).

    "ACQUIRED INVENTORY" shall mean all Inventory held by Ciba or any of its Subsidiaries at any location that relates exclusively or primarily to, arises exclusively or primarily out of or is used exclusively or primarily in connection with, the Transferred Business.

    "ACQUIRED PERMITS" shall mean all Permits owned or held by Ciba or any of its Subsidiaries that relate exclusively or primarily to, arise exclusively or primarily out of or are used exclusively or primarily in connection with, the Transferred Business.

    An "AFFILIATE" of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. "CONTROL" shall have the meaning specified in Rule 12b-2 under the Exchange Act as in effect on the date hereof.

    "ALLOCATION STATEMENT" shall have the meaning set forth in Section 1.04.

    "ANCILLARY AGREEMENTS" shall mean the Governance Agreement, the Trademark License Agreement, the Registration Rights Agreement, the Transitional Services Agreements, the Employment Matters Agreement, the UK Employment Matters Agreement, the Indenture, the Distribution Agreement, the Assignment and Assumption Agreement, the Supply and Tolling Agreements and the UK Agreements.

    "APPLICABLE JURISDICTIONS" shall mean Austria, Belgium, Germany, Italy and the United Kingdom.

    "ASSIGNMENT  AND ASSUMPTION AGREEMENT"  shall have the  meaning set forth in
Section 4.12.

    "ASSUMED LIABILITIES" shall have the meaning set forth in Section 1.03(a).

    "ASSUMED TAX LIABILITIES" shall have the meaning set forth in Section 2.04.

    "AUSTRIAN SHARES CONTRACT" shall mean the Shareholders Agreement (also referred to as the Syndication Agreement) dated as of January 1, 1990 and amended as of August 1, 1994 between Ciba and PCD Polymere Gesellschaft m.b.H.

    "BALANCE SHEET" shall have the meaning set forth in Section 2.04.

    "BNP REIMBURSEMENT AGREEMENT" shall mean the Amended and Restated Reimbursement Agreement dated February 1, 1995 between Hexcel and Banque Nationale de Paris covering seven letters of credit in principal amount of $15.7 million.

    "BOOKS AND RECORDS" shall mean all books, ledgers, files, invoices, customers' and suppliers' lists and operating records relating exclusively or primarily to, arising exclusively or primarily out of, or used exclusively or primarily in connection with the Transferred Business.

    "BUSINESS" shall have the meaning set forth in the recitals to the Agreement.

    "BUSINESS TAX RETURNS" shall mean (i) any Tax Returns filed by or on behalf of any Divested Subsidiary (including the relevant portions of any unitary, combined, consolidated or similar Tax Returns), (ii) any Tax Returns of Ciba and its Subsidiaries relating exclusively or primarily to Taxes attributable to the Transferred Business and (iii) the copies of the portions of Tax Returns not described in (ii) above that relate to the Transferred Business.

    "CASH PRICE" shall have the meaning set forth in Section 1.02.

    "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

    "CGC" shall mean Ciba-Geigy Corporation, a New York corporation and a wholly owned subsidiary of Ciba.

    "CIBA" shall mean Ciba-Geigy Limited, a Swiss corporation.

    "CIBA CLOSING ITEMS" shall have the meaning set forth in Section 2.04.

    "CIBA'S CONTINUING BUSINESS" shall mean all businesses, operations and affairs of any kind or nature of Ciba and any of its Subsidiaries other than the Transferred Business.

    "CIBA DISTRIBUTOR" shall have the meaning set forth in Section 4.07.

    "CIBA NOTICE OF DISAGREEMENT" shall have the meaning set forth in Section 2.04.

    "CIBA STATEMENT" shall have the meaning set forth in Section 2.04.

    "CIBA TRADENAMES" shall mean any names owned or used by Ciba or any of its Subsidiaries other than names set forth on Schedule 3.01(i).

    "CIBA UK" shall have the meaning set forth in Section 1.03(c).

    "CITIBANK REVOLVER" shall mean the Credit Agreement dated as of February 8, 1995 among Hexcel, the lenders and issuing banks thereunder and Citicorp USA, Inc., as agent, and related agreements.

    "CLAIM" has the meaning set forth in Section 4.14.

    "CLAIM NOTICE" shall have the meaning set forth in Section 7.05.

    "CLOSING" shall have the meaning set forth in Section 2.01.

    "CLOSING DATE" shall mean the date of the Closing.

    "CLOSING WORKING CAPITAL" shall have the meaning set forth in Section 2.04.

    "CML" shall have the meaning set forth in Section 1.03(i).

    "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    "COMPOSITE PRODUCTS" shall have the meaning set forth in Section 4.13.

    "COMPOSITES FIELD" shall have the meaning set forth in Section 4.24.

    "CONFIDENTIALITY AGREEMENT" shall mean the Confidentiality Agreement dated as of May 1, 1995, between CGC and Hexcel.

    "CONTRACTS" shall mean all contracts, leases, indentures, agreements, commitments and all other legally binding arrangements, whether in existence on the date hereof or subsequently entered into, including any and all amendments thereto.

    "CONTRIBUTED SHARES" shall mean all capital stock of or other equity interests in any Divested Subsidiary owned directly or indirectly by Ciba.

    "COPYRIGHT" shall mean copyrights in works (including computer programs) published or unpublished, whether registered or capable of being registered, and such rights as may exist through marking or publication.

    "CURRENT ASSETS" shall have the meaning set forth in Section 2.04.

    "CURRENT LIABILITIES" shall have the meaning set forth in Section 2.04.

    "DANUTEC" shall mean Danutec Werkstoff Gesellschaft m.b.H., an Austrian corporation.

    "DANUTEC AGREEMENT" shall mean any agreement between Ciba or any of its Subsidiaries and Petrochemie Danubia GesmbH relating to the sale to Ciba or any of its Subsidiaries of the 49% interest in Danutec not owned by Ciba on the date hereof and which provides for the consummation of such sale on or prior to the first anniversary of the Closing Date.

    "DANUTEC AMOUNT" shall have the meaning set forth in Section 2.04.

    "DANUTEC CLOSING" shall have the meaning set forth in Section 2.05.

    "DANUTEC EQUITY" shall have the meaning set forth in Section 1.01(x).

    "DANUTEC PRICE" shall have the meaning set forth in Section 2.04.

    "DANUTEC SHARES" shall mean the 51% equity interest of Ciba-Geigy AG in Danutec.

    "DEFERRED ASSETS" shall mean the assets of or held by the Ciba Distributors that relate exclusively or primarily to, arise exclusively or primarily out of or are used exclusively or primarily in connection with, the Transferred Business and that are located in the Excluded Jurisdictions.

    "DEFERRED CLOSINGS" shall have the meaning set forth in Section 2.03.

    "DEFERRED CONSIDERATION" shall mean the amount payable by Hexcel for any Deferred Assets calculated in accordance with the Distribution Agreement.

    "DEFERRED  CONSIDERATION PAYMENT DATE"  shall have the  meaning set forth in
Section 2.03(e).

    "DISTRIBUTION AGREEMENT" shall mean the distribution agreement between Ciba and Hexcel dated the Closing Date substantially in the form attached hereto as Exhibit C.

    "DIVESTED SUBSIDIARY" shall mean CML, Brochier S.A., a French corporation ("Brochier"), Salver S.r.1., an Italian corporation ("Salver"), Confection et Diffusion de Stores et Rideaux ("CDSR"), a French corporation and Danutec.

    "EMPLOYMENT MATTERS AGREEMENT" shall mean the agreement governing United States employment matters dated as of the date of this Agreement between Hexcel and CGC and attached hereto as Exhibit D.

    "ENVIRONMENTAL LAWS" shall mean any applicable federal, state, local or foreign treaty, law (including applicable principles of common and civil law), statute, ordinance, rule, regulation, permit, license, code, order, judgment, writ, common law, decree, standard or injunction enacted, promulgated or issued by any Governmental Entity relating to (i) the presentation, protection and cleanup of the environment, including the air, the ground, surface soils, and surface and subsurface waters and natural resources, (ii) soil and ground water contamination and (iii) health and safety of persons or property and exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labelling, release or disposal of, Hazardous Substances.

    "ENVIRONMENTAL PERMITS" means all permits, licenses or authorizations from any Governmental Entity required under Environmental Laws for the operation of the Transferred Business or the business of Hexcel, as the case may be.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    "EXCLUDED ASSETS" shall have the meaning set forth in Section 1.01(b).

    "EXCLUDED CONTRACT" shall mean any Contract to which Ciba or any of its Subsidiaries is a party or by which Ciba or any of its Subsidiaries is bound and which is not an Acquired Contract.

    "EXCLUDED JURISDICTIONS" shall mean Australia, Denmark, Finland, Germany, Hong Kong, India, Indonesia, Japan, Malaysia, New Zealand, Norway, Singapore, Spain, South Africa, Sweden, Switzerland, Taiwan, Thailand, The Netherlands, The Peoples Republic of China and Vietnam.

    "EXCLUDED LIABILITIES" shall have the meaning set forth in Section 1.03(b).

    "EXCLUDED STOCK" shall mean all capital stock and other equity interests, other than the Contributed Shares, held by Ciba and its Subsidiaries in any Person.

    "EXCLUDED TAX ASSETS" shall mean any current assets of the Transferred Business attributable to Taxes of CGC (except to the extent any such current asset will actually benefit Hexcel or its Subsidiaries after the Closing).

    "EXCLUDED TAX LIABILITIES" shall have the meaning set forth in Section 1.03(b).

    "EXON-FLORIO AMENDMENT" shall mean Section 721 of the Defense Production Act of 1950, as amended, and the rules and regulations promulgated thereunder.

    "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.01(c).

    "GOVERNANCE AGREEMENT" shall mean the governance agreement between Ciba and Hexcel dated the Closing Date in substantially the form attached hereto as Exhibit A.

    "GOVERNMENTAL ENTITY" shall mean any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

    "HAZARDOUS SUBSTANCES" means all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing equipment, radon gas, and all other substances or wastes regulated pursuant to any Environmental Law.

    "HEXCEL" shall mean Hexcel Corporation, a Delaware corporation.

    "HEXCEL BALANCE SHEET" shall have the meaning set forth in Section 2.04.

    "HEXCEL COMMON" shall mean the common stock of Hexcel Corporation, par value $0.01 per share.

    "HEXCEL MATERIAL ADVERSE CHANGE" shall mean any material adverse change in the business, assets, financial condition or results of operations of Hexcel and its Subsidiaries taken as a whole, other than changes relating to the economy in general or changes relating to the Business' industry in general.

    "HEXCEL MATERIAL ADVERSE EFFECT" shall mean any effect causing a Hexcel Material Adverse Change.

    "HEXCEL  MATERIAL INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 3.02(l).

    "HEXCEL NOTICE OF DISAGREEMENT" shall have the meaning set forth in Section 2.04.

    "HEXCEL PERMITTED LIENS" shall mean (A) mechanics', carriers', workmen's, repairmen's, and other like Liens arising or incurred in the ordinary course of business and which would not, individually or in the aggregate, reasonably be expected to have a Hexcel Material Adverse Effect, (B) Liens for Taxes, assessments and other governmental charges that are not yet due and payable, or that may thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings (which proceedings are listed on Schedule 3.02(o)), (C) Liens under lien retention agreements entered into in the ordinary course of business and which would not, individually or in the aggregate,
reasonably  be  expected  to  have   a  Hexcel  Material  Adverse  Effect,   (D)
imperfections of title and other encumbrances that are not substantial in character or amount and do not materially detract from, or interfere with the use of the assets of Hexcel and its Subsidiaries in its business as currently conducted and (E) Liens imposed pursuant to the Citibank Revolver.

    "HEXCEL PREFERRED" shall mean the preferred stock, no par value, of Hexcel.

    "HEXCEL SHARES" shall mean shares of Hexcel Common, representing 49.9% of the issued and outstanding shares of Hexcel Common after giving effect to the issuance thereof.

    "HIVE-DOWN AGREEMENTS" shall have the meaning set forth in Section 1.03(c).

    "HEXCEL STATEMENT" shall have the meaning set forth in Section 2.04.

    "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

    "INCOME TAX" shall mean all Federal, state, local, foreign or other Taxes imposed upon or measured by net income.

    "INCOME TAX CLAIMS" shall mean all rights to claims for refunds of Income Taxes with respect to liabilities for Income Taxes relating to the Transferred Business for any taxable period ending on or before the Closing Date or the portion ending on the Closing Date of any taxable period that includes (but does not end on) such date.

    "INCOME TAX LIABILITIES" shall mean (i) with respect to the Divested Subsidiaries, any Income Taxes for any taxable period ending on or before the Closing Date, and any Income Taxes for any portion of any taxable period that includes but does not end on the Closing Date (determined as if such taxable period ended as of the close of business on the Closing Date) and (ii) with respect to Acquired Assets (other than the Divested Subsidiaries and assets held by the Divested Subsidiaries) sold by Ciba or any of its Subsidiaries, all obligations or liabilities of Ciba or any of its Subsidiaries for Income Taxes attributable to the Transferred Business accruing, or with respect to the activities of the Transferred Business occurring, on or before the Closing Date (in each case described in (i) and (ii) above, other than Income Taxes resulting from any action taken by Hexcel or its affiliates after or concurrent with the Closing (other than the acquisition of the Acquired Assets, Danutec Equity and Deferred Assets)).

    "INDEMNIFIED INDIVIDUALS" has the meaning set forth in Section 4.14.

    "INDEMNIFIED PARTY" shall have the meaning set forth in Section 7.03.

    "INDEMNIFYING PARTY" shall have the meaning set forth in Section 7.05.

    "INDENTURE" shall mean the Subordinated Debt indenture between Hexcel and the trustee to be named therein for the Subordinated Debt, which shall include terms substantially similar to the summary terms attached hereto as Exhibit B.

    "INTELLECTUAL PROPERTY" shall  mean throughout the  world (i) Patents,  (ii)
Trademarks, (iii) Trade Names, (iv) Know-how, (v) shop rights and (vi) copyrights.

    "INTERFERING TRANSACTION" shall have the meaning set forth in Section 4.04.

    "INVENTORY" means all raw materials, work in process, finished goods, supplies, parts and other inventories.

    "KNOW-HOW" shall mean all trade secrets, know-how (including product know-how and use and application know-how), formulas, processes, product designs, specifications, quality control procedures, manufacturing, engineering and other drawings, technology, technical information, safety information, lab journals, engineering data and design and engineering specifications, research records, market surveys and all promotional literature, customer and supplier lists and similar data.

    "LIEN" shall mean any mortgage, claim, charge, lien, security interest, easement, right-of-way, pledge or other encumbrance.

    "MATERIAL ADVERSE  CHANGE" shall  mean any  material adverse  change in  the
business,   assets,  financial  condition  or   results  of  operations  of  the
Transferred Business taken as a whole, other than changes relating to the economy in general or changes relating to the Business' industry in general.

    "MATERIAL ADVERSE EFFECT" shall mean any effect causing a Material Adverse Change.

    "NOTICE PERIOD" shall have the meaning set forth in Section 7.05.

    "OTHER TAX LIABILITIES" shall mean all obligations and liabilities for Taxes attributable to the Transferred Business (other than Income Tax Liabilities).

    "PATENTS" shall mean patents (including all reissues, divisions, re-examinations, continuations, continuations in part and extensions thereof), patent applications and patent disclosures docketed and all other patent rights.

    "PCBS" shall have the meaning set forth in the definition of Hazardous Substances.

    "PERMITS" shall mean all permits, licenses, franchises, approvals and authorizations by Governmental Entities.

    "PERMITTED LIENS" shall mean (A) mechanics', carriers', workmen's, repairmen's, and other like Liens arising or incurred in the ordinary course of business and which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) Liens for Taxes, assessments and other governmental charges that are not yet due and payable or that may thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings (which proceedings are disclosed in Schedule 3.01(m)),
(C) Liens under lien retention agreements entered into in the ordinary course of business and which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (D) imperfections of title (other than title to real property) and other encumbrances that are not substantial in character or amount and do not materially detract from, or interfere with the use of, the Acquired Assets and the Deferred Assets in the Transferred Business as presently conducted.

    "PERSON" shall mean any individual, group, corporation, partnership, joint venture, trust, business association, organization, Governmental Entity or other entity.

    "POLYMERS  EMPLOYEES"  shall   have  the  meaning   set  forth  in   Section
4.24(e)(ii).

    "POLYMERS FIELD" shall have the meaning set forth in Section 4.24(e)(i).

    "PREPAID TAXES" shall have the meaning set forth in Section 2.04.

    "REAL PROPERTY DEEDS" shall have the meaning set forth in Section 2.02(a).

    "RECALLS" shall have the meaning set forth in Section 3.01(u).

    "REGISTRATION RIGHTS AGREEMENT" shall have the meaning set forth in Section 4.12.

    "REQUIRED AMENDMENT" shall have the meaning set forth in Section 3.02(b).

    "RTM" shall have the meaning set forth in Section 4.13.

    "SATELLITE PERSONNEL" shall have the meaning set forth in Section 3.01(a).

    "SCHEDULED REAL PROPERTY" shall mean all real property, leaseholds and other interests in real property of Ciba or its Subsidiaries listed in Schedule
3.01(h)(1) or 3.01(h)(2), in each case together with Ciba's and its Subsidiaries' right, title and interest in all buildings, improvements, fixtures and all other appurtenances thereto and all easements, rights of way, licenses, privileges, zoning and development rights and other rights and benefits thereunto belonging to the extent used in connection with the Transferred Business, including all surveys, plans, specifications and other architectural and engineering drawings and all condemnation awards and insurance proceeds payable to Ciba and/ or any of its Subsidiaries with respect to such interests for casualties or takings occurring between the date hereof and the Closing Date or, in respect of South Africa, the Deferred Closing Date.

    "SEC" shall mean the Securities and Exchange Commission.

    "SEC DOCUMENTS" shall have the meaning set forth in Section 3.02(e).

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    "SUBORDINATED DEBT" shall mean the subordinated notes of Hexcel to be issued under the Indenture in the aggregate principal amounts and on the dates provided in Sections 2.03(e), 2.04(g) and 2.05.

    "SUBSIDIARY" shall mean, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests.

    "SUPPLY AND TOLLING AGREEMENTS" shall have the meaning set forth in Section 4.12.

    "TAX" or "TAXES" shall mean all Federal, state, local, foreign or other governmental taxes, assessments, duties, fees, levies or similar charges of any kind, including all income, environmental, excise, property, occupation, use, intangibles, sales, registration, value added, payroll, employment and other withholding taxes, and including all interest, penalties and additions imposed with respect to such amounts.

    "TAX CLAIM" shall have the meaning set forth in Section 7.06.

    "TAX RETURN" shall mean any return (including information returns), report, declaration or statement relating to Taxes or otherwise required to be filed with any Taxing Authority, including any schedule or attachment thereto or amendment thereof.

    "TAXING AUTHORITY" shall mean any governmental or quasi-governmental body exercising any taxing authority or any other body exercising Tax regulatory authority.

    "TRADEMARK LICENSE AGREEMENT" shall have the meaning set forth in Section 4.13.

    "TRADEMARKS" shall mean trademarks and service marks, registrations thereof, pending applications therefor and such unregistered rights as may exist through use.

    "TRADE NAMES" shall mean trade names, brand marks, trade dress, brand names, logos and all other names and slogans or product goodwill for which no trademark registration has been obtained and for which no application is pending.

    "TRANSFERRED BUSINESS" shall mean the global composites division of Ciba and CGC consisting of the development, manufacture, marketing, sale and distribution on a world-wide basis of composites, including structures and interiors, fabrics, laminates, prepregs, adhesive films, honeycomb core, sandwich panels and fabricated components, other than to the extent, if any, such activities are conducted on the Closing Date by the worldwide Polymers Division, Additives Division or Pigments Division of Ciba.

    "TRANSFERRED BUSINESS CONSIDERATION"  shall have  the meaning  set forth  in
Section 1.02.

    "TRANSFER TAXES" shall mean all transfer, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes and real property transfer gains Taxes) and related amounts incurred as a result of the transfer of the Acquired Assets, Danutec Equity or Deferred Assets to Hexcel or its designated Subsidiaries pursuant to this Agreement.

    "TRANSITIONAL  SERVICES  AGREEMENTS" shall  have  the meaning  set  forth in
Section 4.12.

    "TRIGGER EVENT" shall have the meaning set forth in Section 8.10.

    "UK AGREEMENTS" shall have the meaning set forth in Section 4.12.

    "UK EMPLOYMENT  MATTERS  AGREEMENT" shall  have  the meaning  set  forth  in
Section 4.12.

    "U.S.   GAAP"  shall  mean  United   States  generally  accepted  accounting
principles.

                 (This page has been left blank intentionally.)

           AMENDMENT  dated  as of  December 12,  1995, to  the STRATEGIC
       ALLIANCE AGREEMENT dated as of September 29, 1995 (the "Agreement"), among CIBA-GEIGY LIMITED, a Swiss corporation ("Ciba"), CIBA-GEIGY CORPORATION, a New York corporation and a wholly-owned subsidiary of Ciba ("CGC"), and HEXCEL CORPORATION, a Delaware corporation ("Hexcel").

    WHEREAS Hexcel, Ciba and CGC desire to amend the Agreement in certain respects; and

    WHEREAS the capitalized terms used but not defined herein shall have the meanings specified in the Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

    Section 1. AMENDMENTS. (a) The introductory clause to Section 2.04(d) of the Agreement shall be deleted and replaced by the following:

    "The principal amount of the Subordinated Debt shall be $43,029,000 adjusted as follows:"


    (b) The definition of Ancillary Agreements in Appendix A shall be deleted and replaced with the following:


    " "ANCILLARY AGREEMENTS" shall mean the Governance Agreement, the Trademark License Agreement, the Registration Rights Agreement, the Transitional Services Agreements, the Employment Matters Agreement, the UK Employment Matters Agreement, the Subordinated Debt, the Indenture, the Distribution Agreement, the Assignment and Assumption Agreement, the Supply and Tolling Agreements and the UK Agreements."

    (c) Section 1.03(b)(v) of the Agreement shall be deleted and replaced with the following:

    "(v) any obligation or liability relating to or arising out of an event occurring prior to the Closing Date for which Ciba or any of its Subsidiaries has coverage under AAU lead policy #001 SP-6127 or its predecessor policies."

    Section 2. EFFECT. This Amendment shall be deemed for all purposes to be a part of the Agreement, which shall remain in full force and effect in all respects as amended hereby.

    IN WITNESS WHEREOF, Ciba, CGC and Hexcel have each caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                          CIBA-GEIGY LIMITED,
                                          by   /s/ JOHN M.D. CHEESMOND
                                            Name:  John M.D. Cheesmond
                                            Title: Senior Vice President --
                                                   Finance and Information
                                                   Services



                                          CIBA-GEIGY LIMITED,
                                          by   /s/ J. MANSER
                                            Name:  J. Manser
                                            Title: Group Treasurer

                                          CIBA-GEIGY CORPORATION,
                                          by   /s/ STANLEY SHERMAN
                                            Name:  Stanley Sherman
                                            Title: Vice President -- Finance and
                                                   Information Services



                                          HEXCEL CORPORATION,
                                          by   /s/ JOHN J. LEE
                                            Name:  John J. Lee
                                            Title: Chief Executive Officer

                                                                       EXHIBIT C
                                             TO THE STRATEGIC ALLIANCE AGREEMENT

           DISTRIBUTION AGREEMENT (this "Agreement"), dated as of [ ], 1995, among HEXCEL CORPORATION, a Delaware corporation ("Hexcel"), BROCHIER S.A., a French corporation ("Brochier"), COMPOSITE MATERIALS LIMITED, a United Kingdom corporation ("CML"), SALVER, S.r.1., an Italian corporation ("Salver", together with Brochier and CML, the "Hexcel Subsidiaries"), and CIBA-GEIGY LIMITED, a Swiss corporation ("Ciba").

    WHEREAS, Ciba and Hexcel have entered into a Strategic Alliance Agreement dated as of September 29, 1995 (the "SAA") pursuant to which Ciba and Hexcel have agreed to combine the transferred business with Hexcel's business;

    WHEREAS, in connection with the SAA, the Hexcel Subsidiaries desire Ciba to continue to have Ciba's affiliates act as distributors for products of the Transferred Business in the territories referred to on Schedule 1 attached hereto (the "Distributors");

    WHEREAS, Hexcel and Ciba are interested in a smooth transition of the Transferred Business to Hexcel; and

    WHEREAS, Ciba is willing to have its affiliates provide their services as Distributors for products of the Transferred Business.

    NOW, THEREFORE, in consideration of the undertakings set forth herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto have therefore agreed as follows:

    SECTION 1. Terms not specifically defined herein shall have the meaning assigned to them in the SAA.

    SECTION 2. (a) Ciba commits that the affiliates of Ciba listed in Schedule 1 hereto shall continue to act as Distributors for products of the Transferred Business in the countries listed in Schedule 1 under the terms and conditions at which they have cooperated with the Transferred Business during the six-month period immediately prior to the date of this agreement. The Distributors shall act as independent distributors and are in no way authorized to bind Hexcel and/or the Hexcel Subsidiaries.

    (b) In the event that Danutec is acquired by Hexcel on or before December 31, 1996, Danutec shall be deemed to be a Hexcel Subsidiary under this Agreement entitled to all the rights and benefits thereof.

    (c) A list of the employees currently working for each Distributor in connection with the Transferred Business (the "Employees") is attached hereto as
Schedule 2.

    SECTION 3. (a) The Distributors shall use all commercially reasonable efforts to continue to solicit and serve customers for the Transferred Business by using the assets and employees dedicated to the Transferred Business at present and reflected in the Balance Sheet. The Distributors shall also provide the necessary administrative support and related services.

    (b) The Hexcel Subsidiaries shall use all commercially reasonable efforts to continue to supply the Distributors.

    (c) The Distributors shall report to Hexcel via the existing regional management structure of the Transferred Business.

    (d) The Distributors shall continue to provide budgets, latest estimates, monthly reports and one-year plans in the format and in accordance with the timetable to be agreed with Hexcel and the Hexcel Subsidiaries.

    (e) The Distributors shall continue monthly third party sales reporting as per the Ciba Form G02 currently used, including the end of month Ciba "quick" report.

    (f) The Distributors shall visit customers regularly and provide to Hexcel and the appropriate Hexcel Subsidiaries reports on key customers and assist the personnel of Hexcel and the Hexcel Subsidiaries in obtaining access to customers.

    (g) The Distributors shall manage local stocks, consignment stocks and the assets of the Transferred Business in the countries listed on Schedule I hereto in the best interest of Hexcel and the Hexcel Subsidiaries in accordance with the direction of the regional management structure of the transferred business.

    SECTION 4. Hexcel and all the Hexcel Subsidiaries shall provide the Distributors with price lists for the products of the transferred business to be handled by the Distributors and use their commercially reasonable efforts to fulfill all orders of the Distributors as requested in accordance with the terms hereof and at list prices. Hexcel, the Hexcel Subsidiaries and the regional management structure of the transferred business together with the Distributors shall coordinate dealing with key customers in the countries.

    SECTION 5. (a) The Distributors shall not, without the prior agreement of Hexcel, which agreement shall not be unreasonably withheld, transfer key employees providing services to the Transferred Business hereunder to other businesses of the Ciba Group.

    (b) The Hexcel Subsidiaries shall ship orders either to the Distributors or, if requested, directly to customers.

    (c)  The Distributors shall not  provide customers with warranties exceeding
the  warranties  provided  to  the   Distributors  by  Hexcel  and  the   Hexcel
Subsidiaries.

    SECTION 6. (a) This Agreement shall become effective on the Closing Date and shall remain in effect until December 31, 1996. Hexcel shall be entitled to give two (2) months written notice effective at the end of any calendar month to terminate this Agreement for one or more specified Distributors at any time.

    (b) Upon termination of this Agreement in its entirety or for specified Distributors, Hexcel and/ or the Divested Subsidiaries shall acquire the Inventory and Fixed Assets of the Distributor(s) which constitute the Deferred Assets. Such Inventory shall consist of those products of the Transferred Business purchased from the Hexcel Subsidiaries by the Distributor(s). Such Inventory shall be acquired by the Hexcel Subsidiaries at a purchase price equal to the landed cost of such Inventory to the Distributor(s). Fixed Assets shall consist of the assets listed on Schedule 3 hereto. Such fixed assets shall be transferred to the Hexcel Subsidiaries free of charge, with the exception of the fixed assets in South Africa for which Hexcel shall pay Ciba U.S.$457,500.

    (c) Upon termination of this Agreement in its entirety or with respect to one or more specified Distributors, Hexcel and/or the Hexcel Subsidiaries shall have the right to offer and where by law obliged to actually offer employment to the relevant Employees. Employment shall be offered on compensation and benefit terms that are reasonably competitive considering the country involved, then prevailing economic conditions, the industry sector in which the relevant Employees are engaged and the relevant Employees' skills and experience. Prior to employment by Hexcel or any of the Hexcel Subsidiaries, the Distributor(s) (or if applicable, Ciba) shall fully vest the relevant Employees in any pension scheme or other employee benefit program in which such Employees have participated and Distributor(s) (of if applicable, Ciba) shall retain any and all liabilities with respect thereto. If Hexcel and the Hexcel Subsidiaries fail to offer employment to one or more of such Employees and within three (3) months thereafter the applicable Distributor(s) terminates the employment of any such Employee, then Hexcel shall contribute an amount up to the amount specified by law and if no such law exists an amount to be agreed to by the parties, which amount shall not exceed one year's total compensation for the respective Employee(s). Except as otherwise provided in this Agreement, Hexcel shall treat all Employees no less favorably than other employees of Hexcel who are employed in comparable positions in comparable locations.

    (d) Hexcel and the Hexcel Subsidiaries shall be free to negotiate either an extension of this Agreement or one or more new agreements with any of the Distributors.

    (e) Sections 8.07 and 8.08 of the SAA are incorporated by reference herein and shall be deemed to constitute part of this Agreement.

    SECTION 7. NOTICES. All notices and other communications hereunder shall be in writing (including fax) and shall be sent, delivered or mailed, addressed, or faxed:

    (a) if to Hexcel or any of the Hexcel Subsidiaries, to:

        Hexcel Corporation
        5794 West Las Positas Boulevard
        Pleasanton, CA 94588
        (T) (510) 847-9500 (x4257)
        (F) (510) 847-9727
        Attention of Stephen C. Forsyth

                   and

        Mr. Rodney P. Jenks
        (T) 510 847-9500 (x4383)
        (F) 510 734-8611

    (b) if to Ciba to:
        Ciba-Geigy Limited
        CH 4002
        Basle, Switzerland
        (T) (41) 61 696-5107
        (F) (41) 61 696-4677
        Attention of Dr. Peter Rudolf

Each such notice, request or other communication shall be given (i) by hand delivery, (ii) by nationally recognized courier service or (iii) by fax, receipt confirmed. Each such notice, request or communication shall be effective (A) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 7 (or in accordance with the latest unrevoked written direction from the party to whom such notice is delivered) and
(B) if given by fax, when such fax is transmitted to the fax number specified in this Section 7 (or in accordance with the latest unrevoked written direction from the party to whom such notice is transmitted), and the appropriate confirmation is received.

    IN WITNESS WHEREOF, the parties hereto have caused this Distribution Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                          HEXCEL CORPORATION,

                                          by
                                            ------------------------------------
                                            Name:
                                            Title:

                                          CIBA-GEIGY LIMITED,

                                          by
                                            ------------------------------------
                                            Name:
                                            Title:

                                          COMPOSITE MATERIALS LIMITED,

                                          by
                                            ------------------------------------
                                            Name:
                                            Title:

                                          BROCHIER, S.A.,

                                          by
                                            ------------------------------------
                                            Name:
                                            Title:

                                          SALVER, S.r.1.,

                                          by
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT D
                                             TO THE STRATEGIC ALLIANCE AGREEMENT

                                   AGREEMENT

                   GOVERNING UNITED STATES EMPLOYMENT MATTERS

                      DATED AS OF SEPTEMBER 29, 1995 AMONG

                             CIBA-GEIGY CORPORATION

                                      AND

                               HEXCEL CORPORATION

                               TABLE OF CONTENTS


ARTICLE 1.     DEFINITIONS.........................................................    B-77

ARTICLE 2.     REPRESENTATIONS AND WARRANTIES REGARDING BENEFIT PLANS AND LABOR
                MATTERS............................................................    B-78
               2.1  CGC Representation and Warranties..............................    B-78
               2.2  Hexcel Representations and Warranties..........................    B-80
               2.3  Covenants by CGC...............................................    B-83
               2.4  Covenants by Hexcel............................................    B-83
               2.5  Strategic Alliance Agreement...................................    B-84

ARTICLE 3.     U.S. TRANSFERRED BUSINESS EMPLOYEES.................................    B-84
               3.1  General........................................................    B-84

ARTICLE 4.     EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS.............................    B-84
               4.1  General........................................................    B-84
               4.2  Back Service Credit............................................    B-85
               4.3  Pension Plans..................................................    B-85
               4.4  Savings Plans..................................................    B-85
               4.5  Medical and Dental Plans.......................................    B-86
               4.6  Disability.....................................................    B-87
               4.7  Severance......................................................    B-87
               4.8  Workers' Compensation..........................................    B-87
               4.9  Vacation Pay...................................................    B-87

ARTICLE 5.     COLLECTIVE BARGAINING AGREEMENT.....................................    B-87

ARTICLE 6.     TERMINATION, MODIFICATION AND AMENDMENT.............................    B-87
               6.1  Termination....................................................    B-87
               6.2  Modification and Amendment.....................................    B-87

ARTICLE 7.     NO THIRD-PARTY RIGHTS...............................................    B-88

ARTICLE 8.     INDEMNIFICATION.....................................................    B-88

ARTICLE 9.     NOTICES.............................................................    B-88

ARTICLE 10.    CAPTIONS............................................................    B-88

ARTICLE 11.    ASSIGNMENT AND WAIVER...............................................    B-88
               11.1  Assignment....................................................    B-88
               11.2  Waiver........................................................    B-88

ARTICLE 12.    APPLICABLE LAW......................................................    B-89

ARTICLE 13.    FURTHER ASSURANCES..................................................    B-89

ARTICLE 14.    CONSENT TO JURISDICTION.............................................    B-89

ARTICLE 15.    SEVERABILITY........................................................    B-89

ARTICLE 16.    SCHEDULES...........................................................    B-89

ARTICLE 17.    COUNTERPARTS........................................................    B-89

ARTICLE 18.    POST-CLOSING ACCESS TO BOOKS AND RECORDS............................    B-89

    AGREEMENT GOVERNING EMPLOYMENT MATTERS dated as of September 29, 1995, between CIBA-GEIGY CORPORATION, a New York corporation ("CGC") and HEXCEL CORPORATION, a Delaware corporation ("Hexcel").

    WHEREAS,   CGC  and  Hexcel  (collectively  the  "Parties"),  together  with
Ciba-Geigy Limited, have entered into the Strategic Alliance Agreement, dated as of even date herewith; and

    WHEREAS, to effectuate the intent of the Parties relating to employment and employee benefits matters with respect to certain United States employees of CGC, the Parties wish to enter into this Agreement;

    NOW, THEREFORE, in consideration of the mutual agreements, representations and warranties herein contained, the parties hereby agree as follows:

ARTICLE 1. DEFINITIONS

    Unless specifically provided otherwise, each term used in this Agreement has the same meaning specified or referred to in Appendix A of the Strategic Alliance Agreement, or as otherwise set forth below:

    "ASSUMED PLAN" -- See Section 2.1.

    "CGC" -- shall mean Ciba-Geigy Corporation.

    "CGC AFFILIATE" -- See Section 2.1.

    "CGC INVESTMENT SAVINGS PLAN" -- See Section 4.4.

    "CGC PLANS" -- See Section 2.1.

    "CLOSING" -- See Section 2.01 of the Strategic Alliance Agreement.

    "CLOSING DATE" -- shall mean the date of the Closing.

    "ERISA" -- shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "FSA" -- See Section 4.5.

    "HEATH TECNA" -- shall mean the Heath Tecna Aerospace Division of CGC.

    "HEATH TECNA SALARIED SAVINGS PLAN" -- See Section 4.4.

    "HEATH TECNA TRUST" -- See Section 4.4.

    "HEATH TECNA UNION SAVINGS PLAN" -- See Section 4.4.

    "HEXCEL" -- shall mean Hexcel Corporation; provided that, for purposes of Articles 3 through 5, Hexcel shall include any Hexcel Affiliate, where appropriate.

    "HEXCEL BENEFIT PLANS" -- See Section 2.2.

    "HEXCEL AFFILIATE" -- See Section 2.2.

    "HEXCEL DEFINED BENEFIT PLAN" -- See Section 2.2.

    "HEXCEL HOURLY PENSION PLAN" -- See Section 4.3.

    "HEXCEL HOURLY SAVINGS PLAN" -- See Section 4.4.

    "HEXCEL SALARIED SAVINGS PLAN" -- See Section 4.4.

    "HEXCEL'S PLANS" -- See Section 4.1.

    "MULTI-EMPLOYER PLAN" -- shall mean any plan described in Section 4001(a)(3) of ERISA, as well as any multi-employer Welfare Plan maintained pursuant to a collective bargaining agreement.

    "PBGC" -- See Section 2.2.

    "PENSION PLAN" -- See Section 2.1.

    "PROHIBITED TRANSACTION" -- See Section 2.1.

    "RELATED EMPLOYER" -- See Section 2.1.

    "REPORTABLE EVENT" -- See Section 2.1.

    "STRATEGIC ALLIANCE AGREEMENT" -- The Strategic Alliance Agreement dated as of September 29, 1995, between Ciba-Geigy Limited, Ciba-Geigy Corporation and Hexcel Corporation.

    "U.S. TRANSFERRED BUSINESS" shall mean the portion of the Transferred Business conducted by CGC in the United States.

    "U.S. TRANSFERRED BUSINESS EMPLOYEE" -- See Section 3.1.

    "WELFARE PLAN" -- See Section 2.1.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES REGARDING BENEFIT PLANS AND LABOR
           MATTERS

    2.1  CGC REPRESENTATION AND WARRANTIES.

    (a) Schedule 2.1(a) sets forth a list of each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA)
(hereinafter a "Welfare Plan"), and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by CGC or any other person or entity that, together with CGC, is treated as a single employer under Section 414 of the Code (a "CGC Related Employer" and, together with CGC and its Subsidiaries, a "CGC Affiliate") for the benefit of employees of the U.S. Transferred Business (collectively the "CGC Plans") (Schedule 2.1 lists only material plans with respect to non-United States employees and does not include any foreign governmental or governmental mandated plans). Schedule 2.1 also sets forth each CGC Plan (other than a Multi-Employer
Plan) as to which any obligations thereunder are assumed or transferred to Hexcel or a Hexcel Plan (the "Assumed Plans"). CGC has delivered to Hexcel true, complete and correct copies of (1) each Assumed Plan (or, in the case of any unwritten Assumed Plans, descriptions thereof) and amendments thereto, (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Assumed Plan (if any such report was required by applicable law), (3) the most recent summary plan description (or similar document) for each Assumed Plan for which such a summary plan description is required by applicable law or was otherwise provided to plan participants or beneficiaries and (4) each trust agreement and insurance or annuity contract relating to any Assumed Plan.

    (b) Each Assumed Plan has been administered in all material respects in accordance with its terms. All CGC Affiliates and all Assumed Plans are in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable laws in respect of such Assumed Plans. There are no investigations, proceedings, suits or claims (other than claims in the ordinary course) against or involving any Assumed Plan or asserting any rights to or claims for benefits under any Assumed Plan that could give rise to any material liability, and, to the knowledge of CGC, there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

    (c) All contributions to, and payments from, the Assumed Plans that may have been required to be made in accordance with the terms of the Assumed Plans and any applicable laws or agreements have been timely made or accrued (where appropriate and permissible).

    (d) Each Assumed Plan that is intended to be a tax-qualified plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such Assumed Plan is qualified and its related trust is exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked, and, to the knowledge of CGC, revocation has not been threatened; no event has occurred and no circumstances exist that would adversely affect the tax-qualification of such Assumed Plan; and such Assumed Plan has not been amended since the effective date of its most recent determination letter in any respect that might adversely affect its qualification, materially increase its cost or require security under
Section 307 of ERISA. CGC has delivered to Hexcel a copy of the most recent determination letter received with respect to each Assumed Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. CGC has also identified to Hexcel those Assumed Plan amendments as to which a favorable determination letter has not yet been received. No event has occurred that could subject any Assumed Plan to tax under
Section 511 of the Code.

    (e) To the best of CGC's knowledge: (1) no "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) (hereinafter a "Prohibited Transaction") has occurred that involves the assets of any Assumed Plan; (2) no Prohibited Transaction has occurred that could subject any CGC Affiliate, any employees of a CGC Affiliate, a trustee, administrator or other fiduciary of any trust created under any Assumed Plan to the tax or sanctions on Prohibited Transactions imposed by Section 4975 of the Code or Title I of ERISA;
(3) no Assumed Plan has been terminated or has been the subject of a "reportable event" (as defined in Section 4043 of ERISA and the regulations thereunder) (hereinafter a "Reportable Event"); and (4) no CGC Affiliate, any employees of a CGC Affiliate, any trustee, administrator or other fiduciary of any Assumed Plan or any agent of any of the foregoing has, in respect of any such Plan, engaged in any transaction or acted in a manner that could, or has failed to act so as to, subject any CGC Affiliate, trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable law.

    (f) No Assumed Plan is a "defined benefit pension plan" (as defined in Section 3(35) of ERISA.

    (g) All "group health plans" (as such term is defined in Section 5000(b)(1) of the Code) maintained by any CGC Affiliate and applicable to employees of the U.S. Transferred Business, have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA, to the extent such requirements are applicable.

    (h) No condition exists and no event has occurred with respect to a Multi-Employer Plan applicable to employees of the U.S. Transferred Business, to which any CGC Affiliate is required to contribute, that presents a material risk of any CGC Affiliate incurring any liability under Title IV of ERISA.

    (i) During the period beginning on January 1, 1995 and ending on the date of this Agreement, there has been no change in the manner in which contributions to any Assumed Plan are made or the basis on which such contributions are determined.

    (j) (1) Schedule 2.1(j) contains a list of all collective bargaining agreements to which CGC is a party covering employees of the U.S. Transferred Business. CGC has delivered to Hexcel true, complete and correct copies of each agreement. Except as set forth in the collective bargaining agreements listed in
Schedule 2.1(j), no union claims to represent or is seeking to represent any unit of employees of the U.S. Transferred Business to the best of CGC's knowledge.

        (2) CGC is not a party to, or subject to, any consent decree, settlement agreement, conciliation agreement or any other arrangement with any governmental body or current employee relating to claims of unfair labor practices, employment discrimination, or other claims relating to employment practices or policies of the U.S. Transferred Business which has any current material effect (or could have a future material effect) on the employment practices and policies of the U.S. Transferred Business.

        (3) Since January 1, 1992, there has not occurred or, to the best knowledge of CGC, been threatened, any strikes, slowdowns, work stoppages or other similar disruptive labor activities with respect to employees of the U.S. Transferred Business.

        (4) With respect to employees of the U.S. Transferred Business, CGC Affiliates (i) have complied in all material respects with all applicable laws regarding labor, employment and employment practices, terms and conditions of employment, occupational safety and health and wages and hours, including, without limitation, any bargaining or other obligations under the National Labor Relations Act and federal immigration laws; (ii) are not parties to or bound by any oral contract concerning employment, or any affirmative action plan established pursuant to any local, state or federal law or order of any Governmental Body or court; and (iii) have not been issued any deficiency letters by any governmental body or entered into any settlement agreements, conciliation agreements or letters of commitment with any governmental body concerning such employees which could reasonably be expected to have a Material Adverse Effect on the U.S. Transferred Business. Except as set forth in Schedule 2.1(j), there is no other material action, suit, proceeding, dispute, claim or investigation pending or, to the knowledge of CGC, threatened arising exclusively or primarily out of or in connection with employees of the U.S. Transferred Business that are to be assumed by Hexcel pursuant to Section 1.03(a)(v) of the Strategic Alliance Agreement.

        (5) CGC has made available to Hexcel with respect to employees of the U.S. Transferred Business (i) the name and total compensation of each officer and employee (other than as described in clause (iv) below); (ii) any employment agreements currently in effect; (iii) the amount of any significant wage or salary increases or bonuses granted by CGC to such persons since January 1, 1994; and (iv) the wage or salary rates for non-salaried and non-executive salaried employees. Schedule 2.1(j) sets forth the name of each officer or employee described in (i) above. None of such persons has given notice to CGC to cancel or otherwise terminate such person's employment relationship with CGC.

    (k) There is no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by the Strategic Alliance Agreement by any employee of the U.S. Transferred Business who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or CGC Plan currently in effect that would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

    2.2  HEXCEL REPRESENTATIONS AND WARRANTIES.

    (a) (i) Schedule 2.2(a) is a list of each Pension Plan, Welfare Plan and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Hexcel, any of its Subsidiaries or any other person or entity that, together with Hexcel, is treated as a single employer under Section 414 of the Code (an "Hexcel Related Employer" and, together with Hexcel and its Subsidiaries, an "Hexcel Affiliate") for the benefit of present or former officers, employees, agents, directors or independent contractors of any Hexcel Affiliate in the United States (all the foregoing being herein called "Hexcel Benefit Plans"). Hexcel has delivered to CGC true, complete and correct copies of (1) each Hexcel Benefit Plan (or, in the case of any unwritten Hexcel Benefit Plans, descriptions thereof) and amendments thereto, (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Hexcel Benefit Plan (if any such report was required by applicable law), (3) the most recent summary plan description (or similar document) for each Hexcel Benefit Plan for which such a summary plan description is required by applicable law or was otherwise provided to plan participants or beneficiaries and (4) each trust agreement and insurance or annuity contract relating to any Hexcel Benefit Plan.

    (b) Each Hexcel Benefit Plan has been administered in all material respects in accordance with its terms. All Hexcel Affiliates and all Hexcel Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code, and all other applicable laws in respect of such Plans. There are no investigations, proceedings, suits or claims (other than claims in the ordinary course) against or involving any Hexcel Benefit Plan or asserting any rights to or claims for benefits under any Hexcel Benefit Plan that could give rise to any material liability, and, to the knowledge of Hexcel, there are not any facts that could give rise to any material liability in the event of any such investigation, claim suit or proceeding.

    (c) (1) All contributions to, and payments from, the Hexcel Benefit Plans that may have been required to be made in accordance with the terms of the Hexcel Benefit Plans and any applicable laws or agreements have been timely made or accrued (where appropriate and permissible);

        (2) there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Hexcel Benefit Plan that is a Pension Plan (hereinafter an "Hexcel Pension Plan"); and

        (3) no Hexcel Pension Plan had an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code as of the end of the most recently completed plan year.

    (d) Each Hexcel Pension Plan that is intended to be a tax-qualified plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such Hexcel Pension Plan is qualified and its related trust is exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked, and, to the knowledge of Hexcel, revocation has not been threatened; no event has occurred and no circumstances exist that would adversely affect the tax-qualification of any Hexcel Pension Plan; and each such Hexcel Pension Plan has not been amended since the effective date of its most recent determination letter in any respect that might adversely affect its qualification, materially increase its cost or require security under Section 307 of ERISA. Hexcel has delivered to CGC a copy of the most recent determination letter received with respect to each Hexcel Pension Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. Hexcel has also provided to CGC all Hexcel Pension Plan amendments as to which a favorable determination letter has not yet been received. No event has occurred that could subject any Hexcel Pension Plan to tax under Section 511 of the Code.

    (e) Schedule 2.2(e) discloses the extent to which to the best of Hexcel's knowledge: (1) any Prohibited Transaction has occurred that involves the assets of any Hexcel Benefit Plan; (2) any Prohibited Transaction has occurred that could subject any Hexcel Affiliate, any of their employees, or, to the knowledge of Hexcel, a trustee, administrator or other fiduciary of any trust created under any Hexcel Benefit Plan to the tax or sanctions on Prohibited Transactions imposed by Section 4975 of the Code or Title I of ERISA; (3) any Hexcel Pension Plan has been terminated or has been the subject of a Reportable Event; and (4) any Hexcel Affiliate, any of its employees, or to the knowledge of Hexcel, any trustee, administrator or other fiduciary of any Hexcel Benefit Plan or any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or has failed to act so as to, subject any Hexcel Affiliate, any trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable law.

    (f) Except as set forth in Schedule 2.2(f), as of the most recent valuation date for each Hexcel Pension Plan that is a "defined benefit pension plan" (as defined in Section 3(35) of ERISA and including both qualified and nonqualified plans) (hereinafter an "Hexcel Defined Benefit Plan"), there was not any amount of unfunded benefit liabilities under any such Hexcel Defined Benefit Plan, and Hexcel is not aware of any facts or circumstances that would materially change the funded status of any such Hexcel Defined Benefit Plan. Hexcel has furnished to CGC the most recent actuarial report or valuation with respect to each Hexcel Defined Benefit Plan. The information supplied to the actuary by any Hexcel Affiliate for use in preparing those reports or valuations was complete and accurate in all material respects and Hexcel has no reason to believe that the conclusions expressed in those reports or valuations are incorrect.

    (g) No Hexcel Affiliate has incurred any liability to a Pension Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due) that, when aggregated with other such liabilities, would result in a material liability to any Hexcel Affiliate, which liability has not been fully paid as of the date hereof.

    (h) No  Hexcel Affiliate  has  (a) engaged  in  a transaction  described  in
Section 4069 of ERISA that could reasonably subject Hexcel to liability at any time after the date hereof or (b) acted in a manner that could, or failed to act so as to, result in material fines, penalties, taxes or related charges under
(x) Section 502(c), (i) or (l) of ERISA, (y) Section 4071 of ERISA or (z) Chapter 43 of the Code.

    (i) Except as disclosed in Schedule 2.2(i), no condition exists and no event has occurred with respect to a Multi-Employer Plan, to which Hexcel or any Hexcel Affiliate is required to contribute, that presents a material risk of a complete or partial withdrawal or any Hexcel Affiliate incurring any liability under Title IV of ERISA.

    (j) The list of Welfare Plans in Schedule 2.2(j) discloses whether each Welfare Plan is (i) unfunded, (ii) funded through a Welfare Benefit Fund or other funding mechanism or (iii) insured. All "group health plans" (as such term is defined in Section 5000(b)(1) of the Code) maintained by any Hexcel Affiliate, have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable.

    (k) During the period beginning on January 1, 1995 and ending on the date of this Agreement, there has been no change (a) in any actuarial or other assumption used to calculate funding obligations with respect to any Hexcel Pension Plan or (b) in the manner in which contributions to any Hexcel Pension Plan are made or the basis on which such contributions are determined.

    (l) Except as set forth in Schedule 2.2(l), no compensation payable by any Hexcel Affiliate to any of their employees under any existing contract, Hexcel Benefit Plan or other employment arrangement or understanding (including by reason of the transactions contemplated hereby) will be non-deductible under
Section 162(m) of the Code.

    (m) (1) Schedule 2.2(m) contains a list of all collective bargaining agreements to which Hexcel and its Subsidiaries are a party covering employees of Hexcel and its Subsidiaries in the United States. Hexcel has delivered to CGC true, complete and correct copies of each agreement. Except as set forth in the collective bargaining agreements listed in Schedule 2.2(m), no union claims to represent or is seeking to represent any unit of employees of Hexcel and its Subsidiaries in the United States to the best of Hexcel's knowledge.

        (2) Except as set forth in Schedule 2.2(m), Hexcel and its Subsidiaries are not a party to, or subject to, any consent decree, settlement agreement, conciliation agreement or any other arrangement with any governmental body or current or former employee relating to claims of unfair labor practices, employment discrimination, or other claims relating to employment practices or policies of Hexcel and its Subsidiaries which has any current material effect (or could have a future material effect) on the employment practices and policies of Hexcel and its Subsidiaries in the United States.

        (3) Since January 1, 1992, there has not occurred or, to the best knowledge of Hexcel, been threatened, any strikes, slowdowns, work stoppages or other similar disruptive labor activities with respect to employees of Hexcel and its Subsidiaries.

        (4) Except as set forth in Schedule 2.2(m), Hexcel and its  Subsidiaries
    (i) have complied in all material respects with all applicable laws regarding labor, employment and employment practices, terms and conditions of employment, occupational safety and health and wages and hours, including, without limitation, any bargaining or other obligations under the National Labor Relations Act and federal immigration laws; (ii) are not parties to or bound by any oral contract concerning employment, or any affirmative action plan established pursuant to any local, state or federal law or order of any governmental body or court; (iii) are not parties to any agreements or arrangements or subject to any requirement that in any manner restrict Hexcel and its Subsidiaries from relocating, consolidating, merging or closing, in whole or in part, any portion of their operations subject to applicable law; and (iv) have not been issued any deficiency letters by any governmental body or entered into any settlement agreements, conciliation agreements or letters of commitment with any governmental body concerning such employees which have any present material effect (or could have any future material effect) on Hexcel and its Subsidiaries.

        (5) Hexcel and its Subsidiaries have made available to CGC (i) the name and total compensation of each officer and employee in the United States (other than as described in clause (iv) below); (ii) any employment agreements currently in effect; (iii) the amount of any significant wage or salary increases or bonuses granted by Hexcel and its Subsidiaries to such persons since January 1, 1994; and (iv) the wage or salary rates for non-salaried and non-executive salaried employees in the United States.
    Schedule 2.2(m) sets forth the name of each officer or employee described in
    (i) above. None of such persons has given notice to Hexcel and its Subsidiaries to cancel or otherwise terminate such person's employment relationship with Hexcel and its Subsidiaries.

    (n) Except as set forth on Schedule 2.2(n), no current or former employee of Hexcel or any of its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Hexcel Benefit Plan or any other contract, arrangement or understanding as a result of the transactions contemplated by the Strategic Alliance Agreement. Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by the Strategic Alliance Agreement by any employee, officer or director of Hexcel or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

    2.3   COVENANTS  BY CGC.   From  the date  of this  Agreement and  until the
Closing Date, CGC shall not, without the prior written consent of Hexcel (which consent shall not be unreasonably withheld),

    (a) adopt or amend in any material respect or terminate any Assumed Plan, except as required by law, or change any actuarial or other assumption used to calculate funding obligations with respect to any such Assumed Plan (except to the extent that failure to make such change would result in noncompliance with GAAP, ERISA, or the Code) or change the manner in which contributions to any Assumed Plan are made or the basis of which such contributions are determined, except as required by law;

    (b) grant to any employee of the U.S. Transferred Business any stock option or material increase in compensation, except in the ordinary course of business consistent with past practices or as may be required under existing agreements; or

    (c) take any action that would result in any representations and warranties of CGC set forth in this Agreement becoming untrue, except as required by law.

    2.4 COVENANTS BY HEXCEL. From the date of this Agreement and until the Closing Date, neither Hexcel nor any Subsidiary shall, without the prior written consent of CGC (which consent shall not be unreasonably withheld),

    (a) adopt or amend in any material respect or terminate any Hexcel Benefit Plan, except as required by law, or change any actuarial or other assumption used to calculate funding obligations with respect to any Hexcel Pension Plan (except to the extent that failure to make such change would result in noncompliance with GAAP, ERISA or the Code) or change the manner in which contributions to any Hexcel Pension Plan are made or the basis of which such contributions are determined, except as required by law;

    (b) grant any stock options (except to the extent permitted under Section 4.01(b)(i) of the Strategic Alliance Agreement) or material increase in compensation (except in the ordinary course of business consistent with past practices or as may be required under existing agreements); or

    (c) take any action that would result in any representations and warranties of Hexcel set forth in this Agreement becoming untrue, except as required by law.

    2.5 STRATEGIC ALLIANCE AGREEMENT. Except to the extent inconsistent with the terms of this Agreement, the provision of the Strategic Alliance applicable to Representations and Warranties (e.g., Article 5 and Section 8.03) are incorporated herein.

ARTICLE 3. U.S. TRANSFERRED BUSINESS EMPLOYEES

    3.1  GENERAL.

    (a) Hexcel shall offer employment to all individuals employed by CGC exclusively or principally in connection with the U.S. Transferred Business who continue to be employees of CGC as of the Closing Date (including those employees receiving salary continuation benefits under any CGC short-term disability or salary continuation program and active employees on military service or other approved absences; provided that such employees are reasonably expected to return to active service). Subject to the prior written consent of CGC (which consent shall not be unreasonably withheld) and in accordance with applicable laws, Hexcel may require certain employees of the U.S. Transferred Business to sign confidentiality agreements as a condition of hiring. Except as set forth in Schedule 3.1(a) or otherwise disclosed to Hexcel, CGC shall use reasonable efforts to keep available the services of the current employees of the U.S. Transferred Business as of the signing date and no such employee shall be involuntarily terminated or transferred by CGC without the prior written consent of Hexcel (which consent shall not be unreasonably withheld).

    (b) All such employees hired by Hexcel shall become Hexcel's employees immediately following the Closing Date (the "U.S. Transferred Business Employees"). In the event any U.S. Transferred Business Employee who is receiving short-term disability or salary continuation benefits as of the Closing Date becomes entitled to long-term disability benefits prior to his/her return to active employment, such employee will be covered under CGC's long-term disability plan at CGC's expense. Except as otherwise provided in this Agreement, Hexcel shall treat all U.S. Transferred Business Employees no less favorably than other employees of Hexcel who are in comparable positions in comparable locations. Those individuals employed by CGC whose employment is deemed by CGC to be principally but not exclusively with the U.S. Transferred Business are set forth on Schedule 3.1(b).

ARTICLE 4. EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS

    4.1  GENERAL.

    (a) Except as provided in Article 5, Hexcel shall cover the U.S. Transferred Business Employees under its own employee benefit plans, policies and compensation arrangements immediately following the Closing Date ("Hexcel's Plans"). Except as provided in Section 4.1(b) or Article 5, or unless otherwise agreed by the parties, Hexcel will provide such U.S. Transferred Business Employees with a level of compensation and benefits that is substantially comparable to that provided to similarly situated employees of Hexcel from time to time (including any nonqualified plans, deferred compensation arrangements and/or stock options).

    (b) Notwithstanding anything in this Article or Article 5 to the contrary, if Hexcel so elects and notifies CGC in writing prior to December 1, 1995, Hexcel shall provide such U.S. Transferred Business Employees who immediately prior to the Closing Date were employed by Heath Tecna with a level of compensation and benefits that is substantially comparable to that provided by CGC to such employees immediately prior to the Closing Date (including but not limited to pension plans, welfare plans, and vacation policies). If Hexcel so elects, Hexcel shall immediately following the Closing Date enroll such employees in such comparable employee benefit plans, including a defined benefit pension plan that is substantially comparable to the Heath Tecna Company Retirement Plan. Notwithstanding anything to the contrary in this Article, Hexcel shall not be required to enroll such employees in any retiree medical program sponsored or maintained by Hexcel. If Hexcel does not so elect, the provisions of Section 4.1(a) apply, except with respect to retiree medical benefits.

    (c) Effective as of the Closing Date, the benefits and participation of the U.S. Transferred Business Employees in CGC's Plans shall be limited to benefits accrued as of the Closing Date, and no further benefit accruals shall occur by reason of their continued employment with Hexcel. Except as otherwise provided in this Agreement, CGC shall be responsible for all benefits accrued as of the Closing Date.

    4.2 BACK SERVICE CREDIT. To the extent permitted by law, Hexcel shall cause Hexcel's Plans to give the U.S. Transferred Business Employees full credit for service recognized by CGC's Plans for all purposes other than benefit accrual under any defined benefit plan.

    4.3  PENSION PLANS.

    (a) HEXCEL. Except as provided in Section 4.1(b), or unless otherwise agreed by the parties, effective immediately following the Closing Date and subject to the provisions of Section 4.2 above:

        (1) any hourly paid U.S. Transferred Business Employee who is not eligible to participate in a Multi-Employer Plan pursuant to Article 5 shall be eligible to participate in the Hexcel Corporation Hourly Employees Pension Plan or such successor plan applicable to similarly situated employees of Hexcel (the "Hexcel Hourly Pension Plan") as of the first entry date he/she meets the applicable eligibility requirements; and

        (2) any salaried U.S. Transferred Business Employee shall be eligible to participate in any pension plan covering similarly situated salaried employees of Hexcel as of the first entry date he/ she meets applicable eligibility requirements.

    (b) CGC. CGC shall retain and be responsible for all assets and liabilities relating to the U.S. Transferred Business Employees under the (1) Pension Plan for Salaried Employees of Ciba-Geigy Corporation and Certain Affiliated Corporations and (2) Heath Tecna Aerospace Company Retirement Plan. The accrued benefit of each U.S. Transferred Business Employees under these Plans shall be fully vested and nonforfeitable as of the Closing Date. The benefits of U.S. Transferred Business Employees shall be limited to benefits accrued as of the Closing Date and no further benefit accruals shall occur by reason of their continued employment with Hexcel.

    4.4 SAVINGS PLANS. Unless otherwise agreed by the parties, effective immediately following the Closing Date, and subject to the provisions of Section
4.2 above (1) any hourly paid U.S. Transferred Business Employee who is not an "Eligible Employee" under the Heath Tecna Aerospace Company Voluntary Savings Plan for Union Employees (the "Heath Tecna Union Savings Plan") shall be immediately eligible to participate in the Hexcel Corporation Hourly Employees Retirement Savings Plan or such successor plan applicable to similarly situated employees of Hexcel (the "Hexcel Hourly Savings Plan") and (2) any salaried U.S. Transferred Business Employee who is not an "Eligible Employee" under the Heath Tecna Aerospace Company Voluntary Savings Plan for Salaried Employees (the "Heath Tecna Salaried Savings Plan") shall be immediately eligible to participate in the Hexcel Corporation Salaried Employees Retirement Program or such successor plan applicable to similarly situated employees of Hexcel (the "Hexcel Salaried Savings Plan"). Hexcel shall deliver to CGC prior to the Closing Date certified copies of the current plan document and any trust agreement which serves as the funding medium for each of Hexcel's Savings Plans (to the extent not previously delivered), along with the currently effective favorable determination letter from the IRS with respect to the Hexcel's Savings Plans (if available). In the absence of such a favorable determination letter with respect to an Hexcel Savings Plan, Hexcel shall disclose to CGC that the Hexcel Savings Plan has been timely submitted to the Internal Revenue Service, that Hexcel will make any changes required by the IRS and that Hexcel knows of no reason why the Plan is not qualified under Section 401(a) of the Code and that the related trust is not exempt from federal income tax under Section 501(a) of the Code.

    Unless otherwise agreed by the parties, effective immediately following the Closing Date, Hexcel shall adopt and be substituted for CGC as the sponsoring employer of the Heath Tecna Union Savings Plan, the Heath Tecna Salaried Savings Plan and the Heath Tecna Aerospace Company Voluntary Savings Plan Trust (the "Heath Tecna Trust"). Except as otherwise provided in this Agreement, CGC shall have no further liability with respect to the Heath Tecna Plans and Trust.

    Subject to any appropriate review of Hexcel's Savings Plans and Trust (including investments thereunder) and following receipt of the current Hexcel Savings Plan documents, a reasonable period after the Closing Date, and not less than 30 days following the filing with the IRS of any required notices, CGC shall cause the trustee under the CGC Investment Savings Plan to transfer the assets and all liabilities representing the account balances of the U.S. Transferred Business Employees under the Investment Savings Plan for Salaried Employees of Ciba-Geigy Corporation (the "CGC Investment Savings Plan") to the trustee of the applicable Hexcel Savings Plan, determined as of a valuation date no earlier than 30 days prior to the actual date of transfer. Hexcel shall cause Hexcel's Savings Plans to accept such transferred assets and benefit liabilities. The assets to be transferred shall be in the form of cash and any notes representing loans to the U.S. Transferred Business Employees made by the CGC Investment Savings Plan. After the Closing Date, subject to the ultimate transfer of the assets as required herein, Hexcel and Hexcel's Savings Plans shall be responsible for any benefits to which U.S. Transferred Business Employees were entitled under the CGC Investment Savings Plan, the Heath Tecna Union Savings Plan and the Heath Tecna Salaried Savings Plan as of the Closing Date, and to which any such employees shall thereafter become entitled under Hexcel's Savings Plans. The account balance of each employee of the U.S. Transferred Business as of the Closing Date attributable to the Assumed Plans shall be fully vested and nonforfeitable as of such date.

    4.5  MEDICAL AND DENTAL PLANS.

    (a) Except as provided in Section 4.1(b) or Article 5, or unless otherwise agreed by the parties, Hexcel shall enroll the U.S. Transferred Business Employees and their dependents in medical and dental plans (including any flexible spending accounts, hereinafter referred to as a "FSA") immediately following the Closing Date which are substantially comparable to the plans covering similarly situated employees of Hexcel, without a waiting period, and shall waive all restrictions and limitations for pre-existing conditions under said plans (other than any pre-existing condition that was not waived by the CGC
Plan). After the Closing Date, CGC shall no longer have any responsibility for the payment of health care benefits provided with respect to the U.S. Transferred Business Employees and their dependents, including any legally mandated continuation of health care coverage for such employees and their dependents who have a loss of health care coverage due to a qualifying event after the Closing Date.

    (b) After the Closing Date, except as provided below or to the extent otherwise required by law or a binding obligation with an employee, Hexcel will be responsible for post-retirement welfare benefits with respect to the U.S. Transferred Business Employees (and the dependents of such employees) who retire after the Closing Date under any of Hexcel's Plans. CGC will only be responsible for post-retirement welfare benefits with respect to any U.S. Transferred Business Employees who were eligible to receive such benefits based on their age and service as of the Closing Date. To the extent a U.S. Transferred Business Employee is eligible for post-retirement benefits under both CGC's and Hexcel's Plans, such individual must elect prior to Closing to be covered by the Hexcel Plan and absent such election shall be covered by the CGC Plan.

    4.6 DISABILITY. Except as provided in Section 4.1(b) or Article 5, or unless otherwise agreed by the parties and effective immediately following the Closing Date, Hexcel shall enroll the U.S. Transferred Business Employees in disability plans which are substantially comparable to plans covering other similarly situated employees of Hexcel, without a waiting period, and shall waive all restrictions and limitations regarding pre-existing conditions under such plans (other than any pre-existing condition that was not waived by the CGC
Plan).  After  the Closing  Date,  except to  the  extent otherwise  provided in
Section 3.1(b) or required by law, CGC shall no longer have any responsibility for the payment of disability benefits provided for the U.S. Transferred Business Employees, whether or not the condition which gave rise to the salary continuation obligation occurred before the Closing Date.

    4.7 SEVERANCE. Except as provided in Section 4.1(b) or Article 5, or unless otherwise agreed by the parties and effective immediately following the Closing Date, Hexcel shall cover the U.S. Transferred Business Employees with a severance pay policy or arrangement which is substantially similar to policies and arrangements covering similarly situated employees of Hexcel. After the Closing Date, except to the extent otherwise required by law or a binding obligation with an employee, CGC will not be responsible for severance benefits of any U.S. Transferred Business Employee whose employment is terminated after the Closing Date.

    4.8     WORKERS'  COMPENSATION.    Hexcel  shall  be  responsible  for  U.S.
Transferred Business Employees eligible for workers' compensation after the Closing Date, unless such claim relates solely to an event that occurred prior to the Closing Date. Hexcel shall, at its sole cost and expense, administer (including defending, settling and paying awards) any workers' compensation claims brought against Hexcel or CGC by any U.S. Transferred Business Employee after the Closing that relates to an occurrence (including, without limitation, an aggravation of an injury which occurred prior to the Closing Date) which took place after the Closing Date.

    4.9 VACATION PAY. CGC shall be responsible for the accrued vacation pay of any U.S. Transferred Business Employee as of the Closing Date.

ARTICLE 5. COLLECTIVE BARGAINING AGREEMENT

    Notwithstanding anything to the contrary in this Agreement and except as otherwise may be agreed by the parties, Hexcel shall assume and be bound by the Agreement Between Heath Tecna and the IAM District Lodge Number 160, Local Lodge 1103 (the "IAM CBA"), including any obligation thereunder to contribute to any Multi-Employer Plan. Hexcel shall become a successor employer to any such collective bargaining agreement, either by operation of law or fact, and shall also be substituted as the contributing employer under any Multi-Employer Plan and any Welfare Plan described in the collective bargaining agreement. CGC shall continue to be responsible for any and all obligations and liabilities arising, accruing or attributable to service with CGC before the Closing Date, or asserted to exist as of the Closing Date with respect to any such collective bargaining agreement. Hexcel shall indemnify, defend and hold harmless CGC Affiliates and their agents from, and shall reimburse CGC Affiliates and their respective agents, for any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) arising from or in connection with any claim asserted after the Closing Date made by the collective bargaining unit or any representative thereof relating to any act on or after the Closing.

ARTICLE 6. TERMINATION, MODIFICATION AND AMENDMENT

    6.1   TERMINATION.   This  Agreement shall  be considered  terminated if the
Strategic Alliance Agreement is terminated pursuant to Section 6.01 of the Strategic Alliance Agreement.

    6.2 MODIFICATION AND AMENDMENT. On or prior to the Closing Date, the parties shall have the right to request modification of one or more provisions of this Agreement, including any Schedule hereto. In the event that either party makes such a request, the other party shall negotiate in good faith a possible amendment to such provision with the requesting party. Any such amendment agreed to by the parties shall be reflected in a written amendment to this Agreement, duly executed by the parties hereto. This Agreement shall constitute a legally binding commitment of the parties until so amended, after which it shall constitute a legally binding commitment as so amended. CGC or Hexcel may, by an instrument in writing signed on behalf of such party, waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

ARTICLE 7. NO THIRD-PARTY RIGHTS

    No person or entity other than the parties hereto, including, but not limited to any former or present employee of CGC or any CGC Affiliates or of Hexcel (including any assignee or beneficiary thereof) shall have any rights with respect to any obligation of any entity under this Agreement, and nothing in this Agreement, expressed or implied, is intended to confer on any such employee any rights or remedies.

ARTICLE 8. INDEMNIFICATION

    Except to the extent inconsistent with Article 5, the indemnification provisions of the Strategic Alliance Agreement are incorporated herein.

ARTICLE 9. NOTICES

    All notices and other communications hereunder shall be in writing and deemed given when (a) delivered by messenger, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered or certified mail, postage prepaid, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses or telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other party):

       If to CGC, to it at:
       Ciba-Geigy Corporation
           520 White Plains Road
           P.O. Box 2005
           Tarrytown, NY 10591-2199
           Telephone: (914) 785-2000
           Telecopy: (914) 785-2199
           Att: John J. McGraw, Esq.

       If to Hexcel, to it at:
       Hexcel Corporation
           5794 West Las Positas Boulevard
           Pleasanton, California 94588
           Telephone: (510) 847-9500
           Telecopy: (510) 734-8611
           Att: Rodney P. Jenks, Esq.

ARTICLE 10. CAPTIONS

    The headings contained in this Agreement, including the Tables of Contents and Schedules, are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

ARTICLE 11. ASSIGNMENT AND WAIVER

    11.1 ASSIGNMENT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable or transferable by either party.

    11.2 WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

ARTICLE 12. APPLICABLE LAW

    To the extent not preempted by the laws of the United States of America, this Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

ARTICLE 13. FURTHER ASSURANCES

    Each party agrees that it will execute and deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other instruments and will take all reasonable actions as the other party may reasonably request from time to time in order to effectuate the provisions and purposes of this Agreement.

ARTICLE 14. CONSENT TO JURISDICTION

    The Consent to Jurisdiction provisions of the Strategic Alliance Agreement (Section 8.08 thereof) are incorporated herein.

ARTICLE 15. SEVERABILITY

    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application hereof to any person, entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

ARTICLE 16. SCHEDULES

    The disclosure of any matter in any Schedule to this Agreement shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be expected to be pertinent, but shall expressly not be deemed to constitute an admission by CGC or Hexcel, or to otherwise imply, that any such matter is material for purposes of this Agreement.

ARTICLE 17. COUNTERPARTS

    This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

ARTICLE 18. POST-CLOSING ACCESS TO BOOKS AND RECORDS

    CGC shall, upon reasonable notice and during normal business hours, allow Hexcel, its representatives and outside attorneys full and complete access to its books, records and information relevant to (a) any employment or employee benefits claims asserted against Hexcel or any Hexcel Plan or (b) any government investigation or inquiry concerning employment or employee benefit matters. Hexcel shall, upon reasonable notice and during normal business hours, allow CGC, its representatives and outside attorneys full and complete access to its books, records and information relevant to (a) any employment or employee benefits claims asserted against CGC or any CGC Plan or (b) any government investigation or inquiry concerning employment or employee benefits matters. Each party hereto shall grant the other party's reasonable requests to photocopy any such books, records and information for the purposes herein stated. The obligations in this Article 18 shall survive the Closing Date and shall remain in effect for a period of five years following the Closing Date. Nothing in this
Article 18 shall be construed as limiting either party's access to the other party's books, records and information pursuant to subpoena or any other lawful means.

    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                          CIBA-GEIGY CORPORATION

                                          By:   /s/  STANLEY SHERMAN
                                              Name:  Stanley Sherman
                                              Title: Vice President -- Finance
                                                     & Information Services

                                          HEXCEL CORPORATION

                                          By:   /s/  JOHN J. LEE
                                              Name:  John J. Lee
                                              Title: Chief Executive Officer

    AMENDMENT DATED NOVEMBER 22, 1995 TO AGREEMENT GOVERNING EMPLOYMENT MATTERS dated as of September 29, 1995 (the "Agreement") between CIBA-GEIGY CORPORATION, a New York corporation ("CGC"), and HEXCEL CORPORATION, a Delaware corporation ("Hexcel"). CGC and Hexcel agree to amend the Agreement as follows:

    (a) DEFINITIONS. Unless specifically provided otherwise, each term used in this Amendment has the same meaning specified or referred to in Appendix A of the Strategic Alliance Agreement or in Article I of the Agreement.

    (b) AMENDMENT. Article 5 of the Agreement shall be deleted in its entirety and replaced by the following:

ARTICLE 5. COLLECTIVE BARGAINING AGREEMENT

    Notwithstanding anything to the contrary in this Agreement and except as otherwise may be agreed by the parties, Hexcel shall not be required to assume or be bound by, and shall have no obligation or liability under (unless and until Hexcel, in its sole discretion, decides to assume and so assumes on the Closing Date), the Collective Bargaining Agreement between Heath Tecna and the IAM District Lodge Number 160, Local Lodge 1103 (the "IAM CBA"), including any obligation thereunder to contribute to any Multi-Employer Plan. In any event, CGC shall continue to be responsible for any and all obligations and liabilities arising, accruing or attributable to service with CGC prior to the Closing Date or asserted to exist as of the Closing Date with respect to the IAM CBA. At Hexcel's request, CGC shall allow employees of the U.S. Transferred Business to participate with Hexcel and its representatives in the planning, discussions and negotiations concerning the modification of the terms and conditions of the Heath Tecna collective bargaining unit's employment or the terms of the IAM CBA; provided however, that CGC may provide reasonable restrictions on the employees who are to participate and on the parameters of their participation.

    (c)    AMENDMENT.   The  following shall  be  deleted in  its  entirety from
Schedule 2.1(a) of the Agreement: "Blue Cross of Washington and Alaska (Union Medical Plan) and the Group Health Cooperative of Puget Sound (Union HMO)."

    (d) MISCELLANEOUS. Except as specifically provided in this Amendment, the terms of the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.

CIBA-GEIGY CORPORATION                 HEXCEL CORPORATION

By:    /s/ STANLEY SHERMAN             By:   /s/ JOHN J. LEE
    Name:  Stanley Sherman                Name:  John J. Lee
    Title: VP & CFO                       Title: CEO

                                                                         ANNEX C
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              GOVERNANCE AGREEMENT

                                  DATED AS OF

                              [            ], 1996

                                    BETWEEN

                               CIBA-GEIGY LIMITED

                                      AND

                               HEXCEL CORPORATION

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                   ARTICLE I
                                  DEFINITIONS

Section 1.01  Definitions............................................................        C-3

                                   ARTICLE II
                              CORPORATE GOVERNANCE

Section 2.01  Board of Directors.....................................................        C-6
Section 2.02  Ciba Board Representation..............................................        C-6
Section 2.03  Designation of Slate...................................................        C-6
Section 2.04  Committee Membership...................................................        C-6
Section 2.05  Resignations and Replacements..........................................        C-7
Section 2.06  Approvals..............................................................        C-7
Section 2.07  Solicitation and Voting of Shares......................................        C-8
Section 2.08  Certificate of Incorporation and By-Laws; Anti-Takeover Measures.......        C-9

                                  ARTICLE III
                                   STANDSTILL

Section 3.01  Standstill.............................................................       C-10
Section 3.02  Ciba Right to Maintain Position........................................       C-11
Section 3.03  Third Party Offers.....................................................       C-11

                                   ARTICLE IV
                             TRANSFER RESTRICTIONS

Section 4.01  Restrictions...........................................................       C-12
Section 4.02  Legends................................................................       C-12
Section 4.03  Effect.................................................................       C-13

                                   ARTICLE V
                           EXTENSION AND TERMINATION

Section 5.01  Ciba Election..........................................................       C-13

                                   ARTICLE VI
                                 MISCELLANEOUS

Section 6.01  Notices................................................................       C-13
Section 6.02  Interpretation.........................................................       C-15
Section 6.03  Severability...........................................................       C-15
Section 6.04  Counterparts...........................................................       C-15
Section 6.05  Entire Agreement; No Third Party Beneficiaries.........................       C-15
Section 6.06  Further Assurances.....................................................       C-15
Section 6.07  Governing Law; Equitable Remedies......................................       C-15
Section 6.08  Consent to Jurisdiction................................................       C-15
Section 6.09  Amendments; Waivers....................................................       C-16
Section 6.10  Assignment.............................................................       C-16

           GOVERNANCE  AGREEMENT dated as of [                         ],
       1996, between CIBA-GEIGY LIMITED, a Swiss corporation ("Ciba"), and HEXCEL CORPORATION, a Delaware corporation ("Hexcel").

    WHEREAS Hexcel, Ciba and Ciba-Geigy Corporation, a New York corporation ("CGC"), are parties to a Strategic Alliance Agreement dated as of September 29, 1995 (the "Strategic Alliance Agreement") and upon consummation of the transactions contemplated therein (the "Transactions"), Ciba will Beneficially Own approximately 49.9% of the Total Voting Power of Hexcel (as such terms are defined below); and

    WHEREAS the parties hereto wish to further establish the nature of their strategic alliance and set forth their agreement concerning the governance of Hexcel following consummation of the Transactions as well as certain matters relating to Ciba's ownership of Voting Securities (as such term is defined below).

    NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    Section 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

    An "AFFILIATE" of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. "CONTROL" has the meaning specified in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

    "ASSOCIATE" has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

    Any Person shall be deemed to "BENEFICIALLY OWN", to have "BENEFICIAL OWNERSHIP" of, or to be "BENEFICIALLY OWNING" any securities (which securities shall also be deemed "BENEFICIALLY OWNED" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement.

    "BOARD" means the board of directors of Hexcel.

    "BROAD DISTRIBUTION" means a distribution of Voting Securities that, to the knowledge, after due inquiry, of the Person on whose behalf such distribution is being made, will not result in the acquisition by any other Person of any such Voting Securities to the extent that, after giving effect to such acquisition, such acquiring Person would hold in excess of the greater of (x) 5% of the Total Voting Power of Hexcel or (y) if such acquiring Person is an institutional investor eligible to file a Statement on Schedule 13G (or any successor form) with respect to its investment in Hexcel, 7% of the Total Voting Power of Hexcel.

    "BUYOUT TRANSACTION" means a tender offer, merger, sale of all or substantially all Hexcel's assets or any similar transaction that offers each holder of Voting Securities (other than, if applicable, the Person proposing such transaction) the opportunity to dispose of all Voting Securities Beneficially Owned by each such holder or otherwise contemplates the acquisition of all (but not less than all) Voting Securities Beneficially Owned by each such holder.

    "CGC" has the meaning set forth in the recitals to this Agreement.

    "CHAIRMAN" means the Chairman of the Board and Chief Executive Officer of Hexcel.

    "CIBA" has the meaning set forth in the recitals to this Agreement.

    "CIBA DIRECTORS" means Ciba Nominees who are elected or appointed to serve as members of the Board in accordance with this Agreement.

    "CIBA ENTITY" means any Subsidiary of Ciba that holds Voting Securities.

    "CIBA NOMINEES" means such Persons as are so designated by Ciba, as such designations may change from time to time in accordance with this Agreement, to serve as members of the Board pursuant to Section 2.02 hereof.

    "CLOSING DATE" means the date of the closing of the Transactions.

    "CUSTOMARY ACQUISITION/CONTROL PREMIUM" means the aggregate realizable value for all Voting Securities (including Voting Securities owned by Ciba or any Ciba Entity), assuming a sale of Hexcel in its entirety in a transaction or series of related transactions to a third party or parties on an arm's length basis in a controlled auction process designed to maximize shareholder value by attracting all possible bidders, including Ciba and its affiliates.

    "ELECTION DATE" means the tenth anniversary of the Closing Date and, if Ciba exercises its right to extend this Agreement for one or more successive two year periods thereafter pursuant to Section 5.01(a)(i), the date on which each such extension period expires.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    "GOVERNMENTAL ENTITY"  means any  court, administrative  agency,  regulatory
body,   commission   or   other  governmental   authority,   board,   bureau  or
instrumentality, domestic or foreign and any subdivision thereof.

    "GROUP" has the meaning set forth in Section 13(d) of the Exchange Act as in effect on the date of this Agreement.

    "HEXCEL" has the meaning set forth in the recitals to this Agreement.

    "HEXCEL COMMON" means the common stock of Hexcel, par value $0.01 per share.

    "INDEPENDENT DIRECTOR" means a director of Hexcel who is not a Ciba Director and who (i) is not and has never been an officer, employee or director of Ciba or any affiliate (other than Hexcel) or associate of Ciba and (ii) has no affiliation or compensation, consulting or contractual relationship with Ciba or any of its affiliates (other than Hexcel) such that a reasonable person would regard such director as likely to be unduly influenced by Ciba or any of its affiliates (other than Hexcel).

    "OTHER HOLDERS" means the holders of the Other Shares.

    "OTHER SHARES" means Voting Securities not Beneficially Owned by Ciba or any Ciba Entity.

    "PERSON" means any individual, group, corporation, firm, partnership, joint venture, trust, business association, organization, Governmental Entity or other entity.

    "PRESIDENT" means the President and Chief Operating Officer of Hexcel.

    "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the date hereof between Ciba and Hexcel.

    "REQUISITE CONSIDERATION" means consideration that is (i) approved by (x) a majority of the Independent Directors acting solely in the interests of the Other Holders, after the receipt of an opinion of an independent nationally recognized investment banking firm retained by them or (y) a majority in interest of the Other Holders by means of a Stockholder Vote solicited pursuant to a proxy statement containing the information required by Schedule 14A under the Exchange Act (it being understood that the Independent Directors shall, consistent with their fiduciary duties, be free to include in such proxy statement, if applicable, the reasons underlying any failure by them to approve a Buyout Transaction by the requisite vote, including whether a fairness opinion was sought by the

Independent Directors and any opinions or recommendations expressed in connection therewith) and (ii) in the opinion of an independent nationally recognized investment banking firm (including such a firm retained by Ciba), fair to the Other Holders from a financial point of view. In connection with the retention of any investment banking firm referred to herein, the Independent Directors shall instruct such investment banking firm, unless the Independent Directors conclude, after consultation with their outside legal and financial advisors, that such instructions are not appropriate, to (a) value Hexcel's businesses taking into account a premium for control and (b) assume for purposes of such opinion that the Other Holders are entitled to their proportionate part of a Customary Acquisition/ Control Premium.

    "REQUISITE DISTRIBUTION" means a public offering registered under the Securities Act or a non-registered distribution conducted pursuant to an applicable exemption from registration under the Securities Act, in each case that is conducted in a manner calculated to achieve a Broad Distribution.

    "SEC" means the Securities and Exchange Commission or any successor Governmental Entity.

    "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    "SIGNIFICANT SUBSIDIARY" has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act as in effect on the date of this Agreement.

    "STANDSTILL  PERIOD" means  the five-year  period commencing  on the Closing
Date.

    "STOCKHOLDER VOTE" means as to any matter to be presented to holders of Voting Securities, a vote at a duly called and held annual or special meeting of the holders of Voting Securities entitled to vote on such matter.

    "STRATEGIC ALLIANCE AGREEMENT" has the meaning set forth in the recitals to this Agreement.

    "SUBSIDIARY" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests.

    "THIRD PARTY OFFER" means a bona fide offer to enter into a Buyout Transaction by a Person other than Ciba or any of its affiliates or any other Person acting on behalf of Ciba or any of its affiliates that does not treat Ciba or any Ciba Entity differently than the Other Holders.

    "TOTAL VOTING POWER OF HEXCEL" means the total number of votes that may be cast in the election of directors of Hexcel if all Voting Securities outstanding or treated as outstanding pursuant to the final sentence of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of Hexcel Beneficially Owned by any Person is the percentage of the Total Voting Power of Hexcel that is represented by the total number of votes that may be cast in the election of directors of Hexcel by Voting Securities Beneficially Owned by such Person. In calculating such percentage, the Voting Securities Beneficially Owned by any Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights Beneficially Owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power represented by Voting Securities Beneficially Owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power represented by Voting Securities Beneficially Owned by any other Person.

    "TRANSACTIONS" has the meaning set forth in the recitals to this Agreement.

    "VOTING SECURITIES" means Hexcel Common and any other securities of Hexcel or any Subsidiary of Hexcel entitled to vote generally in the election of directors of Hexcel or such Subsidiary of Hexcel.

                                   ARTICLE II
                              CORPORATE GOVERNANCE

    SECTION 2.01. BOARD OF DIRECTORS. The Board shall consist of ten members, two of whom shall be the Chairman and the President.

    SECTION 2.02. CIBA BOARD REPRESENTATION. (a) If Ciba Beneficially Owns 30% or more of the Total Voting Power of Hexcel determined in accordance with
Section 2.02(e), the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of four Ciba Directors, the Chairman, the President and four additional Independent Directors.

    (b) If Ciba Beneficially Owns less than 30% but at least 20% of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e), the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of three Ciba Directors, the Chairman, the President and five additional Independent Directors.

    (c) If Ciba Beneficially Owns less than 20% but at least 15% of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e), the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of two Ciba Directors, the Chairman, the President and six additional Independent Directors.

    (d) If Ciba Beneficially Owns less than 15% but at least 10% of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e), the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of one Ciba Director, the Chairman, the President and seven additional Independent Directors.

    (e) In order to determine (x) the number of Ciba Nominees to be included in any slate of directors to be presented to stockholders for election to the Board and (y) the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba for purposes of Sections 2.04 and 2.06, Ciba shall be deemed to Beneficially Own a percentage of the Total Voting Power of Hexcel that is no more than (1) 49.9% of the Total Voting Power of Hexcel (or such greater percentage as Ciba in fact hereafter Beneficially Owns in accordance with the terms of this Agreement) less (2) the percentage of the Total Voting Power of Hexcel represented by any Voting Securities disposed of by Ciba or any Ciba Entity since the Closing.

    SECTION 2.03. DESIGNATION OF SLATE. Any Ciba Nominees that are included in a slate of directors pursuant to Section 2.02 shall be designated by Ciba, and any Independent Director nominees who are to be included in any slate of directors pursuant to Section 2.02 shall be designated by majority vote by the then incumbent Independent Directors (including the Chairman and the President if he or she is an Independent Director). Hexcel's nominating committee shall nominate each person so designated. The initial Ciba Nominees shall be John M.
D. Cheesmond, Stanley Sherman, Joseph T. Sullivan and Hermann Vodicka. The initial Chairman shall be John J. Lee. The initial President shall be Juergen Habermeier. Upon consummation of the Transactions, the number of directors constituting the entire Board will be fixed at ten and a sufficient number of the then serving members of the Board will resign in order to permit the appointment of the initial Ciba Nominees and the initial President to fill the vacancies thereby created. The remaining members of the Board shall be Marshall
S. Geller, Peter A. Langerman, George S. Springer and Frederick W. Stanske.

    SECTION 2.04. COMMITTEE MEMBERSHIP. Ciba Directors shall serve on each committee of the Board, including the finance, audit, nominating, and compensation committees of the Board. So long as Ciba Beneficially Owns 40% or more of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e), each committee of the Board shall consist of the same number of Ciba Directors as Independent Directors. At all other times, each such committee shall be comprised such that Ciba's representation on such committee is at least proportionate to its representation on the Board unless the committee is comprised of three members or less, in which case at least one Ciba Director shall serve.

    SECTION 2.05. RESIGNATIONS AND REPLACEMENTS. (a) If at any time a member of the Board resigns (pursuant to this Section 2.05 or otherwise) or is removed, a new member shall be designated to replace such member until the next election of directors. If consistent with Section 2.02 the replacement director is to be a Ciba Director, Ciba shall designate the replacement Ciba Director. If the former member was the Chairman or President, the replacement Chairman or President, respectively, shall be the replacement. Except as set forth in paragraph (c) below, if consistent with Section 2.02, the replacement director is to be an Independent Director (other than the Chairman or President), the remaining Independent Directors (including the Chairman and the President if he or she is an Independent Director) shall designate the replacement Independent Director.

    (b) Subject to paragraph (c) below, if at any time the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba decreases to a point at which the number of Ciba Nominees entitled to be nominated to the Board in accordance with this Agreement in an election of directors presented to stockholders would decrease, within 10 days thereafter Ciba shall cause a sufficient number of Ciba Directors to resign from the Board so that the number of Ciba Directors on the Board after such resignation(s) equals the number of Ciba Nominees that Ciba would have been entitled to designate had an election of directors taken place at such time. Ciba shall also cause a sufficient number of Ciba Directors to resign from any relevant committees of the Board so that such committees are comprised in the manner contemplated by Section 2.04 after giving effect to such resignations. Any vacancies created by the resignations required by this Section 2.05(b) shall be filled by Independent Directors.

    (c) If at any time the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba decreases as a result of an issuance of Voting Securities by Hexcel, Ciba may notify Hexcel that Ciba intends to acquire a sufficient amount of additional Voting Securities in accordance with this Agreement necessary to maintain its then current level of Board representation within 90 days, PROVIDED, HOWEVER, that if during such period (or any extension under this proviso), Ciba is prohibited from purchasing Voting Securities in order to comply with applicable law or refrains from such purchases at Hexcel's request, such period shall be extended by the number of days during which Ciba is so prohibited or so refrains. In such event, until the end of such period (and thereafter if Ciba in fact restores its percentage of the Total Voting Power of Hexcel during such period and provided that Ciba continues to maintain the requisite level of Beneficial Ownership of Voting Securities in accordance with Section 2.02) the Board shall continue to have the number of Ciba Directors that corresponds to the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba prior to such issuance of Voting Securities by Hexcel.

    SECTION 2.06. APPROVALS. (a) So long as Ciba Beneficially Owns 40% or more of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e), neither the Board nor any committee of the Board shall take any action, including approval, authorization or ratification of any action or inaction by officers, agents or employees of Hexcel, without the affirmative vote of at least one Ciba Director and one Independent Director.

    (b) The Board shall not authorize, approve or ratify any of the following actions without the approval of a majority of the Ciba Directors (x) so long as Ciba Beneficially Owns 33% or more of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e) and, if Ciba's percentage ownership of the Total Voting Power of Hexcel is reduced below 33% as so determined by an issuance of Voting Securities by Hexcel, until 10 business days after Hexcel notifies Ciba in writing of such issuance, and (y) during the 90-day period following an issuance of Voting Securities by Hexcel that causes Ciba to Beneficially Own less than 33% of the Total Voting Power of Hexcel as so determined if Ciba shall have notified Hexcel within 10 business days after Ciba's receipt of a written notification of such issuance that Ciba intends to acquire a sufficient amount of Voting Securities within such 90-day period so that it will Beneficially Own at least 33% of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e) by the end of such 90-day period:

        (i) any merger, consolidation, acquisition or other business combination involving Hexcel or any Subsidiary of Hexcel if the value of the consideration to be paid or received by Hexcel in any such individual transaction or in such transaction when added to the aggregate value of the consideration paid or received by Hexcel in all other such transactions approved by the Board during the prior 12 months exceeds the greater of (x) $75 million or (y) 11% of Hexcel's total consolidated assets;

        (ii) any sale, transfer, assignment, conveyance, lease or other disposition or any series of related dispositions of any assets, business or operations of Hexcel or any of its Subsidiaries if the value of the assets, business or operations so disposed exceeds the greater of (x) $75 million or
    (y) 11% of Hexcel's total consolidated assets;

       (iii) any issuance by Hexcel or any Significant Subsidiary of Hexcel of equity securities (other than pursuant to customary employee or director stock option or incentive compensation or similar plans and other than transactions solely among Hexcel and its Subsidiaries) or of any bonds, debentures, notes or other securities convertible into, exchangeable for or exercisable for equity securities if the aggregate net proceeds to Hexcel of such issuance or of such issuance when added to the aggregate net proceeds of all such issuances approved by the Board during the prior 12 months exceeds the greater of (x) $75 million or (y) 11% of Hexcel's total consolidated assets; and

       (iv) any new capital expenditure program or any capital expenditure that is not part of a capital expenditure program previously approved by the Board, if the amount or anticipated amount of such program or expenditure or of such program or expenditure when added to the aggregate amount of capital expenditures not so approved by the Board during the prior 12 months exceeds the greater of (x) $50 million or (y) 7% of Hexcel's total consolidated assets.

    SECTION 2.07. SOLICITATION AND VOTING OF SHARES. (a) Hexcel shall use reasonable efforts to solicit from the stockholders of Hexcel eligible to vote for the election of directors proxies in favor of the Board nominees selected in accordance with Section 2.02.

    (b) Except as provided in Section 3.03, until the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba falls below either (x) 15% if and so long as there is on file with the SEC any Statement on Schedule 13D or 13G (or any comparable successor form) showing Beneficial Ownership by any Person (other than Ciba or the Ciba Entities) of 10% or more of the Total Voting Power of Hexcel or (y) 10% in all other cases, (A) in any election of directors or at any meeting of the stockholders of Hexcel called expressly for the removal of directors, so long as the Board includes (and will include after any such removal) the Ciba Directors contemplated by Section 2.02, Ciba shall and shall cause any Ciba Entity to be present for purposes of establishing a quorum and shall vote and shall cause any Ciba Entity to vote all its Voting Securities entitled to vote (1) in favor of any nominee or director selected in accordance with Section 2.02 and (2) otherwise against the removal of any director designated in accordance with Section 2.02 and (B) in any other matter submitted to stockholders, Ciba shall and shall cause any Ciba Entity to be present for purposes of establishing a quorum and shall vote and shall cause any Ciba Entity to vote all its Voting Securities entitled to vote either, at the discretion of Ciba, (1) as recommended by the Board or (2) in proportion to the votes cast with respect to the Other Shares; PROVIDED, HOWEVER, that, except as provided in
Section 3.03, Ciba and any Ciba Entity shall be free to vote all its Voting Securities entitled to vote in its sole discretion on the following matters submitted to stockholders so long as such matters were not submitted to stockholders, without the concurrence of the Board (or if with such concurrence so long as such concurrence is not obtained by Ciba in violation of this Agreement), at the request of Ciba or any of its affiliates (other than Hexcel) or at the request of any Person acting on behalf of Ciba or any of its affiliates (other than Hexcel):

        (i) any amendment to Hexcel's certificate of incorporation (provided, however, that Ciba and any Ciba Entity shall vote against any such amendment that is inconsistent with Section 4.14 of the Strategic Alliance Agreement);

        (ii)   any   merger,  consolidation,   acquisition  or   other  business
    combination involving Hexcel or any Subsidiary of Hexcel;

       (iii) any sale, lease, transfer or other disposition of the business operations or assets of Hexcel;

       (iv) any recapitalization, restructuring or similar transaction or series of transactions involving Hexcel or any Significant Subsidiary of Hexcel;

        (v) any dissolution or complete or partial liquidation or similar arrangement of Hexcel or any Significant Subsidiary of Hexcel;

       (vi) any issuance of equity securities (other than pursuant to customary employee or director stock option or incentive compensation or similar plans and other than transactions solely among Hexcel and its Subsidiaries approved by the Board in accordance with this Agreement) or of any bonds, debentures, notes or other securities convertible into, exchangeable for or exercisable for equity securities; and

       (vii)  entering  into  any  material  joint  venture,  collaboration   or
    partnership by Hexcel or any Subsidiary of Hexcel.

    SECTION 2.08. CERTIFICATE OF INCORPORATION AND BY-LAWS; ANTI-TAKEOVER MEASURES. (a) The by-laws of Hexcel shall be amended as of the Closing Date to include each of the provisions set forth in Annex A hereto and such provisions shall not thereafter be amended during the term of this Agreement except with Ciba's written consent. Hexcel and Ciba shall each take or cause to be taken all lawful action necessary to ensure at all times that Hexcel's certificate of incorporation and by-laws are not at any time inconsistent with the provisions of this Agreement.

    (b) Hexcel shall not adopt or implement any takeover defense measures applicable to Ciba or any of its affiliates, including the institution or amendment by Hexcel or any of its Subsidiaries of any stockholders rights plan or similar plan or device, or any change of control matters (including provisions in future agreements or collaborations (i) that contain any restrictions on Ciba by virtue of its Beneficial Ownership of Voting Securities or (ii) that would subject Ciba or Hexcel to any adverse effect if Ciba increased the Total Voting Power of Hexcel Beneficially Owned by it in accordance with this Agreement).

    (c) Except as required by applicable law, rule or regulation, Hexcel shall not approve or recommend to its stockholders any transaction or approve, recommend or take any other action (other than those expressly contemplated by this Agreement and other than those that affect Ciba and each Other Holder or each director at the same time in the same manner) that would (1) impose limitations on the legal rights of Ciba or its affiliates or associates as a stockholder of Hexcel, including, any action that would impose restrictions based upon the size of security holding, nationality of a securityholder, the business in which a securityholder is engaged or other considerations applicable to Ciba or its affiliates or associates and not to stockholders generally, (2) deny any benefit to Ciba or its affiliates or associates, proportionately as a holder of any class of Voting Securities, (3) otherwise materially adversely discriminate against Ciba, its affiliates or associates as stockholders of Hexcel or (4) restrict the right of any Ciba Director to vote on any matter as such director believes appropriate in light of his or her duties as a director or the manner in which a Ciba Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or any committee thereof, except with respect to (i) entering into contractual or other business relationships with Ciba or any of its affiliates (other than in their capacity as stockholders of Hexcel), (ii) disputes with Ciba or any of its affiliates (including disputes under this Agreement), (iii) interpretation or enforcement of this Agreement or any other agreement with Ciba or any of its affiliates or (iv) any other matter involving an actual or potential conflict of interest due to such director's relationship with Ciba or any of its affiliates.

                                  ARTICLE III
                                   STANDSTILL

    SECTION 3.01. STANDSTILL. (a) Except as otherwise expressly provided in this Agreement (including this Section 3.01, Section 2.02 or Section 3.03) or as specifically approved by a majority of the Independent Directors (so long as such approval was not obtained by Ciba in violation of this Agreement), neither Ciba nor any of Ciba's controlled affiliates shall, directly or indirectly, (i) by purchase or otherwise, acquire, agree to acquire or offer to acquire Beneficial Ownership of any Voting Securities or direct or indirect rights or options to Beneficially Own Voting Securities (including any voting trust certificates representing such securities), (ii) enter, propose to enter into, solicit or support any merger or business combination or similar transaction involving Hexcel or any of its Subsidiaries, or purchase, acquire, propose to purchase or acquire or solicit or support the purchase or acquisition of any portion of the business or assets of Hexcel or any of its Subsidiaries (except
(x) for purchases or acquisitions in the ordinary course of business and (y) for proposals to purchase or acquire a nonmaterial portion of the assets of Hexcel or any of its Subsidiaries that are not required to be publicly disclosed),
(iii) initiate or propose any securityholder proposal without the approval of the Board granted in accordance with this Agreement or make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated by the SEC under the Exchange Act) to vote, or seek to advise or influence any Person with respect to the voting of, any Voting
Securities or request or take any action to obtain any list of securityholders for such purposes with respect to any matter other than those upon which Ciba and the Ciba Entities may vote in their sole discretion under Section 2.07 (or, as to such matters, solicit any Person in a manner that would require the filing of a proxy statement under Regulation 14A of the Exchange Act), (iv) form, join or in any way participate in a group (other than a group consisting solely of Ciba and its affiliates) formed for the purpose of acquiring, holding, voting or disposing of or taking any other action with respect to Voting Securities that would be required under Section 13(d) of the Exchange Act to file a Statement on
Schedule 13D with respect to such Voting Securities, (v) deposit any Voting Securities in a voting trust or enter into any voting agreement or arrangement with respect thereto (other than this Agreement), (vi) seek representation on the Board, the removal of any directors from the Board or a change in the size or composition of the Board, (vii) make any request to amend or waive any provision of this Section 3.01, which request would require public disclosure under applicable law, rule or regulation, (viii) disclose any intent, purpose, plan, arrangement or proposal inconsistent with the foregoing (including any such intent, purpose, plan, arrangement or proposal that is conditioned on or would require the waiver, amendment, nullification or invalidation of any of the foregoing) or take any action that would require public disclosure of any such intent, purpose, plan, arrangement or proposal, (ix) take any action challenging the validity or enforceability of the foregoing or (x) assist, advise, encourage or negotiate with any Person with respect to, or seek to do, any of the foregoing.

    (b) Nothing in this Section 3.01 shall (i) prohibit or restrict Ciba from responding to any inquiries from any shareholders of Hexcel as to Ciba's intention with respect to the voting of any Voting Securities Beneficially Owned by Ciba so long as such response is consistent with the terms of this Agreement;
(ii) prohibit the purchase or other acquisition of Beneficial Ownership of any Voting Securities, including pursuant to Section 3.02 or in open market purchases, so long as after giving effect to such purchase or other acquisition the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba does not exceed the greater of (A) 49.9% until the third anniversary of the Closing, or 57.5% thereafter, and (B) the highest percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba immediately following any action by Hexcel (including a purchase by

Hexcel of Voting Securities) that increases the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba due to a reduction in the amount of Voting Securities outstanding as a result of such action; (iii) restrict the right of each Ciba Director on the Board or any committee thereof to vote on any matter as such individual believes appropriate in light of his or her duties as a director or committee member or the manner in which a Ciba Nominee may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or as a member of any committee thereof; (iv) prohibit Ciba from Beneficially Owning Voting Securities issued as dividends or distributions in respect of, or issued upon conversion, exchange or exercise of, securities which Ciba is permitted to Beneficially Own under this Agreement; (v) prohibit any officer, director, employee or agent of Ciba and its Subsidiaries from purchasing or otherwise acquiring Voting Securities so long as he or she is not a member of a group that includes Ciba or any of its affiliates or is not otherwise acting on behalf of Ciba or any of its affiliates; or (vi) prohibit Ciba or any of its affiliates from disclosing in accordance with its obligations (if any) under the federal securities laws or other applicable law its desire (if any) that Hexcel become the subject of a Buyout Transaction.

    (c) After the Standstill Period, nothing in this Section 3.01 shall prohibit or restrict Ciba or its affiliates from proposing, participating in, supporting or causing the consummation of a Buyout Transaction, including a transaction with Ciba or any of its affiliates, if all Other Holders are entitled to receive Requisite Consideration upon consummation of such Buyout Transaction.

    SECTION 3.02.   CIBA RIGHT TO  MAINTAIN POSITION.   Hexcel hereby grants  to
Ciba the following irrevocable option:

    If, at any time after the Closing for so long as Ciba shall be entitled to designate one or more Ciba Nominees for election to the Board, Hexcel shall issue for cash any additional Voting Securities (except for any issuances described in the following sentence), then Hexcel shall notify Ciba of such issuance and the price and terms thereof, and Ciba shall have the option, for a period of 45 days after receipt of such notice, to purchase from Hexcel an Amount (as defined below) of such Voting Securities for the same consideration per security and on the same terms as were applicable to such issuance by Hexcel. The foregoing option shall not apply to any issuance of Voting Securities in connection with employee or director stock option or incentive compensation or similar plans. An "Amount" shall mean the smallest number of securities that would allow Ciba to Beneficially Own the same percentage of the Total Voting Power of Hexcel as Ciba Beneficially Owned immediately prior to such issuance.

    SECTION 3.03. THIRD PARTY OFFERS. (a) In the event that Hexcel becomes the subject of a Third Party Offer that is made after the third anniversary of the Closing and that is approved by two-thirds of the Independent Directors, promptly after such approval, Hexcel shall deliver a written notice to Ciba, briefly describing the material terms of such Third Party Offer. Ciba shall, within 10 business days after receipt of such notice, either (i) offer to acquire the Other Shares on terms at least as favorable to the Other Holders as those contemplated by such Third Party Offer (in which event Hexcel shall endorse such offer by Ciba rather than such Third Party Offer; PROVIDED, HOWEVER, that if Hexcel becomes the subject of another Third Party Offer that provides for greater currently realizable value to Hexcel's stockholders (including Ciba and the Ciba Entities) than such previously proposed Third Party Offer, Hexcel shall be free to pursue such newly proposed Third Party Offer; and PROVIDED, FURTHER, that such newly proposed Third Party Offer shall be subject to Ciba's rights pursuant to this Section 3.03(a)(i) and obligations pursuant to
Section 3.03(a)(ii)) or (ii) confirm in writing that it will support, and at the appropriate time Ciba shall actually support, such Third Party Offer (or an alternative Third Party Offer providing greater currently realizable value to all Other Holders) by voting and causing each Ciba Entity to vote all its Voting Securities eligible to vote thereon in favor of such Third Party Offer or, if applicable, tendering or selling and causing each such Ciba Entity to tender or sell all its Voting Securities to the Person making such Third Party Offer.

    (b) In the event that Hexcel becomes the subject of a Third Party Offer, neither Ciba nor any of the Ciba Entities may support such Third Party Offer, vote in favor of such Third Party Offer or tender or sell its Voting Securities to the Person making such Third Party Offer unless such Third Party Offer is approved by (x) a majority of the Independent Directors acting solely in the interest of the Other Holders or (y) a majority in interest of the Other Holders in a Stockholder Vote solicited pursuant to a proxy statement containing the information required by Schedule 14A under the Exchange Act (it being understood that the Independent Directors shall, consistent with their fiduciary duties, be free to include in such proxy statement, if applicable, the reasons underlying any failure by them to approve such Third Party Offer by the requisite vote, including whether a fairness opinion was sought and any opinions or recommendations expressed in connection therewith).

    (c) Notwithstanding Section 3.03(b), if Ciba has exercised the right to require Hexcel to solicit a Buyout Transaction pursuant to Section 5.01, Ciba and the Ciba Entities may vote in favor of or tender or sell their Voting Securities pursuant to any Third Party Offer made as a result of or during such solicitation so long as such Third Party Offer offers the same consideration to all Hexcel stockholders. Unless Hexcel shall have accepted another Third Party Offer providing at least equivalent value to all Hexcel stockholders, Hexcel shall not take any action to interfere with Ciba's right to vote in favor of or tender into such a Third Party Offer (it being understood that Hexcel shall remain free to pursue alternative Third Party Offers that provide for at least equivalent currently realizable value to Hexcel's stockholders (including Ciba and the Ciba Entities) as such previously proposed Third Party Offer).

                                   ARTICLE IV
                             TRANSFER RESTRICTIONS

    SECTION 4.01. RESTRICTIONS. (a) Except in connection with a Third Party Offer that has been approved by the Independent Directors or the Other Holders in accordance with Section 3.03 or as provided in Section 3.03(c), Ciba shall not, and shall not permit any Ciba Entity, directly or indirectly, to sell, transfer or otherwise dispose of any Voting Securities except (i) transfers solely among Ciba and its wholly owned Subsidiaries, (ii) in accordance with the volume and manner-of-sale limitations of Rule 144 under the Securities Act (regardless of whether such limitations are applicable) and otherwise subject to compliance with the Securities Act or (iii) in a registered public offering or a non-registered offering subject to an applicable exemption from the registration requirements of the Securities Act, in the case of clauses (ii) and (iii), in a manner calculated to achieve a Broad Distribution.

    (b) Ciba shall not sell, transfer or otherwise dispose of any of the capital stock of any Ciba Entity, except to another direct or indirect wholly owned Subsidiary of Ciba; PROVIDED, HOWEVER, that nothing in this Agreement shall prohibit Ciba from effecting (x) a pro rata distribution to Ciba's stockholders or (y) a sale in a manner calculated to achieve a Broad Distribution of up to 20%, of the equity securites of a Ciba Entity if (1) such distribution or sale has a bona fide business purpose (other than the sale or distribution of Voting Securities), (2) the Voting Securities Beneficially Owned by such Ciba Entity do not constitute a material portion of the total assets of such Ciba Entity and
(3) in the case of clause (x), such Ciba Entity agrees in writing to be bound by the terms and provisions of this Agreement to the same extent that Ciba would be bound if it Benefically Owned the Voting Securities Beneficially Owned by such Ciba Entity. Ciba shall not permit any Subsidiary of Ciba that is not a direct or indirect wholly owned Subsidiary of Ciba to become a Ciba Entity.

    SECTION 4.02. LEGENDS. (a) Except as set forth in paragraph (b) below, during the term of this Agreement all certificates representing Voting Securities Beneficially Owned by Ciba shall bear an appropriate restrictive legend indicating that such Voting Securities are subject to restrictions pursuant to this Agreement and that such Voting Securities were not issued pursuant to a public offering registered pursuant to the Securities Act.

    (b) Upon any transfer or proposed transfer of Beneficial Ownership by Ciba or any Ciba Entity of any Voting Securities to any Person other than Ciba or a Ciba Entity that is permitted pursuant to this Agreement, Hexcel shall, upon receipt of timely notice and such certificates, opinions and other documentation as shall be reasonably requested by Hexcel, cause certificates representing such transferred Voting Securities to be issued not later than the time needed to effect such transfer (x) without any restrictive legend if upon consummation of such transfer such Voting Securities are no longer "restricted securities" as defined in Rule 144 under the Securities Act or (y) without any reference to this Agreement if upon consummation of such transfer such Voting Securities continue to be "restricted securities".

    SECTION 4.03. EFFECT. Any purported transfer of Voting Securities that is inconsistent with the provisions of this Article IV shall be null and void and of no force or effect.

                                   ARTICLE V
                           EXTENSION AND TERMINATION

    SECTION 5.01. CIBA ELECTION. (a) If the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba on any Election Date is greater than 10% but less than 100%, Ciba shall take either of the following actions on such Election Date:

        (i) extend this Agreement for an additional two year period, in which case so long as Ciba Beneficially Owns 25% or more of the Total Voting Power of Hexcel, on one occasion during each such two-year period Ciba may require Hexcel to solicit in good faith a Buyout Transaction in which Ciba, the Ciba Entities and the Other Holders receive the same consideration per Voting Security (in which event the provisions of this Agreement shall continue in full force and effect until the consummation of such a Buyout Transaction); or

        (ii) undertake to sell a sufficient number of Voting Securities so that the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba falls below 10% during the subsequent 18 months pursuant to one or more Requisite Distributions (in which event the provisions of this Agreement shall continue until the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba falls below 10%).

    (b) If at any time in accordance with this Agreement the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba is either (x) 10% or less or (y) 100%, this Agreement shall automatically terminate.

    (c) If either party to this Agreement is in breach of or violates any material obligation under this Agreement and fails to cure such breach or violation within 60 days after delivery of written notice from the other party specifying such breach and requesting its cure, such other party may terminate its obligations under this Agreement.

                                   ARTICLE VI
                                 MISCELLANEOUS

    SECTION  6.01.   NOTICES.   All notices,  requests and  other communications
hereunder shall be in writing (including fax) and shall be sent, delivered or mailed, addressed, or faxed:

    (a) if to Hexcel, to:

        Hexcel Corporation
      5794 West Las Positas Boulevard
      Pleasanton,CA 94588
      (T) (510) 847-9500
      (F) (510) 734-8611
      Attention of Rodney P. Jenks, Esq.

    with a copy to:

      Alan C. Myers, Esq.
      Skadden, Arps, Slate, Meagher & Flom
      919 Third Avenue
      New York, NY 10022
      (T) (212) 735-3000
      (F) (212) 735-2000

    (b) if to Ciba, to:
      Ciba-Geigy Limited
      CH 4002
      Basle, Switzerland
      (T) (41) 61 697-4750
      (F) (41) 61 697-8253
      Attention of Mr. John M.D. Cheesmond
      with copies to:
      Ciba-Geigy Corporation
      520 White Plains Road
      P.O. Box 2005
      Tarrytown, NY 10591-9005
      (T) (914) 785-2000
      (F) (914) 785-2844
      Attention of Mr. Stanley Sherman and
      Attention of John J. McGraw, Esq.
      and
      Ciba-Geigy Limited
      CH4002
      Basle, Switzerland
      (T) (41) 696-5107
      (F) (41) 696-4677
      Attention of Dr. Peter Rudolf
      and
      Philip A. Gelston, Esq.
      Cravath, Swaine & Moore
      825 Eighth Avenue
      New York, NY 10019
      (T) (212) 474-1548
      (F) (212) 474-3700

Each such notice, request or other communication shall be given (i) by hand delivery, (ii) by nationally recognized courier service or (iii) by fax, receipt confirmed. Each such notice, request or communication shall be effective (A) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 6.01 (or in accordance with the latest unrevoked written direction from such party) and (B) if given by fax, when such fax is transmitted to the fax number specified in this Section 6.01 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received.

    SECTION 6.02. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

    SECTION 6.03. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

    SECTION 6.04. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

    SECTION 6.05. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement together with the Registration Rights Agreement and the Strategic Alliance Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto and, solely with respect to the proviso in
Section 2.07(b)(i), the Indemnified Individuals (as defined in the Strategic Alliance Agreement), any rights or remedies hereunder.

    SECTION 6.06. FURTHER ASSURANCES. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

    SECTION 6.07. GOVERNING LAW; EQUITABLE REMEDIES. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of injunctions, in order to enforce specifically the provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

    SECTION 6.08. CONSENT TO JURISDICTION. Each party hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 6.01 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

    SECTION 6.09. AMENDMENTS; WAIVERS. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; PROVIDED that no such amendment or waiver by Hexcel shall be effective without the approval of a majority of the Independent Directors. Notwithstanding any provision herein to the contrary, if a majority of the Independent Directors determine in good faith to do so, such Independent Directors may seek to enforce, in the name and on behalf of Hexcel, the terms of this Agreement against Ciba.

    (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

    SECTION 6.10. ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that either party may assign all its rights and obligations to the assignee of all or substantially all of the assets of such party, PROVIDED that such party shall in no event be released from its obligations hereunder without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

                                          CIBA-GEIGY LIMITED,
                                            by
                                             ___________________________________
                                             Name:
                                             Title:

                                          HEXCEL CORPORATION,
                                            by
                                             ___________________________________
                                             Name:
                                             Title:

                                                                         ANNEX D
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--------------------------------------------------------------------------------

                               HEXCEL CORPORATION

                              INCENTIVE STOCK PLAN

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               HEXCEL CORPORATION

                              INCENTIVE STOCK PLAN

I.  PURPOSE

    This Incentive Stock Plan (the "Plan") is an amendment and restatement of the Hexcel Corporation Long-Term Incentive Plan and the Hexcel Corporation 1995 Directors' Stock Option Plan which combines the two Plans and increases the number of shares available under the Plans. The Plan is intended to attract, retain and provide incentives to Employees, officers, Directors and consultants of the Corporation, and to thereby increase overall shareholders' value. The Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares, other stock-based awards or any combination of the foregoing to the eligible participants.

II.  DEFINITIONS

    (a) "Award" includes, without limitation, stock options (including Director Options and incentive stock options within the meaning of Section 422(b) of the
Code) with or without stock appreciation rights, dividend equivalent rights, stock awards, restricted share awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

    (b) "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under this Plan.

    (c) "Board" means the Board of Directors of the Corporation.

    (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (e) "Committee" means the Executive Compensation and Organization Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan.

    (f) "Common Stock" means the $.01 par value common stock of the Corporation.

    (g) "Corporation" means Hexcel Corporation, a Delaware corporation.

    (h) "Director" means a member of the Board.

    (i) "Director Option" means a stock option granted pursuant to Section VII hereof to a Director.

    (j) "Director Optionee" means a recipient of an Award of a Director Option.

    (k) "Employee" means an employee of the Corporation or a Subsidiary.

    (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (m) "Fair Market Value" means the closing price for the Common Stock as reported in publications of general circulation for the New York Stock Exchange Composite Transactions on such date, or, if there were no sales on the valuation date, on the next preceding date on which such closing price was recorded; provided, however, that the Committee may specify some other definition of Fair Market Value with respect to any particular Award.

    (n) "Participant" means an Employee, officer, director or consultant who has been granted an Award under the Plan.

    (o) "Plan Year" means a calendar year.

    (p) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

III.  ELIGIBILITY

    Any Employee, officer, Director or consultant of the Corporation or Subsidiary selected by the Committee is eligible to receive an Award pursuant to
Section VI hereof; PROVIDED, HOWEVER, a Director shall not be eligible to receive such an Award if he is (i) a member of the Committee; (2) a member of a committee administering any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation or any Subsidiary unless such plan does not permit participation by Directors; or (3) a former (within one year) member of the Committee or any committee administering any other such plan. Directors described in Section VII(a) hereof are eligible to receive Awards of Director Options pursuant to Section VII.

IV.  PLAN ADMINISTRATION

    (a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Employees, officers, Directors and consultants in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards, including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant.

    (b) The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, as it may be amended from time to time.

    (c) The Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited. The Committee shall have the authority to accelerate the vesting of any Award and the time at which any Award becomes exercisable.

V.  CAPITAL STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN

    (a) The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of
Section XI, and subject to Section V(c) below, the maximum number of shares of Common Stock that shall be available for grants of Awards under this Plan shall be 3,000,000.

    (b) The grant of a restricted share Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable only in cash will not reduce the number of shares available for Awards granted under the Plan.

    (c) There shall be carried forward and be available for Awards under the Plan, in addition to shares available for grant under paragraph (a) of this
Section V, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

VI.  DISCRETIONARY AWARDS UNDER THIS PLAN

    As the Board or Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

    (a)  STOCK OPTION.   A right to buy a  specified number of shares of  Common
Stock at a fixed exercise price during a specified time, all as the Committee may determine.

    (b) INCENTIVE STOCK OPTION. An Award which may be granted only to Employees in the form of a stock option which shall comply with the requirements of Code Section 422 or any successor section as it may be amended from time to time. The exercise price of any incentive stock option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the incentive stock option Award. Subject to adjustment in accordance with the provisions of Section XI, the aggregate number of shares which may be subject to incentive stock option Awards under this Plan shall not exceed the maximum number of shares provided in paragraph (a) of Section V above. To the extent that Code Section 422 requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by this reference.

    (c) STOCK OPTION IN LIEU OF COMPENSATION ELECTION. A right given with respect to a year to a Director, officer or key Employee to elect to exchange annual retainers, fees or compensation for stock options.

    (d) STOCK APPRECIATION RIGHT. A right which may or may not be contained in the grant of a stock option or incentive stock option to receive the excess of the Fair Market Value of a share of Common Stock on the date the option is surrendered over the option exercise price or other specified amount contained in the Award Agreement.

    (e) RESTRICTED SHARES. A transfer of Common Stock to a Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

    (f)    DIVIDEND  OR EQUIVALENT.    A  right to  receive  dividends  or their
equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

    (g)  STOCK AWARD.  An unrestricted transfer of ownership of Common Stock.

    (h) OTHER STOCK-BASED AWARDS. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section VI.

VII.  FORMULA AWARDS UNDER THIS PLAN

    In addition to Awards that may be granted pursuant to Section VI hereof, Director Options shall be granted as provided below:

    (a)  GRANTS OF DIRECTOR OPTIONS.

        (i) As of April 4, 1995, each Director shall be granted an Option to acquire 40,000 shares of Common Stock upon the terms and subject to the conditions set forth in the Plan and this Section VII. With respect to any individual who becomes a Director after April 4, 1995 who is not also a full-time employee of the Corporation or any Subsidiary (provided such individual has not previously received a grant pursuant to this Section VII(a)(i)), such individual shall be granted as of the date of his election or appointment as a Director a Director Option to acquire 40,000 shares of Common Stock upon the terms and subject to the conditions set forth in the Plan and this Section VII.

        (ii) On April 4, 1996 and on each anniversary of such date through and including April 4, 2000, each Director who is not on such date also a full-time employee of the Corporation or any Subsidiary shall be granted a Director Option to acquire 2,000 shares of Common Stock upon the terms and subject to the conditions set forth in the Plan and this Section VII.

       (iii) If on any date when Options are to be granted pursuant to Section VII(a)(i) or (ii) the total number of shares of Common Stock as to which Director Options are to be granted exceeds the number of shares of Common Stock remaining available under the Plan, there shall be a PRO RATA reduction in the number of shares of Common Stock as to which each Director Option is granted on such day.

    (b)  TERMS OF DIRECTOR OPTIONS.

        The terms of each Director Option granted under this Section VII shall be determined by the
    Board consistent with the provisions of the Plan, including the following:

        (i) The purchase price of the shares of Common Stock subject to each Director Option shall be equal to the Fair Market Value of such shares on the date such option is granted.

        (ii) Each Director Option shall be exercisable as to one-third of the shares subject thereto immediately upon the grant of the option and as to an additional one-third of such shares on the first and second anniversary of the date of such grant.

       (iii) Shares of Common Stock obtained upon exercise of a Director Option may not be sold until six months after the date such option was granted.

       (iv) Each Director Option shall expire ten years after the granting thereof. Each Director Option shall be subject to earlier expiration as expressly provided in Section VII(c) hereof.

    (c)  DISABILITY, DEATH OR TERMINATION OF DIRECTOR STATUS; CHANGE IN CONTROL.

        (i) If a Director Optionee ceases to be a Director for any reason other than his disability or death, each Director Option held by him to the extent exercisable on the effective date of his ceasing to be a Director shall remain exercisable until the earlier to occur of (i) the first anniversary of such effective date and (ii) the expiration of the stated term of the Director Option; PROVIDED, HOWEVER, that if the Director Optionee is removed, withdraws or otherwise ceases to be a Director due to his fraud, dishonesty or intentional misrepresentation in connection with his duties as a Director or his embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any Subsidiary, all unexercised Director Options held by the Director Optionee shall expire forthwith. Each Director Option held by the Director Optionee to the extent not exercisable on the effective date of his ceasing to be a Director for any reason other than his disability or death shall expire forthwith.

        (ii) If a Director Optionee ceases to be a Director as a result of his disability or death, each Director Option held by him to the extent that the Director Option is exercisable on the effective date of his ceasing to be a Director shall remain exercisable by the Director Optionee or the Director Optionee's executor, administrator, legal representative or beneficiary, as the case may be, until the earlier to occur of (x) the third anniversary of such effective date and (y) the expiration of the stated term of the Director Option. Each Director Option held by the Director Optionee to the extent not exercisable on the effective date of his ceasing to be a Director as a result of his disability or death shall expire forthwith.

       (iii) In the event of a Change in Control (as hereinafter defined) while a Director Optionee is a Director, each Director Option held by the Director Optionee to the extent not then exercisable shall thereupon become exercisable. If a Change in Control occurs on or before the effective date of a Director Optionee's ceasing to be a Director, the provisions of this subsection (iii) shall govern with respect to the exercisability of the Director Options held by him as of the date on which the Director Optionee ceases to be a Director and the provisions of subsection (i) or (ii) of this
    Section VII(c) shall govern with respect to the period of time during which such Director Options shall remain exercisable. For purposes of this subsection (iii), "Change in Control" means:

           (A)  An  acquisition by  any person  (within  the meaning  of Section
       13(d)(3) or  14(d)(2)  of  the  Securities  Exchange  Act  of  1934  (the
       "Exchange Act")) who is not as of the date of consummation of the Corporation's 1995 rights offering to shareholders of the Corporation the beneficial holder of at least 10% of the Corporation's then outstanding common stock, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding common stock (the "Outstanding Corporation Common Stock") or
       (y) the combined voting power of the then outstanding common stock entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); excluding, however, the following: (1) any acquisition of

       Outstanding   Corporation  Common  Stock  by  the  Corporation,  (2)  any
       acquisition of Outstanding Corporation Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (3) any acquisition of Outstanding Corporation Common Stock by any person pursuant to a transaction which complies with clauses (1), (2) and (3) of subSection (C) of this definition; or

           (B) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, for purposes of this definition, that any individual who becomes a Director subsequent to such effective date, whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of those individuals who are Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, PROVIDED FURTHER, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be so considered as a member of the Incumbent Board; or

           (C) The approval by the stockholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding common stock, and the combined voting power of the then outstanding common stock entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be,
       (2) no person (other then the Corporation, any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Corporation prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or

           (D) The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

VIII.  AWARD AGREEMENTS

    Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award and executed by the Corporation and Participant.

IX.  OTHER TERMS AND CONDITIONS

    (a) ASSIGNABILITY. Unless provided to the contrary in any Award, no Award shall be assignable or transferable except by will, by the laws of descent and distribution and during the lifetime of a Participant, the Award shall be exercisable only by such Participant. No Award granted under the Plan shall be subject to execution, attachment or process.

    (b)  TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP.  Except as provided in
Section VII(c) with respect to Director Options, the Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment or other relationship with the Corporation or a Subsidiary.

    (c) RIGHTS AS A STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

    (d)  NO  OBLIGATION TO  EXERCISE.   The grant of  an Award  shall impose  no
obligation upon the Participant to exercise the Award.

    (e) PAYMENTS BY PARTICIPANTS. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) pursuant to a broker-assisted "cashless exercise" program if established by the Corporation; (iv) by a combination of the methods described in (i) through (iii) above; or (v) by such other methods as the Committee may deem appropriate.

    (f) WITHHOLDING. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

    (g) RESTRICTIONS ON SALE AND EXERCISE. With respect to officers and directors for purposes of Section 16 of the Exchange Act, and if required to comply with rules promulgated thereunder, (i) no Award providing for exercise, a vesting period, a restriction period or the attainment of performance standards shall permit unrestricted ownership of Common Stock by the Participant for at least six months from the date of grant, and (ii) Common Stock acquired pursuant to this Plan (other than Common Stock acquired as a result of the granting of a "derivative security") may not be sold for at least six months after acquisition.

    (h) MAXIMUM AWARDS. The maximum number of shares of Common Stock that may be issued to any single Participant pursuant to options under this Plan is equal to the maximum number of shares provided for in paragraph (a) of Section V.

X.  TERMINATION, MODIFICATION AND AMENDMENTS

    (a) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

    (b) The Board may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not make any amendments to the Plan which require stockholder approval under applicable law, rule or regulation unless the same shall be approved by the requisite vote of the Corporation's stockholders.

    (c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.

    (d)  Notwithstanding  anything herein  to  the contrary,  the  provisions of
Section VII shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

XI.  RECAPITALIZATION

    The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

XII.  NO RIGHT TO EMPLOYMENT

    Except as provided in Section VII with respect to Director Options, no person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in the other relationship with, the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

XIII.  GOVERNING LAW

    To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of California.

XIV.  SAVINGS CLAUSE

    This Plan is intended to comply in all aspects with applicable laws and regulations, including, with respect to those Employees who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 under the Exchange Act. In case any one more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.

XV.  EFFECTIVE DATE AND TERM

    The Hexcel Corporation Long-Term Incentive Plan and the Hexcel Corporation 1995 Directors' Stock Option Plan became effective as of February 9, 1995, and April 4, 1995, respectively. The effectiveness of each such plan as incorporated in this amendment and restatement is subject to approval by stockholders of the Corporation. Awards granted under either plan prior to such approval by the stockholders shall be subject to such approval. The Plan shall terminate on February 8, 2005. No Awards shall be granted after the termination of the Plan.

                               HEXCEL CORPORATION
                         5794 WEST LAS POSITAS BOULEVARD
                          PLEASANTON, CALIFORNIA 94588

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HEXCEL CORPORATION



     The undersigned stockholder of Hexcel Corporation ("Hexcel") hereby appoints Marshall S. Geller, Peter A. Langerman and John J. Lee and each of them, the lawful attorneys and proxies of the undersigned, each with powers of substitution, to vote all the shares of Common Stock of Hexcel held of record by the undersigned on December 27, 1995 at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Chemical Bank, 11th Floor
(Room A), 270 Park Avenue, New York, New York, on February 21, 1996 at 11:00 a.m., local time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, upon all matters set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated January 22, 1996, receipt of which is hereby acknowledged.


     Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEM 1, FOR ITEM 2, FOR EACH OF THE NOMINEES SET FORTH IN ITEM 3, FOR ITEM 4, FOR ITEM 5, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE  /\

                                                            Please mark
                                                            your votes as   /X/
                                                            indicated in
                                                            this example


1. Approval of the issuance of a number of new shares (the "Hexcel Shares") of Common Stock of Hexcel (currently estimated at approximately 18,019,133 shares based on the 18,091,354 shares outstanding as of December 27, 1995), representing 49.9% of the issued and outstanding shares of Common Stock after giving effect to the issuance of the Hexcel Shares, to be issued in connection with the proposed acquisition by Hexcel of the Ciba Composites Business, as described in the Proxy Statement.

          FOR            AGAINST             ABSTAIN
          / /              / /                 / /

2. Approval of an amendment to Hexcel's Certificate of Incorporation increasing the number of authorized shares of Common Stock of Hexcel from 40,000,000 to 100,000,000.

          FOR            AGAINST             ABSTAIN
          / /              / /                 / /

3.   ELECTION OF DIRECTORS (check one box only):

                 FOR all nominees             WITHHOLD
               listed below (except           AUTHORITY
                 as marked to the          to vote for all
                    contrary).         nominees listed below.

                        / /                      / /

Marshall S. Geller          John J. Lee                Franklin S. Wimer
Joseph L. Harrosh           George S. Springer         Robert L. Witt
Peter A. Langerman          Frederick W. Stanske       Peter D. Wolfson

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) below:

--------------------------------------------------------------------------------

4.   Approval of Hexcel's Amended and Restated Incentive Stock Plan.

          FOR            AGAINST             ABSTAIN
          / /              / /                 / /

5. Ratification of the appointment of Deloitte & Touche LLP as Hexcel's independent auditors for the fiscal year ended December 31, 1995.

          FOR            AGAINST             ABSTAIN
          / /              / /                 / /


DATED:_________________________,
1996


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                                  Signature(s)

--------------------------------------------------------------------------------
Please sign as name(s) appear on this proxy, and date this proxy. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, please indicate the capacity in which you are signing.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE  /\


                               HEXCEL CORPORATION


YOUR VOTE IS IMPORTANT TO US, PLEASE FILL IN, DATE AND SIGN YOUR PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE PROVIDED FOR YOUR CONVENIENCE.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and
  Shareholders of Hexcel Corporation:


      We have audited the accompanying consolidated balance sheets of Hexcel Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of Hexcel's management. Our responsibility is to express an opinion on these financial statements baseed on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audited includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Hexcel Corporation and subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the consolidated financial statements, on January 12, 1995, the U.S. Bankruptcy Court entered an order dated January 10, 1995 confirming Hexcel's plan of reorganization which became effective on February 9, 1995. The terms of the plan of reorganization are more fully described in Notes 2 and 3.

     As discussed in Note 9 to the consolidated financial statements, in order to comply with certain financial ratio covenants of the revolving credit facility Hexcel is required to achieve certain higher levels of financial performance.

     As discussed in Note 1 to the consolidated financial statements, in 1992 Hexcel changed its method of accounting for postretirement benefits other than pensions to conform with Statement of Financial Accounting Standards No. 106 and in 1993 changed its method of accounting for income taxes effective January 1, 1993 to conform with Statement of Financial Accounting Standards No. 109.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Oakland, California
February 24, 1995